EXHIBIT 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is dated as of March 17, 2014, among INTERLINE BRANDS, INC., a New Jersey corporation (the “Company”), WILMAR FINANCIAL, INC., a Delaware corporation (“Wilmar Financial”), JANPAK, LLC, a West Virginia limited liability company (“JanPak”), JANPAK OF SOUTH CAROLINA, LLC, a South Carolina limited liability company (“JanPak SC”), JANPAK OF TEXAS, LLC, a Texas limited liability company (“JanPak Texas”), IBI MERCHANDISING SERVICES, INC., a Delaware corporation (“IBI Merchandising”, and together with the Company, Wilmar Financial, JanPak, JanPak SC and JanPak Texas, the “Borrowers”), INTERLINE BRANDS, INC., a Delaware corporation (“Holdings”), GLENWOOD ACQUISITION LLC, a Delaware limited liability company (“Glenwood”), and ZIP TECHNOLOGY, LLC a West Virginia limited liability company (“Zip LLC”, and together with Holdings, Glenwood and the Borrowers, the “Loan Parties”), the Lenders signatory hereto, and BANK OF AMERICA, N.A., a national banking association, in its capacity as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement referred to below.

RECITALS:

A. The Company, Wilmar Holdings, Inc., a Delaware corporation (“Wilmar Holdings”), and Wilmar Financial, as borrowers, Holdings and Glenwood, as guarantors, the financial institutions party thereto as lenders (the “Lenders”) and the Administrative Agent entered into that certain Credit Agreement dated as of September 7, 2012 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, including by that certain Joinder Agreement dated as of December 11, 2012, among JanPak, JanPak SC, JanPak Texas and Zip LLC (or their respective predecessors-in-interest) and the Administrative Agent and by that certain Joinder Agreement dated as of April 4, 2013, between IBI Merchandising and the Administrative Agent, the “Existing Credit Agreement”), pursuant to which the Lenders have agreed to make Loans and provide certain other credit accommodations to the Borrowers.

B. In order to induce the Lenders to enter into the Existing Credit Agreement, Holdings, the Company, Wilmar Financial, Wilmar Holdings and Glenwood entered into that certain Pledge and Security Agreement dated as of September 7, 2012 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, including by the Supplement to Pledge and Security Agreement dated as of December 11, 2013, among JanPak, JanPak SC, JanPak Texas and Zip LLC (or their respective predecessors-in-interest) and the Administrative Agent and the Supplement to Pledge and Security Agreement dated as of April 4, 2013, between IBI Merchandising and the Administrative Agent, the “Security Agreement”), pursuant to which the Loan Parties granted to the Administrative Agent, for the benefit of the Secured Parties, a security interest in their respective personal property as security for the Secured Obligations. Wilmar Holdings was subsequently merged with and into the Company with the Company as the surviving entity.

C. The Company, Holdings, the subsidiaries of the Company party thereto, Barclays Bank PLC, as administrative agent and collateral agent (the “Term Loan Agent”), and the lenders party thereto are entering into that certain First Lien Term Loan Agreement dated as of even date herewith (the “Term Loan Agreement”), the proceeds of which will be used by the Company to, among other things, refinance all of the Company Notes issued and outstanding as of date hereof (the “Company Notes Refinancing”).

D. In connection with (i) the entry by the Company and Holdings into the Term Loan Agreement and (ii) the Company Notes Refinancing, the Borrowers have requested, and the Required Lenders have agreed, to amend the Existing Credit Agreement to (A) address the fact (x) that the Company Notes are being refinanced with the proceeds of the Term Loan Agreement and (y) that the obligations under the Term Loan Agreement will be secured by a lien on the Collateral, including a first-priority lien on the Notes Priority Collateral (as defined in the Intercreditor Agreement) and a second-priority lien on the Revolving Facility Priority Collateral (as defined in the Intercreditor Agreement), (B) make changes to the definitions and covenants in the Existing Credit Agreement to, among other things, conform to certain of the definitions and covenants in the Term Loan Agreement and (C) make certain other changes to the Existing Credit Agreement in connection with the foregoing as more fully set forth herein.

E. In connection with the (i) entry by the Company and Holdings into the Term Loan Agreement and (ii) Company Notes Refinancing, the Loan Parties have requested, and the Administrative Agent and the Required Lenders have agreed, to (A) release the security interest and Lien in favor of the Administrative Agent in the Collateral of Holdings, (B) enter into an Intercreditor Agreement with the Term Loan Agent, the Company, Holdings and the subsidiaries of the Company party thereto (and in connection therewith replace the form of Intercreditor Agreement attached as an Exhibit to the Existing Credit Agreement) and (C) enter into an amendment and restatement of the Security Agreement with the Administrative Agent, the Company and the subsidiaries of the Company party thereto.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties, the Administrative Agent and Lenders hereby agree as follows:

1. Definitions. From and after the First Amendment Effective Date (defined below), the term “Credit Agreement” (or, with respect to its use in other Loan Documents in reference to the Existing Credit Agreement, the term “Agreement”) as used herein, in the Existing Credit Agreement and in the other Loan Documents, shall mean the Existing Credit Agreement as hereby amended and modified, and as further amended, restated, modified, replaced or supplemented from time to time as permitted thereby. This First Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

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2. Amendments to Existing Credit Agreement. In reliance upon the representations, warranties and covenants herein and effective as of the First Amendment Effective Date:

(a) the Existing Credit Agreement is hereby amended and modified to read in its entirety in the form as attached hereto as Annex A (the amendments and modifications to which are shown on Annex B);

(b) Exhibit C (Form of Compliance Certificate) to the Existing Credit Agreement is hereby deleted in its entirety and replaced with the form attached hereto as Annex C; and

(c) Exhibit I (Form of Intercreditor Agreement) to the Existing Credit Agreement is hereby deleted in its entirety and replaced with the form attached hereto as Annex D.

Except as expressly set forth above in this Section 2, all schedules and exhibits to the Existing Credit Agreement, in the forms thereof immediately prior to the First Amendment Effective Date, will continue to be schedules and exhibits to the Credit Agreement.

3. Reaffirmation of Loan Documents. Each Loan Party hereby acknowledges and agrees that the Credit Agreement and the other Loan Documents, as amended and modified hereby, to which it is a party are hereby confirmed and ratified and shall remain in full force and effect according to their respective terms. Except as expressly set forth in Section 5 or as may be effected pursuant to the Intercreditor Agreement, this First Amendment shall not limit or impair any Liens securing the Secured Obligations, which Liens are hereby ratified and affirmed by the Loan Parties (other than Holdings).

4. Reaffirmation of Guaranty. Each Loan Guarantor hereby ratifies and affirms its guaranty obligations under Article X of the Credit Agreement and agrees that such Loan Guarantor continues to unconditionally and irrevocably guarantee the prompt payment and performance of the Guaranteed Obligations thereunder.

5. Release of Holdings as Grantor. Effective as of the First Amendment Effective Date, the Administrative Agent, at the direction of the Required Lenders party hereto, hereby releases (a) Holdings from all of its obligations under the Security Agreement and (b) its security interests created under the Security Agreement in the Collateral (as defined in the Security Agreement) of Holdings. The Required Lenders hereby authorize the Administrative Agent to enter into and file such further documentation, and to take such further actions, as the Administrative Agent determines is reasonably necessary to effectuate such release (including UCC termination statements).

6. Intercreditor Agreement. On the First Amendment Effective Date, the Required Lenders hereby authorize the Administrative Agent to enter into the Intercreditor Agreement in the form attached as Annex D (the “Intercreditor Agreement”).

7. Restated Security Agreement. On the First Amendment Effective Date, the Required Lenders hereby authorize the Administrative Agent to enter into an amendment and restatement of the Security Agreement in the form attached as Annex E (the “Restated Security Agreement”).

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8. Representations and Warranties. Each Loan Party hereby represents and warrants as follows:

(a) prior to and after giving effect to this First Amendment and any Borrowings being made on the First Amendment Effective Date, the representations and warranties of such Loan Party contained in Article III of the Credit Agreement, or which are contained in any other Loan Document or other document furnished at any time under or in connection with the Credit Agreement are true and correct in all material respects on and as of the First Amendment Effective Date (or, with respect to representations and warranties qualified by materiality, in all respects), except, in each case, to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct, or true and correct in all material respects, as the case may be, as of such earlier date;

(b) each of this First Amendment and each of the Loan Documents or amendments thereto or restatements thereof executed by such Loan Party in connection herewith (collectively, the “First Amendment Documents”) has been duly authorized by all necessary organizational actions and, if required, actions by equity holders, on the part of such Loan Party and do not (i) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as have been obtained or made and are in full force and effect, (B) for filings necessary to release Liens pursuant to Section 5 of this First Amendment and (C) such approvals, authorizations or consents the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect; (ii) violate (A) the certificate or articles of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational documents of any Loan Party or any of its Restricted Subsidiaries or (B) any material Requirement of Law applicable to any Loan Party or any of its Restricted Subsidiaries, (iii) violate or result in a default under the Term Loan Agreement, the Holdings Notes Indenture or any other material indenture, agreement or instrument binding upon any Loan Party or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any prepayment to be made by any Loan Party or any of its Restricted Subsidiaries, and (iv) result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Restricted Subsidiaries, except Liens created pursuant to the Loan Documents and Liens permitted under Section 6.02 of the Credit Agreement;

(c) each of the First Amendment Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(d) prior to and after giving effect to this First Amendment and any Borrowings being made on the First Amendment Effective Date, no Default or Event of Default exists.

9. Conditions to Effectiveness. This First Amendment shall be effective on the date (the “First Amendment Effective Date”) on which each of the following conditions has been satisfied (and with respect to deliveries of this First Amendment and any other First Amendment Documents, each such delivery shall be fully-executed (where applicable) and in form and substance reasonably satisfactory to the Administrative Agent and its counsel):

(a) First Amendment. The Administrative Agent shall have received counterparts of this First Amendment executed on behalf of the Administrative Agent, each Loan Party and the Required Lenders.

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(b) Term Loan Agreement. The Term Loan Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent and the Administrative Agent shall have received a certificate, in form and substance satisfactory to it, signed by an authorized officer of the Borrower Representative, certifying that (i) attached thereto are true and complete copies of the fully-executed Term Loan Agreement and the other material documents evidencing the closing of the transactions contemplated by the Term Loan Agreement, (ii) the closing of the Term Loan Agreement has occurred or will occur concurrently with the First Amendment Effective Date and in accordance with the terms of the Term Loan Agreement, without giving effect to any modifications, amendments, consents or waivers thereto or thereunder, in each case that are materially adverse to the Lenders or the Administrative Agent as reasonably determined by the Administrative Agent, with minimum gross proceeds of $350,000,000 and (iii) the proceeds shall be used, in part, to effectuate a refinancing in full of the Company Notes on or about the First Amendment Effective Date.

(c) Intercreditor Agreement. The Intercreditor Agreement shall have been duly executed and delivered by the Loan Parties, the Administrative Agent and the security agent for the Term Loan Agreement.

(d) Restated Security Agreement. The Restated Security Agreement shall have been duly executed and delivered by the Loan Parties (other than Holdings) and the Administrative Agent.

(e) Fees. The Administrative Agent shall have received on the First Amendment Effective Date all expenses and costs for which invoices have been presented at least three days prior to the First Amendment Effective Date (including the reasonable and documented fees and expenses of legal counsel), in each case to the extent that the Administrative Agent is entitled to reimbursement for such fees and expenses pursuant to Section 9.03 of the Existing Credit Agreement.

(f) Representations and Warranties. The representations and warranties of each Loan Party contained in the Credit Agreement (as amended hereby), this First Amendment and the other Loan Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date (or, with respect to representations and warranties qualified by materiality, in all respects) (except for representations and warranties that expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date).

(g) No Defaults. No Default or Event of Default shall have occurred and be continuing.

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(h) Other Documents. The Administrative Agent shall have been provided with such documents, instruments and agreements, and the Loan Parties shall have taken such actions, in each case as the Administrative Agent may reasonably require in connection with this First Amendment and the transactions contemplated hereby.

10. Miscellaneous.

(a) Limitations. The amendments contemplated by Section 2 of this First Amendment and the release in Section 5 are limited precisely as written and shall not (a) be deemed to be a modification of any other term or condition of the Credit Agreement or (b) except as expressly set forth herein, prejudice any right or rights which the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the other documents or instruments referred to therein.

(b) Parties in Interest. All of the terms and provisions of this First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

(c) Legal Expenses. To the extent provided in Section 9.03 of the Credit Agreement and not otherwise paid under Section 9 above, Borrowers hereby agree to pay all reasonable and documented fees and expenses of counsel to the Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this First Amendment and all related documents.

(d) Counterparts; Execution. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. For purposes of determining compliance with the conditions specified in this Section 9, each Lender that has signed this First Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed First Amendment Effective Date specifying its objection thereto. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile (or other electronic) transmission shall be effective as delivery of a manually executed counterpart of this First Amendment.

(e) Entire Agreement. This First Amendment, the Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(f) Headings. Section headings used herein are for convenience of reference only, are not part of this First Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this First Amendment.

(g) Governing Law. This First Amendment shall be governed by the laws of the State of New York, without giving effect to any conflict of law provisions (but giving effect to section 5-1401 of the New York general obligation law and federal laws relating to national banks).

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(h) No Novation. This First Amendment is given as an amendment and modification of, and not as a payment of, the Obligations of the Borrowers and the other Loan Parties and is not intended to constitute a novation of the Credit Agreement. Except as expressly modified hereby, all of the indebtedness, liabilities and obligations owing by the Borrowers and each other Loan Party under the Credit Agreement and the other Loan Documents shall continue.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

INTERLINE BRANDS, INC., a New Jersey corporation

By:	/s/ John K. Bakewell
Name:	John K. Bakewell
Title:	Chief Financial Officer

WILMAR FINANCIAL, INC., a Delaware corporation

By:	/s/ John K. Bakewell
Name:	John K. Bakewell
Title:	President and Chief Financial Officer

JANPAK, LLC, a West Virginia limited liability company

By:	/s/ Kenneth D. Sweder
Name:	Kenneth D. Sweder
Title:	President

JANPAK OF SOUTH CAROLINA, LLC, a South Carolina limited liability company

By:	/s/ Kenneth D. Sweder
Name:	Kenneth D. Sweder
Title:	President

JANPAK OF TEXAS, LLC, a Texas limited liability company

By:	/s/ Kenneth D. Sweder
Name:	Kenneth D. Sweder
Title:	President

Signature Page to First Amendment to Credit Agreement

IBI MERCHANDISING SERVICES, INC., a Delaware corporation

By:	/s/ Anthony Scott
Name:	Anthony Scott
Title:	President and Secretary

Signature Page to First Amendment to Credit Agreement

OTHER LOAN PARTIES/LOAN GUARANTORS:

INTERLINE BRANDS, INC., a Delaware corporation

By:	/s/ John K. Bakewell
Name:	John K. Bakewell
Title:	Chief Financial Officer

GLENWOOD ACQUISITION LLC, a Delaware limited liability company

By:	/s/ Kenneth D. Sweder
Name:	Kenneth D. Sweder
Title:	President

ZIP TECHNOLOGY, LLC, a West Virginia limited liability company

By:	/s/ Kenneth D. Sweder
Name:	Kenneth D. Sweder
Title:	President

Signature Page to First Amendment to Credit Agreement

AGENTS AND LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent and as a Lender

By:	/s/ John M. Olsen
	Name:	John M. Olsen
	Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ Michelle Latzoni
	Name:	Michelle Latzoni
	Title:	Authorized Signatory

Signature Page to First Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Matt Harbour
	Name:	Matt Harbour
	Title:	Authorized Signatory

Signature Page to First Amendment to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Nicole C. Manies
	Name:	Nicole C. Manies
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Nadine M. Eames
	Name:	Nadine M. Eames
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement

TD BANK, N.A., as a Lender

By:	/s/ Ed Kahn
	Name:	Ed Kahn
	Title:	Vice-President

Signature Page to First Amendment to Credit Agreement

REGIONS BANK, as a Lender

By:	/s/ Scott Martin
	Name:	Scott Martin
	Title:	Asst Vice President

Signature Page to First Amendment to Credit Agreement

Annex A

Annex A to First Amendment to Credit Agreement

Conformed Through Amendment No. 1

CREDIT AGREEMENT

dated as of

September 7, 2012

among

INTERLINE BRANDS, INC.,

a New Jersey corporation,

WILMAR FINANCIAL, INC.,

a Delaware corporation

as Borrowers

The Other Loan Parties Party Hereto,

The Lenders Party Hereto,

BANK OF AMERICA, N.A.,

as Administrative Agent,

GOLDMAN SACHS LENDING PARTNERS LLC,

as Syndication Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

KEYBANK NATIONAL ASSOCIATION,

U.S. BANK NATIONAL ASSOCIATION

and

TD BANK, N.A.,

as Co-Documentation Agents

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

GOLDMAN SACHS LENDING PARTNERS LLC,

as Joint Bookrunners and Joint Lead Arrangers

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SECTION 3.09	Taxes	65
SECTION 3.10	ERISA	65
SECTION 3.11	Disclosure	65
SECTION 3.12	Material Agreements	65
SECTION 3.13	Solvency	66
SECTION 3.14	Insurance	66
SECTION 3.15	Capitalization and Subsidiaries	66
SECTION 3.16	Security Interest in Collateral	65
SECTION 3.17	Employment Matters	66
SECTION 3.18	Common Enterprise	67
SECTION 3.19	Permitted Indebtedness	67
SECTION 3.20	OFAC.	67
SECTION 3.21	Patriot Act, Etc.	67
SECTION 3.22	Margin Regulations	67

	ARTICLE IV

	Conditions

SECTION 4.01	Effective Date	68
SECTION 4.02	Each Credit Event	71

	ARTICLE V

	Affirmative Covenants

SECTION 5.01	Financial Statements; Borrowing Base and Other Information	72
SECTION 5.02	Notices of Material Events.	74
SECTION 5.03	Existence; Conduct of Business	75
SECTION 5.04	Payment of Obligations	75
SECTION 5.05	Maintenance of Properties	75
SECTION 5.06	Books and Records; Inspection Rights	75
SECTION 5.07	Compliance with Laws	76
SECTION 5.08	Use of Proceeds	76
SECTION 5.09	Insurance	76
SECTION 5.10	Appraisals	76
SECTION 5.11	Field Examinations	76
SECTION 5.12	Depository Banks	77
SECTION 5.13	Additional Collateral; Further Assurances	77
SECTION 5.14	Post-Closing Actions.	78

	ARTICLE VI

	Negative Covenants

SECTION 6.01	Indebtedness	79
SECTION 6.02	Liens	82
SECTION 6.03	Fundamental Changes	83
SECTION 6.04	Investments, Loans, Advances, Guarantees and Acquisitions	84
SECTION 6.05	Asset Sales	86
SECTION 6.06	Sale and Leaseback Transactions	88

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SCHEDULES:

Commitment Schedule

Schedule 1.01 — Specified Properties

Schedule 2.06 — Existing Letters of Credit

Schedule 3.05 — Properties

Schedule 3.06 — Disclosed Matters

Schedule 3.12 — Material Agreements

Schedule 3.14 — Insurance

Schedule 3.15 — Capitalization and Subsidiaries

Schedule 5.14 — Post-Closing Actions

Schedule 6.01 — Existing Indebtedness

Schedule 6.02 — Existing Liens

Schedule 6.04 — Existing Investments

Schedule 6.10 — Existing Restrictions

Schedule 9.04(e) — Permitted Assignees

EXHIBITS:

Exhibit A-1 — Form of Assignment and Acceptance

Exhibit A-2 — Form of Assignment Notice

Exhibit B — Form of Borrowing Base Certificate

Exhibit C — Form of Compliance Certificate

Exhibit D — Form of Joinder Agreement

Exhibit E — Collateral Monitoring Reporting Requirements

Exhibit F — Form of Intercompany Subordinated Note

Exhibit G-1 — Form of U.S. Tax Certificate for Foreign Lenders That Are Not Partnerships

Exhibit G-2 — Form of U.S. Tax Certificate for Foreign Participants That Are Not Partnerships

Exhibit G-3 — Form of U.S. Tax Certificate for Foreign Participants That Are Partnerships

Exhibit G-4 — Form of U.S. Tax Certificate for Foreign Lenders That Are Partnerships

Exhibit H — Form of Solvency Certificate

Exhibit I — Form of Intercreditor Agreement

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CREDIT AGREEMENT dated as of September 7, 2012 (as it may be amended or modified from time to time, this “Agreement”), among INTERLINE BRANDS, INC., a New Jersey corporation (the “Company”), and WILMAR FINANCIAL, INC., a Delaware corporation (“Wilmar Financial”), as Borrowers, the other Loan Parties party hereto from time to time, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account” has the meaning assigned to such term in the Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of EBITDA of such Pro Forma Entity (determined using such definitions as if references to Holdings, the Company and any of their Subsidiaries therein were to such Pro Forma Entity and its Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

“Acquired Entity or Business” has the meaning assigned to such term in the term “EBITDA”.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any one or more Loan Parties or Restricted Subsidiaries of Loan Parties (a) acquire all or substantially all of the assets of any Person or any division or line of business of any other Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquire (in one transaction or as the most recent transaction in a series of related transactions) at least a majority (in number of votes) of the Equity Interests in a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests in a Person.

“Acquisition Consideration” means the purchase consideration paid for any Permitted Acquisition, whether paid in cash, properties, assumption of Indebtedness or other obligations or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any time in the future, whether or not such future payment is subject to the occurrence of any contingency, and includes any and all payments representing “earn-outs” and other agreements to make any payment the amount of which, or the terms of payment of which are, in any respect subject to, or contingent upon, the revenues, income, cash flow or profits of any Person, business or operating division.

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent/Arranger Persons” has the meaning assigned to such term in Section 9.03.

“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders.

“Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (c) LIBOR for a 30 day Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or LIBOR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or LIBOR, respectively.

“Applicable Commitment Fee Rate” means, for any day, with respect to the commitment fees payable hereunder, the rate per annum set forth below under the caption “Commitment Fee Rate”, based upon the Average Utilization during the preceding calendar quarter; provided that until the end of the first fiscal quarter after the Effective Date, the “Applicable Commitment Fee Rate” shall be the applicable rate per annum set forth below in Category 2:

Average Utilization	Commitment Fee Rate

Category 1 Average Utilization > 50%	0.250

Category 2 Average Utilization ≤ 50%	0.375

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure or Swingline Loans, a percentage equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Commitments of all Revolving Lenders (if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Revolving Exposures at that time); provided that in the case of Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitment shall be disregarded in the calculation and (b) with respect to Protective Advances or with respect to the Aggregate Credit Exposure, a percentage based upon its share of the Aggregate Credit Exposure and the unused Commitments; provided that in the case of Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitment shall be disregarded in the calculation.

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“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Revolving Loan, as the case may be, the applicable rate per annum set forth below under the caption “Revolver ABR Spread” or “Revolver Eurodollar Spread”, as the case may be, based upon the Borrowers’ average daily Availability for the most recent fiscal quarter determined as of the most recent determination date, provided that until the delivery to the Administrative Agent, pursuant to Section 5.01, of the Borrowers’ financial statements and Compliance Certificate for the Borrowers’ first fiscal quarter ending after the Effective Date, the “Applicable Rate” shall be the applicable rate per annum in the Category set forth below for Availability as determined on the Effective Date after giving effect to all Borrowings, the issuance (or deemed issuance) of any Letters of Credit and the payment of all fees and expenses due hereunder on the Effective Date:

Availability	Revolver ABR Spread	Revolver Eurodollar Spread

Category 1 > $150,000,000	0.50	1.50

Category 2 > $75,000,000 but ≤ $150,000,000	0.75	1.75

Category 3 ≤ $75,000,000	1.00	2.00

For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Borrowers based upon the Borrowers’ Borrowing Base Certificates delivered pursuant to Section 5.01(e) and (b) each change in the Applicable Rate shall be effective during the period commencing on the first day of the calendar month following the receipt by the Administrative Agent of the financial statements and Compliance Certificate for the fiscal quarter or, in the case of the last fiscal quarter of each year, the calendar year then ended pursuant to Section 5.01(a) or (b), as applicable, and ending on the date immediately preceding the effective date of the next such change; provided that, the Applicable Rate in Category 2 or Category 3 above determined as of the end of such fiscal quarter shall decrease by 0.25% if the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter is greater than 1.50:1.00. Availability shall be deemed to be in Category 3 at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fail to deliver a Borrowing Base Certificate required to be delivered by it pursuant to Section 5.01(e), during the period from the expiration of the time for delivery thereof until such Borrowing Base Certificate is delivered.

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Assignment and Acceptance” means an assignment agreement entered into by an assigning Lender and an assignee in the form of Exhibit A-1 or any other form approved by the Administrative Agent and the Borrower Representative (which approval, in the case of approvals by the Borrower Representative, (x) shall not be unreasonably withheld or delayed and (y) shall be deemed given if no objection is made within five Business Days of delivery of such form of assignment to Borrower Representative).

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“Assignment Notice” mean an assignment notice entered into among an assigning Lender, an assignee, the Administrative Agent, each Issuing Bank, the Swingline Lender and, if applicable, the Borrower Representative in the form of Exhibit A-2.

“Available Commitment” means, at any time, the Commitments then in effect minus the Revolving Exposure of all Revolving Lenders at such time.

“Availability” means, at any time, an amount equal to (a) the lesser of (i) the Commitments and (ii) the Borrowing Base, minus (b) the Aggregate Credit Exposure.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Average Utilization” means, for any period, the quotient, expressed as a percentage, of (a) the average daily Revolving Exposure of all Lenders divided by (b) the average daily Commitments.

“BofA” means Bank of America, N.A., a national banking association, in its individual capacity, and its successors.

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, electronic funds transfers, wire transfers, e-payables, lockbox services, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserve” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Bankruptcy Code” means Title 11 of the United States Code.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” or “Borrowers” means, individually or collectively, the Company, Wilmar Financial, JanPak, LLC, a West Virginia limited liability company, JanPak of South Carolina, LLC, a South Carolina limited liability company, JanPak of Texas, LLC, a Texas limited liability company, IBI Merchandising Services, Inc., a Delaware corporation, and any other Person who becomes a party to this Agreement as a Borrower pursuant to a Joinder Agreement.

“Borrower Representative” has the meaning assigned to such term in Section 11.01.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan and (c) a Protective Advance.

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“Borrowing Base” means, at any time, the sum of:

(a) the product of (i) 85% multiplied by (ii) the Borrowers’ Eligible Accounts at such time, plus

(b) the lesser of (i) the product of (x) 70% multiplied by (y) the Borrowers’ Eligible Inventory, valued at the lower of cost (net of rebates and discounts) or market value, determined in a manner consistent with practices on the Effective Date, at such time and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value of the Borrowers’ Eligible Inventory, minus

(c) Reserves.

The Administrative Agent may, in its Permitted Discretion, adjust Reserves used in computing the Borrowing Base, with any such changes to be effective three (3) days after delivery of notice thereof to the Borrower Representative and the Lenders. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(e) of this Agreement.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B (or another form as may, from time to time, be mutually agreed by the Borrower Representative and the Administrative Agent), setting forth the Borrower Representative’s calculation of the Borrowing Base.

“Borrowing Request” means a request by the Borrower Representative for a Revolving Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Buyers Access” means Buyers Access LLC, a Delaware limited liability company.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Holdings and its Restricted Subsidiaries prepared in accordance with GAAP, but excluding (i) any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation, (ii) any such expenditure (or commitment to expend money) to the extent such expenditure is or will be made with proceeds of the sale or trade of an asset similar to the asset being purchased or otherwise acquired, (iii) any such expenditure (or commitment to expend money) to the extent such expenditure is or will be part of a Permitted Acquisition and (iv) any such expenditure (or commitment to expend money) to the extent such expenditure does not exceed an amount equal to the net proceeds of an issuance of Equity Interests by Holdings (provided that (x) the Company has notified the Administrative Agent at or prior to the time of such issuance that the Company and/or one or more of its Restricted Subsidiaries intended to utilize all or a portion of such proceeds to fund such expenditure (and describing the contemplated use and estimated amount of such expenditure) and (y) such expenditure is made (or a commitment to make such expenditure is entered into) within ninety days of the issuance of such Equity Interests).

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“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, that the term “Capital Lease Obligations” shall not include any obligations that are excluded from the definition of “Indebtedness” pursuant to the proviso thereto.

“Captive Insurance Subsidiary” means any Subsidiary of the Company that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Pooling Arrangements” means a deposit account arrangement among a single depository institution and one or more Foreign Subsidiaries of the Company involving the pooling of cash deposits and overdrafts in respect of one or more deposit accounts (each located outside of the United States and any States and territories thereof) with such institution by such Foreign Subsidiaries for cash management purposes.

“Change in Control” means (a)(i) at any time prior to a Qualifying IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than one or more Permitted Holders, of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings and (ii) at any time on or after a Qualifying IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) but excluding any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, other than one or more Permitted Holders, of Equity Interests representing more than the greater of (A) 35.0% of the total voting power of all of the outstanding voting stock of Holdings and (B) the percentage of the total voting power of all of the outstanding voting stock of Holdings owned, directly or indirectly, by the Permitted Holders; (b) Holdings shall cease to own, free and clear of all Liens or other encumbrances (other than Liens permitted under clause (a) or (e) of the definition of Permitted Encumbrances and under Section 6.02(a) and (l)), 100% of the outstanding voting Equity Interests of the Company on a fully diluted basis; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (i) nominated by the board of directors of Holdings nor (ii) appointed by directors so nominated; (d) the occurrence of a “Change of Control”, as defined in any Term Loan Document or any Holdings Notes Document; or (e) the Company shall cease to own, directly or indirectly and free and clear of all Liens or other encumbrances (other than Liens permitted under clause (a) of the definition of Permitted Encumbrances and under Section 6.02(a) and (l)), 100% of the outstanding voting Equity Interests of each other Restricted Subsidiary that is designated as a Borrower, on a fully diluted basis, unless prior to or concurrently with such cessation, such Restricted Subsidiary shall have ceased to be a Loan Party in accordance herewith.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking

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Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to any law (including the Code), treaty, regulation or rule (or in the official interpretation of any law, treaty, regulation or rule by any Governmental Authority (including a court)) relating to U.S. income taxation.

“Charges” has the meaning assigned to such term in Section 9.17.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans or Protective Advances.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agents” means Wells Fargo Bank, National Association, U.S. Bank National Association, KeyBank National Association and TD Bank, N.A.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that in any such case may at any time pursuant to the Collateral Documents be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders, to secure the Secured Obligations.

“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreement.

“Collateral Deposit Account” has the meaning assigned to such term in the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations.

“Commercial LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding commercial Letters of Credit at such time and (b) the aggregate amount of all LC Disbursements relating to commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Commercial LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Commercial LC Exposure at such time.

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Protective Advances, Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. “Commitments” means the aggregate of each Lender’s Commitment hereunder. The initial amount of the Commitments is $275,000,000.

“Commitment Letter” means the Project Isabelle Commitment Letter dated as of May 29, 2012 from the Lead Arrangers and BofA to MergerSub, together with all exhibits thereto.

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“Commitment Schedule” means the Schedule attached hereto identified as such.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company” has the meaning assigned to such term in the preamble of this Agreement.

“Company Disclosure Letter” means the disclosure letter delivered to Newco by Holdings concurrently with the execution and delivery of the Merger Agreement (as in effect on May 29, 2012).

“Company Material Adverse Effect” has the meaning assigned to such term in the Commitment Letter.

“Company Notes” means the notes due 2018 issued by the Company pursuant to the Company Notes Indenture and the Indebtedness represented thereby.

“Company Notes Indenture” means the Indenture, dated as of November 16, 2010, among Holdings, the Company, the Subsidiaries listed therein and Wells Fargo Bank, National Association, as trustee, in respect of the Company Notes, as amended by that certain First Supplemental Indenture dated June 19, 2012, by that certain Second Supplemental Indenture dated June 27, 2012 (the “Second Supplemental Indenture”), by that certain Third Supplemental Indenture dated December 11, 2012, by that certain Fourth Supplemental Indenture dated April 4, 2013, and by that certain Fifth Supplemental Indenture dated March 12, 2014.

“Company SEC Documents” has the meaning assigned to such term in the Merger Agreement.

“Compliance Certificate” has the meaning assigned to such term in Section 5.01(c).

“Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of any present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned any interest in any Loan or Loan Document).

“Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of the last day of the most recently ended fiscal period for which financial statements have been delivered pursuant Section 5.01(a) or Section 5.01(b), as applicable.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Converted Restricted Subsidiary” has the meaning assigned to such term in the definition of “EBITDA”.

“Converted Unrestricted Subsidiary” has the meaning assigned to such term in the definition of “EBITDA”.

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“Covenant Trigger Period” means (a) each period commencing on any day that an Event of Default occurs, and continuing until such Event of Default has been cured or waived and (b) each period commencing on any day that Availability is less than the greater of (i) $25,000,000 and (ii) 10% of the Commitments, and continuing until, during the preceding 30 consecutive days, Availability has at all times exceeded the greater of (A) $25,000,000 and (B) 10% of the Commitments.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Exposure at such time, and (b) an amount equal to its Applicable Percentage, if any, of the aggregate principal amount of Protective Advances outstanding at such time.

“Cure Period” has the meaning assigned to such term in Section 7.02(a).

“Cure Right” has the meaning assigned to such term in Section 7.02(a).

“Debt Reserve” means the aggregate amount of reserves established by the Administrative Agent with respect to Indebtedness of Holdings and its Restricted Subsidiaries incurred under Sections 6.01(c) and (t) that matures or has a scheduled due date before the Maturity Date, such reserves to be in an amount equal to the aggregate outstanding principal amount of all such Indebtedness that is scheduled to be paid within 60 days of such maturity or scheduled due date, as the case may be, to the extent (and only with respect to the portion) exceeding $50,000,000 and excluding payments relating to (i) a change of control, (ii) an “applicable high yield discount obligation” catch-up payment, (iii) amortization of Indebtedness equal to or less than 1.0% per year of the original principal amount of such Indebtedness, and (iv) redemption and defeasance provisions customary for the relevant type of Indebtedness.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, unless the conditions to such Loans or participations in Letters of Credit or Swingline Loans are the subject of a good faith dispute, (b) notified any Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements generally in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or, at the discretion of the Administrative Agent, has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has had a similar Person charged with the reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or, at the discretion of the Administrative Agent, has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it or has had a similar Person charged with the reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company by a Governmental Authority.

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“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by any Borrower or a Restricted Subsidiary in connection with a disposition to which the proviso to Section 6.05 applies that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Borrower Representative, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable disposition).

“Dilution Factors” shall mean, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce accounts receivable of the Borrowers in a manner consistent with current and historical accounting practices of the Borrowers.

“Dilution Ratio” shall mean, at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the twelve (12) most recently ended fiscal months divided by (b) total gross sales of the Borrowers for the twelve (12) most recently ended fiscal months.

“Dilution Reserve” shall mean, at any date, the greater of (a) zero and (b) the product of the applicable Dilution Ratio minus 5% multiplied by the Eligible Accounts on such date.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to Holdings, the Company and the Restricted Subsidiaries in the definition of EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disqualified Stock” means, with respect to any Person, any Equity Interest which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event: (a) matures or is mandatorily redeemable (other than redeemable only for Equity Interests of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock or (c) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part, in each case, on or prior to ninety-one (91) days after the Maturity Date, except, in the case of clauses (a) and (b), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations.

“Document” has the meaning assigned to such term in the Security Agreement.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary that is incorporated or formed under the laws of the United States of America, any state thereof or the District of Columbia.

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“Dominion Trigger Period” means (a) each period commencing on any day that an Event of Default under Section 7.01(a), Section 7.01(b), Section 7.01(h) or Section 7.01(i) occurs or, at the election of the Administrative Agent or the Required Lenders, any other Event of Default occurs, and continuing until such Event of Default has been cured or waived and (b) each period commencing on any day that Availability is less than the greater of (i) $25,000,000 and (ii) 10% of the Commitments, and continuing until, during the preceding 30 consecutive days, Availability has at all times exceeded the greater of (A) $25,000,000 and (B) 10% of the Commitments.

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) provision for income taxes for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary charges for such period, (v) any impairment charge or asset write-off related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP for such period, (vi) all losses from (A) asset sales (other than asset sales in the ordinary course of business) during such period and (B) investments recorded using the equity method during such period, (vii) stock-based awards compensation expense for such period, (viii) any other non-cash charges during such period (but excluding any non-cash charge in respect of an item that was included in Net Income (other than accrual of revenue in the ordinary course of business) in a prior period), (ix) the amount, if any, of management, monitoring and consulting fees and expenses paid to the Sponsors for such period, not to exceed $5,000,000 in any four quarter period, (x) the amount, if any, of transaction fees and related expenses paid to the Sponsors in connection with acquisitions, dispositions, recapitalizations, refinancings and extraordinary transactions for such period, not to exceed (net of reimbursable expenses) 1% of the transaction value for any such transaction, (xi)(A) restructuring and other non-recurring expenses incurred during such period, including severance costs, costs associated with office or plant openings or closings and consolidation or relocation fees for such period and (B) any up-front fees, transaction costs, commissions, expenses, premiums or charges related to the issuance of Equity Interests, any investment permitted hereunder (other than a Specified Investment), any permitted asset sale, or any recapitalization, incurrence, repayment, amendment or modification of Indebtedness permitted hereunder (in each case whether or not consummated but excluding any of the foregoing paid or payable to the Sponsors under clause (ix) or (x)) during such period; provided that in no event shall the sum of the amounts under (A) and (B) of this clause (xi) and the adjustments made in clause (C)(2) below exceed 10% of EBITDA for such period (without giving effect to the adjustments provided in this clause (xi) and in clause (C)(2)), (xii) costs and expenses paid by the Borrowers in connection with the Transactions and (xiii) any up-front fees, transaction costs, commissions, expenses or charges related to any Permitted Acquisition or other Specified Investment (in each case whether or not consummated but excluding any of the foregoing paid or payable to the Sponsors under clause (ix) or (x)) during such period, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(viii) taken in a prior period, (ii) any extraordinary gains for such period, (iii) any non-cash items of income for such period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Net Income in any prior period), (iv) all gains from (A) asset sales (other than asset sales in the ordinary course of business) during such period and (B) investments recorded using the equity method during such period, all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP; provided that, to the extent included in Net Income,

(A) there shall be excluded in determining EBITDA unrealized currency translation gains and losses related to currency remeasurements of Indebtedness or intercompany balances (including the net loss or gain resulting from Swap Agreements for currency exchange risk),

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(B) there shall be excluded in determining EBITDA for any period any adjustments for unrealized gain or loss resulting from the application of Statement of Financial Accounting Standards No. 133,

(C) there shall be included in determining EBITDA for any period, without duplication, (1) the Acquired EBITDA of any Person, property, business or asset acquired by any of Holdings, the Company or any Restricted Subsidiary since the beginning of such period to the extent not subsequently sold, transferred, abandoned or otherwise disposed by Holdings, the Company or such Restricted Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary since the beginning of such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion), and (2) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business acquired since the beginning of such period (including the portion thereof occurring prior to such acquisition) as specified in a Pro Forma Adjustment Certificate and delivered to the Lenders and the Administrative Agent; provided that in no event shall the sum of the adjustments under this clause (C)(2) and the amounts under (A) and (B) of clause (xi) above exceed 10% of EBITDA for such period (without giving effect to the adjustments provided in clause (xi) and this clause (C)(2)), and

(D) there shall be excluded in determining EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations by any of Holdings, the Company or any Restricted Subsidiary since the beginning of such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition or conversion).

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Eligible Accounts” means each Account of a Borrower that, at the time of creation and at all times thereafter, is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (x) below. Eligible Accounts shall not include any Account:

(a) which is not subject to a first priority perfected security interest in favor of the Administrative Agent;

(b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Encumbrance described in clause (a) of the definition thereof, provided that, eligibility of Accounts shall be reduced by the amount of such Permitted Encumbrance and (iii) any Lien permitted under Section 6.02(l);

(c) with respect to which (i) the scheduled due date is more than 120 days after the original invoice date, (ii) is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, or (iii) has been written off the books of the Borrowers or otherwise

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designated as uncollectible (in determining the aggregate amount from the same Account Debtor that is unpaid hereunder there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor which are unpaid more than 90 days from the date of invoice or more than 60 days from the due date);

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Borrowers exceeds 15% (or such higher percentage as the Administrative Agent may establish for such Account Debtor from time to time but not to exceed 20%) of the aggregate amount of Eligible Accounts, in each case, only to the extent of such excess;

(f) with respect to which any covenant, representation, or warranty relating to such Account contained in this Agreement or in the Security Agreement has been breached or is not true;

(g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by (x) an invoice or (y) other documentation reasonably satisfactory to the Administrative Agent which in either case has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Borrowers’ completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis (except with respect to up to $1,000,000 of such Accounts in the aggregate) or (vi) relates to payments of interest;

(h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Borrower or if such Account was invoiced more than once;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, unless the payment of Accounts owed by such Account Debtor is secured by assets of, or guaranteed by, in either case in a manner satisfactory to the Administrative Agent, a Person that is acceptable to the Administrative Agent, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(k) which is owed by any Account Debtor which has sold all or a substantially all of its assets;

(l) which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. (including any state, commonwealth or territory thereof that has adopted Revised Article 9 of the Uniform Commercial Code) or Canada or (ii) is not organized under applicable law of the U.S., any state of the U.S., any commonwealth or territory of the U.S. (in each case that has adopted

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Revised Article 9 of the Uniform Commercial Code), Canada, or any province of Canada unless, in either case, such Account is backed by a letter of credit acceptable to the Administrative Agent in its Permitted Discretion so long as (A) the Administrative Agent has “control” (as defined in the UCC) over such letter of credit (and if such letter of credit is in tangible form, such letter of credit is in the possession of the Administrative Agent) and (B) such letter of credit is directly drawable by the Administrative Agent);

(m) which is owed in any currency other than dollars;

(n) which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a letter of credit acceptable to the Administrative Agent in its Permitted Discretion so long as (A) the Administrative Agent has “control” (as defined in the UCC) over such letter of credit (and if such letter of credit is in tangible form, such letter of credit is in the possession of the Administrative Agent) and (B) such letter of credit is directly drawable by the Administrative Agent), or (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction;

(o) which is owed by any Affiliate, employee, officer, director, agent or stockholder of any Loan Party; provided that portfolio companies of the Sponsors that do business with a Borrower in the ordinary course of business will not be treated as Affiliates for purposes of this clause (o);

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(q) which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute unless (i) the Administrative Agent, in its Permitted Discretion, has established appropriate Reserves and determines to include such Account as an Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Administrative Agent to waive such rights;

(r) which is evidenced by any promissory note, chattel paper, or instrument;

(s) which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or qualified to do business in such jurisdiction;

(t) with respect to which such Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Borrower created a new receivable for the unpaid portion of such Account;

(u) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

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(v) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Borrower has or has had an ownership interest in such goods, or which indicates any party other than such Borrower as payee or remittance party;

(w) which was created on cash on delivery terms; or

(x) which the Administrative Agent determines may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determines is unacceptable for any reason whatsoever in the exercise of its Permitted Discretion.

In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder (other than by virtue of clause (x) above), such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Borrower to reduce the amount of such Account.

“Eligible Inventory” means all Inventory of a Borrower that, at the time of purchase and at all times thereafter was not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (p) below. Eligible Inventory shall not include any Inventory:

(a) which is not subject to a first priority perfected Lien in favor of the Administrative Agent;

(b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Encumbrance described in clause (a) or (b) of the definition thereof, provided that, (A) with respect to any such Permitted Encumbrance described in clause (a) of the definition thereof, eligibility of Inventory shall be reduced by the amount of such Permitted Encumbrance and (B) with respect to any such Permitted Encumbrance described in clause (b) of the definition thereof, the requirements of clause (h) or (i) below are satisfied and (iii) any Lien permitted under Section 6.02(l);

(c) which is, in the Administrative Agent’s Permitted Discretion, slow moving or obsolete (unless taken into account in the most recent Inventory Appraisal and the value of Eligible Inventory in the Borrowing Base is being determined by reference to the Net Orderly Liquidation Value thereof), unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation, or warranty contained in this Agreement or the Security Agreement has been breached or is not true in any material respect and which does not conform in any material respect to any applicable standards imposed by any Governmental Authority;

(e) in which any Person other than such Borrower shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

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(f) which is not finished goods or which constitutes work-in-process, raw materials, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

(g) which is not located in the U.S. (including any state, commonwealth or territory thereof that has adopted Revised Article 9 of the Uniform Commercial Code) or is in transit with a common carrier from vendors and suppliers;

(h) which is located in any location leased by such Borrower unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Rent Reserve has been established by the Administrative Agent;

(i) which is (i) located in any third party warehouse or is in the possession of a bailee (other than a third party processor), unless (A) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (B) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion, and (ii) not evidenced by a Document;

(j) which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;

(k) which is the subject of a consignment by such Borrower as consignor, unless (i) a protective UCC-1 financing statement has been properly filed against the consignee (as assigned to the Administrative Agent), and (ii) there is a written agreement acknowledging that such Inventory is held on consignment, that such Borrower retains title to such Inventory, that no Lien arising by, through or under such consignee has attached or will attach to such Inventory and requiring consignee to segregate the consigned Inventory from the consignee’s other personal or movable property and having other terms consistent with such Borrower’s past practices for consigned Inventory; provided that, Inventory at a vendor managed location under the control of a Borrower and subject to a written agreement in which such vendor acknowledges such Borrower’s title to such Inventory shall not be considered the subject of a consignment;

(l) which is perishable;

(m) which contains or bears any intellectual property rights licensed to the Borrowers unless the Administrative Agent is satisfied in its Permitted Discretion that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(n) which is not reflected in a current perpetual inventory report of the Borrowers;

(o) for which reclamation rights have been asserted by the seller; or

(p) which the Administrative Agent otherwise determines is unacceptable for any reason whatsoever in the exercise of its Permitted Discretion.

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder (other than pursuant to clause (p) above), such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

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“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters to the extent related to Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning assigned to such term in the UCC.

“Equity Contribution” means the cash equity contributions (including any roll-over equity contributions from minority investors) in the form of common equity (unless otherwise agreed in the discretion of the Lead Arrangers) made directly or indirectly by the Permitted Holders to Newco in an aggregate amount equal to at least 30% of the pro forma capitalization of Holdings after the consummation of the Merger.

“Equity Interests “ means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

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“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to LIBOR.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Hedge Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Loan Guarantor of, or the grant by such Loan Guarantor of a Lien to secure, such Hedge Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” (as defined in the Commodity Exchange Act and the regulations thereunder) at the time the Loan Guaranty of such Loan Guarantor or the grant of such security interest becomes effective with respect to such Hedge Obligation (which for the avoidance of doubt shall be determined after giving effect to any “keepwell, support or other agreement” (as such terms are used under the Commodity Exchange Act) provided for the benefit of such Loan Guarantor). If a Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such Loan Guaranty or security interest is or becomes illegal.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned Subsidiary, (b) any Subsidiary that is prohibited by any Requirement of Law from guaranteeing the Secured Obligations, (c) (i) any direct or indirect Domestic Subsidiary of a Foreign Subsidiary (that is a “controlled foreign corporation” within the meaning of Section 957 of the Code) and (ii) any Domestic Subsidiary, substantially all of the direct or indirect assets of which are Equity Interests of one or more “controlled foreign corporations” within the meaning of Section 957 of the Code, (d) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with or subject to secured Indebtedness incurred pursuant to Section 6.01(l) or Section 6.01(t) and each Restricted Subsidiary thereof that guarantees such Indebtedness to the extent and so long as the financing documentation relating thereto prohibits such Restricted Subsidiary from guaranteeing, or granting a Lien on any of its assets to secure, the Secured Obligations; provided that after such time that such prohibitions on guarantees or granting of Liens lapses or terminates, such Restricted Subsidiary shall no longer be an Excluded Subsidiary, (e) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower Representative), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (f) any not-for-profit Subsidiary, (g) any Captive Insurance Subsidiaries, (h) each Unrestricted Subsidiary and (i) any Immaterial Subsidiary that the Company elects by notice to the Administrative Agent to treat as an Excluded Subsidiary pursuant to this clause (i); provided that any such Immaterial Subsidiary shall cease to be so treated as an Excluded Subsidiary upon written notice from the Borrower Representative to the Administrative Agent; provided, further, that, notwithstanding anything to the contrary set forth in this definition, no Subsidiary that guarantees the Term Loans or the Holdings Notes shall be an Excluded Subsidiary.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient, or required to be withheld or deducted from a payment to a Recipient, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender,

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its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Connection Taxes, (b) in the case of a Foreign Lender, any U.S. federal withholding Tax that is imposed on amounts payable to such Foreign Lender pursuant to laws in force at the time such Foreign Lender becomes a Lender hereunder (other than an assignee pursuant to a request by a Borrower under Section 2.19(b)) or designates a new lending office hereunder, or any additional U.S. federal withholding Tax that is imposed on amounts payable to a Foreign Lender after the time such Foreign Lender becomes a Lender hereunder or designates a new lending office hereunder, except that Taxes in this clause (b) shall not include (i) additional U.S. federal withholding Tax that may be imposed on amounts payable to a Foreign Lender after the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), as a result of a Change in Tax Law after such time and (ii) any amount with respect to U.S. federal withholding Tax that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 2.17, if any, with respect to such withholding Tax at the time such Foreign Lender designates a new lending office (or at the time of the assignment), (c) any Taxes attributable to such Recipient’s failure to comply with Section 2.17(f), and (d) any U.S. federal withholding Tax imposed by FATCA.

“Existing Credit Agreement” means the Credit Agreement, dated as of November 16, 2010, among Holdings, the Company, the other loan parties from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions from time to time party thereto.

“Existing Letters of Credit” means the letters of credit set forth on Schedule 2.06 hereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means (a) the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) charged to BofA on the applicable day on such transactions, as determined by the Administrative Agent.

“Fee Letter” means that certain Fee Letter dated May 29, 2012, among MergerSub, Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and BofA.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of a Borrower or Holdings.

“First Lien Debt Cap” has the meaning assigned to such term in the Intercreditor Agreement.

“First Lien Leverage Ratio” has the meaning assigned to such term (including component definitions therein) in the Term Loan Agreement, as in effect on the Term Loan Closing Date.

“First Lien Obligations” has the meaning assigned to such term in the Intercreditor Agreement.

“Fixed Charges” means, with reference to any period, without duplication, cash Interest Expense, plus scheduled principal payments on Indebtedness made during such period, plus expense for income taxes paid in cash, plus dividends or distributions and repurchases, redemptions or retirement of the

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Equity Interests of Holdings, in each case paid in cash, all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis; provided that any dividends or distributions made by Holdings pursuant to Section 6.08(a)(vi) shall be excluded from Fixed Charges for purposes of calculating compliance with Section 6.12.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) EBITDA minus the unfinanced portion of Capital Expenditures to (b) Fixed Charges, all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Accounts” means the deposit account(s) designated by Borrowers in writing from time to time for the deposit of proceeds of any Borrowings.

“GAAP” means generally accepted accounting principles in the United States of America.

“Glenwood” means Glenwood Acquisition LLC, a Delaware limited liability company.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness or other obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Guarantor Percentage” has the meaning assigned to such term in Section 10.10.

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“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Obligations” means, with respect to a Loan Party, its obligations under a Swap Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Holdings” means Interline Brands, Inc., a Delaware corporation.

“Holdings Notes” means the 10% / 10 3⁄4% senior unsecured notes due 2018 issued by MergerSub pursuant to the Holdings Notes Indenture (and assumed by Holdings in the Merger) and the Indebtedness represented thereby.

“Holdings Notes Documents” means the Holdings Notes Indenture and all other instruments, agreements and other documents evidencing or governing the Holdings Notes or providing for any Guarantee, obligation, security or other right in respect thereof.

“Holdings Notes Indenture” means the Indenture, dated as of August 6, 2012, between MergerSub and Wells Fargo Bank, National Association, as trustee, in respect of the Holdings Notes.

“Holdings Refinancing Indebtedness” means a refinancing of the Holdings Notes permitted pursuant to Sections 6.01(c) and (i).

“Holdings Security Event” has the meaning set forth in Section 5.13(f).

“Immaterial Subsidiary” means, as of any date, any Subsidiary of the Company (a) having Consolidated Total Assets in an amount of less than 5.0% of Consolidated Total Assets and (b) contributing less than 5.0% of the consolidated revenues of the Company and its Subsidiaries, in each case, for the most recently ended Reference Period; provided that the Consolidated Total Assets (as so determined) and revenues (as so determined) of all Immaterial Subsidiaries shall not exceed 5.0% of Consolidated Total Assets or 5.0% of the consolidated revenues of the Company and its Subsidiaries for the relevant Reference Period, as the case may be.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) obligations under any liquidated earn-out, (k) all Swap Obligations of such Person, (l) all Disqualified Stock of such Person and (m) any other Off-Balance Sheet Liability. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that

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such Person is not liable therefor; provided, that (i) the term “Indebtedness” shall not include (A) post-closing payment adjustments or unliquidated earn-outs to which the seller in a Permitted Acquisition may be entitled or (B) any indebtedness or other obligation for which irrevocable notice of redemption has been duly given and for which adequate redemption consideration has been irrevocably deposited with the applicable trustee or paying agent in trust for the holders of such indebtedness or obligation or that has otherwise been defeased or satisfied and discharged pursuant to the terms thereof, and (ii) notwithstanding any changes in GAAP resulting from the implementation of lease accounting rules after the Effective Date, no lease obligations shall be treated as Indebtedness to the extent that such lease obligations would not have been treated as Indebtedness prior to such change in GAAP.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower hereunder and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Intercompany Note” means a promissory note substantially in the form of Exhibit F (or in such other form reasonably satisfactory to Administrative Agent) evidencing Indebtedness owed among the Loan Parties.

“Intercreditor Agreement” means an Intercreditor Agreement entered into following the Effective Date substantially in the form of Exhibit I with such changes thereto as the Administrative Agent is authorized to enter into.

“Interest Coverage Ratio” has the meaning assigned to such term (including component definitions therein) in the Term Loan Agreement, as in effect on the Term Loan Closing Date; provided, that solely to the extent Section 6.01(t) shall apply to Holdings Refinancing Indebtedness, the calculation of “Consolidated Interest Expense” thereunder shall include Holdings.

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Revolving Borrowing in accordance with Section 2.08.

“Interest Expense” means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of Holdings and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), net of interest income to the extent deducted in determining net income, calculated on a consolidated basis for Holdings and its Restricted Subsidiaries for such period in accordance with GAAP; provided that, notwithstanding any changes in GAAP resulting from the implementation of lease accounting rules after the Effective Date, no lease payments shall be treated as Interest Expense to the extent that such lease payments would not have been treated as Interest Expense prior to such change in GAAP; provided, further, that (i) except as provided in clause (ii) below, there shall be excluded from Interest Expense for any period the cash interest expense (or cash interest income) of all Unrestricted Subsidiaries for such period to the extent otherwise included in Interest Expense, (ii) there shall be included in determining Interest Expense for any period the cash interest expense (or income) of any Acquired Entity or Business acquired since the beginning of such period and of any Converted Restricted Subsidiary converted since the beginning of such period, in each case based on the cash interest expense (or income) of such Acquired Entity or Business or Converted

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Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) assuming any Indebtedness incurred or repaid in connection with any such acquisition or conversion had been incurred or prepaid on the first day of such period, and (iii) there shall be excluded from determining Interest Expense for any period the cash interest expense (or income) of any Sold Entity or Business disposed of since the beginning of such period, based on the cash interest expense (or income) relating to any Indebtedness relieved, retired or repaid in connection with any such disposition of such Sold Entity or Business during such period (including the portion thereof occurring prior to such disposal) assuming such debt relieved, retired or repaid in connection with such disposition had been relieved, retired or repaid on the first day of such period.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the first day of each calendar quarter and the Maturity Date, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than 90 days’ duration, each day prior to the last day of such Interest Period that occurs at intervals of 90 days’ duration after the first day of such Interest Period and the Maturity Date.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is 30, 60, 90 or 180 days or, if agreed to by all Lenders, 270 or 360 days thereafter, as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“Inventory Appraisal” means (a) on the Effective Date, the appraisal of the Borrowers’ and the other Loan Guarantors’ Inventory prepared by HILCO Appraisal Services, LLC dated June 27, 2012 and (b) thereafter, the most recent inventory appraisal conducted by an independent appraisal firm selected and engaged by the Administrative Agent and delivered pursuant to Section 5.10.

“Inventory Reserve” shall mean the total reserve against Inventory equal to the sum of the following:

(a) a reserve for shrink, or discrepancies that arise pertaining to inventory quantities on hand between a Borrower’s perpetual accounting system and inventory counts, in each case, as estimated by the Borrowers in accordance with past practices; and

(b) a reserve determined by the Administrative Agent in the exercise of its Permitted Discretion for Inventory which is designated returned to vendor or which is recognized as damaged or off quality or not to customer specifications by a Borrower; and

(c) a revaluation reserve whereby capitalized favorable variances shall be deducted from Eligible Inventory and unfavorable variances shall not be added to Eligible Inventory; and

(d) any other reserve as deemed appropriate by the Administrative Agent in its Permitted Discretion, from time to time.

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“Issuing Bank” means, as the context may require, (a) BofA, with respect to Letters of Credit issued by it (including the Existing Letters of Credit), and each of its successors in such capacity as provided in Section 2.06(i), and (b) any other Lender that becomes an Issuing Bank pursuant to Section 2.06(i), with respect to Letters of Credit issued by it and in each case, its successors in such capacity as provided in Section 2.06(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder Agreement” has the meaning assigned to such term in Section 5.13.

“Joint Bookrunners” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Lending Partners LLC.

“Junior Indebtedness” means any Subordinated Indebtedness or Indebtedness secured by Liens that are expressly junior to the Liens of the Administrative Agent with respect to the Collateral (other than Indebtedness among Holdings and its Subsidiaries and/or under the Term Loan Agreement).

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lead Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Lending Partners LLC.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement, including the Existing Letters of Credit.

“LIBOR” means for any Interest Period with respect to a Eurodollar Borrowing, the per annum rate of interest (rounded up, if necessary, to the nearest 1/16th of 1%), determined by the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the ICE Benchmark Administration LIBOR Rate, or successor thereto if such association is no longer making such rate available, as published by Reuters (or other commercially available source designated by the Administrative Agent); or (b) if the rate described in clause (a) is unavailable for any reason, the interest rate at which dollar deposits in the approximate amount of the Eurodollar Borrowing would be offered by the Administrative Agent’s London branch to major banks in the London interbank Eurodollar market. If the Board imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

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“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing but excluding operating leases) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to the Agreement, any Letter of Credit applications, the Collateral Documents, the Intercreditor Agreement, the Fee Letter and all other agreements and instruments identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means each Loan Party (other than a Borrower in respect of Secured Obligations as to which such Borrower is the primary obligor).

“Loan Guaranty” means Article X of this Agreement.

“Loan Parties” means Holdings, the Borrowers, the Borrowers’ Domestic Subsidiaries (other than any Excluded Subsidiary) and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans and Protective Advances.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, condition, financial or otherwise, of Holdings and its Restricted Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral, or the Administrative Agent’s Liens (on behalf of itself and the Secured Parties) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Administrative Agent, the Issuing Banks or the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, the Company and its Restricted Subsidiaries in an aggregate principal amount exceeding $35,000,000. For purposes of determining Material Indebtedness, the “obligations” of Holdings, the Company or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Company or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means September 7, 2017 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Maximum Liability” has the meaning assigned to such term in Section 10.09.

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“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“Merger” means the merger of MergerSub with and into Holdings in accordance with the terms of the Merger Agreement, with Holdings being the surviving entity.

“Merger Agreement” means that certain Agreement and Plan of Merger dated as of May 29, 2012, as amended by the Acknowledgement, Waiver and Consent made as of June 28, 2012 (the “Acknowledgement and Waiver”), executed by and among Newco, MergerSub and Holdings, including all exhibits, schedules and disclosure letters thereto.

“Merger Consideration” means the consideration received by the equity holders of Holdings for their equity interests in Holdings in accordance with the terms of, and subject to adjustment as provided in, the Merger Agreement (including any consideration paid to dissenting equity holders).

“MergerSub” means Isabelle Acquisition Sub Inc., a Delaware corporation.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, for any period, the consolidated net income (or loss) of Holdings and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which Holdings or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Restricted Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Restricted Subsidiary (other than a Loan Party) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary, (d) the cumulative effect of a change in accounting principles during such period to the extent included in Net Income and (e) any income (loss) for such period attributable to the early extinguishment of Indebtedness. Notwithstanding any changes in GAAP resulting from the implementation of lease accounting rules after the Effective Date, lease payments shall be treated as expenses when calculating Net Income to the extent such payments relate to leases that would have been treated as operating leases prior to such change in GAAP.

“Net Orderly Liquidation Value” means the orderly liquidation value (net of costs and expenses estimated to be incurred in connection with such liquidation) of the Eligible Inventory that is estimated to be recoverable in an orderly liquidation of such Eligible Inventory, as determined from time to time by reference to the most recent Inventory Appraisal.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates unless paid in compliance with Section 6.09) in connection with such event (including any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses, including title and recording

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expenses, associated therewith), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) and (iv) the amount of any reserves established to fund contingent liabilities (including post-closing adjustments) reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“Newco” means Isabelle Holding Company Inc., a Delaware corporation, as such corporation is to be converted into a Delaware limited liability company pursuant to the Acknowledgement and Waiver, and merged with and into Holdings promptly following the consummation of the Merger.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.10.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

“Operating Account” means account #898046220250, any disbursement account, and any replacement accounts or additional accounts of any Loan Party maintained with BofA as a zero balance, cash management account pursuant to and under any agreement between such Loan Party and BofA, as modified and amended from time to time, and through which all disbursements of any Loan Party and any designated Subsidiary of any Borrower are made and settled on a daily basis with no uninvested balance remaining overnight.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, except any such Taxes that are Connection Taxes imposed with respect to any assignment of a Loan or Commitment (other than an assignment made pursuant to Section 2.19(b)) treating the assignee and assignor with respect to any assignment as the Recipient for purposes of the definition of “Connection Taxes.”

“Overadvance” has the meaning assigned to such term in Section 2.04(a).

“Parent” has the meaning assigned to such term in the term “Permitted Payments to Parent”.

“Participant” has the meaning assigned to such term in Section 9.04(c).

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“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Patriot Act” means the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Paying Guarantor” has the meaning assigned to such term in Section 10.10.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any Acquisition by any Loan Party or a Restricted Subsidiary in a transaction that satisfies each of the following requirements:

(a) such Acquisition is not a hostile or contested Acquisition and shall have been approved by the proposed target’s (or proposed target’s parent’s) board of directors (or equivalent) governing body;

(b) the business acquired in connection with such Acquisition is not in any material fashion engaged, directly or indirectly, in any line of business other than the businesses in which any Borrower or any Loan Party is engaged on the Effective Date and any business activities that are similar, related, incidental, complementary or corollary thereto or a reasonable extension thereof;

(c) if such Acquisition is an Acquisition of the Equity Interests of a Person, such Acquisition (i) is structured so that the acquired Person shall become a Loan Party or a Restricted Subsidiary pursuant to the terms of this Agreement, provided, that such Person shall be permitted to become an Unrestricted Subsidiary if, after giving pro forma effect to such Acquisition, either (A) both (1) Availability is greater than the higher of 12.5% of the Commitments and $31,250,000 and (2) the Fixed Charge Coverage Ratio as of the last day of the Reference Period is greater than 1.0 to 1.0 or (B) Availability is greater than the higher of 17.5% of the Commitments and $43,750,000, and (ii) together with the consummation of the transactions contemplated in Section 5.13 in connection with such Acquisition, will not result in any violation of Regulation U;

(d) at or prior to the closing of the Acquisition, Holdings (or its Restricted Subsidiary making such Acquisition) and the proposed target (and, to the extent required, its Restricted Subsidiaries) shall have executed such documents, and taken such action, required under Section 5.13;

(e) any Borrower or any Loan Guarantor shall not, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected to have a Material Adverse Effect;

(f) in connection with an Acquisition of the Equity Interests in any Person which becomes a Restricted Subsidiary, all Liens on property of such Person shall be terminated unless such Liens are permitted pursuant to the Loan Documents, and in connection with an Acquisition of the assets of any Person, all Liens on such assets shall be terminated unless such Liens are permitted pursuant to the Loan Documents;

(g) all material governmental and third-party approvals necessary in connection with such Acquisition shall have been obtained and be in full force and effect;

(h) no Default or Event of Default exists or would result therefrom;

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(i) as soon as available, but not less than five (5) days (or such shorter period as approved by the Administrative Agent) prior to the consummation of any Acquisition having an Acquisition Consideration in excess of $75,000,000, the Borrower Representative shall provide to the Administrative Agent (i) notice of such Acquisition, (ii) a copy of the final form (or, if not available, the current draft) for the purchase agreement and all schedules and exhibits thereto and (iii) a certificate of a senior officer of the Borrower Representative certifying (and showing the calculations therefor in reasonable detail) that the Loan Parties would be in compliance with the requirements of clauses (c) through (h) preceding, including, if applicable, pro forma financial statements indicating compliance with Section 6.04(p); and

(j) prior to inclusion of the Accounts and Inventory acquired in connection with any such Acquisition in the determination of the Borrowing Base (which, for the avoidance of doubt, must be owned by a Borrower), (i) the Administrative Agent shall have obtained an Inventory Appraisal with respect to such Inventory and conducted an audit and field examination of such Accounts to its reasonable satisfaction; provided, that such acquired Accounts and Inventory that otherwise satisfy the eligibility criteria (as determined in good faith by the Company based on a review of such eligibility criteria and the due diligence for such Acquisition) may be included in the Borrowing Base for a period not to exceed 60 days and in an aggregate amount not to exceed 10% of the Borrowing Base pending such field examination and appraisal and (ii) any applicable Reserves have been established by the Administrative Agent in consultation with the Company, and all appropriate lien filings and collateral documentation have been duly completed, executed and delivered to the Administrative Agent, in each case, to the extent required by, and in accordance with, the Loan Documents.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment and subject to the requirements, as applicable, of Section 2.22.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments or other governmental charges or levies that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits and other assets pledged to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01;

(f) easements, zoning restrictions, rights-of-way, minor defects or irregularities of title and similar encumbrances on real property that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of business of any Borrower or any Restricted Subsidiary;

(g) landlords’ and lessors’ and other like Liens in respect of rent not in default; and

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(h) any interest or title of a lessee, licensee, lessor or licensor under any lease or sublease entered into by a Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased or licensed;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holders” means (a) the Sponsors and members of management of Holdings, the Company or a direct or indirect parent of Holdings and (b) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 or any successor provision) of which any of the foregoing are members; provided, however, that, in the case of such group and without giving effect to the existence of such group or any other group, the entities set forth in the foregoing clause (a), collectively, have beneficial ownership of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings or any direct or indirect parent of Holdings.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) investments in money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

(f) investments in securities with maturities of six months or less from the date of acquisition and rated at least “A” by S&P or “A” by Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service).

“Permitted Payments to Parent” means, without duplication as to amounts:

(a) any Restricted Payment made to any direct or indirect parent company of Holdings (collectively, a “Parent”) to be used by Parent solely (i) to pay its franchise taxes and other fees required to maintain its corporate existence, (ii) to pay for general corporate and overhead expenses (including salaries and other compensation (including bonuses and benefits) of the employees and directors, board activities, insurance, legal, accounting, corporate reporting and filing, administrative and other general operating expenses) incurred by Parent in the ordinary course of business and attributable to the

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ownership or operations of Holdings and its Subsidiaries, (iii) to pay any reasonable and customary indemnification claims made by directors or officers of the Company or Parent and attributable to the ownership or operations of Holdings and its Subsidiaries, (iv) to pay expenses incurred in connection with offerings of securities, debt financings, acquisitions, dispositions or other non-ordinary course transactions for Holdings and its Subsidiaries and (v) to satisfy principal, interest and other payment obligations of Holdings on Indebtedness of Parent, the proceeds of which were contributed to Holdings; provided, however, that all such Restricted Payments pursuant to this clause (a) shall not exceed in the aggregate $15,000,000 per year; and

(b) payments to Parent in respect of federal, state or local income, franchise or similar taxes of Holdings and its Subsidiaries (“Tax Payments”); provided, however, that the aggregate Tax Payments shall not exceed (i) the aggregate amount of the relevant tax (including any penalties and interest) that Holdings would owe after the Effective Date for United States Federal, state and local income tax purposes filing a separate tax return (or a consolidated or combined return with any Subsidiaries of Holdings that are members of a consolidated or combined group with Parent), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Holdings and its Subsidiaries, less (ii) the amount of any income taxes that Holdings or its Subsidiaries pay directly to a taxing authority after the Effective Date.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

“Prime Rate” means the rate of interest announced by BofA from time to time as its prime rate. Such rate is set by BofA on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

“Pro Forma Adjustment” means for the most recently ended four fiscal quarters that includes all or any part of a fiscal quarter ending prior to the end of any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the EBITDA of Holdings and its Subsidiaries, the pro forma increase or decrease in such Acquired EBITDA or such EBITDA, as the case may be, projected in good faith as a result of (a) actions taken or expected to be taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Borrowers and the Restricted Subsidiaries; provided that, so long as such actions are taken or expected to be taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such EBITDA, as the case may be, that such cost savings will be realizable during the entirety of the most recently ended four fiscal quarters, or such

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additional costs, as applicable, will be incurred during the entirety of such the most recently ended four fiscal quarters; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such EBITDA, as the case may be, for the most recently ended four fiscal quarters.

“Pro Forma Adjustment Certificate” means any certificate of a Financial Officer of Holdings delivered pursuant to Section 5.01 (c).

“Pro Forma Basis” has the meaning assigned to such term in the Term Loan Agreement, as in effect on the Term Loan Closing Date and inclusive of the effect of Section 1.04 of the Term Loan Agreement thereon (but, for the avoidance of doubt, such definition does not apply to the term “pro forma basis” used without capitalization herein).

“Pro Forma Entity” has the meaning assigned to such term in the definition of “Acquired EBITDA”.

“Projections” has the meaning assigned to such term in Section 5.01(d).

“Protective Advances” has the meaning assigned to such term in Section 2.04(a).

“Qualified ECP” means a Loan Party with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

“Qualified Holdings Debt” means unsecured Indebtedness of Holdings (other than the Holdings Notes and any Holdings Refinancing Indebtedness) that (a) is not subject to any Guarantee by any Subsidiary of Holdings, (b) will not mature prior to the date that is 180 days after the Maturity Date, (c) has no scheduled amortization or scheduled payments of principal prior to the date that is 180 days after the Maturity Date and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (d) below), and (d) has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities; provided, that the Company shall have delivered a certificate of a Financial Officer to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement (and such certificate shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Company within such five Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees)); provided, further, that any such Indebtedness shall constitute Qualified Holdings Debt only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default shall have occurred and be continuing.

“Qualifying IPO” means the issuance and sale by Holdings or any other Person of which Holdings is a direct or indirect wholly-owned Subsidiary of its Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) pursuant to which Net Proceeds of at least $30,000,000 are received by or contributed to the Company.

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“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable, in its capacity as a Person receiving a payment under the Loan Documents.

“Reference Period” means the most recent four consecutive fiscal quarters for which financial statements have been delivered pursuant Section 5.01(a) or Section 5.01(b).

“Register” has the meaning assigned to such term in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, partners, advisors, controlling persons and other representatives of such Person and such Person’s Affiliates.

“Rent Reserve” means the aggregate of (a) all past due rent and other amounts owing by a Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses, any Collateral or could assert a Lien on any Collateral and (b) a reserve equal to at least three months’ rent and other charges that could be payable to any such Person (unless it has executed a Collateral Access Agreement).

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrowers’ assets from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders having Credit Exposure and unused Commitments representing more than 50% of the sum of the total Credit Exposure and unused Commitments at such time.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

Reserve Percentage: the reserve percentage (expressed as a decimal, rounded up to the nearest 1/16th of 1%) applicable to member banks under regulations issued by the Board for determining the maximum reserve requirement for Eurocurrency liabilities.

“Reserves” means the Debt Reserve, Dilution Reserve, Inventory Reserve, Rent Reserve, Banking Services Reserve, reserve for Swap Obligations and any other reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain with respect to the Collateral or any Loan Party.

“Restricted Debt Payments” has the meaning assigned to such term in Section 6.08(b).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Company or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

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“Restricted Subsidiary” means any Subsidiary of a Borrower or Holdings other than an Unrestricted Subsidiary.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and an amount equal to its Applicable Percentage of the aggregate principal amount of Swingline Loans at such time.

“Revolving Lender” means, as of any date of determination, a Lender with a Commitment or, if the Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission.

“Second Supplemental Indenture” has the meaning assigned to such term in the term “Company Notes Indenture”.

“Secured Obligations” means all Obligations, together with all (a) Banking Services Obligations and (b) Swap Obligations owing to one or more Lenders, Lead Arrangers or their respective Affiliates at the time of the entry into such Swap Obligations; provided that, other than with respect to BofA and its Affiliates, within ten (10) Business Days (or such later time as the Administrative Agent and the Borrower Representative may agree in their reasonable discretion) after any transaction relating to such Banking Services Obligation or Swap Obligation is entered into, the Borrower Representative and the Lender, Lead Arranger or Affiliate of a Lender or Lead Arranger party thereto shall have delivered written notice (including by e-mail) to the Administrative Agent (i) stating that such a transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents, (ii) describing such Banking Services Obligation or Swap Obligation and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, which amount may be established or increased (by further written notice to the Administrative Agent from time to time) as long as no Default or Event of Default exists and no Overadvance would result therefrom and (iii) agreeing to be bound by Section 2.18(b) and Article VIII; provided, further, that the Secured Obligations of a Loan Party shall not include its Excluded Swap Obligations.

“Secured Parties” has the meaning assigned to such term in the Security Agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“Settlement” has the meaning assigned to such term in Section 2.05(c).

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“Settlement Date” has the meaning assigned to such term in Section 2.05(c).

“Sold Entity or Business” has the meaning assigned to such term in the definition of “EBITDA”.

“Solvency Certificate” has the meaning assigned to such term in Section 4.01(f).

“Specified Distribution” means a distribution made by Holdings on the Effective Date to fund a portion of the Merger Consideration and to pay the fees and expenses incurred in connection with the Transactions.

“Specified Equity Contribution” has the meaning assigned to such term in Section 7.02(a).

“Specified Investment” has the meaning assigned to such term in Section 6.04(p).

“Specified Loan Party” means a Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.12).

“Specified Merger Agreement Representations” means such of the representations made by (or related to) Holdings and its Subsidiaries with respect to Holdings and its Subsidiaries in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that Newco has (or its applicable affiliate has) the right to terminate its obligations (or otherwise not have an obligation to close) under the Merger Agreement as a result of a breach of one or more of such representations in the Merger Agreement.

“Specified Properties” means the properties (and the improvements thereon) owned by the Company and its Restricted Subsidiaries that are identified on Schedule 1.01 hereto.

“Sponsors” means GS Capital Partners VI, L.P., P2 Capital Master Fund I, L.P. and their respective Affiliates.

“Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding standby Letters of Credit at such time and (b) the aggregate amount of all LC Disbursements relating to standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Standby LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Standby LC Exposure at such time.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated in right of payment to the Secured Obligations to the written satisfaction of the Administrative Agent.

“subsidiary” means, with respect to any Person (for purposes of this definition only, the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

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“Subsidiary” means any direct or indirect subsidiary of the Company or a Loan Party, as applicable.

“Supermajority Lenders” means, at any time, Lenders having Credit Exposure and unused Commitments representing at least 66.67% of the sum of the total Credit Exposure and unused Commitments at such time.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Restricted Subsidiaries shall be a Swap Agreement.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Swingline Exposure” means, at any time, the sum of the aggregate amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means BofA, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” has the meaning assigned to such term in Section 2.05(a).

“Syndication Agent” means Goldman Sachs Lending Partners LLC.

“Tax Payments” has the meaning assigned to such term in the definition for “Permitted Payments to Parent”.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loans” means the loans and advances made pursuant to the Term Loan Agreement by the lenders from time to time party thereto.

“Term Loan Agreement” means that certain First Lien Term Loan Agreement dated as of March 17, 2014, among the Company, as borrower, Holdings and the subsidiaries of the Company from time to time party thereto, as guarantors, Barclays Bank PLC, as administrative agent, and the lenders from time to time party thereto, as it may be amended or otherwise modified or replaced from time to time.

“Term Loan Closing Date” means the date on which the initial Term Loans are advanced under the initial Term Loan Agreement.

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“Term Loan Documents” has the meaning assigned to the term “Loan Documents” in the Term Loan Agreement (or any similar term in any successor agreement).

“Total Leverage Ratio” has the meaning assigned to such term (including the component definitions therein) in the Term Loan Agreement, as in effect on the Term Loan Closing Date.

“Transactions” means (a) the execution, delivery and performance by the Loan Parties of this Agreement, the borrowing of Loans and other credit extensions, the use of the proceeds thereof in accordance with Section 5.08 and the issuance of Letters of Credit hereunder, (b) the consummation of the Equity Contribution, (c) the consummation of the Merger and the payment of the Merger Consideration in accordance with the terms of the Merger Agreement, (d) the issuance of the Holdings Notes and (e) the execution and delivery of, and solicitation of consents for, the Second Supplemental Indenture.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to LIBOR or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted Subsidiary” means any Subsidiary of any Borrower that is acquired or created after the Effective Date and designated by the Borrower Representative at the time of acquisition or formation thereof as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that the Borrowers shall only be permitted to so designate a new Unrestricted Subsidiary after the Effective Date and so long as:

(a) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing;

(b) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Term Loan Documents, the Holdings Notes Documents or any other Indebtedness of Holdings or its Subsidiaries (other than Indebtedness of another Unrestricted Subsidiary); and

(c) no Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary at any time after being so designated as an Unrestricted Subsidiary;

(d) immediately after giving effect to such designation, Holdings, the Company and its Restricted Subsidiaries shall be in compliance, on a pro forma basis, with the covenant set forth in Section 6.12, whether or not a Covenant Trigger Period then exists, as demonstrated to the reasonable satisfaction of the Administrative Agent;

(e) no Subsidiary shall be designated as an Unrestricted Subsidiary if such Subsidiary owns (directly or indirectly) any Equity Interests or Indebtedness of, or holds Liens on any property of, Holdings, any Borrower or any Restricted Subsidiary; and

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(f) no Subsidiary shall be designated as an Unrestricted Subsidiary if it (i) is a party to any agreement, contract, arrangement or understanding with Holdings, any Borrower or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings, such Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdings, any Borrower or any Restricted Subsidiary, and (ii) is a Person with respect to which Holdings, any Borrower or any of the Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an investment by its parent therein at the date of designation in an amount equal to the net book value of its parent’s investment immediately prior to such designation therein. Any contingent obligations or Guarantee incurred by Holdings, any Borrower or any Restricted Subsidiary in respect of any Indebtedness or other obligations of the Subsidiary being so designated (including those incurred prior to such designation) will be deemed to have been incurred at the time of such designation.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.17(f).

“Wilmar Financial” has the meaning assigned to such term in the preamble of this Agreement.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Borrower or the Administrative Agent as required by applicable Requirement of Law.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to a Subsidiary, Excluded Subsidiary, Restricted Subsidiary or Unrestricted Subsidiary shall, unless the context shall

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otherwise require, refer to such a Subsidiary of a Loan Party, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. In the event that historical accounting practices, systems or reserves relating to the components of the Borrowing Base are modified in a manner that is adverse to the Lenders in any material respect, the Borrowers will agree to maintain such additional reserves (for purposes of computing the Borrowing Base) in respect to the components of the Borrowing Base and make such other adjustments (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base) as may be requested by the Administrative Agent in its reasonable credit judgment.

ARTICLE II

THE CREDITS

SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (b) the Aggregate Credit Exposure exceeding the lesser of (x) the Commitments or (y) the Borrowing Base, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.04. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02 Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments. Any Protective Advance and any Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05, respectively.

(b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower Representative may request in accordance herewith, provided that all Borrowings made on the Effective Date must be made as ABR Borrowings but may be converted into Eurodollar Borrowings in accordance with Section 2.08. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement; provided further that any such branch or Affiliate shall be treated for purposes of Section 2.17 of this Agreement (and related defined terms) as if it were a Lender in respect of its making such Eurodollar Loan and shall be entitled to the indemnities and similar provisions, and shall be subject to the limitations and requirements of such indemnities and similar provisions, contained in Section 2.17.

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(c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. ABR Revolving Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower Representative shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Borrower Representative or by telephone (a) in the case of a Eurodollar Borrowing, not later than noon, Atlanta time, two Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than noon, Atlanta time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., Atlanta time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower Representative. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i) the name of the applicable Borrower;

(ii) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the applicable Borrower(s) shall be deemed to have selected an Interest Period of 30 days’ duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Protective Advances. (a) Subject to the limitations set forth below, (i) the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrowers, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations or (C) to pay any

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other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents and (ii) the Administrative Agent may require the Lenders to honor requests for Loans when the aggregate Loans exceed, or would exceed upon the funding of such Loans, the Borrowing Base (“Overadvance”) and to forbear from requiring Borrowers to cure an Overadvance (A) when no other Event of Default is known to the Administrative Agent, as long as the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Loans are required) and (B) regardless of whether an Event of Default exists, if the Administrative Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance does not continue for more than 30 consecutive days (any of such Loans described in this clause (a) are herein referred to as “Protective Advances”); provided that, the aggregate amount of all Protective Advances (including Overadvances) outstanding at any time shall not at any time exceed 10% of the Commitments and the aggregate amount of all Overadvances may not exceed 7.5% of the Borrowing Base; provided further that, the aggregate amount of outstanding Protective Advances plus the aggregate Revolving Exposure of all Lenders shall not exceed the Commitments. Protective Advances may be made or permitted to exist even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be ABR Borrowings. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b). Any funding of a Protective Advance or sufferance of an Overadvance shall not constitute a waiver by the Administrative Agent or Lenders of any Event of Default.

(b) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance. In no event shall any Borrower or other Loan Party be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

SECTION 2.05 Swingline Loans.

(a) The Administrative Agent, the Swingline Lender and the Revolving Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests an ABR Borrowing, the Swingline Lender may elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the Revolving Lenders and in the amount requested, same day funds to the Borrowers on the applicable Borrowing date to the Funding Account(s) (each such Loan made solely by the Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “Swingline Loan”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.05(c). Each Swingline Loan shall be subject to all the terms and conditions applicable to other ABR Loans funded by the Revolving Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for

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its own account. In addition, during any Dominion Trigger Period, the Borrowers hereby authorize the Swingline Lender to, and the Swingline Lender shall, subject to the terms and conditions set forth herein (but without any further written notice required), not later than 1:00 p.m., Atlanta time, on each Business Day, make available to the Borrowers by means of a credit to the Funding Account(s), the proceeds of a Swingline Loan to the extent necessary to pay items to be drawn on any Operating Account that day (as determined based on notice from the Administrative Agent). The aggregate amount of Swingline Loans outstanding at any time shall not exceed $30,000,000. The Swingline Lender shall not make any Swingline Loan if the requested Swingline Loan exceeds Availability (before giving effect to such Swingline Loan) or if the Required Lenders have notified the Swingline Lender in writing that the conditions to a Borrowing in Section 4.02 are not satisfied. All Swingline Loans shall be ABR Borrowings.

(b) Upon the making of a Swingline Loan (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan), each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender without recourse or warranty, an undivided interest and participation in such Swingline Loan in proportion to its Applicable Percentage of the Commitments. The Swingline Lender may, at any time, require the Revolving Lenders to fund their participations. From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Swingline Loan purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Loan.

(c) The Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Revolving Lenders on at least a weekly basis or on any date that the Administrative Agent elects, by notifying the Revolving Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon Atlanta time on the date of such requested Settlement (the “Settlement Date”). Each Revolving Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Revolving Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 2:00 p.m., Atlanta time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Revolving Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Revolving Lender on such Settlement Date, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.07.

SECTION 2.06 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit for its own account or for the account of another Borrower or any wholly-owned Subsidiary of the Borrower Representative, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit),

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the Borrower Representative shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $45,000,000 and (iv) the Aggregate Credit Exposure shall not exceed the lesser of (x) the Commitments and (y) the Borrowing Base. An Issuing Bank shall not issue (or increase, extend or renew) a Letter of Credit if the Required Lenders have notified such Issuing Bank in writing that the conditions therefor in Section 4.02 are not satisfied.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any standby Letter of Credit may contain customary automatic renewal provisions agreed upon by the applicable Borrower and the applicable Issuing Bank pursuant to which the expiration date is automatically extended by a specific time period (but not to a date later than the date set forth in clause (ii) above).

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 a.m., Atlanta time, on the date that such LC Disbursement is made, if the Borrower Representative shall have received notice of such LC Disbursement prior to 9:00 a.m., Atlanta time, on such date, or, if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 11:00 a.m., Atlanta time, on the Business Day immediately following the day that the Borrower Representative receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05

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that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such applicable Issuing Bank, then to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrowers’ joint and several obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of bad faith, gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

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(g) Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Issuing Banks. An Issuing Bank (other than BofA except to the extent that BofA ceases to be a Lender) may resign at any time and any existing Lender may become an Issuing Bank at any time, in each case by written agreement among the Borrower Representative, the Administrative Agent, the retiring Issuing Bank or additional Issuing Bank (as applicable). The Administrative Agent shall notify the Revolving Lenders of any such additional Issuing Bank. At the time any such resignation shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the retiring Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such addition of an Issuing Bank, the additional Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it. After the resignation of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 103% of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Section 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrowers hereby grant the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not

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so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all such Defaults have been cured or waived.

(k) Existing Letters of Credit. On the Effective Date, (i) each Existing Letter of Credit, to the extent outstanding, shall be automatically and without further action by the parties thereto deemed converted into Letters of Credit issued pursuant to this Section 2.06 at the request of the Borrower Representative and subject to the provisions hereof as if such Existing Letters of Credit had been issued on the Effective Date, (ii) such Letters of Credit shall each be included in the calculation of “LC Exposure” and, to the extent applicable and without duplication, in the definitions of “Commercial LC Exposure” and “Standby LC Exposure” and (iii) all liabilities of the Borrowers and the other Loan Parties with respect to such Existing Letters of Credit shall constitute Obligations. No Existing Letter of Credit converted in accordance with this Section 2.06(k) shall be amended, extended or renewed except in accordance with the terms hereof. Notwithstanding the foregoing, the Borrowers shall not be required to pay any additional issuance fees with respect to the issuance of the Existing Letters of Credit solely as a result of such letter of credit being converted into a Letter of Credit hereunder, it being understood that the fronting, participation and other fees set forth in Section 2.12(b) shall otherwise apply to such Existing Letters of Credit.

SECTION 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Atlanta time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that, Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower Representative by promptly crediting the amounts so received, in like funds, to the Funding Account(s); provided that ABR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank and (ii) a Protective Advance shall be retained by the Administrative Agent.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08 Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing,

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shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans or Protective Advances, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower Representative.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of 30 days’ duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

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SECTION 2.09 Termination and Reduction of Commitments; Increase in Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Borrowers may at any time terminate the Commitments upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon and on any Letters of Credit, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a back up standby letter of credit satisfactory to the Administrative Agent) equal to 103% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees, and (iv) the payment in full of all reimbursable expenses and other Obligations then due and owing together with accrued and unpaid interest thereon.

(c) The Borrowers may from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $25,000,000 and (ii) the Borrowers shall not reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Aggregate Credit Exposure would exceed the lesser of the Commitments and the Borrowing Base.

(d) The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities or other specified conditions, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition or conditions are not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(e) The Borrowers shall have the right to increase the Commitments by obtaining additional Commitments, either from one or more of the Lenders or another lending institution; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, (ii) the Borrower Representative, on behalf of the Borrowers, shall have the right to increase the Commitments on no more than four occasions, (iii) no existing Lender shall be obligated to provide any portion of such increase (any decision to increase being in such Lender’s sole discretion), (iv) the Administrative Agent and each Issuing Bank has approved the identity of any such new Lender, such approval not to be unreasonably withheld, (iv) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, (v) any such additional Commitments shall be on the same terms and conditions as the other existing Commitments (except as to fees agreed to among the Administrative Agent, the Borrowers and the Lenders providing such additional Commitments), (vi) the procedure described in Section 2.09(f) has been satisfied, (vii) such increase is permitted by the Term Loan Documents and the Holdings Notes Documents assuming that the increased Commitments are fully drawn (and, if such increase is permitted under the Term Loan Documents or the Holdings Notes Documents pursuant to a “borrowing base” calculation thereunder rather than a dollar or ratio based basket, (A) the Administrative Agent may require delivery of periodic certificates calculating such borrowing base under the Term Loan Documents and/or the Holdings Notes Documents and (B) the Borrowing Base under this Agreement may not exceed the lowest applicable borrowing base under the Term Loan Documents and the Holdings Notes Documents), (viii) no Default or Event of Default shall exist at the time of and after giving effect to any such increase, and (ix) Borrowers shall pay all fees and expenses incurred in connection with such increase (including any breakage costs).

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(f) Any amendment hereto for such an increase or addition shall be in form and substance reasonably satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers and the Lender(s) being added or increasing their Commitment, subject only to the approval of Required Lenders if any such increase would cause the Commitments to exceed $375,000,000. As a condition precedent to such an increase, the Borrower Representative shall deliver to the Administrative Agent (i) a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (2) no Default exists and (ii) such legal opinions and other documents as may be reasonably requested by the Administrative Agent.

(g) Within a reasonable time after the effective date of any increase, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrowers, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement. On the Business Day following any such increase, all outstanding ABR Borrowings shall be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders’ respective revised Applicable Percentages. Eurodollar Advances shall not be reallocated among the Lenders prior to the expiration of the applicable Interest Period in effect at the time of any such increase. All Availability dollar thresholds will be automatically adjusted ratably in accordance with any increase of the Commitments pursuant to this Section 2.09.

SECTION 2.10 Repayment of Loans; Evidence of Debt. (a) The Borrowers hereby jointly, severally and unconditionally promise to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date, and (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent.

(b) At all times that a Dominion Trigger Period is in effect, on each Business Day, the Administrative Agent shall apply all funds deposited in the Collateral Deposit Accounts on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) first to prepay any Protective Advances that may be outstanding, pro rata, second to prepay the Loans (including Swingline Loans) pro rata and third to cash collateralize outstanding LC Exposure.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

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(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION2.11 Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section.

(b) In the event and on such occasion that the Aggregate Credit Exposure exceeds the lesser of (A) the Commitments or (B) the Borrowing Base, the Borrowers shall prepay the Revolving Loans, LC Exposure and/or Swingline Loans in an aggregate amount equal to such excess.

(c) During a Dominion Trigger Period, in the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of a disposition or a casualty or condemnation event relating to Collateral included in the Borrowing Base, the Borrowers shall, within one Business Day after such Net Proceeds are received, prepay the Obligations in an amount equal to 100% of such Net Proceeds. A prepayment pursuant to this clause (c) shall be applied first to repay any Protective Advances that may be outstanding, pro rata, second to repay the Loans (including Swingline Loans) pro rata and third to cash collateral outstanding LC Exposure.

(d) The Borrower Representative shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than noon, Atlanta time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than noon, Atlanta time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12 Fees. (a) The Borrowers agree to pay to the Administrative Agent for the account of the Revolving Lenders a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the average daily amount of the Available Commitment during the period from and including the Effective Date to but excluding the date on which the Revolving Lenders’ Commitments terminate.

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Accrued commitment fees shall be payable quarterly in arrears on the first day of January, April, July and October and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(b) The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the applicable Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the applicable Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar quarter shall be payable on the first day of each calendar quarter following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13 Interest . (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at LIBOR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Each Protective Advance shall bear interest at the Alternate Base Rate plus the Applicable Rate for Revolving Loans plus 2%.

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all overdue principal of the Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.

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(e) Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed. The Alternate Base Rate or LIBOR, as applicable, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. If, for any reason (including inaccurate reporting on financial statements, a Borrowing Base Certificate or a Compliance Certificate), it is determined that a higher Applicable Rate should have applied to a period than was actually applied, then the proper rate shall be applied retroactively and the Borrowers shall immediately pay an amount equal to the difference between the amount of interest and fees that would have accrued using the proper rate and the amount actually paid.

SECTION 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that LIBOR for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15 Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or any Issuing Bank;

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(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes described in clauses (b) through (d) of the definition thereof and (C) Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise taxes or branch profits taxes) that are imposed on or measured by such Recipient’s loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent, such Lender or such Issuing Bank of making, converting to, continuing or maintaining (A) in the case of clauses (i) and (iii), any Eurodollar Loan or any Alternate Base Rate Loan determined by reference to LIBOR and (B) in the case of clause (ii), any Loan, or of maintaining its obligation to make any such Loan, or to increase the cost to the Administrative Agent, such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or such Issuing Bank (whether of principal, interest or any other amount) then, upon request of the Administrative Agent, such Lender or such Issuing Bank, the Borrowers will pay to such Person such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, together with a reasonably detailed calculation thereof and the assumptions upon which such calculation was based, shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

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SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event (which shall not include any lost profit or margin). In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at LIBOR that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 2.17 Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction or withholding for any Taxes except as required by Requirement of Law. If any Requirement of Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section) the Administrative Agent, Lender or an Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b) Without duplication, in addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Borrowers shall jointly and severally indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

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(d) Each Lender and each Issuing Bank shall indemnify the Borrowers and the Administrative Agent, within 10 days after written demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and reasonable expenses (including the fees, charges and disbursements of any counsel for the Borrowers or the Administrative Agent and including Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17(d)) incurred by or asserted against the Borrowers or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or such Issuing Bank, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered to the Borrowers or the Administrative Agent pursuant to Section 2.17(f). Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Bank, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 2.17(d).

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrower Representative shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Forms.

(i) Any Lender that is a United States person (within the meaning of Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of U.S. Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax.

(ii) Each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation), which ever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

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(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Certificate”) and (y) executed originals of IRS Form W-8BEN; and

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner.

In addition, upon request of the Borrowers, each Foreign Lender shall deliver such forms promptly upon the obsolescence, expiration, or invalidity of any form previously delivered by such Foreign Lender. Each Foreign Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

(iii) Any Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the applicable Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate; provided, the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(iv) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine

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that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.17, it shall promptly pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will the Administrative Agent or any Lender be required to pay any amount to any Borrower pursuant to this Section 2.17(g) the payment of which would place such Administrative Agent or Lender in a less favorable net after-Tax position than the Administrative Agent or Lender would have been in if the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17(g) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.

(h) For purposes of Section 2.17, the term “Lender” includes any Issuing Bank and the term “Requirement of Law” includes FATCA.

SECTION 2.18 Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Atlanta time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 300 Galleria Parkway, Suite 800, Atlanta, Georgia, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Any proceeds of Collateral received by the Administrative Agent (i) not constituting any of (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collateral Deposit Accounts when full cash dominion is in effect (which shall be applied in accordance with Section 2.10(b)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or

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expense reimbursements including amounts then due to the Administrative Agent and the applicable Issuing Banks from the Borrowers (other than in connection with Banking Services Obligations or Swap Obligations), second, to pay any fees, indemnities or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services Obligations or Swap Obligations), third, to pay interest due in respect of Protective Advances, fourth, to pay the principal of Protective Advances, fifth, to pay interest then due and payable on the Loans (other than Protective Advances) ratably, sixth, to prepay principal on the Loans (other than Protective Advances) and unreimbursed LC Disbursements ratably, seventh, to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing with respect to Banking Services Obligations and with respect to Swap Obligations owed to Lenders, Lead Arrangers or their respective Affiliates, ninth, to payment of any amounts owing with respect to Swap Obligations owed to Persons that were Lenders or Lead Arrangers at the time of entry into such Swap Obligations but which are no longer Lenders or Lead Arrangers at the time of such payment, or their Affiliates and tenth, to the payment of any other Secured Obligation due to the Administrative Agent or any Secured Party by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c) At the election of the Administrative Agent, (i) all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents and (ii) all payments of any check, ACH or electronic debit, or other payment item requested by the Borrowers from any controlled disbursement account with the Administrative Agent or any of its Affiliates at a time when there are insufficient funds to cover such payment, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent. Each Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of (A) principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and (B) any check, ACH or electronic debit, or other payment item presented for payment from any controlled disbursement account of any Borrower with the Administrative Agent or any of its Affiliates at a time when there are insufficient funds to cover such payment and in each case, agrees that all such amounts charged shall constitute Loans (including Swingline Loans, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative Agent for each payment of (A) principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and (B) any check, ACH or electronic debit, or other payment item presented for payment from any controlled disbursement account of any Borrower with the Administrative Agent or any of its Affiliates at a time when there are insufficient funds to cover such payment.

(d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC

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Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or each applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and apply any such amounts to, any future funding obligations of such Lender hereunder; application of amounts pursuant to (i) and (ii) above shall be made in such order as may be determined by the Administrative Agent in its discretion.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes (excluding Other Taxes) or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable or to be withheld pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b) If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes (excluding Other Taxes) or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders or the Supermajority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that (i) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects such Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender and (ii) any waiver, amendment or modification specified in clauses (i), (ii) and (iii) of the first proviso in Section 9.02(b) affecting a Defaulting Lender shall require the consent of such Defaulting Lender;

(c) if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Credit Exposures and such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments, (y) the conditions set forth in Section 4.02 are satisfied at such time and (z) after giving effect thereto, no Lender’s Credit Exposure would exceed its Commitment; and

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

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(iii) if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to Section 2.20(c), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lender is reallocated pursuant to Section 2.20(c), then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or

(v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.20(c), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and Letter of Credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such LC Exposure is cash collateralized and/or reallocated;

(d) no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and Defaulting Lenders shall not participate therein); and

(e) in the event and on the date that each of the Administrative Agent, the Borrowers, each Issuing Bank and the Swingline Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.21 Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.

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SECTION 2.22 Limitation on Permitted Discretion.

(a) The Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts and Eligible Inventory from time to time in its Permitted Discretion. In addition, the Administrative Agent reserves the right, at any time and from time to time after the Effective Date, to adjust any of the applicable criteria, to establish new criteria and to adjust advance rates with respect to Eligible Accounts and Eligible Inventory, in its Permitted Discretion, subject to Section 9.02.

(b) Notwithstanding the foregoing or any provision in this Agreement to the contrary, circumstances, conditions, events or contingencies arising prior to the Effective Date and disclosed to the Administrative Agent prior to the Effective Date shall not be the basis for any establishment or modification of Reserves, eligibility criteria or advance rates unless (i) in the case of Reserves and eligibility criteria, such category of Reserves or eligibility criteria were established on the Effective Date (which may include Reserves and eligibility criteria set forth in the initial Borrowing Base Certificate) or (ii) such circumstances, conditions, events or contingencies shall have changed since the Effective Date (other than with respect to the Banking Services Reserve or any reserve for Swap Obligations).

(c) Any exercise of Permitted Discretion with respect to Reserves (other than with respect to the Banking Services Reserve or any reserve for Swap Obligations) shall be based on a good faith reasonable determination of the Administrative Agent that (i) the circumstances, conditions, events or contingencies giving rise thereto will or reasonably could be expected to adversely affect the value of the Eligible Accounts or Eligible Inventory in the Borrowing Base, the enforceability or priority of the Administrative Agent’s Liens thereon or the amount the Secured Parties would likely receive in the liquidation of Eligible Accounts or Eligible Inventory in the Borrowing Base and (ii) the proposed action to be taken by the Administrative Agent to mitigate the effects described in clause (i) (including the amount of any Reserves) bears a reasonable relationship to the circumstance, condition, event or other contingency that is the basis therefor.

(d) Upon delivery of notice to the Borrower Representative by the Administrative Agent of its intent to establish or increase Reserves, the Administrative Agent shall be available to discuss the proposed Reserves or increase, and Borrowers may take such action as may be required so that the circumstance, condition, event or other contingency that is the basis for such Reserves or increase no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent in the exercise of its Permitted Discretion. In no event shall such notice and opportunity limit the right of the Administrative Agent to establish or change such Reserves, unless the Administrative Agent shall have determined in its Permitted Discretion that the circumstance, condition, event or other contingency that is the basis for such new Reserves or such change no longer exists or has otherwise been adequately addressed by Borrowers.

(e) In the event that the event, condition or other matter giving rise to the establishment of any Reserve shall cease to exist (unless the Administrative Agent determines there is a reasonable prospect that such event, condition or other matter will occur again within a reasonable period of time thereafter), the Borrower Representative may request in writing that the Administrative Agent discontinue the Reserve established pursuant to such event, condition or other matter (and the Administrative Agent will have a reasonable period of time to evaluate such request and will be available to discuss such request with the Borrower Representative).

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Lenders on the Effective Date and on each date a Loan is made or a Letter of Credit is issued, amended, renewed or extended, that the following statements are true and correct in all material respects; provided that any such representations and warranties that are qualified as to “materiality” shall be true and correct in all respects; provided further, that it is understood and agreed that the accuracy of the following representations and warranties made on the Effective Date, other than those specified in Section 4.01(s), shall not be a condition precedent to the effectiveness of this Agreement or to the making of the initial Loans and the issuance (or deemed issuance) of the initial Letters of Credit:

SECTION 3.01 Organization; Powers. Each of the Loan Parties and each of its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02 Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents, and (iii) such approvals, authorizations or consents the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect, (b) will not violate (i) the certificate or articles of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational documents of any Loan Party or any of its Restricted Subsidiaries and (ii) any material Requirement of Law applicable to any Loan Party or any of its Restricted Subsidiaries, (c) will not violate or result in a default under the Term Loan Agreement, the Holdings Notes Indenture or any other material indenture, agreement or instrument binding upon any Loan Party or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Restricted Subsidiaries, except Liens created pursuant to the Loan Documents and Liens permitted under Section 6.02.

SECTION 3.04 Financial Condition; No Material Adverse Effect. (a) The Company has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders equity and cash flows of Holdings (i) as of and for the fiscal years ended December 25, 2009, December 31, 2010 and December 30, 2011, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for (x) the fiscal quarter and the portion of the fiscal year ended March 30, 2012, (y) the fiscal quarter and the portion of the fiscal year ended June 29, 2012, and (z) if such date precedes the Effective Date by at least 45 days, the fiscal quarter and the portion of the fiscal year ended September 28, 2012, in each case certified by its chief financial officer. Such financial statements present

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fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Restricted Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 30, 2011.

SECTION 3.05 Properties. (a) As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by each Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default (i) by any Loan Party to any such lease or sublease or (ii) to the knowledge of the Loan Parties, by any other parties to any such lease or sublease exists, except for defaults that could not reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and its Restricted Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all its material real and personal property, free of all Liens other than those permitted by Section 6.02.

(b) Each Loan Party and its Restricted Subsidiaries owns, or is licensed to use, all material trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted. A correct and complete list of all trademark and patent registrations and filed applications and all material copyright registrations and filed applications owned by each Loan Party on the Effective Date is set forth on Schedule 3.05, and the use thereof by the Loan Parties and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 3.05 hereof, the Loan Parties are not, as of the date of this Agreement, bound by any material license agreement, licensing agreement or similar arrangement as licensor pursuant to which they have licensed any rights under any of their intellectual property to any Person other than Holdings and its Restricted Subsidiaries.

SECTION 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting the Loan Parties or any of their Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters described in Part A of Schedule 3.06) or (ii) that involve this Agreement or the Transactions (other than the Disclosed Matters described in Part B of Schedule 3.06).

(b) Except for matters that individually, or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party nor any of its Restricted Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) no Loan Party nor any of its Restricted Subsidiaries (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.

(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07 Compliance with Laws and Agreements. Each Loan Party and its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all

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indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08 Investment Company Status. No Loan Party nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09 Taxes. Each Loan Party and its Restricted Subsidiaries has timely filed or caused to be filed all federal, state and other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes that are material in amount required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves and (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect. No tax liens (other than liens for current period Taxes not yet due and payable) have been filed and no claims are being asserted with respect to any material amount of such taxes.

SECTION 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could be expected to have a Material Adverse Effect.

SECTION 3.11 Disclosure. Each Borrower and Holdings have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any Restricted Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers and Holdings represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may materially differ from the projected results.

SECTION 3.12 Material Agreements. All material agreements and contracts to which any Loan Party is a party or is bound as of the date of this Agreement are either (a) filed as exhibits to, or incorporated by reference in, the reports of Holdings that were filed with the SEC, prior to the Effective Date, or (b) listed on Schedule 3.12. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement or contract to which it is a party, except where such default could not reasonably be expected to have a Material Adverse Effect, or (ii) any agreement or instrument evidencing or governing Indebtedness in a principal amount, individually or in the aggregate, in excess of $20,000,000.

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SECTION 3.13 Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and on the date of each Borrowing and the date any Letter of Credit is issued, amended, renewed or extended, (a) the sum of the debt (including contingent liabilities) of Holdings and its Subsidiaries and the Company and its Subsidiaries, in each case on a consolidated basis, will not exceed the present fair saleable value of the present assets of Holdings and its Subsidiaries and the Company and its Subsidiaries, respectively, on a consolidated basis, (b) the present and fair saleable value of the assets of Holdings and its Subsidiaries and the Company and its Subsidiaries, in each case on a consolidated basis, is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of Holdings and its Subsidiaries and the Company and its Subsidiaries, respectively, in each case as they become absolute and matured, (c) the capital of Holdings and its Subsidiaries and the Company and its Subsidiaries, in each case on a consolidated basis, is not unreasonably small in relation to their respective businesses as contemplated on the date hereof, (d) Holdings and its Subsidiaries and the Company and its Subsidiaries, in each case on a consolidated basis, have not incurred and do not intend to incur, nor believe that they will incur, debts, including current obligations, beyond their ability to pay such debts as they become due (whether at maturity or otherwise), and (e) Holdings and its Subsidiaries and the Company and its Subsidiaries, in each case on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.

SECTION 3.14 Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and the Restricted Subsidiaries as of the Effective Date. As of the Effective Date, all premiums due and payable in respect of such insurance have been paid. The Borrowers and Holdings believe that the insurance maintained by or on behalf of the Company and the Restricted Subsidiaries is adequate.

SECTION 3.15 Capitalization and Subsidiaries. Schedule 3.15 sets forth as of the Effective Date (a) a correct and complete list of the name and relationship to Holdings of each and all of Holdings’ Subsidiaries, (b) a true and complete listing of each class of each of the Company’s authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of Holdings and each of its Subsidiaries. As of the Effective Date, all of the issued and outstanding Equity Interests owned by any Loan Party has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable.

SECTION 3.16 Security Interest in Collateral. The provisions of the Collateral Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, and when the actions set forth in the Collateral Documents to perfect such Liens are taken, such Liens will constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except (a) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement, (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral, and (c) as provided in the Intercreditor Agreement (to the extent applicable).

SECTION 3.17 Employment Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of the Loan Parties and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters to the extent such violation could

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reasonably be expected to result in a Material Adverse Effect. All payments due from any Loan Party or any Restricted Subsidiary, or for which any claim may be made against any Loan Party or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Restricted Subsidiary other than payments the failure of which to make could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.18 Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

SECTION 3.19 Permitted Indebtedness. The execution, delivery and performance of the Loan Documents and the incurrence of the Obligations do not conflict with or violate the Term Loan Agreement or the Holdings Notes Indenture. This Agreement and the Obligations constitute a “Credit Facility” permitted under and as defined in the Holdings Notes Indenture. This Agreement and the Obligations constitute a “Revolving Facility” permitted under and as defined in the Term Loan Agreement.

SECTION 3.20 OFAC. No Loan Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) to the best of its knowledge, engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

SECTION 3.21 Patriot Act, Etc. Each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 3.22 Margin Regulations. No Loan Party is engaged principally, as one or more of its important activities, in the business of extending credit for the purpose of purchasing any “margin stock” as defined in Regulation U. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

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ARTICLE IV

CONDITIONS

SECTION 4.01 Effective Date. The obligations of the Lenders to make the initial Loans and of the Issuing Banks to issue the initial Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived with the consent of all Lenders):

(a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to each such requesting Lender and a written opinion of the Loan Parties’ counsel, addressed to the Administrative Agent, each Issuing Bank and the Lenders in form and substance reasonably acceptable to the Administrative Agent and the Lead Arrangers.

(b) Officer’s Certificates; Certified Certificate of Organization; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its secretary or assistant secretary, which shall (A) certify the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party as of a recent date and a true and correct copy of its by-laws or operating, management or partnership agreement and (D) in the case of the Borrower Representative, certify as to the condition precedent set forth in clause (h) below, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization.

(c) Fees. The Lenders, the Administrative Agent and the Lead Arrangers shall have received on the Effective Date all fees required to be paid, and all expenses for which invoices have been presented at least three days prior to the Effective Date (including the reasonable fees and expenses of legal counsel). All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Effective Date.

(d) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where the Loan Parties are organized (including relevant prior names), and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.

(e) Pay-Off Letter. The Administrative Agent shall have received a satisfactory pay-off letter for the Existing Credit Agreement to be repaid from the proceeds of the Revolving Loans advanced on the Effective Date, confirming that the Existing Credit Agreement, all commitments thereunder and all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with such payment.

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(f) Solvency. The Administrative Agent shall have received the Solvency Certificate set forth as Exhibit H hereto (the “Solvency Certificate”) from a Financial Officer.

(g) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of the end of the most recent calendar month ended at least 15 days prior to the Effective Date.

(h) Closing Availability. After giving effect to all Borrowings to be made on the Effective Date and the issuance (or deemed issuance) of any Letters of Credit on the Effective Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, the Availability shall not be less than $50,000,000.

(i) Pledged Stock; Stock Powers. The Administrative Agent shall have received all certificates representing the Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

(j) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(k) Insurance. The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.09 and Section 4.11 of the Security Agreement.

(l) Appraisals. The Lead Arrangers shall have received the Inventory Appraisal in form and scope consistent with the appraisal conducted by HILCO Appraisal Services, LLC dated October 19, 2011 (it being acknowledged that this condition has been satisfied as of the Effective Date by the delivery of the Inventory Appraisal dated June 27, 2012).

(m) Field Examinations. The Lead Arrangers shall have received a satisfactory field examination of the Borrowers’ and the other Loan Guarantors’ books, records and Collateral conducted in a customary manner as conducted by the Administrative Agent in connection with similar asset based lending facilities (it being acknowledged that this condition has been satisfied as of the Effective Date).

(n) No Company Material Adverse Effect. (i) From December 31, 2011 through the date of the Commitment Letter, except as set forth in (A) the Company SEC Documents (excluding, in each case, any disclosures contained or referenced therein under the captions “Risk Factors” or “Forward Looking Statements” and any other disclosures contained or referenced therein relating to information, factors or risks that are predictive, cautionary or forward looking in nature) filed with the SEC after December 31, 2011 and prior to the date of the Merger Agreement (and then (1) only to the extent that the relevance of any disclosed event, item or occurrence in such Company SEC Documents to a matter covered by this condition is reasonably apparent as to matters and items which are subject of such representation or warranty, (2) other than any matters required to be disclosed for purposes of Sections 3.1, 3.2, 3.3, 3.6 and 3.7 of the Merger Agreement, which matters shall only be disclosed by specific disclosure in the respective corresponding section of the Company Disclosure Letter), and (3) without giving effect to any amendment to any such documents filed on or after the date of the Commitment Letter) or (B) the corresponding sections or subsections of the Company Disclosure Letter (it being acknowledged and

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agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection only to the extent that the relevance of such disclosure to such other section or subsection is reasonably apparent on the face of such disclosure) and (ii) since the date of the Commitment Letter, there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(o) Merger Consummation. The Merger shall have been consummated, or substantially simultaneously with the initial Borrowings hereunder, shall be consummated, in all material respects in accordance with the terms of the Merger Agreement, without giving effect to any modifications, amendments, consents or waivers thereto or thereunder, in each case that are materially adverse to the Lenders or the Lead Arrangers as reasonably determined by the Lead Arrangers (it being understood that any modification, amendment, consent or waiver (i) to the definition of “Company Material Adverse Effect”, (ii) to the condition that the representations regarding the accuracy of Section 3.10 of the Merger Agreement be true and correct in all respects when made and as of the date of the consummation of the Merger as of the time when made, and (iii) to Section 3.10 of the Merger Agreement or Section 3.10 of the Company Disclosure Letter shall be deemed to be material and adverse to the interests of the Lenders and the Lead Arrangers), without the prior consent of the Lead Arrangers.

(p) Equity Contribution. The Equity Contribution shall have been made.

(q) Second Supplemental Indenture. The Second Supplemental Indenture shall be effective.

(r) Historical Financials. The Lead Arrangers shall have received (i) audited consolidated balance sheets of Holdings and related statements of income, changes in equity and cash flows of Holdings as of and for the fiscal years ended December 25, 2009, December 31, 2010 and December 30, 2011, and (ii) unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of Holdings for the fiscal quarters ended March 30, 2012, June 29, 2012 and, if such date precedes the Effective Date by at least 45 days, September 28, 2012.

(s) Representations and Warranties. Each of (i) the Specified Merger Agreement Representations and (ii) the representations and warranties in Sections 3.01, 3.02, 3.03(b)(i) and (c), 3.08, 3.13, 3.16, 3.19, 3.20, 3.21 and 3.22 shall be true and correct in all material respects on and as of the Effective Date; provided, that any such representation and warranty that is qualified as to “materiality” shall be true and correct in all respects.

(t) Patriot Act, Etc. The Administrative Agent and the Lead Arrangers shall have received, at least three days prior to the Effective Date, all customary documentation and other information about Holdings, the Company and the other Loan Guarantors as has been reasonably requested in writing at least five days prior to the Effective Date by the Administrative Agents or the Joint Bookrunners that they reasonably determine is required under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

(u) Closing Certificate. The Administrative Agent shall have received a certificate, signed by an authorized officer of the Borrower Representative, on the Effective Date certifying that the conditions set forth in clauses (n), (o), (p), (q) and (s) of this Section 4.01 have been satisfied and attaching thereto true and complete copies of (A) the fully-executed Merger Agreement and the other material documents evidencing the closing of the transactions contemplated by the Merger Agreement and (B) the fully-executed Second Supplemental Indenture.

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(v) Pro Forma Financial Statements. The Lead Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of Holdings as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Effective Date, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements), which shall be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended (subject to exceptions customary for offerings conducted under Rule 144A or otherwise mutually agreed), including preliminary adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

(w) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent, any Issuing Bank, any Lender or their respective counsel may have reasonably requested.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived with the consent of all Lenders) at or prior to 11:59 p.m., New York City time, on November 29, 2012 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time). The acceptance by the Borrowers of the initial Borrowings and the issuance (or deemed issuance) of the initial Letters of Credit hereunder shall constitute a representation and warranty that all of the representations and warranties of the Borrowers set forth in this Agreement are true and correct.

SECTION 4.02 Each Credit Event. Other than the initial Borrowings and Letters of Credit issued (or deemed issued) on the Effective Date, the obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable; provided, that any such representations and warranties that are qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects (it being understood that such representations and warranties that relate solely to an earlier date or period shall be true and correct in all material respects as of such earlier date or for the respective period, as the case may be).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) Availability is not less than the amount of the proposed Borrowing or Letters of Credit.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

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ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired, been cash collateralized, backstopped or terminated and all LC Disbursements shall have been reimbursed (in each case other than contingent indemnification obligations for which no claim has been identified), each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the Loan Parties, with the Lenders that:

SECTION 5.01 Financial Statements; Borrowing Base and Other Information. The Borrowers will furnish to the Administrative Agent:

(a) within 90 days after the end of each fiscal year of Holdings, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or another independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than with respect to the current maturity of the Obligations in the case of the audit for the fiscal year ending December 31, 2016 in the event such maturity is not extended) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of Holdings, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of Holdings as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Holdings in substantially the form of Exhibit C (a “Compliance Certificate”) (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth a reasonably detailed calculation of the Fixed Charge Coverage Ratio for the most recently ended four fiscal quarters (whether or not during a Covenant Trigger Period) and, if applicable, demonstrating compliance with Section 6.12, (iv) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor and (v) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

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(d) as soon as available, but in any event not more than 90 days after the end of each fiscal year of Holdings, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and cash flow statement) of Holdings for each month of the upcoming fiscal year (the “Projections”) in form consistent with the projections delivered to and approved by the board of directors of Holdings;

(e) as soon as available but in any event within 15 Business Days of the end of each calendar month end (or within 3 Business Days after the last Business Day of each week during any Covenant Trigger Period), as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith; provided, that the Borrowers may deliver updates to the Borrowing Base (i) in connection with any Permitted Acquisition, at least three Business Days prior to the consummation of such Permitted Acquisition, in which case, the Borrowing Base may include, as provided in clause (j) of the definition of “Permitted Acquisition”, the Eligible Accounts and Eligible Inventory acquired or to be acquired in connection with such Permitted Acquisition, and (ii) at such other times as the Administrative Agent may agree in its discretion;

(f) as soon as available but in any event within 15 Business Days of the end of each calendar month end (and within 3 Business Days after the last Business Day of each week during any Covenant Trigger Period), as of the period then ended, all of the collateral monitoring reporting requirements listed on Exhibit E;

(g) as soon as reasonably practicable following the Administrative Agent’s request (to the extent available):

(i) copies of invoices in connection with the invoices issued by the Borrowers in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

(ii) copies of purchase orders and invoices in connection with any Inventory or Equipment purchased by any Loan Party;

(iii) a schedule of account balances of all intercompany accounts of the Loan Parties; and

(iv) as of the period then ended, the Borrowers’ sales journal and cash receipts journal (identifying trade and non-trade cash receipts);

(h) as soon as reasonably practicable after the Administrative Agent’s request, but (so long as no Default is continuing) no more frequently than annually, an updated customer list for the Borrowers and their Restricted Subsidiaries, which list shall state the customer’s name, mailing address and phone number and shall be certified by a Financial Officer of the Borrower Representative as true and correct in all material respects to the best of the Financial Officer’s knowledge;

(i) as soon as reasonably practicable after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, any Borrower or any Restricted Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be;

(j) not later than any date on which financial statements are delivered with respect to the most recently ended four fiscal quarters in which a Pro Forma Adjustment is made as a result of the consummation of the acquisition of any Acquired Entity or Business by any Borrower or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment, a Pro Forma Adjustment Certificate; and

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(k) as soon as reasonably practicable following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

To the extent that any of the documents required to be delivered pursuant to Sections 5.01(a), (b) or (i) are also filed with the SEC, the Borrowers may fulfill such delivery requirements by providing the Administrative Agent, in writing, an internet link to a corresponding SEC filing that conforms with the requirements of such Sections. The Administrative Agent will promptly forward all deliveries and notices received by it from by the Loan Parties under this Section 5.01 to each of the Lenders (other than clauses (f) through (h), which will be made available to each Lender at such Lender’s request), which communication may be made by delivery of hard copies, email or posting the information to an intranet or internet site or other electronic communication methods adopted by the Administrative Agent, and will provide notice to each such Lender of the posting of any such intranet, internet or other electronic communication.

SECTION 5.02 Notices of Material Events. The Borrowers and Holdings will furnish to the Administrative Agent prompt written notice of the following:

(a) the occurrence of any Default;

(b) (i) any governmental investigation or any litigation or proceeding commenced or threatened against any Loan Party that (A) seeks damages in excess of $25,000,000, (B) seeks material injunctive relief, or (C) alleges criminal misconduct by any Loan Party, or (ii) receipt of any notice of any governmental investigation or any litigation or proceeding commenced or threatened by a Governmental Authority against any Loan Party that alleges any tax, fee, assessment, or other governmental charge in excess of $25,000,000;

(c) any Lien (other than Permitted Encumbrances and Liens permitted under Section 6.02(l) and (k)) or claim made or asserted against any Inventory or Accounts of any Loan Party;

(d) any loss, damage, or destruction to Inventory in the amount of $20,000,000 or more (or other Collateral in an amount of $40,000,000 or more), whether or not covered by insurance;

(e) any and all default notices received under or with respect to any leased location or public warehouse where Inventory with a fair market value exceeding $10,000,000 is located alleging non-payment of rent or other amounts due in excess of three months’ rent to the relevant landlord or warehouseman or any other material default;

(f) the entry by any Loan Party into a Swap Agreement, agreement to provide Banking Services or amendment thereto with a Lender or Lead Arranger or an Affiliate of a Lender or Lead Arranger that is intended to be secured by the Collateral, together with copies of all agreements evidencing such Swap Agreement, agreement to provide Banking Services or amendment thereto (which shall be delivered within ten (10) Business Days of entry into such Swap Agreement, agreement to provide Banking Services or amendment thereto);

(g) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(h) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

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Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. The Administrative Agent will promptly forward all notices received by it from the Loan Parties under this Section 5.02 to each of the Lenders, which communication may be made by delivery of hard copies, email or posting the information to an intranet or internet site or other electronic communication methods adopted by the Administrative Agent, and will provide notice to each such Lender of the posting of any such intranet, internet or other electronic communication.

SECTION 5.03 Existence; Conduct of Business. Each Loan Party will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except where the failure to so preserve, renew or keep in full force and effect any of the following could not reasonably be expected to result in a Material Adverse Effect, the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits for the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04 Payment of Obligations. Each Loan Party will, and will cause each Restricted Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05 Maintenance of Properties. Each Loan Party will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.06 Books and Records; Inspection Rights. Each Loan Party will, and will cause each Restricted Subsidiary to, (i) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by the Administrative Agent (including employees of the Administrative Agent or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Borrowers shall reimburse the Administrative Agent and/or its representatives for all reasonable charges, costs and expenses related thereto with respect to no more than one such inspection during each calendar year; provided, however, that if Availability is less than the greater of (a) $43,750,000 or (b) 17.5% of the Commitments at any time, the Borrowers shall reimburse the Administrative Agent and/or its representatives for all reasonable charges, costs and expenses related to a second such inspection during such calendar year; and provided, further, that there shall be no limitation on the number or frequency of inspections that shall be at the sole expense of the Borrowers if any Event of Default shall have occurred and be continuing. The limits set forth in the foregoing sentence on the number of inspections required to be reimbursed by the Borrowers shall not apply to, or include, any inspections conducted pursuant to

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clause (j) of the definition of “Permitted Acquisition”. The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders.

SECTION 5.07 Compliance with Laws. Each Loan Party will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08 Use of Proceeds. The proceeds of the Loans will be used (a) on the Effective Date (i) to refinance the Existing Credit Agreement, including the cash collateralization or back-to-back credit support of the outstanding letters of credit thereunder that are not Existing Letters of Credit and (ii) to make the Specified Distribution; provided that (1) the aggregate amount funded hereunder does not exceed $110,000,000 and (2) Availability is greater than 20% of the Commitments before and after giving effect thereto, and (b) following the Effective Date (i) to issue Letters of Credit and (ii) for the working capital needs and general corporate purposes of the Borrowers and the Restricted Subsidiaries, including to fund distributions permitted under Section 6.08. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.09 Insurance. Each Loan Party will, and will cause each Restricted Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire, business interruption and general liability) and such other hazards, as is reasonably available and is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations with asset-based loan facilities and (b) all insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

SECTION 5.10 Appraisals. Subject to the reimbursement limitations contained in the next sentence, at any time that the Administrative Agent requests the Borrowers and the Restricted Subsidiaries will provide the Administrative Agent with appraisals or updates thereof of their Inventory from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis reasonably satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations. The Borrowers shall reimburse the Administrative Agent for all reasonable charges, costs and expenses related thereto with respect to no more than one such appraisal during each calendar year; provided, however, that if Availability is less than the greater of (a) $43,750,000 or (b) 17.5% of the Commitments at any time, the Borrowers shall reimburse the Administrative Agent for all reasonable charges, costs and expenses related to a second such appraisal during such calendar year; and provided further, that there shall be no limitation on the number or frequency of appraisals and updates that shall be at the sole expense of the Borrowers if any Event of Default shall have occurred and be continuing. The limits set forth in the foregoing sentence on the number of appraisals required to be reimbursed by the Borrowers shall not apply to, or include, any appraisals obtained pursuant to clause (j) of the definition of “Permitted Acquisition”.

SECTION 5.11 Field Examinations. Subject to the reimbursement limitations contained in the next sentence, at any time that the Administrative Agent requests the Borrowers and the Restricted Subsidiaries will allow the Administrative Agent (or its designee) to conduct field examinations or updates thereof to ensure the adequacy of Collateral included in any Borrowing Base and related

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reporting and control systems, and prepared on a basis reasonably satisfactory to the Administrative Agent, such field examinations and updates to include, without limitation, information required by applicable law and regulations. The Borrowers shall reimburse the Administrative Agent for all reasonable charges, costs and expenses related thereto with respect to no more than one such field examination during each calendar year; provided, however, that if Availability is less than the greater of (a) $43,750,000 or (b) 17.5% of the Commitments at any time, the Borrowers shall reimburse the Administrative Agent for all reasonable charges, costs and expenses related to a second such field examination during such calendar year; and provided, further, that there shall be no limitation on the number or frequency of field examinations that shall be at the sole expense of the Borrowers if any Event of Default shall have occurred and be continuing. The limits set forth in the foregoing sentence on the number of field examinations required to be reimbursed by the Borrowers shall not apply to, or include, any field examinations conducted pursuant to clause (j) of the definition of “Permitted Acquisition”.

SECTION 5.12 Depository Banks. Each Loan Party will maintain the Administrative Agent or another Lender as its principal depository bank, including for the maintenance of operating, administrative, cash management, and other deposit accounts for the conduct of its business, provided, that, subject to Section 5.14, the Loan Parties shall maintain their collection accounts with BofA (or another financial institution selected by such Person and acceptable to the Administrative Agent), which collection accounts shall be subject to deposit account control agreements meeting the requirements of the Security Agreement.

SECTION 5.13 Additional Collateral; Further Assurances. (a) Subject to applicable law, each Borrower and each Restricted Subsidiary that is a Loan Party shall cause each of its Domestic Subsidiaries (other than an Excluded Subsidiary) formed or acquired after the date of this Agreement in accordance with the terms of this Agreement to become a Loan Party (either as a Borrower or a Loan Guarantor) by executing the Joinder Agreement set forth as Exhibit D hereto (the “Joinder Agreement”). Upon execution and delivery thereof, each such Person (i) shall automatically become a Borrower or Loan Guarantor hereunder as specified in such Joinder Agreement, and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, in any property of such Loan Party which constitutes Collateral of the types contemplated by the Collateral Documents.

(b) Each Loan Party will cause 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries (other than (i) Excluded Subsidiaries described in clauses (c) or (f) of the definition therefor and (ii) Excluded Subsidiaries described in clause (a) thereof to the extent that the constituent documents of such Excluded Subsidiaries prohibit the granting of Liens thereon) owned by it to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request.

(c) Without limiting the foregoing, each Loan Party will, and will cause each Restricted Subsidiary (other than an Excluded Subsidiary) to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.

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(d) If any material assets (other than assets not required to be Collateral under the terms of the Collateral Documents) are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien in favor of the Security Agreement upon acquisition thereof), the Borrower Representative will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Loan Parties will cause such assets to be subjected to a Lien securing the Secured Obligations and will take such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

(e) If any Loan Party grants Liens on any real property or any interest therein pursuant to, and in compliance with the requirements of Section 6.02(l), the Borrower Representative will notify the Administrative Agent thereof, and, the Loan Parties will cause such real property (or interest therein) to be subjected to a Lien securing the Secured Obligations, subject to the Intercreditor Agreement, and will take such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

(f) Notwithstanding anything to the contrary in this Section 5.13 or any other provision of this Agreement or any Collateral Document, Holdings shall not be required to grant or take any other action with respect to a security interest in any assets of Holdings (including the Equity Interests of the Company held by it); provided that, if at any time after the Term Loan Closing Date, (i) the Holdings Notes or any Holdings Refinancing Indebtedness are repaid, repurchased, redeeemed, defeased or otherwise acquired or retired, (ii) Holdings grants a security interest in any of its assets as security for any obligations under the Term Loan Documents or (iii) the Term Loans are no longer secured (the first to occur of an event under the foregoing clauses, a “Holdings Security Event”), Holdings shall, within 90 days of the Holdings Security Event, execute and deliver a Joinder Agreement in respect of the Security Agreement to the Administrative Agent pursuant to which it shall grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, in any property of Holdings which constitutes Collateral of the types contemplated by the Collateral Documents in effect at such time and Holdings shall execute and deliver to the Administrative Agent such additional documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of the Credit Agreement and the other Loan Documents with respect to security and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.

SECTION 5.14 Post-Closing Actions. Each Loan Party agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 5.14 as soon as commercially reasonable and by no later than the date set forth in Schedule 5.14 with respect to such action or such later date as the Administrative Agent may reasonably agree.

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ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired, been cash collateralized, backstopped or terminated and all LC Disbursements shall have been reimbursed (in each case other than contingent indemnification obligations for which no claim has been identified), the Loan Parties covenant and agree, jointly and severally, with the Lenders that:

SECTION 6.01 Indebtedness. No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(a) the Secured Obligations;

(b) the First Lien Obligations of Holdings, the Company or any Restricted Subsidiary in an aggregate principal amount that does not exceed the First Lien Debt Cap; provided, that (i) such Indebtedness is comprised of term loans or notes and has a final maturity date no earlier than the date that is 91 days following the Maturity Date and (ii) in the case of secured Indebtedness, the Liens securing such Indebtedness are subject to the Intercreditor Agreement.

(c) in the case of Holdings, the Holdings Notes in an aggregate principal amount not to exceed (x) the aggregate principal amount of the Holdings Notes outstanding immediately following the consummation of the Transactions less (y) the aggregate principal amount of the Holdings Notes redeemed, repurchased or retired (other than to the extent refinanced pursuant to Section 6.01(i));

(d) Indebtedness existing on the date hereof (other than the Term Loans and the Holdings Notes) and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness in accordance with clause (i) hereof;

(e) Indebtedness of any Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to any Borrower or any other Restricted Subsidiary, provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to any Borrower or any Subsidiary that is a Loan Party shall be subject to Section 6.04 and (ii) Indebtedness of any Borrower to any Restricted Subsidiary that is not a Loan Party and Indebtedness of any Restricted Subsidiary that is a Loan Party to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations and evidenced by a promissory note, in each case on terms and conditions satisfactory to the Administrative Agent;

(f) Guarantees by (i) Holdings of Indebtedness described in clause (b) and (ii) any Borrower of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of any Borrower or any other Restricted Subsidiary, provided that in each case (1) the Indebtedness so Guaranteed is permitted by this Section 6.01, (2) Guarantees by any Borrower or any Subsidiary that is a Loan Party of Indebtedness of any Restricted Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (3) Guarantees permitted under this clause (f) shall be subordinated to the Secured Obligations of the applicable Restricted Subsidiary on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(g) Indebtedness of any Loan Party or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting

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purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (i) hereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (g) shall not exceed the greater of (A) $30,000,000 and (B) 3.0% of Consolidated Total Assets;

(h) Guarantees of Indebtedness not to exceed $5,000,000 incurred on behalf of one or more joint ventures in which any of the Loan Parties is an investor to the extent permitted by Section 6.04;

(i) Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clauses (c), (d), (g), (l), (m), (s) and (t) hereof; provided that, (i) the principal amount of such Indebtedness is not increased (other than increases in principal by an amount equal to any premiums, fees or other costs of such refinancing), (ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party, (iii) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced or renewed, (v) except in the case of Indebtedness extended, refinanced or renewed at, or within twelve months prior to, maturity, the representations, covenants and defaults applicable of any such extension, refinancing, or renewal, taken as a whole, are not materially more burdensome to Borrowers than those applicable to the Indebtedness being extended, refinanced or renewed, and (vi) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations or the Secured Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness;

(j) Indebtedness owed to any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;

(k) Indebtedness of any Borrower or any Restricted Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations not in connection with borrowed money, in each case provided in the ordinary course of business;

(l) Indebtedness of any Person that becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person) or Indebtedness relating to assets that are acquired by any Borrower or any Restricted Subsidiary, in each case, after the Effective Date as the result of a Permitted Acquisition; provided that (i) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, and was not created in anticipation thereof, (ii) such Indebtedness is not guaranteed in any respect by any Borrower or any Restricted Subsidiary (other than by any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person and any of its Subsidiaries), (iii) to the extent required under Section 5.13, such Person executes a Joinder Agreement in order to become a Loan Party, and (iv) the aggregate principal amount of Indebtedness permitted by this clause (l) shall not exceed $30,000,000 at any time outstanding;

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(m) Indebtedness of any Borrower or any Restricted Subsidiary consisting of Capital Lease Obligations incurred in connection with the sale and leaseback transactions relating to the Specified Properties permitted by Section 6.06(b);

(n) letters of credit, bank guarantees or bankers’ acceptances (other than Letters of Credit issued pursuant to Section 2.06) having an aggregate face amount not in excess of $15,000,000;

(o) unsecured Indebtedness owed to the Sponsors, certain Sponsor related parties and/or other holders of the Equity Interests in Holdings and their respective Affiliates; provided that such Indebtedness is Subordinated Indebtedness;

(p) Indebtedness of Holdings or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business and not in connection with the borrowing of money, or (iii) Swap Obligations;

(q) cash management obligations and other Indebtedness of Foreign Subsidiaries in respect of netting services, overdraft facilities, employee credit card programs, Cash Pooling Arrangements or similar arrangements in connection with cash management and deposit accounts; provided that with respect to any Cash Pooling Arrangements, the total amount of all deposits subject to any such Cash Pooling Arrangements shall at all times equal or exceed the total amount of overdrafts that may be subject to such Cash Pooling Arrangements;

(r) Indebtedness arising from agreements of Holdings or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, entered into in connection with Permitted Acquisitions, other than Guarantees incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing any such Permitted Acquisition, or in connection with dispositions of any business, assets or Equity Interests permitted hereunder; provided that (i) such Indebtedness is not reflected on the balance sheet of Holdings or any Restricted Subsidiary (it being understood that contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (r)) and (ii) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Borrowers and the Restricted Subsidiaries in connection with any such disposition;

(s) Indebtedness of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed the greater of (A) $150,000,000 and (B) 15.0% of Consolidated Total Assets;

(t) other Indebtedness of the Company and its Restricted Subsidiaries; provided, that (i) (A) in the event that the proceeds of such Indebtedness are used to repay, repurchase, redeem, defease or otherwise acquire or retire the Holdings Notes or any Holdings Refinancing Indebtedness, in whole or in part, the Interest Coverage Ratio would not be less than 2.00:1.00 calculated on a Pro Forma Basis for the most recently ended Reference Period prior to the date of the incurrence thereof or (B) in the event that the proceeds of such Indebtedness are used for a purpose other than that described in the foregoing clause (A), (1) if such Indebtedness is secured on a “first-lien” basis, the First Lien Leverage Ratio would not exceed 3.75:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Reference Period prior to the date of the applicable incurrence, and (2) if such Indebtedness is secured on a “second-lien” or other junior lien basis or is unsecured, the Total Leverage Ratio would not exceed 6.50:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Reference Period prior to

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the date of the incurrence thereof, (ii) in any case such Indebtedness is comprised of term loans or notes and (except with respect to any Indebtedness incurred to finance a Permitted Acquisition or other Investment permitted by Section 6.04 and (A) owed to the seller of any property or assets acquired in such Permitted Acquisition or other Investment in an aggregate principal amount at any time outstanding for all such Indebtedness not to exceed $75,000,000 or (B) in aggregate principal amount at any time outstanding for all other such Indebtedness not to exceed $35,000,000) has a final maturity date no earlier than the date that is 91 days following the Maturity Date, and (iii) in the case of any secured Indebtedness, the Liens securing such additional Indebtedness shall be subject to the Intercreditor Agreement;

(u) Indebtedness of Restricted Subsidiaries that are not Loan Parties; provided that the aggregate principal amount at any time outstanding of such Indebtedness shall not exceed the greater of (i) $30,000,000 and (ii) 3.0% of Consolidated Total Assets; and

(v) with respect to Holdings, (i) Guarantees of Indebtedness described in clause (t) above and (ii) Qualified Holdings Debt.

The accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness (including any payment-in-kind interest) shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01.

SECTION 6.02 Liens. No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created pursuant to any Loan Document;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of any Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Borrower or Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) Liens on fixed or capital assets acquired, constructed or improved by any Loan Party or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.01(g), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of such Loan Party, any other Loan Party or any other Restricted Subsidiary;

(e) any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by any Loan Party or any Restricted Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

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(f) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(g) Liens arising out of sale and leaseback transactions permitted by Section 6.06;

(h) Liens granted by a Subsidiary that is not a Loan Party in favor of any Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;

(i) Liens arising from precautionary UCC-1 financing statements;

(j) Liens that are (i) contractual rights of set-off relating to deposit accounts in favor of banks and other depositary institutions in the ordinary course of business or (ii) contractual rights of set-off or charge back in favor of credit card processors arising in the ordinary course of business under credit card processing agreements;

(k) Liens securing obligations in respect of trade-related letters of credit permitted to be incurred under Section 6.01(n), which Liens shall cover only the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(l) Liens in respect of Indebtedness permitted to be incurred pursuant to Sections 6.01(b), (t) and (v)(i); provided, that, in each case, such Liens are subject to the Intercreditor Agreement or another intercreditor agreement satisfactory to the Administrative Agent;

(m) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of any Foreign Subsidiary held at such banks or financial institutions, as the case may be, to facilitate the operation of Cash Pooling Arrangements and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business; and

(n) other Liens on assets not constituting Collateral securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of $50,000,000 and 5.0% of Consolidated Total Assets as of the date of the applicable incurrence; provided that, upon the request of the Administrative Agent, the applicable Loan Party shall use commercially reasonable efforts to provide an access agreement, in form and substance reasonably satisfactory to the Administrative Agent, with respect to any Collateral located on or about any assets secured by Liens permitted pursuant to this clause (n).

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (1) Accounts, other than those permitted under clause (a) of the definition of Permitted Encumbrance and clauses (a) and (l) above and (2) Inventory, other than those permitted under clauses (a) and (b) of the definition of Permitted Encumbrance and clauses (a) and (l) above.

SECTION 6.03 Fundamental Changes. (a) No Loan Party will, nor will it permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Borrower may merge with and into another Borrower, (ii) any Subsidiary that is a Loan Guarantor (other than a Borrower) may merge or liquidate into any Borrower or any other Subsidiary that is a Loan Guarantor, (iii)

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any Subsidiary that is not a Loan Party may merge or liquidate into any other Subsidiary that is not a Loan Party or into a Loan Party; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04, (iv) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders and (v) any Subsidiary may merge with another Person in any Acquisition permitted under Section 6.04 provided such other Person is or becomes a Restricted Subsidiary upon the consummation of such merger and assumes all of the obligations of merging Subsidiary (if any) under all of the Loan Documents.

(b) No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrowers and their Subsidiaries on the Effective Date and any business activities that are similar, related, incidental, complementary or corollary thereto or a reasonable extension thereof.

(c) Glenwood will not engage in any business or activity other than the ownership of Equity Interests in Buyers Access and activities incidental thereto. Glenwood will not own or acquire any assets (other than Equity Interests in Buyers Access, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents, liabilities in respect of Guarantees permitted by Section 6.01, liabilities imposed by law, including Tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

(d) Holdings will not engage in any business or activity, or own or acquire any assets or incur any liabilities, other than in connection with (i) the ownership of all the outstanding Equity Interests in the Company, (ii) the maintenance of its corporate existence, (iii) the consummation of the Transactions (including the payment of customary fees and expenses in connection therewith), (iv) the performance of its obligations under and in connection with the Loan Documents, the Term Loan Documents (or the documentation relating to any other Term Loans) and the Holdings Notes Documents, and repaying or redeeming, or otherwise terminating or retiring, the Indebtedness governed by such documentation (including the Term Loans and the Holdings Notes) in accordance with the terms thereof, (v) the consummation of any offering of its Equity Interests permitted under the terms of this Agreement (including the payment of customary fees and expenses in connection therewith), (vi) the issuance, whether or not consummated, of Indebtedness, permitted under Section 6.01, (vii) the ordinary course grant of common stock to employees and directors pursuant to the terms of any employee benefit or stock option plan, and (viii) investments in its subsidiaries as permitted by Sections 6.01 and 6.04.

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any Restricted Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any other investment or any other interest in, any other Person, or enter into any Acquisition, except:

(a) cash and Permitted Investments, provided that such Permitted Investments owned by a Loan Party are subject to control agreements in favor of the Administrative Agent for the benefit of the Secured Parties or otherwise subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties, in each case to the extent required in the Security Agreement;

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(b) investments in existence on the date of this Agreement and described in Schedule 6.04 including any amendments, modifications, restatements, renewals or supplements thereof that do not involve the provision of any new consideration by any Loan Party or any Restricted Subsidiary;

(c) investments by Holdings in the Borrowers and by the Borrowers and the Restricted Subsidiaries in any Restricted Subsidiaries; provided that (i) the aggregate amount of investments by Loan Parties in Restricted Subsidiaries that are not Loan Parties (together with outstanding Guarantees permitted under the proviso to Section 6.04(d)) shall not exceed $30,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs), (ii) any such investments in the form of loans and advances made by (A) a Loan Party to another Loan Party shall be evidenced by the Intercompany Note, (B) a Restricted Subsidiary that is not a Loan Party to a Loan Party shall be subordinated to the Secured Obligations on terms and conditions satisfactory to the Administrative Agent, and (C) a Loan Party to a Restricted Subsidiary that is not a Loan Party shall be evidenced by a promissory note pledged pursuant to the Security Agreement and (iii) any such investments in the form of Equity Interests (other than Equity Interests in Excluded Subsidiaries (A) described in clause (c) of the definition thereof and (B) described in clause (a) of the definition thereof to the extent that the constituent documents of such Excluded Subsidiaries prohibit the granting of Liens thereon) shall be pledged pursuant to the Security Agreement;

(d) Guarantees constituting Indebtedness permitted by Section 6.01; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall (together with outstanding investments permitted under clause (i) to the proviso to Section 6.04(c)) shall not exceed the greater of $30,000,000 and 3.0% of Consolidated Total Assets (in each case determined without regard to any write-downs or write-offs);

(e) Guarantees by Holdings or any other Loan Party of the obligations of the Company or any of its Restricted Subsidiaries under leases (other than Capital Leases or sale leasebacks) or contracts and other obligations that, in each case, do not constitute Indebtedness and are entered into in the ordinary course of business;

(f) loans or advances made by a Loan Party to its officers, directors and employees on an arms’-length basis (i) in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes and (ii) in connection with such Person’s purchase of Equity Interests of Holdings or any Parent to the extent that the amount of such loans or advances are contributed to Holdings in cash, the aggregate principal amount of such loans and advances outstanding at any one time not to exceed $10,000,000;

(g) subject to Sections 4.2(a) and 4.4 of the Security Agreement, notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;

(h) (i) extensions of trade credit in the ordinary course of business, (ii) investments in the ordinary course of business consisting of Article 3 or Article 4 endorsements for collection or deposit, and (iii) advances of payroll payments to employees in the ordinary course of business;

(i) investments in the form of Swap Agreements permitted by Section 6.07;

(j) investments of any Person existing at the time such Person becomes a Subsidiary of a Borrower or consolidates or merges with a Borrower or any of the Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

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(k) investments received in connection with the dispositions of assets permitted by Section 6.05;

(l) investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;

(m) any investment (including a Permitted Acquisition) to the extent that payment for such investment is made solely with, or with the cash proceeds of the issuance of, Equity Interests of Holdings (other than Disqualified Stock) or with the cash proceeds of capital contributions to Holdings from the holders of its Equity Interests, in each case which are designated as being for the purpose of making such investment by written notice to the Administrative Agent;

(n) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(o) investments made to repurchase or retire Equity Interests of Holdings owned by directors, officers or employees or any employee stock ownership plan of the Company (or any direct or indirect parent thereof) to the extent permitted by Section 6.08; and

(p) Permitted Acquisitions and other investments (any such Permitted Acquisition or other investment being made pursuant to this clause (p), a “Specified Investment”); provided that on the date of such Specified Investment (i) no Default or Event of Default then exists of would result therefrom and (ii) after giving effect thereto on a pro forma basis either (A) both (1) Availability is greater than the higher of 10% of the Commitments and $25,000,000 and (2) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the most recent fiscal quarter or fiscal year for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, is greater than 1.0 to 1.0 or (B) Availability is greater than the higher of 15% of the Commitments and $37,500,000; provided further that if the test in clause (p)(ii) for Specified Investments is not satisfied, then any Loan Party shall be permitted to make Specified Investments in an amount which, when aggregated with all prior Specified Investments made under this clause (p) that did not satisfy the test in clause (p)(ii), does not exceed $25,000,000 so long as, after giving pro forma effect to the Specified Investments as of the date thereof, (I) no Default or Event of Default then exists or would result therefrom and (II) either (x) the Fixed Charge Coverage Ratio is greater than 1.0 to 1.0 or (y) Availability is greater than the higher of 10% of the Commitments and $25,000,000.

Notwithstanding anything herein to the contrary, no Acquisition shall be permitted to be made under this Section 6.04 unless such Acquisition constitutes a Permitted Acquisition.

SECTION 6.05 Asset Sales. No Loan Party will, nor will it permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Holdings or any Borrower permit any Restricted Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to another Borrower or another Restricted Subsidiary in compliance with Section 6.04), except:

(a) sales, transfers and dispositions of (i) inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business;

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(b) the Company or any Restricted Subsidiary may (i) effect any transaction permitted by Section 6.03, Section 6.04 and Section 6.08(a) or (ii) incur any Lien permitted under Section 6.02;

(c) sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

(d) sales, transfers and dispositions of Permitted Investments and other investments permitted by clauses (j), (k) and (n) of Section 6.04;

(e) sale and leaseback transactions permitted by Section 6.06;

(f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Restricted Subsidiary;

(g) sales, transfers and other dispositions of assets (other than Equity Interests in a Restricted Subsidiary unless all Equity Interests held in such Subsidiary are sold) that are not permitted by any other paragraph of this Section having a value of up to the sum of $15,000,000 per fiscal year in the aggregate; provided, that such sales, transfers and other dispositions may exceed $15,000,000 per fiscal year if and to the extent that, after giving pro forma effect thereto, (i) no Default or Event of Default then exists or would result therefrom, (ii) Availability is greater than $75,000,000, and (iii) the Fixed Charge Coverage Ratio is greater than 1.15 to 1.00;

(h) sales, transfers and dispositions of (i) the Specified Properties and (ii) Glenwood’s Equity Interests in Buyer’s Access;

(i) the Company and any Restricted Subsidiary may lease, sublease, license or sublicense (on a non-exclusive basis with respect to any intellectual property) real, personal or intellectual property in the ordinary course of business;

(j) the Company and any Restricted Subsidiary may make sales, transfers and other dispositions of property (other than Inventory if an Event of Default has occurred and is continuing) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sales, transfers and other dispositions are promptly applied to the purchase price of such replacement property;

(k) the Company and any Restricted Subsidiary may make sales, transfers and other dispositions of investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(l) the Company and any Restricted Subsidiary may sell, transfer or otherwise dispose of, or issue Equity Interests in, Restricted Subsidiaries so long as, after giving effect thereto, (i) the Company or a Restricted Subsidiary continues to have an Equity Interest in such Person, (ii) the total assets of all non-wholly owned Persons that are or were Restricted Subsidiaries, as reflected on their most recent balance sheets prepared in accordance with GAAP, do not in the aggregate at any time exceed $7,500,000, and (iii) the total revenues of all non-wholly owned Persons that are or were Restricted Subsidiaries, for the twelve-month period ending on the last day of the most recent period for which financial statements have been delivered pursuant to Section 5.01(a) or (b) do not in the aggregate exceed $7,500,000; and

(m) any sale, transfer or other disposition in a single transaction of fixed assets having a value that does not exceed $2,500,000;

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provided that all sales, transfers, leases and other dispositions permitted hereby (other than (x) those permitted by clauses (b), (f), (i), (j), (k) and (m) above and (y) any sale, transfer, lease or other disposition of Notes Priority Collateral (as defined in the Intercreditor Agreement) having a value not exceeding $5,000,000) shall be made for fair value and for at least 75% cash consideration; provided further, that:

(A) any liabilities of any Borrower or any Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable disposition and for which such Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing,

(B) any securities received by such Borrower or such Restricted Subsidiary from such transferee that are converted by such Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days following the closing of the applicable disposition, and

(C) other than with respect to a disposition of Collateral of the types included in the Borrowing Base, any Designated Non-Cash Consideration received by the Borrowers or their Restricted Subsidiaries in respect of such disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to clause (C) that is at that time outstanding, not in excess of the greater of $30,000,000 and 3.0% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash.

SECTION 6.06 Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (a) any such sale of any fixed or capital assets by any Borrower or any Restricted Subsidiary that (i) is made for cash consideration in an amount not less than the fair value, as determined at the time of consummation by such Borrower or such Restricted Subsidiary, of such fixed or capital asset, (ii) is consummated within 180 days after such Borrower or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset and (iii) the Indebtedness associated therewith is otherwise permitted under Section 6.01(g), (b) any transaction involving the Specified Properties and (c) any such transaction (i) that is made for cash consideration, (ii) under which the applicable Loan Party or Restricted Subsidiary would otherwise be permitted to enter into, and remain liable under, the applicable underlying lease and (iii) having a fair market value that, together with the fair market value of all other assets sold subject to all transactions under this clause (c), would not exceed the greater of $40,000,000 and 4.0% of Consolidated Total Assets.

SECTION 6.07 Swap Agreements. No Loan Party will, nor will it permit any Restricted Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of any Borrower or any of its Restricted Subsidiaries), and (b) Swap

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Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower or any Restricted Subsidiary.

SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness.

(a) No Loan Party will, nor will it permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(i) each of Holdings and each Restricted Subsidiary may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock;

(ii) Restricted Subsidiaries of Holdings may declare and pay dividends to Holdings or a Restricted Subsidiary of Holdings or otherwise ratably with respect to their Equity Interests; provided that, so long as the Administrative Agent does not have a Lien on substantially all assets of Holdings, dividends shall not be paid to Holdings unless such dividends are (A) for one or more of the purposes permitted by sub-clauses (iii), (iv) or (vi) of this Section 6.08(a) (and are promptly applied for such purposes), (B) used to make payments on or with respect to the Holdings Notes or (C) are for other general costs and expenses incurred by Holdings, including to make payments of the types referred to in the definition of “Permitted Payments to Parent” to the extent that such payments are required to be made by Holdings;

(iii) Holdings may make payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Holdings, the Borrowers and their Restricted Subsidiaries in an aggregate amount not to exceed $10,000,000 during any fiscal year; provided, that such amounts will be increased by (A) the amount of any net cash proceeds received by or contributed to Holdings from the issuance and sale since the Effective Date of Equity Interests (other than Disqualified Stock) of Holdings or any Parent to its officers, directors or employees, plus (B) the cash proceeds of key man life insurance policies received by Holdings, its Restricted Subsidiaries or any Parent and contributed to Holdings;

(iv) Holdings may make Permitted Payments to Parent;

(v) Holdings may make the Specified Distribution on the Effective Date; provided that (A) Availability is greater than 20% of the Commitments before and after giving effect thereto and to all Borrowings made and all issuances (or deemed issuances) of Letters of Credit on the Effective Date and (B) the aggregate amount of the proceeds of the Revolving Loans used to make the Specified Distribution, together with any other Revolving Loans used for the purposes described in Section 5.08(a), does not exceed $110,000,000;

(vi) after the Effective Date, Holdings may declare or make other Restricted Payments, if, after giving pro forma effect thereto, either (A) both (1) Availability is greater than the higher of 15% of the Commitments and $37,500,000 and (2) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the most recent fiscal quarter or fiscal year for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, is greater than 1.0 to 1.0 or (B) Availability is greater than the higher of 20% of the Commitments and $50,000,000;

(vii) Holdings may redeem in whole or in part any of its Equity Interests for another class of Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby and are not Disqualified Stock.

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Notwithstanding clause (vi) above, if following the Effective Date Holdings makes any payments permitted or required under the Merger Agreement in respect of dissenting stockholders’ rights, stock options, restricted stock and restricted share units or deferred stock, the aggregate amount of the proceeds of the Revolving Loans used to make such Restricted Payments, together with any other Revolving Loans used for the purposes described in Section 5.08(a), shall not exceed $110,000,000.

(b) No Loan Party will, nor will it permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Indebtedness (collectively, “Restricted Debt Payments”), except:

(i) payment of regularly scheduled interest and principal payments as and when due in respect of any Junior Indebtedness, other than payments in respect of Subordinated Indebtedness prohibited by the subordination provisions thereof;

(ii) refinancings of Junior Indebtedness to the extent permitted by Section 6.01;

(iii) payment of secured Junior Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(iv) payments as part of an “applicable high yield discount obligation” catch-up payment;

(v) (A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of Equity Interests of, any Parent or Equity Interests (that do not constitute Disqualified Capital Stock) of Holdings, and/or with the proceeds of any capital contribution in respect of Equity Interests (that do not constitute Disqualified Capital Stock) of Holdings, (B) Restricted Debt Payments as a result of the conversion of all or any portion of Restricted Debt into Equity Interests (that do not constitute Disqualified Capital Stock) of any Parent or Holdings and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 6.01; and

(vi) if, after giving effect thereto, either (A) both (1) Availability is greater than the higher of 12.5% of the Commitments and $31,250,000 and (2) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the most recent fiscal quarter or fiscal year for which financial statements have been

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delivered pursuant to Section 5.01(a) or (b), as applicable, (calculated on a pro forma basis treating such prepayment, redemption, repurchase or retirement, together with all other prepayments, redemptions, repurchases and retirements of Indebtedness made pursuant to this clause (vi), as Fixed Charges) is greater than 1.0 to 1.0 or (B) Availability is greater than the higher of 17.5% of the Commitments and $43,750,000, Holdings and its Restricted Subsidiaries may prepay, redeem, repurchase or retire any Junior Indebtedness of Holdings, the Company or any of its Restricted Subsidiaries (including any premium (if any) and accrued and unpaid interest thereon to the date of such repayment, redemption, repurchase or retirement).

SECTION 6.09 Transactions with Affiliates. No Loan Party will, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Loan Parties not involving any other Affiliate, (c) any investment permitted by Section 6.04(c), (d) or (e), (d) any Indebtedness permitted under Section 6.01(e), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors of any Borrower or any Restricted Subsidiary who are not employees of such Borrower or Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrowers or the Restricted Subsidiaries in the ordinary course of business, (h) compensation and reimbursement of expenses of officers and directors of any Loan Party, including the issuance of Equity Interests of Holdings, in each case in the ordinary course of business, (i) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by a Borrower’s board of directors, (j) any sale or disposition of inventory by any Borrower or any Restricted Subsidiary to wholly owned Foreign Subsidiaries in the ordinary course of business, at a price not less than the cost of such inventory, (k) the entering into of a tax sharing agreement, or payments pursuant thereto, between Holdings and one or more Subsidiaries, on the one hand, and any other Person with which Holdings and such Subsidiaries are required to file a consolidated tax return or with which Holdings and such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, (l) other than during the continuance of an Event of Default, the payment to the Sponsors of management, monitoring and consulting fees and expenses, not to exceed $5,000,000 in any four quarter period, (m) the payment of transaction fees and related expenses paid to the Sponsors in connection with acquisitions, dispositions, recapitalizations, refinancings and extraordinary transactions for such period, not to exceed (net of reimbursable expenses) 1% of the transaction value for any such transaction and (n) payments by Holdings or any Restricted Subsidiary of Holdings to any of the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of Holdings in good faith and are at prices and on terms and conditions not less favorable to Holdings or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties.

SECTION 6.10 Restrictive Agreements. No Loan Party will, nor will it permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Restricted Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets other than Permitted Encumbrances, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to any Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of any Borrower or any other

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Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, any Term Loan Document (and any amendments, restatements, supplements or other modifications thereto to the extent such restrictions or conditions are no more restrictive than those on the Term Loan Closing Date) or any Holdings Notes Document (and any amendments, restatements, supplements or other modifications thereto to the extent such restrictions or conditions are no more restrictive than those on the date hereof), (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01(g), (l) or (t) of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness; provided that any such agreements relating to secured Indebtedness permitted by Section 6.01(t) shall not prohibit the Liens securing the Secured Obligations and (v) clause (a) of the foregoing shall not apply to (x) customary provisions in leases and other contracts restricting the assignment or subletting thereof or (y) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Loan Party or any of its Restricted Subsidiaries.

SECTION 6.11 Amendment of Material Documents. No Loan Party will, nor will it permit any Restricted Subsidiary to, amend, modify or waive any of its rights under (a) the Term Loan Documents, the Holdings Notes Documents or any agreement relating to any Subordinated Indebtedness, in each case to the extent any such amendment, modification or waiver would be adverse to the Lenders and (b) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents to the extent any such amendment, modification or waiver would be materially adverse to the Lenders.

SECTION 6.12 Fixed Charge Coverage Ratio. The Borrowers will not permit the Fixed Charge Coverage Ratio for each period of four consecutive fiscal quarters ending during or on the date last reported before any Covenant Trigger Period to be less than 1.00 to 1.00 (determined as of the last day of the most recent fiscal quarter for which a Compliance Certificate has been or should have been delivered pursuant to Section 5.01(c)).

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

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(c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Restricted Subsidiary in or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(e), 5.02(a), 5.03 (with respect to a Loan Party’s existence), 5.08 or 5.14 or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) five (5) days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01 (except as set forth above), 5.02 (other than Section 5.02(a)), 5.03 (except as set forth above) through 5.07, 5.09, or 5.12 of this Agreement or (ii) thirty (30) days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement;

(f) any Loan Party or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or any Restricted Subsidiary of any Loan Party (other than an Immaterial Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Restricted Subsidiary of any Loan Party (other than an Immaterial Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Loan Party or any Restricted Subsidiary of any Loan Party (other than an Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Restricted Subsidiary of any Loan Party (other than an Immaterial Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

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(j) any Loan Party or any Restricted Subsidiary of any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $35,000,000 (in excess of insurance provided by reputable providers for which coverage has not been disclaimed) shall be rendered against any Loan Party, any Restricted Subsidiary of any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Restricted Subsidiary of any Loan Party to enforce any such judgment or any Loan Party or any Restricted Subsidiary of any Loan Party shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall occur;

(n) the occurrence of any “default” or “event of default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default, event of default or breach continues beyond any period of grace therein provided;

(o) the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken by any Loan Party to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect (or any of the foregoing shall occur with respect to a Loan Guaranty provided by an Immaterial Subsidiary and shall continue unremedied for a period of at least 5 Business Days after receipt of written notice to the Borrower Representative from the Administrative Agent or the Required Lenders);

(p) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken by any Loan Party to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Loan Party shall fail to comply with any of the terms or provisions of any Collateral Document (or any of the foregoing shall occur with respect to Collateral provided by an Immaterial Subsidiary and shall continue unremedied for a period of at least 5 Business Days after receipt of written notice to the Borrower Representative from the Administrative Agent or the Required Lenders); or

(q) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

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then, and in every such event (other than an event with respect to the Borrowers described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Borrowers described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

SECTION 7.02 Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 7.01(d), in the event that the Borrowers fail to comply with the requirements of the covenant set forth in Section 6.12 for any period, until the expiration of (1) with respect to a breach of such covenant that occurs on the first day of the Covenant Trigger Period, the date that is 10 days after such date or (2) otherwise, the tenth (10th) day after the date on which financial statements with respect to the relevant period for which the Fixed Charge Coverage Ratio is being measured are required to be delivered pursuant to Section 5.01(c) (the “Cure Period”), Holdings shall have the right to obtain a cash equity contribution (funded with proceeds of Equity Interests that are not Disqualified Stock issued by Holdings or other equity issued by Holdings having terms reasonably acceptable to the Administrative Agent) (the “Cure Right”), and upon the receipt by Holdings of net cash proceeds pursuant to the exercise of the Cure Right (including through the capital contribution of any such net cash proceeds to Holdings, the “Specified Equity Contribution”), the Fixed Charge Coverage Ratio shall be recalculated, giving effect to a pro forma increase to EBITDA for such period in an amount equal to such net cash proceeds; provided that such pro forma adjustment to EBITDA shall be made solely for the purpose of determining the existence of a Default or an Event of Default under the covenant set forth in Section 6.12 with respect to any period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document; provided, further, that until the expiration of the Cure Period, (i) neither the Administrative Agent nor any Lender shall have the right to exercise any remedies against the Loan Parties or any Collateral as a result of the occurrence and continuance of an Event of Default under Section 7.01(d) arising from the failure to comply with Section 6.12, and then only if a Cure Right to remedy such Event of Default is available at such time under Section 7.02(b) and (ii) no Borrower shall have the right to any Borrowings.

(b) If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Loan Parties shall then be in compliance with the requirements of the covenant set forth in Section 6.12 (including for purposes of Section 4.02), the Borrowers shall be deemed to have satisfied the requirements of such covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default

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under Section 7.01(d) that had occurred shall be deemed cured; provided that (i) in each four fiscal quarter period, there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) there shall be no more than five Specified Equity Contributions during the term of this Agreement, (iii) with respect to any exercise of the Cure Right, the Specified Equity Contribution shall be no greater than the amount required to cause the Borrowers to be in compliance with the covenant set forth in Section 6.12 and (iv) all Specified Equity Contributions will be disregarded for purposes of determining the availability of any baskets or carve-outs with respect to the covenants contained in Article VI hereof or for any other purpose.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Each of the Lenders and each of the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own bad faith, gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower Representative or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, with the Company’s consent (not to be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a commercial bank or an Affiliate of any such commercial bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article, Section 2.17(d) and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) the Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation

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to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with or any other Person except as otherwise permitted pursuant to this Agreement or required by applicable law, rule or regulation; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Each Lender, Lead Arranger or Affiliate of a Lender or Lead Arranger that enters into an agreement to provide Banking Services or a Swap Agreement with any Loan Party and intends for the Banking Services Obligations or the Swap Obligations, as applicable, resulting therefrom to constitute Secured Obligations, by delivery of a notice to the Administrative Agent pursuant to the requirements set forth in the definition of “Secured Obligations”, agrees to be bound by Section 2.18(b) and this Article VIII. Each such Lender, Lead Arranger or Affiliate of a Lender or Lead Arranger shall indemnify and hold harmless the Administrative Agent and its Related Parties, to the extent not reimbursed by the Loan Parties, against all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and all costs, expenses or advances that the Administrative Agent may incur during a Default, or during the pendency of a bankruptcy or insolvency proceeding of any Loan Party) at any time (including after (a) the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired, been cash collateralized, backstopped or terminated and all LC Disbursements shall have been reimbursed or (b) the replacement of the Administrative Agent or any Lender) that may be incurred by or asserted against the Administrative Agent or any of its Related Parties in connection with, or in any way relating to, such Lender’s, such Lead Arranger’s or such Affiliate’s applicable Banking Services Obligations or Swap Obligations; provided that such indemnity shall not be available to the extent such claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of the Administrative Agent or its Related Parties.

The Joint Bookrunners, Lead Arrangers, the Co-Documentation Agents and the Syndication Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. To the fullest extent permitted by law, each Lender hereby waives and releases any claims that it may have against the Joint Bookrunners, Lead Arrangers, the Co-Documentation Agents and the Syndication Agents in their capacities as such with respect to any breach or alleged breach of agency or fiduciary duty to such Lender in connection with any aspect of any transaction contemplated hereby.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to any Loan Party, to the Borrower Representative at:

701 San Marco Boulevard

Jacksonville, FL 32207

Attention: Treasurer

Facsimile No: (856) 505-1679

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with a copy to:	Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention: F. William Reindel
Facsimile No: (212) 859-4000

(ii) if to the Administrative Agent, BofA, as an Issuing Bank or the Swingline Lender, to Bank of America, N.A. at:

300 Galleria Parkway, Suite 800

Atlanta, Georgia 30339

Attention: John M. Olsen

Telephone No: (404) 607-3218

Facsimile No: (404) 607-3277

Email: john.m.olsen@baml.com

(iii) if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or default notices unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

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SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (1) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, (2) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than default interest), or reduce or forgive any interest (other than default interest) or fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the manner in which payments are shared (except such changes that provide for different interest rates, commitment fees or other fees or separate tranches of Loans for consenting and non-consenting Lenders, in each case, in connection with the extension of the Maturity Date), without the written consent of each Lender, (v) increase any Borrowing Base advance rates without the written consent of the Supermajority Lenders, (vi) add new categories of eligible assets to the Borrowing Base or modify that portion of Section 2.01 which limits the amount that can be borrowed, without the written consent of the Supermajority Lenders (but a modification to such portion of Section 2.01 that would allow the amount that can be borrowed to exceed the Commitments shall require the written consent of each Lender) (vii) change the definition of “Covenant Trigger Period” or “Dominion Trigger Period” without the written consent of the Supermajority Lenders, (viii) change any of the provisions of this Section or the definition of “Required Lenders” or “Supermajority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (ix) change Section 2.20, without the consent of each Lender (other than any Defaulting Lender), (x) release Loan Guarantors from their obligation under the Loan Guaranty constituting all or substantially all of the value of the guarantees (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, or (xi) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral or subordinate Agent’s Liens on all or substantially all of the Collateral, without the written consent of each Lender (it being understood that amendments to the Intercreditor Agreement shall only require the consent of the Required Lenders); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written

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consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.20 shall require the consent of the Administrative Agent, the Swingline Lender and each Issuing Bank). The Administrative Agent may also amend the Commitment Schedule (A) to reflect assignments entered into pursuant to Section 9.04 and (B) as permitted under Section 2.09(g).

(c) The Administrative Agent shall, and is hereby irrevocably authorized and directed by the Lenders to, release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender and Issuing Bank, (ii) constituting property being sold or disposed of in compliance with the terms of this Agreement and if the Loan Party disposing of such property so certifies to the Administrative Agent (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes any portion of the Equity Interest of a Restricted Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty provided by such Restricted Subsidiary, so long as any Guarantee by such Restricted Subsidiary of the Company Notes is also released, or (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement. The Lenders hereby further authorize the Administrative Agent, at its option and its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Section 7.01. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $25,000,000 (but not in excess of $10,000,000 with respect to Collateral of a type included in the Borrowing Base) during any calendar year without the prior written authorization of the Required Lenders. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. In connection with any termination or release pursuant to this Section, the Administrative Agent shall reasonably promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Provided that no Default has occurred and is continuing, the Lenders also hereby irrevocably authorize the Administrative Agent to (A) enter into the Intercreditor Agreement (with such immaterial changes to the form set forth on Exhibit I as the Administrative Agent may deem appropriate) and (B) subordinate its Liens on the Notes Priority Collateral (as defined in Exhibit I) to Liens permitted under Section 6.02(l).

(d) If, in connection with any proposed amendment, waiver or consent requiring (i) the consent of “each Lender” or “each Lender affected thereby,” or (ii) the Supermajority Lenders, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Administrative Agent or the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Acceptance and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1)

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all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, each Lead Arranger and their respective Affiliates (the “Agent/Arranger Persons”), including the reasonable fees, charges and disbursements of one counsel for the Agent/Arranger Persons and to the extent necessary, one special or local counsel in each appropriate jurisdiction (absent a conflict of interest, in which case the Agent/Arranger Persons may engage and be reimbursed for additional counsel), in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents and in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Issuing Bank or any Lender during the continuance of an Event of Default, including the fees, charges and disbursements of one counsel for the Issuing Bank and the Lenders and to the extent necessary, one special or local counsel in each appropriate jurisdiction (absent a conflict of interest, in which case the Issuing Bank and the Lenders may engage and be reimbursed for additional counsel), in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, and with respect to each Issuing Bank and Lender, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Borrowers under this Section include, without limiting the generality of the foregoing, costs and expenses incurred in connection with:

(i) appraisals and insurance reviews;

(ii) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination, together with the reasonable fees and expenses associated with collateral monitoring services performed by the Administrative Agent (and the Borrowers agree to modify or adjust the computation of the Borrowing Base — which may include maintaining additional Reserves — to the extent required by the Administrative Agent as a result of any such evaluation, appraisal or monitoring);

(iii) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;

(iv) taxes, fees and other charges for (A) lien searches and (B) filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;

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(v) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(vi) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

(b) The Borrowers and the Loan Guarantors shall, jointly and severally, indemnify the Administrative Agent, each Issuing Bank, each Lead Arranger and each Lender, and each Related Party (other than Permitted Holders) of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the reasonable fees, charges and disbursements of one counsel for all Indemnitees and one firm of local counsel and regulatory counsel in each appropriate jurisdiction, which may include a single special counsel acting in multiple jurisdictions, for all Indemnitees and, in the case of an actual or potential conflict of interest where the Indemnitee affected by such conflict informs Borrowers and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee) incurred by or asserted against any Indemnitee (regardless of whether such Indemnitee is a party hereto) arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby (but excluding any losses, liabilities, claims, damages or expenses relating to the matters referred to in Section 2.15 and 2.16, which shall be the sole remedy in respect of the matters set forth therein), (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of the Restricted Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of the Restricted Subsidiaries, (iv) the failure of the Borrowers to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by the Borrowers for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not such proceeding is instituted or brought on behalf of a third party or by any Loan Party or any of its respective Affiliates; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or its controlled Affiliates (other than the Permitted Holders), officers, directors, employees, agents or controlling persons acting in connection with the Transactions, (B) a material breach of an express obligation of such Indemnitee or one of its controlled Affiliates (other than any Permitted Holder) and (C) any dispute between and among Indemnitees that does not involve an act or omission by the Borrowers or their Affiliates (other than any claims against any of the Administrative Agent, Lead Arrangers, Joint Bookrunners or any similar role hereunder in its capacity or in fulfilling its role as such). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) To the extent that the Borrowers or Loan Guarantors fail to pay any amount required to be paid by them to the Administrative Agent, any Issuing Bank or the Swingline Lender under paragraph (a)

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or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the applicable Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Loan Parties may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Loan Parties without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower Representative (which consent shall be deemed given if no objection is made within five Business Days after notice of the proposed assignment), provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) each Issuing Bank and Swingline Lender.

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(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Notice with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall deliver to the Administrative Agent the Assignment Notice duly executed by the assigning Lender, the assignee, the Administrative Agent, each Issuing Bank, the Swingline Lender and, if applicable, the Borrower Representative, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(i) Subject to acceptance and recording thereof pursuant to paragraph (b)(iii) of this Section, from and after the effective date specified in each Assignment Notice the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by the applicable Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

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(ii) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment Notice delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each note shall expressly so provide). The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(iii) Upon its receipt of a duly completed Assignment Notice executed by an assigning Lender, an assignee, the Administrative Agent, each Issuing Bank, the Swingline Lender and, if applicable, the Borrower Representative, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment Notice and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment Notice and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Borrowers, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section 9.04; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would

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have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) No assignment or participation may be made to any Permitted Holder, Borrower or Affiliate of any Borrower except to the entities listed in Schedule 9.04(e).

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received

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counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile (or other electronic) transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or such Loan Guarantor against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured; provided, that no amount received pursuant to this Section 9.08 from any Loan Party shall be applied to the Excluded Swap Obligations of any Loan Party. The applicable Lender shall notify the Borrower Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.

(b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the prior written consent of the Borrower Representative or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

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ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13 Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, no Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

SECTION 9.14 USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the names and addresses of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Act.

SECTION 9.15 Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

SECTION 9.16 Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.17 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

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SECTION 9.18 No Advisory or Fiduciary Duty. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arrangers are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Lead Arrangers, on the other hand, (ii) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent and the Lead Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent nor either Lead Arranger has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor either Lead Arranger has any obligation to disclose any of such interests to the Borrowers or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent and the Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty to such Loan Party or its Affiliates in connection with any aspect of any transaction contemplated hereby.

ARTICLE X

LOAN GUARANTY

SECTION 10.01 Guaranty. Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Administrative Agent, each Issuing Bank and the Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Banks and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

SECTION 10.02 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, any Issuing Bank or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

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SECTION 10.03 No Discharge or Diminishment of Loan Guaranty. (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Issuing Bank, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

SECTION 10.04 Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan

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Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

SECTION 10.05 Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Banks and the Lenders.

SECTION 10.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Banks and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.

SECTION 10.07 Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither the Administrative Agent, any Issuing Bank nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

SECTION 10.08 Taxes. All payments of the Guaranteed Obligations will be made by each Loan Guarantor free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Loan Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or applicable Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Guarantor shall make such deductions and (iii) such Loan Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

SECTION 10.09 Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”). This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other person or entity shall have any

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right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability. Notwithstanding anything to the contrary herein, all Borrowers shall be liable for all Loans made to them without reduction.

SECTION 10.10 Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Guarantor Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article X, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of both the Administrative Agent, the Issuing Banks, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 10.11 Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

SECTION 10.12 Commodity Exchange Act Keepwell. Each Loan Party that is a Qualified ECP when its guaranty of or grant of Lien as security for a Hedge Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Loan Party with respect to such Hedge Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Hedge Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 10.12 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until all Secured Obligations are paid in full and all of the Lenders’ Commitments are terminated. Each Loan

114

Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE XI

THE BORROWER REPRESENTATIVE

SECTION 11.01 Appointment; Nature of Relationship. The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower. The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.

SECTION 11.02 Powers The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

SECTION 11.03 Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

SECTION 11.04 Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default hereunder referring to this Agreement describing such Default and stating that such notice is a “notice of default.” In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

SECTION 11.05 Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

SECTION 11.06 Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Borrowing Base Certificates and the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the

115

Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

SECTION 11.07 Reporting. Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Borrowing Base Certificates and Compliance Certificates required pursuant to the provisions of this Agreement.

[Remainder of page intentionally left blank; signatures begin on following page]

116

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

INTERLINE BRANDS, INC., a New Jersey corporation

By:
Name:
Title:

WILMAR FINANCIAL, INC., a Delaware corporation

By:
Name:
Title:

Signature Page to Credit Agreement

OTHER LOAN PARTIES/LOAN GUARANTORS:

INTERLINE BRANDS, INC., a Delaware corporation

By:
Name:
Title:

GLENWOOD ACQUISITION LLC, a Delaware limited liability company

By:
Name:
Title:

Signature Page to Credit Agreement

AGENTS AND LENDERS:

BANK OF AMERICA, N.A., individually, as Administrative Agent, Issuing Bank, Swingline Lender and a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

TD BANK, N.A., as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

REGIONS BANK, as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

COMMITMENT SCHEDULE

Lender	Commitment
Bank of America, N.A.	$60,000,000
Wells Fargo Bank, National Association	$40,000,000
KeyBank National Association	$40,000,000
U.S. Bank National Association	$37,500,000
TD Bank, N.A.	$37,500,000
Regions Bank	$22,500,000
Goldman Sachs Lending Partners LLC	$20,000,000
Barclays Bank PLC	$17,500,000

Total	$275,000,000.00

Annex B

Annex B to First Amendment to Credit Agreement

~~Execution Version~~Conformed Through Amendment No. 1

CREDIT AGREEMENT

dated as of

September 7, 2012

among

INTERLINE BRANDS, INC.,

a New Jersey corporation,

~~WILMAR HOLDINGS, INC.~~

~~a Delaware corporation,~~

WILMAR FINANCIAL, INC.,

a Delaware corporation

as Borrowers

The Other Loan Parties Party Hereto,

The Lenders Party Hereto,

BANK OF AMERICA, N.A.,

as Administrative Agent,

GOLDMAN SACHS LENDING PARTNERS LLC,

as Syndication Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

KEYBANK NATIONAL ASSOCIATION,

U.S. BANK NATIONAL ASSOCIATION

and

TD BANK, N.A.,

as Co-Documentation Agents

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

GOLDMAN SACHS LENDING PARTNERS LLC,

as Joint Bookrunners and Joint Lead Arrangers

i

SECTION 3.09	Taxes	66
SECTION 3.10	ERISA	66
SECTION 3.11	Disclosure	66
SECTION 3.12	Material Agreements	67
SECTION 3.13	Solvency	67
SECTION 3.14	Insurance	67
SECTION 3.15	Capitalization and Subsidiaries	67
SECTION 3.16	Security Interest in Collateral	67
SECTION 3.17	Employment Matters	68
SECTION 3.18	Common Enterprise	68
SECTION 3.19	Permitted Indebtedness	68
SECTION 3.20	OFAC	68
SECTION 3.21	Patriot Act, Etc.	68
SECTION 3.22	Margin Regulations	69

ARTICLE IV

Conditions

SECTION 4.01	Effective Date	69
SECTION 4.02	Each Credit Event	72

ARTICLE V

Affirmative Covenants

SECTION 5.01	Financial Statements; Borrowing Base and Other Information	73
SECTION 5.02	Notices of Material Events	75
SECTION 5.03	Existence; Conduct of Business	76
SECTION 5.04	Payment of Obligations	76
SECTION 5.05	Maintenance of Properties	76
SECTION 5.06	Books and Records; Inspection Rights	76
SECTION 5.07	Compliance with Laws	77
SECTION 5.08	Use of Proceeds	77
SECTION 5.09	Insurance	77
SECTION 5.10	Appraisals	~~75~~77
SECTION 5.11	Field Examinations	~~75~~78
SECTION 5.12	Depository Banks	78
SECTION 5.13	Additional Collateral; Further Assurances	78
SECTION 5.14	Post-Closing Actions	~~77~~79

ARTICLE VI

Negative Covenants

SECTION 6.01	Indebtedness	~~77~~80
SECTION 6.02	Liens	~~80~~83
SECTION 6.03	Fundamental Changes	~~81~~85
SECTION 6.04	Investments, Loans, Advances, Guarantees and Acquisitions	~~82~~86
SECTION 6.05	Asset Sales	~~84~~88
SECTION 6.06	Sale and Leaseback Transactions	~~86~~89

SECTION 6.07	Swap Agreements	~~86~~90
SECTION 6.08	Restricted Payments; Certain Payments of Indebtedness	~~86~~90
SECTION 6.09	Transactions with Affiliates	~~88~~92
SECTION 6.10	Restrictive Agreements	~~89~~93
SECTION 6.11	Amendment of Material Documents	~~89~~93
SECTION 6.12	Fixed Charge Coverage Ratio	~~89~~93

ARTICLE VII

Events of Default

SECTION 7.01	Events of Default	~~90~~94
SECTION 7.02	Right to Cure	~~92~~96

ARTICLE VIII

The Administrative Agent

ARTICLE IX

Miscellaneous

SECTION 9.01	Notices	~~96~~100
SECTION 9.02	Waivers; Amendments	~~97~~101
SECTION 9.03	Expenses; Indemnity; Damage Waiver	~~99~~103
SECTION 9.04	Successors and Assigns	~~101~~105
SECTION 9.05	Survival	~~104~~108
SECTION 9.06	Counterparts; Integration; Effectiveness	~~105~~109
SECTION 9.07	Severability	~~105~~109
SECTION 9.08	Right of Setoff	~~105~~109
SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process	~~105~~109
SECTION 9.10	WAIVER OF JURY TRIAL	~~106~~110
SECTION 9.11	Headings	~~106~~110
SECTION 9.12	Confidentiality	~~106~~110
SECTION 9.13	Several Obligations; Nonreliance; Violation of Law	~~107~~111
SECTION 9.14	USA PATRIOT Act	~~107~~111
SECTION 9.15	Disclosure	~~107~~111
SECTION 9.16	Appointment for Perfection	~~107~~111
SECTION 9.17	Interest Rate Limitation	~~108~~112
SECTION 9.18	No Advisory or Fiduciary Duty	~~108~~112

ARTICLE X

Loan Guaranty

SECTION 10.01	Guaranty	~~108~~112
SECTION 10.02	Guaranty of Payment	~~109~~113
SECTION 10.03	No Discharge or Diminishment of Loan Guaranty	~~109~~113
SECTION 10.04	Defenses Waived	~~110~~113
SECTION 10.05	Rights of Subrogation	~~110~~114
SECTION 10.06	Reinstatement; Stay of Acceleration	~~110~~114

SECTION 10.07	Information	~~110~~114
SECTION 10.08	Taxes	~~110~~114
SECTION 10.09	Maximum Liability	~~111~~114
SECTION 10.10	Contribution	~~111~~115
SECTION 10.11	Liability Cumulative	~~112~~115
SECTION 10.12	Commodity Exchange Act Keepwell	115

ARTICLE XI

The Borrower Representative

SECTION 11.01	Appointment; Nature of Relationship	~~112~~116
SECTION 11.02	Powers	~~112~~116
SECTION 11.03	Employment of Agents	~~112~~116
SECTION 11.04	Notices	~~112~~116
SECTION 11.05	Successor Borrower Representative	~~112~~116
SECTION 11.06	Execution of Loan Documents; Borrowing Base Certificate	~~112~~116
SECTION 11.07	Reporting	~~113~~117

SCHEDULES:

Commitment Schedule

Schedule 1.01 — Specified Properties

Schedule 2.06 — Existing Letters of Credit

Schedule 3.05 — Properties

Schedule 3.06 — Disclosed Matters

Schedule 3.12 — Material Agreements

Schedule 3.14 — Insurance

Schedule 3.15 — Capitalization and Subsidiaries

Schedule 5.14 — Post-Closing Actions

Schedule 6.01 — Existing Indebtedness

Schedule 6.02 — Existing Liens

Schedule 6.04 — Existing Investments

Schedule 6.10 — Existing Restrictions

Schedule 9.04(e) — Permitted Assignees

EXHIBITS:

Exhibit A-1 — Form of Assignment and Acceptance

Exhibit A-2 — Form of Assignment Notice

Exhibit B — Form of Borrowing Base Certificate

Exhibit C — Form of Compliance Certificate

Exhibit D — Form of Joinder Agreement

Exhibit E — Collateral Monitoring Reporting Requirements

Exhibit F — Form of Intercompany Subordinated Note

Exhibit G-1 — Form of U.S. Tax Certificate for Foreign Lenders That Are Not Partnerships

Exhibit G-2 — Form of U.S. Tax Certificate for Foreign Participants That Are Not Partnerships

Exhibit G-3 — Form of U.S. Tax Certificate for Foreign Participants That Are Partnerships

Exhibit G-4 — Form of U.S. Tax Certificate for Foreign Lenders That Are Partnerships

Exhibit H — Form of Solvency Certificate

Exhibit I — Form of Intercreditor Agreement

CREDIT AGREEMENT dated as of September 7, 2012 (as it may be amended or modified from time to time, this “Agreement”), among INTERLINE BRANDS, INC., a New Jersey corporation (the “Company”), ~~WILMAR HOLDINGS, INC., a Delaware corporation (“Wilmar Holdings”),~~ and WILMAR FINANCIAL, INC., a Delaware corporation (“Wilmar Financial”), as Borrowers, the other Loan Parties party hereto from time to time, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account” has the meaning assigned to such term in the Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of EBITDA of such Pro Forma Entity (determined using such definitions as if references to Holdings, the Company and any of their Subsidiaries therein were to such Pro Forma Entity and its Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

“Acquired Entity or Business” has the meaning assigned to such term in the term “EBITDA”.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any one or more Loan Parties or Restricted Subsidiaries of Loan Parties (a) acquire all or substantially all of the assets of any Person or any division or line of business of any other Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquire (in one transaction or as the most recent transaction in a series of related transactions) at least a majority (in number of votes) of the Equity Interests in a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests in a Person.

“Acquisition Consideration” means the purchase consideration paid for any Permitted Acquisition, whether paid in cash, properties, assumption of Indebtedness or other obligations or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any time in the future, whether or not such future payment is subject to the occurrence of any contingency, and includes any and all payments representing “earn-outs” and other agreements to make any payment the amount of which, or the terms of payment of which are, in any respect subject to, or contingent upon, the revenues, income, cash flow or profits of any Person, business or operating division.

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent/Arranger Persons” has the meaning assigned to such term in Section 9.03.

“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders.

“Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) LIBOR for a 30 day Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or LIBOR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or LIBOR, respectively.

“Applicable Commitment Fee Rate” means, for any day, with respect to the commitment fees payable hereunder, the rate per annum set forth below under the caption “Commitment Fee Rate”, based upon the Average Utilization during the preceding calendar quarter; provided that until the end of the first fiscal quarter after the Effective Date, the “Applicable Commitment Fee Rate” shall be the applicable rate per annum set forth below in Category 2:

Average Utilization	Commitment Fee Rate
Category 1	0.250
Average Utilization > 50%
Category 2	0.375
Average Utilization ≤ 50%

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure or Swingline Loans, a percentage equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Commitments of all Revolving Lenders (if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Revolving Exposures at that time); provided that in the case of Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitment shall be disregarded in the calculation and (b) with respect to Protective Advances or with respect to the Aggregate Credit Exposure, a percentage based upon its share of the Aggregate Credit Exposure and the unused Commitments; provided that in the case of Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitment shall be disregarded in the calculation.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Revolving Loan, as the case may be, the applicable rate per annum set forth below under the caption “Revolver ABR Spread” or “Revolver Eurodollar Spread”, as the case may be, based upon the Borrowers’ average daily Availability for the most recent fiscal quarter determined as of the most recent determination date, provided that until the delivery to the Administrative Agent, pursuant to Section 5.01, of the Borrowers’ financial statements and Compliance Certificate for the Borrowers’ first fiscal quarter ending after the Effective Date, the “Applicable Rate” shall be the applicable rate per annum in the Category set forth below for Availability as determined on the Effective Date after giving effect to all Borrowings, the issuance (or deemed issuance) of any Letters of Credit and the payment of all fees and expenses due hereunder on the Effective Date:

Availability	Revolver ABR Spread	Revolver Eurodollar Spread
Category 1	0.50	1.50
> $150,000,000
Category 2	0.75	1.75
> $75,000,000 but ≤ $150,000,000
Category 3	1.00	2.00
≤ $75,000,000

For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Borrowers based upon the Borrowers’ Borrowing Base Certificates delivered pursuant to Section 5.01(e) and (b) each change in the Applicable Rate shall be effective during the period commencing on the first day of the calendar month following the receipt by the Administrative Agent of the financial statements and Compliance Certificate for the fiscal quarter or, in the case of the last fiscal quarter of each year, the calendar year then ended pursuant to Section 5.01(a) or (b), as applicable, and ending on the date immediately preceding the effective date of the next such change; provided that, the Applicable Rate in Category 2 or Category 3 above determined as of the end of such fiscal quarter shall decrease by 0.25% if the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter is greater than 1.50:1.00. Availability shall be deemed to be in Category 3 at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fail to deliver a Borrowing Base Certificate required to be delivered by it pursuant to Section 5.01(e), during the period from the expiration of the time for delivery thereof until such Borrowing Base Certificate is delivered.

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Assignment and Acceptance” means an assignment agreement entered into by an assigning Lender and an assignee in the form of Exhibit A-1 or any other form approved by the Administrative Agent and the Borrower Representative (which approval, in the case of approvals by the Borrower Representative, (x) shall not be unreasonably withheld or delayed and (y) shall be deemed given if no objection is made within five Business Days of delivery of such form of assignment to Borrower Representative).

“Assignment Notice” mean an assignment notice entered into among an assigning Lender, an assignee, the Administrative Agent, each Issuing Bank, the Swingline Lender and, if applicable, the Borrower Representative in the form of Exhibit A-2.

“Available Commitment” means, at any time, the Commitments then in effect minus the Revolving Exposure of all Revolving Lenders at such time.

“Availability” means, at any time, an amount equal to (a) the lesser of (i) the Commitments and (ii) the Borrowing Base, minus (b) the Aggregate Credit Exposure.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Average Utilization” means, for any period, the quotient, expressed as a percentage, of (a) the average daily Revolving Exposure of all Lenders divided by (b) the average daily Commitments.

“BofA” means Bank of America, N.A., a national banking association, in its individual capacity, and its successors.

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, electronic funds transfers, wire transfers, e-payables, lockbox services, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserve” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Bankruptcy Code” means Title 11 of the United States Code.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” or “Borrowers” means, individually or collectively, the Company, Wilmar ~~Holdings, Wilmar~~ Financial, JanPak, LLC, a West Virginia limited liability company, JanPak of South Carolina, LLC, a South Carolina limited liability company, JanPak of Texas, LLC, a Texas limited liability company, IBI Merchandising Services, Inc., a Delaware corporation, and any other Person who becomes a party to this Agreement as a Borrower pursuant to a Joinder Agreement.

“Borrower Representative” has the meaning assigned to such term in Section 11.01.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan and (c) a Protective Advance.

“Borrowing Base” means, at any time, the sum of:

(a) the product of (i) 85% multiplied by (ii) the Borrowers’ Eligible Accounts at such time, plus

(b) the lesser of (i) the product of (x) 70% multiplied by (y) the Borrowers’ Eligible Inventory, valued at the lower of cost (net of rebates and discounts) or market value, determined in a manner consistent with practices on the Effective Date, at such time and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value of the Borrowers’ Eligible Inventory, minus

(c) Reserves.

The Administrative Agent may, in its Permitted Discretion, adjust Reserves used in computing the Borrowing Base, with any such changes to be effective three (3) days after delivery of notice thereof to the Borrower Representative and the Lenders. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(e) of this Agreement.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B (or another form as may, from time to time, be mutually agreed by the Borrower Representative and the Administrative Agent), setting forth the Borrower Representative’s calculation of the Borrowing Base.

“Borrowing Request” means a request by the Borrower Representative for a Revolving Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Buyers Access” means Buyers Access LLC, a Delaware limited liability company.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Holdings and its Restricted Subsidiaries prepared in accordance with GAAP, but excluding (i) any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation, (ii) any such expenditure (or commitment to expend money) to the extent such expenditure is or will be made with proceeds of the sale or trade of an asset similar to the asset being purchased or otherwise acquired, (iii) any such expenditure (or commitment to expend money) to the extent such expenditure is or will be part of a Permitted Acquisition and (iv) any such expenditure (or commitment to expend money) to the extent such expenditure does not exceed an amount equal to the net proceeds of an issuance of Equity Interests by Holdings (provided that (x) the Company has notified the Administrative Agent at or prior to the time of such issuance that the Company and/or one or more of its Restricted Subsidiaries intended to utilize all or a portion of such proceeds to fund such expenditure (and describing the contemplated use and estimated amount of such expenditure) and (y) such expenditure is made (or a commitment to make such expenditure is entered into) within ninety days of the issuance of such Equity Interests).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, that the term “Capital Lease Obligations” shall not include any obligations that are excluded from the definition of “Indebtedness” pursuant to the proviso thereto.

“Captive Insurance Subsidiary” means any Subsidiary of the Company that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Pooling Arrangements” means a deposit account arrangement among a single depository institution and one or more Foreign Subsidiaries of the Company involving the pooling of cash deposits and overdrafts in respect of one or more deposit accounts (each located outside of the United States and any States and territories thereof) with such institution by such Foreign Subsidiaries for cash management purposes.

“Change in Control” means (a)(i) at any time prior to a Qualifying IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than one or more Permitted Holders, of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings and (ii) at any time on or after a Qualifying IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) but excluding any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, other than one or more Permitted Holders, of Equity Interests representing more than the greater of (A) 35.0% of the total voting power of all of the outstanding voting stock of Holdings and (B) the percentage of the total voting power of all of the outstanding voting stock of Holdings owned, directly or indirectly, by the Permitted Holders; (b) Holdings shall cease to own, free and clear of all Liens or other encumbrances (other than Liens permitted under clause (a) or (e) of the definition of Permitted Encumbrances and under Section 6.02(a) and (l)), 100% of the outstanding voting Equity Interests of the Company on a fully diluted basis; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (i) nominated by the board of directors of Holdings nor (ii) appointed by directors so nominated; (d) the occurrence of a “Change of Control”, as defined in ~~the~~any Term Loan Document or any Holdings Notes ~~Documents~~Document; or (e) the Company shall cease to own, directly or indirectly and free and clear of all Liens or other encumbrances (other than Liens permitted under clause (a) of the definition of Permitted Encumbrances and under Section 6.02(a) and (l)), 100% of the outstanding voting Equity Interests of each other Restricted Subsidiary that is designated as a Borrower, on a fully diluted basis, unless prior to or concurrently with such cessation, such Restricted Subsidiary shall have ceased to be a Loan Party in accordance herewith.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking

Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to any law (including the Code), treaty, regulation or rule (or in the official interpretation of any law, treaty, regulation or rule by any Governmental Authority (including a court)) relating to U.S. income taxation.

“Charges” has the meaning assigned to such term in Section 9.17.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans or Protective Advances.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agents” means Wells Fargo Bank, National Association, U.S. Bank National Association, KeyBank National Association and TD Bank, N.A.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that in any such case may at any time pursuant to the Collateral Documents be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders, to secure the Secured Obligations.

“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreement.

“Collateral Deposit Account” has the meaning assigned to such term in the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations.

“Commercial LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding commercial Letters of Credit at such time and (b) the aggregate amount of all LC Disbursements relating to commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Commercial LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Commercial LC Exposure at such time.

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Protective Advances, Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. “Commitments” means the aggregate of each Lender’s Commitment hereunder. The initial amount of the Commitments is $275,000,000.

“Commitment Letter” means the Project Isabelle Commitment Letter dated as of May 29, 2012 from the Lead Arrangers and BofA to MergerSub, together with all exhibits thereto.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company” has the meaning assigned to such term in the preamble of this Agreement.

“Company Disclosure Letter” means the disclosure letter delivered to Newco by Holdings concurrently with the execution and delivery of the Merger Agreement (as in effect on May 29, 2012).

“Company Material Adverse Effect” has the meaning assigned to such term in the Commitment Letter.

“Company Notes” means the notes due 2018 issued by the Company pursuant to the Company Notes Indenture and the Indebtedness represented thereby.

~~“Company Notes Documents” means the Company Notes Indenture and all other instruments, agreements and other documents evidencing or governing the Company Notes or providing for any Guarantee, obligation, security or other right in respect thereof.~~

“Company Notes Indenture” means the Indenture, dated as of November 16, 2010, among Holdings, the Company, the Subsidiaries listed therein and Wells Fargo Bank, National Association, as trustee, in respect of the Company Notes, as amended by that certain First Supplemental Indenture dated June 19, ~~2012 and~~2012, by that certain Second Supplemental Indenture dated June 27, 2012 (the “Second Supplemental Indenture”)~~.~~, by that certain Third Supplemental Indenture dated December 11, 2012, by that certain Fourth Supplemental Indenture dated April 4, 2013, and by that certain Fifth Supplemental Indenture dated March 12, 2014.

“Company SEC Documents” has the meaning assigned to such term in the Merger Agreement.

“Compliance Certificate” has the meaning assigned to such term in Section 5.01(c).

“Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of any present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned any interest in any Loan or Loan Document).

~~“Consolidated Secured Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of Holdings and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any increase to or discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), consisting of Indebtedness for borrowed money, Capital Lease Obligations and debt obligations evidenced by promissory notes or similar instruments, in each case secured by Liens, minus (b) the aggregate amount of cash and Permitted Investments held in accounts on the consolidated balance sheet of Holdings and the Restricted Subsidiaries as at such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such Person is a party.~~

“Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of ~~Holdings and the Restricted Subsidiaries at such date~~the Company and its Restricted Subsidiaries as of the last day of the most recently ended fiscal period for which financial statements have been delivered pursuant Section 5.01(a) or Section 5.01(b), as applicable.

~~“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of Holdings and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any increase to or discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition or the Transactions), consisting of Indebtedness for borrowed money, Capital Lease Obligations and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and Permitted Investments held in accounts on the consolidated balance sheet of Holdings and the Restricted Subsidiaries as at such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such Person is a party.~~

~~“Consolidated Total Debt to EBITDA Ratio” means as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date to (b) Indenture EBITDA for the Reference Period.~~

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Converted Restricted Subsidiary” has the meaning assigned to such term in the definition of “EBITDA”.

“Converted Unrestricted Subsidiary” has the meaning assigned to such term in the definition of “EBITDA”.

“Covenant Trigger Period” means (a) each period commencing on any day that an Event of Default occurs, and continuing until such Event of Default has been cured or waived and (b) each period commencing on any day that Availability is less than the greater of (i) $25,000,000 and (ii) 10% of the Commitments, and continuing until, during the preceding 30 consecutive days, Availability has at all times exceeded the greater of (A) $25,000,000 and (B) 10% of the Commitments.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Exposure at such time, and (b) an amount equal to its Applicable Percentage, if any, of the aggregate principal amount of Protective Advances outstanding at such time.

“Cure Period” has the meaning assigned to such term in Section 7.02(a).

“Cure Right” has the meaning assigned to such term in Section 7.02(a).

“Debt Reserve” means the aggregate amount of reserves established by the Administrative Agent with respect to Indebtedness of Holdings and its Restricted Subsidiaries incurred under Sections 6.01(c) and (t) that matures or has a scheduled due date before the Maturity Date, such reserves to be in an amount equal to the aggregate outstanding principal amount of all such Indebtedness that is scheduled to be paid within 60 days of such maturity or scheduled due date, as the case may be, to the extent (and only with respect to the portion) exceeding $50,000,000 and excluding payments relating to (i) a change of control, (ii) an “applicable high yield discount obligation” catch-up payment, (iii) amortization of Indebtedness equal to or less than 1.0% per year of the original principal amount of such Indebtedness, and (iv) redemption and defeasance provisions customary for the relevant type of Indebtedness.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, unless the conditions to such Loans or participations in Letters of Credit or Swingline Loans are the subject of a good faith dispute, (b) notified any Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements generally in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or, at the discretion of the Administrative Agent, has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has had a similar Person charged with the reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or, at the discretion of the Administrative Agent, has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it or has had a similar Person charged with the reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company by a Governmental Authority.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by any Borrower or a Restricted Subsidiary in connection with a disposition to which the proviso to Section 6.05 applies that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Borrower Representative, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable disposition).

“Dilution Factors” shall mean, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce accounts receivable of the Borrowers in a manner consistent with current and historical accounting practices of the Borrowers.

“Dilution Ratio” shall mean, at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the twelve (12) most recently ended fiscal months divided by (b) total gross sales of the Borrowers for the twelve (12) most recently ended fiscal months.

“Dilution Reserve” shall mean, at any date, the greater of (a) zero and (b) the product of the applicable Dilution Ratio minus 5% multiplied by the Eligible Accounts on such date.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to Holdings, the Company and the Restricted Subsidiaries in the definition of EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disqualified Stock” means, with respect to any Person, any Equity Interest which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event: (a) matures or is mandatorily redeemable (other than redeemable only for Equity Interests of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock or (c) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part, in each case, on or prior to ninety-one (91) days after the Maturity Date, except, in the case of clauses (a) and (b), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations.

“Document” has the meaning assigned to such term in the Security Agreement.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary that is incorporated or formed under the laws of the United States of America, any state thereof or the District of Columbia.

“Dominion Trigger Period” means (a) each period commencing on any day that an Event of Default under Section 7.01(a), Section 7.01(b), Section 7.01(h) or Section 7.01(i) occurs or, at the election of the Administrative Agent or the Required Lenders, any other Event of Default occurs, and continuing until such Event of Default has been cured or waived and (b) each period commencing on any day that Availability is less than the greater of (i) $25,000,000 and (ii) 10% of the Commitments, and continuing until, during the preceding 30 consecutive days, Availability has at all times exceeded the greater of (A) $25,000,000 and (B) 10% of the Commitments.

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) provision for income taxes for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary charges for such period, (v) any impairment charge or asset write-off related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP for such period, (vi) all losses from (A) asset sales (other than asset sales in the ordinary course of business) during such period and (B) investments recorded using the equity method during such period, (vii) stock-based awards compensation expense for such period, (viii) any other non-cash charges during such period (but excluding any non-cash charge in respect of an item that was included in Net Income (other than accrual of revenue in the ordinary course of business) in a prior period), (ix) the amount, if any, of management, monitoring and consulting fees and expenses paid to the Sponsors for such period, not to exceed $5,000,000 in any four quarter period, (x) the amount, if any, of transaction fees and related expenses paid to the Sponsors in connection with acquisitions, dispositions, recapitalizations, refinancings and extraordinary transactions for such period, not to exceed (net of reimbursable expenses) 1% of the transaction value for any such transaction, (xi)(A) restructuring and other non-recurring expenses incurred during such period, including severance costs, costs associated with office or plant openings or closings and consolidation or relocation fees for such period and (B) any up-front fees, transaction costs, commissions, expenses, premiums or charges related to the issuance of Equity Interests, any investment permitted hereunder (other than a Specified Investment), any permitted asset sale, or any recapitalization, incurrence, repayment, amendment or modification of Indebtedness permitted hereunder (in each case whether or not consummated but excluding any of the foregoing paid or payable to the Sponsors under clause (ix) or (x)) during such period; provided that in no event shall the sum of the amounts under (A) and (B) of this clause (xi) and the adjustments made in clause (C)(2) below exceed 10% of EBITDA for such period (without giving effect to the adjustments provided in this clause (xi) and in clause (C)(2)), (xii) costs and expenses paid by the Borrowers in connection with the Transactions and (xiii) any up-front fees, transaction costs, commissions, expenses or charges related to any Permitted Acquisition or other Specified Investment (in each case whether or not consummated but excluding any of the foregoing paid or payable to the Sponsors under clause (ix) or (x)) during such period, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(viii) taken in a prior period, (ii) any extraordinary gains for such period, (iii) any non-cash items of income for such period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Net Income in any prior period), (iv) all gains from (A) asset sales (other than asset sales in the ordinary course of business) during such period and (B) investments recorded using the equity method during such period, all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP; provided that, to the extent included in Net Income,

(A) there shall be excluded in determining EBITDA unrealized currency translation gains and losses related to currency remeasurements of Indebtedness or intercompany balances (including the net loss or gain resulting from Swap Agreements for currency exchange risk),

(B) there shall be excluded in determining EBITDA for any period any adjustments for unrealized gain or loss resulting from the application of Statement of Financial Accounting Standards No. 133,

(C) there shall be included in determining EBITDA for any period, without duplication, (1) the Acquired EBITDA of any Person, property, business or asset acquired by any of Holdings, the Company or any Restricted Subsidiary since the beginning of such period to the extent not subsequently sold, transferred, abandoned or otherwise disposed by Holdings, the Company or such Restricted Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary since the beginning of such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion), and (2) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business acquired since the beginning of such period (including the portion thereof occurring prior to such acquisition) as specified in a Pro Forma Adjustment Certificate and delivered to the Lenders and the Administrative Agent; provided that in no event shall the sum of the adjustments under this clause (C)(2) and the amounts under (A) and (B) of clause (xi) above exceed 10% of EBITDA for such period (without giving effect to the adjustments provided in clause (xi) and this clause (C)(2)), and

(D) there shall be excluded in determining EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations by any of Holdings, the Company or any Restricted Subsidiary since the beginning of such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition or conversion).

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Eligible Accounts” means each Account of a Borrower that, at the time of creation and at all times thereafter, is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (x) below. Eligible Accounts shall not include any Account:

(a) which is not subject to a first priority perfected security interest in favor of the Administrative Agent;

(b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Encumbrance described in clause (a) of the definition thereof, provided that, eligibility of Accounts shall be reduced by the amount of such Permitted Encumbrance and (iii) any Lien permitted under Section 6.02(l);

(c) with respect to which (i) the scheduled due date is more than 120 days after the original invoice date, (ii) is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, or (iii) has been written off the books of the Borrowers or otherwise designated as uncollectible (in determining the aggregate amount from the same Account Debtor that is unpaid hereunder there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor which are unpaid more than 90 days from the date of invoice or more than 60 days from the due date);

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Borrowers exceeds 15% (or such higher percentage as the Administrative Agent may establish for such Account Debtor from time to time but not to exceed 20%) of the aggregate amount of Eligible Accounts, in each case, only to the extent of such excess;

(f) with respect to which any covenant, representation, or warranty relating to such Account contained in this Agreement or in the Security Agreement has been breached or is not true;

(g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by (x) an invoice or (y) other documentation reasonably satisfactory to the Administrative Agent which in either case has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Borrowers’ completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis (except with respect to up to $1,000,000 of such Accounts in the aggregate) or (vi) relates to payments of interest;

(h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Borrower or if such Account was invoiced more than once;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, unless the payment of Accounts owed by such Account Debtor is secured by assets of, or guaranteed by, in either case in a manner satisfactory to the Administrative Agent, a Person that is acceptable to the Administrative Agent, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(k) which is owed by any Account Debtor which has sold all or a substantially all of its assets;

(l) which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. (including any state, commonwealth or territory thereof that has adopted Revised Article 9 of the Uniform Commercial Code) or Canada or (ii) is not organized under applicable law of the U.S., any state of the U.S., any commonwealth or territory of the U.S. (in each case that has adopted Revised Article 9 of the Uniform Commercial Code), Canada, or any province of Canada unless, in either case, such Account is backed by a letter of credit acceptable to the Administrative Agent in its Permitted Discretion so long as (A) the Administrative Agent has “control” (as defined in the UCC) over such letter of credit (and if such letter of credit is in tangible form, such letter of credit is in the possession of the Administrative Agent) and (B) such letter of credit is directly drawable by the Administrative Agent);

(m) which is owed in any currency other than dollars;

(n) which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a letter of credit acceptable to the Administrative Agent in its Permitted Discretion so long as (A) the Administrative Agent has “control” (as defined in the UCC) over such letter of credit (and if such letter of credit is in tangible form, such letter of credit is in the possession of the Administrative Agent) and (B) such letter of credit is directly drawable by the Administrative Agent), or (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction;

(o) which is owed by any Affiliate, employee, officer, director, agent or stockholder of any Loan Party; provided that portfolio companies of the Sponsors that do business with a Borrower in the ordinary course of business will not be treated as Affiliates for purposes of this clause (o);

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(q) which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute unless (i) the Administrative Agent, in its Permitted Discretion, has established appropriate Reserves and determines to include such Account as an Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Administrative Agent to waive such rights;

(r) which is evidenced by any promissory note, chattel paper, or instrument;

(s) which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or qualified to do business in such jurisdiction;

(t) with respect to which such Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Borrower created a new receivable for the unpaid portion of such Account;

(u) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(v) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Borrower has or has had an ownership interest in such goods, or which indicates any party other than such Borrower as payee or remittance party;

(w) which was created on cash on delivery terms; or

(x) which the Administrative Agent determines may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determines is unacceptable for any reason whatsoever in the exercise of its Permitted Discretion.

In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder (other than by virtue of clause (x) above), such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Borrower to reduce the amount of such Account.

“Eligible Inventory” means all Inventory of a Borrower that, at the time of purchase and at all times thereafter was not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (p) below. Eligible Inventory shall not include any Inventory:

(a) which is not subject to a first priority perfected Lien in favor of the Administrative Agent;

(b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Encumbrance described in clause (a) or (b) of the definition thereof, provided that, (A) with respect to any such Permitted Encumbrance described in clause (a) of the definition thereof, eligibility of Inventory shall be reduced by the amount of such Permitted Encumbrance and (B) with respect to any such Permitted Encumbrance described in clause (b) of the definition thereof, the requirements of clause (h) or (i) below are satisfied and (iii) any Lien permitted under Section 6.02(l);

(c) which is, in the Administrative Agent’s Permitted Discretion, slow moving or obsolete (unless taken into account in the most recent Inventory Appraisal and the value of Eligible Inventory in the Borrowing Base is being determined by reference to the Net Orderly Liquidation Value thereof), unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation, or warranty contained in this Agreement or the Security Agreement has been breached or is not true in any material respect and which does not conform in any material respect to any applicable standards imposed by any Governmental Authority;

(e) in which any Person other than such Borrower shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f) which is not finished goods or which constitutes work-in-process, raw materials, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

(g) which is not located in the U.S. (including any state, commonwealth or territory thereof that has adopted Revised Article 9 of the Uniform Commercial Code) or is in transit with a common carrier from vendors and suppliers;

(h) which is located in any location leased by such Borrower unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Rent Reserve has been established by the Administrative Agent;

(i) which is (i) located in any third party warehouse or is in the possession of a bailee (other than a third party processor), unless (A) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (B) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion, and (ii) not evidenced by a Document;

(j) which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;

(k) which is the subject of a consignment by such Borrower as consignor, unless (i) a protective UCC-1 financing statement has been properly filed against the consignee (as assigned to the Administrative Agent), and (ii) there is a written agreement acknowledging that such Inventory is held on consignment, that such Borrower retains title to such Inventory, that no Lien arising by, through or under such consignee has attached or will attach to such Inventory and requiring consignee to segregate the consigned Inventory from the consignee’s other personal or movable property and having other terms consistent with such Borrower’s past practices for consigned Inventory; provided that, Inventory at a vendor managed location under the control of a Borrower and subject to a written agreement in which such vendor acknowledges such Borrower’s title to such Inventory shall not be considered the subject of a consignment;

(l) which is perishable;

(m) which contains or bears any intellectual property rights licensed to the Borrowers unless the Administrative Agent is satisfied in its Permitted Discretion that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(n) which is not reflected in a current perpetual inventory report of the Borrowers;

(o) for which reclamation rights have been asserted by the seller; or

(p) which the Administrative Agent otherwise determines is unacceptable for any reason whatsoever in the exercise of its Permitted Discretion.

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder (other than pursuant to clause (p) above), such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters to the extent related to Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning assigned to such term in the UCC.

“Equity Contribution” means the cash equity contributions (including any roll-over equity contributions from minority investors) in the form of common equity (unless otherwise agreed in the discretion of the Lead Arrangers) made directly or indirectly by the Permitted Holders to Newco in an aggregate amount equal to at least 30% of the pro forma capitalization of Holdings after the consummation of the Merger.

“Equity Interests “ means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to LIBOR.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Hedge Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Loan Guarantor of, or the grant by such Loan Guarantor of a Lien to secure, such Hedge Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” (as defined in the Commodity Exchange Act and the regulations thereunder) at the time the Loan Guaranty of such Loan Guarantor or the grant of such security interest becomes effective with respect to such Hedge Obligation (which for the avoidance of doubt shall be determined after giving effect to any “keepwell, support or other agreement” (as such terms are used under the Commodity Exchange Act) provided for the benefit of such Loan Guarantor). If a Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such Loan Guaranty or security interest is or becomes illegal.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned Subsidiary, (b) any Subsidiary that is prohibited by any Requirement of Law from guaranteeing the Secured Obligations, (c) (i) any direct or indirect Domestic Subsidiary of a Foreign Subsidiary (that is a “controlled foreign corporation” within the meaning of Section 957 of the Code) and (ii) any Domestic Subsidiary, substantially all of the direct or indirect assets of which are Equity Interests of one or more “controlled foreign corporations” within the meaning of Section 957 of the Code, (d) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with or subject to secured Indebtedness incurred pursuant to Section 6.01(l) or Section 6.01(t) and each Restricted Subsidiary thereof that guarantees such Indebtedness to the extent and so long as the financing documentation relating thereto prohibits such

Restricted Subsidiary from guaranteeing, or granting a Lien on any of its assets to secure, the Secured Obligations; provided that after such time that such prohibitions on guarantees or granting of Liens lapses or terminates, such Restricted Subsidiary shall no longer be an Excluded Subsidiary, (e) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower Representative), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (f) any not-for-profit Subsidiary, (g) any Captive Insurance Subsidiaries, (h) each Unrestricted Subsidiary and (~~g~~i) any ~~Restricted~~Immaterial Subsidiary that the Company elects by notice to the Administrative Agent to treat as an Excluded Subsidiary pursuant to this clause (~~g~~i)~~,~~; provided that ~~(i)~~ any such ~~Restricted~~Immaterial Subsidiary shall cease to be so treated as an Excluded Subsidiary upon written notice from the Borrower Representative to the Administrative Agent~~, (ii) at any time, the total assets of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (g), as reflected on their most recent balance sheets prepared in accordance with GAAP, do not in the aggregate at any time exceed $5,000,000, and (iii) the total revenues of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (g) for the twelve-month period ending on the last day of the most recent period for which financial statements have been delivered pursuant to Section 5.01(a) or (b) do not in the aggregate exceed $5,000,000~~; provided, further, that, notwithstanding anything to the contrary set forth in this definition, no Subsidiary that guarantees ~~any of~~ the ~~Company~~Term Loans or the Holdings Notes shall be an Excluded Subsidiary.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient, or required to be withheld or deducted from a payment to a Recipient, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Connection Taxes, (b) in the case of a Foreign Lender, any U.S. federal withholding Tax that is imposed on amounts payable to such Foreign Lender pursuant to laws in force at the time such Foreign Lender becomes a Lender hereunder (other than an assignee pursuant to a request by a Borrower under Section 2.19(b)) or designates a new lending office hereunder, or any additional U.S. federal withholding Tax that is imposed on amounts payable to a Foreign Lender after the time such Foreign Lender becomes a Lender hereunder or designates a new lending office hereunder, except that Taxes in this clause (b) shall not include (i) additional U.S. federal withholding Tax that may be imposed on amounts payable to a Foreign Lender after the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), as a result of a Change in Tax Law after such time and (ii) any amount with respect to U.S. federal withholding Tax that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 2.17, if any, with respect to such withholding Tax at the time such Foreign Lender designates a new lending office (or at the time of the assignment), (c) any Taxes attributable to such Recipient’s failure to comply with Section 2.17(f), and (d) any U.S. federal withholding Tax imposed by FATCA.

“Existing Credit Agreement” means the Credit Agreement, dated as of November 16, 2010, among Holdings, the Company, the other loan parties from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions from time to time party thereto.

“Existing Letters of Credit” means the letters of credit set forth on Schedule 2.06 hereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means (a) the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) charged to BofA on the applicable day on such transactions, as determined by the Administrative Agent.

“Fee Letter” means that certain Fee Letter dated May 29, 2012, among MergerSub, Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and BofA.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of a Borrower or Holdings.

“First Lien Debt Cap” has the meaning assigned to such term in the Intercreditor Agreement.

“First Lien Leverage Ratio” has the meaning assigned to such term (including component definitions therein) in the Term Loan Agreement, as in effect on the Term Loan Closing Date.

“First Lien Obligations” has the meaning assigned to such term in the Intercreditor Agreement.

“Fixed Charges” means, with reference to any period, without duplication, cash Interest Expense, plus scheduled principal payments on Indebtedness made during such period, plus expense for income taxes paid in cash, plus dividends or distributions and repurchases, redemptions or retirement of the Equity Interests of Holdings ~~(other than pursuant to the Transactions and repurchases of Equity Interests by Holdings in the third and fourth fiscal quarters of 2011)~~, in each case paid in cash, all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis~~.~~; provided that any dividends or distributions made by Holdings pursuant to Section 6.08(a)(vi) shall be excluded from Fixed Charges for purposes of calculating compliance with Section 6.12.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) EBITDA minus the unfinanced portion of Capital Expenditures to (b) Fixed Charges, all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Accounts” means the deposit account(s) designated by Borrowers in writing from time to time for the deposit of proceeds of any Borrowings.

“GAAP” means generally accepted accounting principles in the United States of America.

“Glenwood” means Glenwood Acquisition LLC, a Delaware limited liability company.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness or other obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Guarantor Percentage” has the meaning assigned to such term in Section 10.10.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Obligations” means, with respect to a Loan Party, its obligations under a Swap Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Holdings” means Interline Brands, Inc., a Delaware corporation.

“Holdings Notes” means the 10% / 10 3/4% senior unsecured notes due 2018 issued by MergerSub pursuant to the Holdings Notes Indenture (and assumed by Holdings in the Merger) and the Indebtedness represented thereby.

“Holdings Notes Documents” means the Holdings Notes Indenture and all other instruments, agreements and other documents evidencing or governing the Holdings Notes or providing for any Guarantee, obligation, security or other right in respect thereof.

“Holdings Notes Indenture” means the Indenture, dated as of August 6, 2012, between MergerSub and Wells Fargo Bank, National Association, as trustee, in respect of the Holdings Notes.

“Holdings Refinancing Indebtedness” means a refinancing of the Holdings Notes permitted pursuant to Sections 6.01(c) and (i).

“Holdings Security Event” has the meaning set forth in Section 5.13(f).

“Immaterial Subsidiary” means, ~~at~~as of any date ~~of determination~~, any ~~Restricted Subsidiary that, at the last day of the Reference Period, when aggregated with each other Restricted Subsidiary as to which a specified condition in Article VII applies, accounted for less than (i) 5~~Subsidiary of the Company (a) having Consolidated Total Assets in an amount of less than 5.0% of Consolidated Total Assets and (b) contributing less than 5.0% of the consolidated revenues of the Company and its Subsidiaries, in each case, for the most recently ended Reference Period; provided that the Consolidated Total Assets (as so determined) and revenues (as so determined) of all Immaterial Subsidiaries shall not exceed 5.0% of Consolidated Total Assets ~~at such date and (ii) less than 5~~or 5.0% of the consolidated ~~gross~~ revenues of ~~Holdings~~the Company and its ~~Restricted~~ Subsidiaries ~~at such date~~for the relevant Reference Period, as the case may be.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) obligations under any liquidated earn-out, (k) all Swap Obligations of such Person, (l) all Disqualified Stock of such Person and (m) any other Off-Balance Sheet Liability. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor; provided, that (i) the term “Indebtedness” shall not include (A) post-closing payment adjustments or unliquidated earn-outs to which the seller in a Permitted Acquisition may be entitled or (B) any indebtedness or other obligation for which irrevocable notice of redemption has been duly given and for which adequate redemption consideration has been irrevocably deposited with the applicable trustee or paying agent in trust for the holders of such indebtedness or obligation or that has otherwise been defeased or satisfied and discharged pursuant to the terms thereof, and (ii) notwithstanding any changes in GAAP resulting from the implementation of lease accounting rules after the Effective Date, no lease obligations shall be treated as Indebtedness to the extent that such lease obligations would not have been treated as Indebtedness prior to such change in GAAP.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower hereunder and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

~~“Indenture EBITDA” means “EBITDA” as defined in the Company Notes Indenture as in effect on the date hereof; provided that:~~

~~(A) if Holdings or any Restricted Subsidiary has incurred any Indebtedness since the beginning of the Reference Period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Total Debt to EBITDA Ratio and/or the Secured Leverage Ratio is an incurrence of~~

~~Indebtedness, or both, Indenture EBITDA for the Reference Period shall be calculated after giving effect on a pro forma basis to such incurrence of Indebtedness as if such Indebtedness had been incurred on the first day of the Reference Period;~~

~~(B) if Holdings or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise discharged any Indebtedness since the beginning of the Reference Period or if any Indebtedness is to be repaid, repurchased, redeemed, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Total Debt to EBITDA Ratio and/or the Secured Leverage Ratio, Indenture EBITDA for the Reference Period shall be calculated after giving effect on a pro forma basis to such discharge as if it had occurred on the first day of the Reference Period and as if Holdings or such Restricted Subsidiary had not earned the interest income, if any, actually earned during the Reference Period in respect of cash or Permitted Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;~~

~~(C) if, since the beginning of the Reference Period, Holdings or any Restricted Subsidiary shall have made any disposition, Indenture EBITDA for the Reference Period shall be reduced by an amount equal to Indenture EBITDA (if positive) directly attributable to the assets which are the subject of such disposition for the Reference Period, or increased by an amount equal to Indenture EBITDA (if negative), directly attributable thereto for the Reference Period;~~

~~(D) the Indenture EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the date of determination, will be excluded;~~

~~(E) if, since the beginning of the Reference Period, Holdings or any Restricted Subsidiary (by merger or otherwise) shall have made an investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of business, Indenture EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such investment or acquisition occurred on the first day of the Reference Period; and~~

~~(F) if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into any Restricted Subsidiary since the beginning of the Reference Period) shall have made any disposition, any investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (E) above if made by Holdings or a Restricted Subsidiary during the Reference Period, Indenture EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such disposition, investment or acquisition occurred on the first day of the Reference Period.~~

~~For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a Financial Officer of Holdings. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Obligations applicable to such Indebtedness). If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation, to the extent that such Indebtedness was incurred for working capital purposes.~~

“Information” has the meaning assigned to such term in Section 9.12.

“Intercompany Note” means a promissory note substantially in the form of Exhibit F (or in such other form reasonably satisfactory to Administrative Agent) evidencing Indebtedness owed among the Loan Parties.

“Intercreditor Agreement” means an Intercreditor Agreement entered into following the Effective Date substantially in the form of Exhibit I with such changes thereto as the Administrative Agent is authorized to enter into.

“Interest Coverage Ratio” has the meaning assigned to such term (including component definitions therein) in the Term Loan Agreement, as in effect on the Term Loan Closing Date; provided, that solely to the extent Section 6.01(t) shall apply to Holdings Refinancing Indebtedness, the calculation of “Consolidated Interest Expense” thereunder shall include Holdings.

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Revolving Borrowing in accordance with Section 2.08.

“Interest Expense” means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of Holdings and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), net of interest income to the extent deducted in determining net income, calculated on a consolidated basis for Holdings and its Restricted Subsidiaries for such period in accordance with GAAP; provided that, notwithstanding any changes in GAAP resulting from the implementation of lease accounting rules after the Effective Date, no lease payments shall be treated as Interest Expense to the extent that such lease payments would not have been treated as Interest Expense prior to such change in GAAP; provided, further, that (i) except as provided in clause (ii) below, there shall be excluded from Interest Expense for any period the cash interest expense (or cash interest income) of all Unrestricted Subsidiaries for such period to the extent otherwise included in Interest Expense, (ii) there shall be included in determining Interest Expense for any period the cash interest expense (or income) of any Acquired Entity or Business acquired since the beginning of such period and of any Converted Restricted Subsidiary converted since the beginning of such period, in each case based on the cash interest expense (or income) of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) assuming any Indebtedness incurred or repaid in connection with any such acquisition or conversion had been incurred or prepaid on the first day of such period, and (iii) there shall be excluded from determining Interest Expense for any period the cash interest expense (or income) of any Sold Entity or Business disposed of since the beginning of such period, based on the cash interest expense (or income) relating to any Indebtedness relieved, retired or repaid in connection with any such disposition of such Sold Entity or Business during such period (including the portion thereof occurring prior to such disposal) assuming such debt relieved, retired or repaid in connection with such disposition had been relieved, retired or repaid on the first day of such period.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the first day of each calendar quarter and the Maturity Date, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than 90 days’ duration, each day prior to the last day of such Interest Period that occurs at intervals of 90 days’ duration after the first day of such Interest Period and the Maturity Date.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is 30, 60, 90 or 180 days or, if agreed to by all Lenders, 270 or 360 days thereafter, as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“Inventory Appraisal” means (a) on the Effective Date, the appraisal of the Borrowers’ and the other Loan Guarantors’ Inventory prepared by HILCO Appraisal Services, LLC dated June 27, 2012 and (b) thereafter, the most recent inventory appraisal conducted by an independent appraisal firm selected and engaged by the Administrative Agent and delivered pursuant to Section 5.10.

“Inventory Reserve” shall mean the total reserve against Inventory equal to the sum of the following:

(a) a reserve for shrink, or discrepancies that arise pertaining to inventory quantities on hand between a Borrower’s perpetual accounting system and inventory counts, in each case, as estimated by the Borrowers in accordance with past practices; and

(b) a reserve determined by the Administrative Agent in the exercise of its Permitted Discretion for Inventory which is designated returned to vendor or which is recognized as damaged or off quality or not to customer specifications by a Borrower; and

(c) a revaluation reserve whereby capitalized favorable variances shall be deducted from Eligible Inventory and unfavorable variances shall not be added to Eligible Inventory; and

(d) any other reserve as deemed appropriate by the Administrative Agent in its Permitted Discretion, from time to time.

“Issuing Bank” means, as the context may require, (a) BofA, with respect to Letters of Credit issued by it (including the Existing Letters of Credit), and each of its successors in such capacity as provided in Section 2.06(i), and (b) any other Lender that becomes an Issuing Bank pursuant to Section 2.06(i), with respect to Letters of Credit issued by it and in each case, its successors in such capacity as provided in Section 2.06(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder Agreement” has the meaning assigned to such term in Section 5.13.

“Joint Bookrunners” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Lending Partners LLC.

“Junior Indebtedness” means any Subordinated Indebtedness or Indebtedness secured by Liens that are expressly junior to the Liens of the Administrative Agent with respect to the Collateral (other than Indebtedness among Holdings and its Subsidiaries and/or under the Term Loan Agreement).

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lead Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Lending Partners LLC.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement, including the Existing Letters of Credit.

“LIBOR” means for any Interest Period with respect to a Eurodollar Borrowing, the per annum rate of interest (rounded up, if necessary, to the nearest 1/16th of 1%), determined by the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the ~~British Bankers Association LIBOR Rate (“BBA LIBOR”)~~ICE Benchmark Administration LIBOR Rate, or successor thereto if such association is no longer making such rate available, as published by Reuters (or other commercially available source designated by the Administrative Agent); or (b) if ~~BBA LIBOR is not available~~the rate described in clause (a) is unavailable for any reason, the interest rate at which dollar deposits in the approximate amount of the Eurodollar Borrowing would be offered by ~~BofA~~the Administrative Agent’s London branch to major banks in the London interbank Eurodollar market. If the Board imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing but excluding operating leases) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to the Agreement, any Letter of Credit applications, the Collateral Documents, the Intercreditor Agreement, the Fee Letter and all other agreements and instruments identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means each Loan Party (other than a Borrower in respect of Secured Obligations as to which such Borrower is the primary obligor).

“Loan Guaranty” means Article X of this Agreement.

“Loan Parties” means Holdings, the Borrowers, the Borrowers’ Domestic Subsidiaries (other than any Excluded Subsidiary) and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans and Protective Advances.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, condition, financial or otherwise, of Holdings and its Restricted Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral, or the Administrative Agent’s Liens (on behalf of itself and the Secured Parties) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Administrative Agent, the Issuing Banks or the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, the Company and its Restricted Subsidiaries in an aggregate principal amount exceeding $~~20,000,000.~~35,000,000. For purposes of determining Material Indebtedness, the “obligations” of Holdings, the Company or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Company or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means September 7, 2017 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Maximum Liability” has the meaning assigned to such term in Section 10.09.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“Merger” means the merger of MergerSub with and into Holdings in accordance with the terms of the Merger Agreement, with Holdings being the surviving entity.

“Merger Agreement” means that certain Agreement and Plan of Merger dated as of May 29, 2012, as amended by the Acknowledgement, Waiver and Consent made as of June 28, 2012 (the “Acknowledgement and Waiver”), executed by and among Newco, MergerSub and Holdings, including all exhibits, schedules and disclosure letters thereto.

“Merger Consideration” means the consideration received by the equity holders of Holdings for their equity interests in Holdings in accordance with the terms of, and subject to adjustment as provided in, the Merger Agreement (including any consideration paid to dissenting equity holders).

“MergerSub” means Isabelle Acquisition Sub Inc., a Delaware corporation.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, for any period, the consolidated net income (or loss) of Holdings and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which Holdings or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Restricted Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Restricted Subsidiary (other than a Loan Party) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary, (d) the cumulative effect of a change in accounting principles during such period to the extent included in Net Income and (e) any income (loss) for such period attributable to the early extinguishment of Indebtedness. Notwithstanding any changes in GAAP resulting from the implementation of lease accounting rules after the Effective Date, lease payments shall be treated as expenses when calculating Net Income to the extent such payments relate to leases that would have been treated as operating leases prior to such change in GAAP.

“Net Orderly Liquidation Value” means the orderly liquidation value (net of costs and expenses estimated to be incurred in connection with such liquidation) of the Eligible Inventory that is estimated to be recoverable in an orderly liquidation of such Eligible Inventory, as determined from time to time by reference to the most recent Inventory Appraisal.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates unless paid in compliance with Section 6.09) in connection with such event (including any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) and (iv) the amount of any reserves established to fund contingent liabilities (including post-closing adjustments) reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“Newco” means Isabelle Holding Company Inc., a Delaware corporation, as such corporation is to be converted into a Delaware limited liability company pursuant to the Acknowledgement and Waiver, and merged with and into Holdings promptly following the consummation of the Merger.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.10.

~~“Notes” means the Company Notes and the Holdings Notes.~~

~~“Notes Documents” means the Company Notes Documents and the Holdings Notes Documents.~~

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

“Operating Account” means account #898046220250, any disbursement account, and any replacement accounts or additional accounts of any Loan Party maintained with BofA as a zero balance, cash management account pursuant to and under any agreement between such Loan Party and BofA, as modified and amended from time to time, and through which all disbursements of any Loan Party and any designated Subsidiary of any Borrower are made and settled on a daily basis with no uninvested balance remaining overnight.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, except any such Taxes that are Connection Taxes imposed with respect to any assignment of a Loan or Commitment (other than an assignment made pursuant to Section 2.19(b)) treating the assignee and assignor with respect to any assignment as the Recipient for purposes of the definition of “Connection Taxes.”

“Overadvance” has the meaning assigned to such term in Section 2.04(a).

“Parent” has the meaning assigned to such term in the term “Permitted Payments to Parent”.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Patriot Act” means the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Paying Guarantor” has the meaning assigned to such term in Section 10.10.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any Acquisition by any Loan Party or a Restricted Subsidiary in a transaction that satisfies each of the following requirements:

(a) such Acquisition is not a hostile or contested Acquisition and shall have been approved by the proposed target’s (or proposed target’s parent’s) board of directors (or equivalent) governing body;

(b) the business acquired in connection with such Acquisition is not in any material fashion engaged, directly or indirectly, in any line of business other than the businesses in which any Borrower or any Loan Party is engaged on the Effective Date and any business activities that are similar, related, incidental, complementary or corollary thereto or a reasonable extension thereof;

(c) if such Acquisition is an Acquisition of the Equity Interests of a Person, such Acquisition (i) is structured so that the acquired Person shall become a Loan Party or a Restricted Subsidiary pursuant to the terms of this Agreement, provided, that such Person shall be permitted to become an Unrestricted Subsidiary if, after giving pro forma effect to such Acquisition, either (A) both (1) Availability is greater than the higher of ~~15~~12.5% of the Commitments and $~~37,500,000~~31,250,000 and (2) the Fixed Charge Coverage Ratio as of the last day of the Reference Period is greater than 1.0 to 1.0 or (B) Availability is greater than the higher of ~~20~~17.5% of the Commitments and $~~50,000,000,~~43,750,000, and (ii) together with the consummation of the transactions contemplated in Section 5.13 in connection with such Acquisition, will not result in any violation of Regulation U;

(d) at or prior to the closing of the Acquisition, Holdings (or its Restricted Subsidiary making such Acquisition) and the proposed target (and, to the extent required, its Restricted Subsidiaries) shall have executed such documents, and taken such action, required under Section 5.13;

(e) any Borrower or any Loan Guarantor shall not, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected to have a Material Adverse Effect;

(f) in connection with an Acquisition of the Equity Interests in any Person which becomes a Restricted Subsidiary, all Liens on property of such Person shall be terminated unless such Liens are permitted pursuant to the Loan Documents, and in connection with an Acquisition of the assets of any Person, all Liens on such assets shall be terminated unless such Liens are permitted pursuant to the Loan Documents;

(g) all material governmental and third-party approvals necessary in connection with such Acquisition shall have been obtained and be in full force and effect;

(h) no Default or Event of Default exists or would result therefrom;

(i) as soon as available, but not less than five (5) days (or such shorter period as approved by the Administrative Agent) prior to the consummation of any Acquisition having an Acquisition Consideration in excess of $75,000,000, the Borrower Representative shall provide to the Administrative Agent (i) notice of such Acquisition, (ii) a copy of the final form (or, if not available, the current draft) for the purchase agreement and all schedules and exhibits thereto and (iii) a certificate of a senior officer of the Borrower Representative certifying (and showing the calculations therefor in reasonable detail) that the Loan Parties would be in compliance with the requirements of clauses (c) through (h) preceding, including, if applicable, pro forma financial statements indicating compliance with Section 6.04(p); and

(j) prior to inclusion of the Accounts and Inventory acquired in connection with any such Acquisition in the determination of the Borrowing Base (which, for the avoidance of doubt, must be owned by a Borrower), (i) the Administrative Agent shall have obtained an Inventory Appraisal with respect to such Inventory and conducted an audit and field examination of such Accounts to its reasonable satisfaction; provided, that such acquired Accounts and Inventory that otherwise satisfy the eligibility criteria (as determined in good faith by the Company based on a review of such eligibility criteria and the due diligence for such Acquisition) may be included in the Borrowing Base for a period not to exceed 60 days and in an aggregate amount not to exceed 10% of the Borrowing Base pending such field examination and appraisal and (ii) any applicable Reserves have been established by the Administrative Agent in consultation with the Company, and all appropriate lien filings and collateral documentation have been duly completed, executed and delivered to the Administrative Agent, in each case, to the extent required by, and in accordance with, the Loan Documents.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment and subject to the requirements, as applicable, of Section 2.22.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments or other governmental charges or levies that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits and other assets pledged to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01;

(f) easements, zoning restrictions, rights-of-way, minor defects or irregularities of title and similar encumbrances on real property that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of business of any Borrower or any Restricted Subsidiary;

(g) landlords’ and lessors’ and other like Liens in respect of rent not in default; and

(h) any interest or title of a lessee, licensee, lessor or licensor under any lease or sublease entered into by a Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased or licensed;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holders” means (a) the Sponsors and members of management of Holdings, the Company or a direct or indirect parent of Holdings and (b) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 or any successor provision) of which any of the foregoing are members; provided, however, that, in the case of such group and without giving effect to the existence of such group or any other group, the entities set forth in the foregoing clause (a), collectively, have beneficial ownership of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings or any direct or indirect parent of Holdings.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) investments in money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

(f) investments in securities with maturities of six months or less from the date of acquisition and rated at least “A” by S&P or “A” by Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service).

“Permitted Payments to Parent” means, without duplication as to amounts:

(a) any Restricted Payment made to any direct or indirect parent company of Holdings (collectively, a “Parent”) to be used by Parent solely (i) to pay its franchise taxes and other fees required to maintain its corporate existence, (ii) to pay for general corporate and overhead expenses (including salaries and other compensation (including bonuses and benefits) of the employees and directors, board activities, insurance, legal, accounting, corporate reporting and filing, administrative and other general operating expenses) incurred by Parent in the ordinary course of business and attributable to the ownership or operations of Holdings and its Subsidiaries, (iii) to pay any reasonable and customary indemnification claims made by directors or officers of the Company or Parent and attributable to the ownership or operations of Holdings and its Subsidiaries, (iv) to pay expenses incurred in connection with offerings of securities, debt financings, acquisitions, dispositions or other non-ordinary course transactions for Holdings and its Subsidiaries and (v) to satisfy principal, interest and other payment obligations of Holdings on Indebtedness of Parent, the proceeds of which were contributed to Holdings; provided, however, that all such Restricted Payments pursuant to this clause (a) shall not exceed in the aggregate $15,000,000 per year; and

(b) payments to Parent in respect of federal, state or local income, franchise or similar taxes of Holdings and its Subsidiaries (“Tax Payments”); provided, however, that the aggregate Tax Payments shall not exceed (i) the aggregate amount of the relevant tax (including any penalties and interest) that Holdings would owe after the Effective Date for United States Federal, state and local income tax purposes filing a separate tax return (or a consolidated or combined return with any Subsidiaries of Holdings that are members of a consolidated or combined group with Parent), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Holdings and its Subsidiaries, less (ii) the amount of any income taxes that Holdings or its Subsidiaries pay directly to a taxing authority after the Effective Date.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

“Prime Rate” means the rate of interest announced by BofA from time to time as its prime rate. Such rate is set by BofA on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

“Pro Forma Adjustment” means for the most recently ended four fiscal quarters that includes all or any part of a fiscal quarter ending prior to the end of any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the EBITDA of Holdings and its Subsidiaries, the pro forma increase or decrease in such Acquired EBITDA or such EBITDA, as the case may be, projected in good faith as a result of (a) actions taken or expected to be taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Borrowers and the Restricted Subsidiaries; provided that, so long as such actions are taken or expected to be taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such EBITDA, as the case may be, that such cost savings will be realizable during the entirety of the most recently ended four fiscal quarters, or such additional costs, as applicable, will be incurred during the entirety of such the most recently ended four fiscal quarters; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such EBITDA, as the case may be, for the most recently ended four fiscal quarters.

“Pro Forma Adjustment Certificate” means any certificate of a Financial Officer of Holdings delivered pursuant to Section 5.01(c).

“Pro Forma Basis” has the meaning assigned to such term in the Term Loan Agreement, as in effect on the Term Loan Closing Date and inclusive of the effect of Section 1.04 of the Term Loan Agreement thereon (but, for the avoidance of doubt, such definition does not apply to the term “pro forma basis” used without capitalization herein).

“Pro Forma Entity” has the meaning assigned to such term in the definition of “Acquired EBITDA”.

“Projections” has the meaning assigned to such term in Section 5.01(d).

“Protective Advances” has the meaning assigned to such term in Section 2.04(a).

“Qualified ECP” means a Loan Party with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

“Qualified Holdings Debt” means unsecured Indebtedness of Holdings (other than the Holdings Notes and any Holdings Refinancing Indebtedness) that (a) is not subject to any Guarantee by any Subsidiary of Holdings, (b) will not mature prior to the date that is 180 days after the Maturity Date, (c) has no scheduled amortization or scheduled payments of principal prior to the date that is 180 days after the Maturity Date and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (d) below), and (d) has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities; provided, that the Company shall have delivered a certificate of a Financial Officer to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement (and such certificate shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Company within such five Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees)); provided, further, that any such Indebtedness shall constitute Qualified Holdings Debt only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default shall have occurred and be continuing.

“Qualifying IPO” means the issuance and sale by Holdings or any other Person of which Holdings is a direct or indirect wholly-owned Subsidiary of its Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) pursuant to which Net Proceeds of at least $30,000,000 are received by or contributed to the Company.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable, in its capacity as a Person receiving a payment under the Loan Documents.

“Reference Period” means the most recent four consecutive fiscal quarters for which financial statements have been delivered pursuant Section 5.01(a) or Section 5.01(b).

“Register” has the meaning assigned to such term in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, partners, advisors, controlling persons and other representatives of such Person and such Person’s Affiliates.

“Rent Reserve” means the aggregate of (a) all past due rent and other amounts owing by a Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses, any Collateral or could assert a Lien on any Collateral and (b) a reserve equal to at least three months’ rent and other charges that could be payable to any such Person (unless it has executed a Collateral Access Agreement).

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrowers’ assets from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders having Credit Exposure and unused Commitments representing more than 50% of the sum of the total Credit Exposure and unused Commitments at such time.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

Reserve Percentage: the reserve percentage (expressed as a decimal, rounded up to the nearest 1/16th of 1%) applicable to member banks under regulations issued by the Board for determining the maximum reserve requirement for Eurocurrency liabilities.

“Reserves” means the Debt Reserve, Dilution Reserve, Inventory Reserve, Rent Reserve, Banking Services Reserve, reserve for Swap Obligations and any other reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain with respect to the Collateral or any Loan Party.

“Restricted Debt Payments” has the meaning assigned to such term in Section 6.08(b).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Company or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

“Restricted Subsidiary” means any Subsidiary of a Borrower or Holdings other than an Unrestricted Subsidiary.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and an amount equal to its Applicable Percentage of the aggregate principal amount of Swingline Loans at such time.

“Revolving Lender” means, as of any date of determination, a Lender with a Commitment or, if the Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission.

“Second Supplemental Indenture” has the meaning assigned to such term in the term “Company Notes Indenture”.

~~“Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Debt as of such date to (b) Indenture EBITDA for the Reference Period.~~

“Secured Obligations” means all Obligations, together with all (a) Banking Services Obligations and (b) Swap Obligations owing to one or more Lenders, Lead Arrangers or their respective Affiliates at the time of the entry into such Swap Obligations; provided that, other than with respect to BofA and its Affiliates, within ten (10) Business Days (or such later time as the Administrative Agent and the Borrower Representative may agree in their reasonable discretion) after any transaction relating to such Banking Services Obligation or Swap Obligation is entered into, the Borrower Representative and the Lender, Lead Arranger or Affiliate of a Lender or Lead Arranger party thereto shall have delivered written notice (including by e-mail) to the Administrative Agent (i) stating that such a transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents, (ii) describing such Banking Services Obligation or Swap Obligation and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, which amount may be established or increased (by further written notice to the Administrative Agent from time to time) as long as no Default or Event of Default exists and no Overadvance would result therefrom and (iii) agreeing to be bound by Section 2.18(b) and Article VIII; provided, further, that the Secured Obligations of a Loan Party shall not include its Excluded Swap Obligations.

“Secured Parties” has the meaning assigned to such term in the Security Agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“Settlement” has the meaning assigned to such term in Section 2.05(c).

“Settlement Date” has the meaning assigned to such term in Section 2.05(c).

“Sold Entity or Business” has the meaning assigned to such term in the definition of “EBITDA”.

“Solvency Certificate” has the meaning assigned to such term in Section 4.01(f).

“Specified Distribution” means a distribution made by Holdings on the Effective Date to fund a portion of the Merger Consideration and to pay the fees and expenses incurred in connection with the Transactions.

“Specified Equity Contribution” has the meaning assigned to such term in Section 7.02(a).

“Specified Investment” has the meaning assigned to such term in Section 6.04(p).

“Specified Loan Party” means a Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.12).

“Specified Merger Agreement Representations” means such of the representations made by (or related to) Holdings and its Subsidiaries with respect to Holdings and its Subsidiaries in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that Newco has (or its applicable affiliate has) the right to terminate its obligations (or otherwise not have an obligation to close) under the Merger Agreement as a result of a breach of one or more of such representations in the Merger Agreement.

“Specified Properties” means the properties (and the improvements thereon) owned by the Company and its Restricted Subsidiaries that are identified on Schedule 1.01 hereto.

“Sponsors” means GS Capital Partners VI, L.P., P2 Capital Master Fund I, L.P. and their respective Affiliates.

“Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding standby Letters of Credit at such time and (b) the aggregate amount of all LC Disbursements relating to standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Standby LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Standby LC Exposure at such time.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated in right of payment to the Secured Obligations to the written satisfaction of the Administrative Agent.

“subsidiary” means, with respect to any Person (for purposes of this definition only, the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of the Company or a Loan Party, as applicable.

“Supermajority Lenders” means, at any time, Lenders having Credit Exposure and unused Commitments representing at least 66.67% of the sum of the total Credit Exposure and unused Commitments at such time.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Restricted Subsidiaries shall be a Swap Agreement.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Swingline Exposure” means, at any time, the sum of the aggregate amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means BofA, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” has the meaning assigned to such term in Section 2.05(a).

“Syndication Agent” means Goldman Sachs Lending Partners LLC.

“Tax Payments” has the meaning assigned to such term in the definition for “Permitted Payments to Parent”.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loans” means the loans and advances made pursuant to the Term Loan Agreement by the lenders from time to time party thereto.

“Term Loan Agreement” means that certain First Lien Term Loan Agreement dated as of March 17, 2014, among the Company, as borrower, Holdings and the subsidiaries of the Company from time to time party thereto, as guarantors, Barclays Bank PLC, as administrative agent, and the lenders from time to time party thereto, as it may be amended or otherwise modified or replaced from time to time.

“Term Loan Closing Date” means the date on which the initial Term Loans are advanced under the initial Term Loan Agreement.

“Term Loan Documents” has the meaning assigned to the term “Loan Documents” in the Term Loan Agreement (or any similar term in any successor agreement).

“Total Leverage Ratio” has the meaning assigned to such term (including the component definitions therein) in the Term Loan Agreement, as in effect on the Term Loan Closing Date.

“Transactions” means (a) the execution, delivery and performance by the Loan Parties of this Agreement, the borrowing of Loans and other credit extensions, the use of the proceeds thereof in accordance with Section 5.08 and the issuance of Letters of Credit hereunder, (b) the consummation of the Equity Contribution, (c) the consummation of the Merger and the payment of the Merger Consideration in accordance with the terms of the Merger Agreement, (d) the issuance of the Holdings Notes and (e) the execution and delivery of, and solicitation of consents for, the Second Supplemental Indenture.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to LIBOR or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted Subsidiary” means any Subsidiary of any Borrower that is acquired or created after the Effective Date and designated by the Borrower Representative at the time of acquisition or formation thereof as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that the Borrowers shall only be permitted to so designate a new Unrestricted Subsidiary after the Effective Date and so long as:

(a) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing;

(b) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Term Loan Documents, the Holdings Notes Documents or any other Indebtedness of Holdings or its Subsidiaries (other than Indebtedness of another Unrestricted Subsidiary); and

(c) no Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary at any time after being so designated as an Unrestricted Subsidiary;

(d) immediately after giving effect to such designation, Holdings, the Company and its Restricted Subsidiaries shall be in compliance, on a pro forma basis, with the covenant set forth in Section 6.12, whether or not a Covenant Trigger Period then exists, as demonstrated to the reasonable satisfaction of the Administrative Agent;

(e) no Subsidiary shall be designated as an Unrestricted Subsidiary if such Subsidiary owns (directly or indirectly) any Equity Interests or Indebtedness of, or holds Liens on any property of, Holdings, any Borrower or any Restricted Subsidiary; and

(f) no Subsidiary shall be designated as an Unrestricted Subsidiary if it (i) is a party to any agreement, contract, arrangement or understanding with Holdings, any Borrower or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings, such Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdings, any Borrower or any Restricted Subsidiary, and (ii) is a Person with respect to which Holdings, any Borrower or any of the Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an investment by its parent therein at the date of designation in an amount equal to the net book value of its parent’s investment immediately prior to such designation therein. Any contingent obligations or Guarantee incurred by Holdings, any Borrower or any Restricted Subsidiary in respect of any Indebtedness or other obligations of the Subsidiary being so designated (including those incurred prior to such designation) will be deemed to have been incurred at the time of such designation.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.17(f).

“Wilmar Financial” has the meaning assigned to such term in the preamble of this Agreement.

~~“Wilmar Holdings” has the meaning assigned to such term in the preamble of this Agreement.~~

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Borrower or the Administrative Agent as required by applicable Requirement of Law.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to a Subsidiary, Excluded Subsidiary, Restricted Subsidiary or Unrestricted Subsidiary shall, unless the context shall otherwise require, refer to such a Subsidiary of a Loan Party, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. In the event that historical accounting practices, systems or reserves relating to the components of the Borrowing Base are modified in a manner that is adverse to the Lenders in any material respect, the Borrowers will agree to maintain such additional reserves (for purposes of computing the Borrowing Base) in respect to the components of the Borrowing Base and make such other adjustments (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base) as may be requested by the Administrative Agent in its reasonable credit judgment.

ARTICLE II

THE CREDITS

SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (b) the Aggregate Credit Exposure exceeding the lesser of (x) the Commitments or (y) the Borrowing Base, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.04. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02 Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments. Any Protective Advance and any Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05, respectively.

(b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower Representative may request in accordance herewith, provided that all Borrowings made on the Effective Date must be made as ABR Borrowings but may be converted into Eurodollar Borrowings in accordance with Section 2.08. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement; provided further that any such branch or Affiliate shall be treated for purposes of Section 2.17 of this Agreement (and related defined terms) as if it were a Lender in respect of its making such Eurodollar Loan and shall be entitled to the indemnities and similar provisions, and shall be subject to the limitations and requirements of such indemnities and similar provisions, contained in Section 2.17.

(c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. ABR Revolving Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower Representative shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Borrower Representative or by telephone (a) in the case of a Eurodollar Borrowing, not later than noon, Atlanta time, two Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than noon, Atlanta time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., Atlanta time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower Representative. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i) the name of the applicable Borrower;

(ii) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the applicable Borrower(s) shall be deemed to have selected an Interest Period of 30 days’ duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Protective Advances. (a) Subject to the limitations set forth below, (i) the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrowers, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations or (C) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents and (ii) the Administrative Agent may require the Lenders to honor requests for Loans when the aggregate Loans exceed, or would exceed upon the funding of such Loans, the Borrowing Base (“Overadvance”) and to forbear from requiring Borrowers to cure an Overadvance (A) when no other Event of Default is known to the Administrative Agent, as long as the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Loans are required) and (B) regardless of whether an Event of Default exists, if the Administrative Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance does not continue for more than 30 consecutive days (any of such Loans described in this clause (a) are herein referred to as “Protective Advances”); provided that, the aggregate amount of all Protective Advances (including Overadvances) outstanding at any time shall not at any time exceed 10% of the Commitments and the aggregate amount of all Overadvances may not exceed 7.5% of the Borrowing Base; provided further that, the aggregate amount of outstanding Protective Advances plus the aggregate Revolving Exposure of all Lenders shall not exceed the Commitments. Protective Advances may be made or permitted to exist even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be ABR Borrowings. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b). Any funding of a Protective Advance or sufferance of an Overadvance shall not constitute a waiver by the Administrative Agent or Lenders of any Event of Default.

(b) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance. In no event shall any Borrower or other Loan Party be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

SECTION 2.05 Swingline Loans.

(a) The Administrative Agent, the Swingline Lender and the Revolving Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests an ABR Borrowing, the Swingline Lender may elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the Revolving Lenders and in the amount requested, same day funds to the Borrowers on the applicable Borrowing date to the Funding Account(s) (each such Loan made solely by the Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “Swingline Loan”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.05(c). Each Swingline Loan shall be subject to all the terms and conditions applicable to other ABR Loans funded by the Revolving Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for its own account. In addition, during any Dominion Trigger Period, the Borrowers hereby authorize the Swingline Lender to, and the Swingline Lender shall, subject to the terms and conditions set forth herein (but without any further written notice required), not later than 1:00 p.m., Atlanta time, on each Business Day, make available to the Borrowers by means of a credit to the Funding Account(s), the proceeds of a Swingline Loan to the extent necessary to pay items to be drawn on any Operating Account that day (as determined based on notice from the Administrative Agent). The aggregate amount of Swingline Loans outstanding at any time shall not exceed $30,000,000. The Swingline Lender shall not make any Swingline Loan if the requested Swingline Loan exceeds Availability (before giving effect to such Swingline Loan) or if the Required Lenders have notified the Swingline Lender in writing that the conditions to a Borrowing in Section 4.02 are not satisfied. All Swingline Loans shall be ABR Borrowings.

(b) Upon the making of a Swingline Loan (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan), each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender without recourse or warranty, an undivided interest and participation in such Swingline Loan in proportion to its Applicable Percentage of the Commitments. The Swingline Lender may, at any time, require the Revolving Lenders to fund their participations. From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Swingline Loan purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Loan.

(c) The Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Revolving Lenders on at least a weekly basis or on any date that the Administrative Agent elects, by notifying the Revolving Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon Atlanta time on the date of such requested Settlement (the “Settlement Date”). Each Revolving Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Revolving Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 2:00 p.m., Atlanta time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Revolving Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Revolving Lender on such Settlement Date, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.07.

SECTION 2.06 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit for its own account or for the account of another Borrower or any wholly-owned Subsidiary of the Borrower Representative, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $45,000,000 and (iv) the Aggregate Credit Exposure shall not exceed the lesser of (x) the Commitments and (y) the Borrowing Base. An Issuing Bank shall not issue (or increase, extend or renew) a Letter of Credit if the Required Lenders have notified such Issuing Bank in writing that the conditions therefor in Section 4.02 are not satisfied.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any standby Letter of Credit may contain customary automatic renewal provisions agreed upon by the applicable Borrower and the applicable Issuing Bank pursuant to which the expiration date is automatically extended by a specific time period (but not to a date later than the date set forth in clause (ii) above).

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 a.m., Atlanta time, on the date that such LC Disbursement is made, if the Borrower Representative shall have received notice of such LC Disbursement prior to 9:00 a.m., Atlanta time, on such date, or, if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 11:00 a.m., Atlanta time, on the Business Day immediately following the day that the Borrower Representative receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such applicable Issuing Bank, then to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrowers’ joint and several obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of bad faith, gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Issuing Banks. An Issuing Bank (other than BofA except to the extent that BofA ceases to be a Lender) may resign at any time and any existing Lender may become an Issuing Bank at any time, in each case by written agreement among the Borrower Representative, the Administrative Agent, the retiring Issuing Bank or additional Issuing Bank (as applicable). The Administrative Agent shall notify the Revolving Lenders of any such additional Issuing Bank. At the time any such resignation shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the retiring Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such addition of an Issuing Bank, the additional Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it. After the resignation of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 103% of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Section 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrowers hereby grant the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all such Defaults have been cured or waived.

(k) Existing Letters of Credit. On the Effective Date, (i) each Existing Letter of Credit, to the extent outstanding, shall be automatically and without further action by the parties thereto deemed converted into Letters of Credit issued pursuant to this Section 2.06 at the request of the Borrower Representative and subject to the provisions hereof as if such Existing Letters of Credit had been issued on the Effective Date, (ii) such Letters of Credit shall each be included in the calculation of “LC Exposure” and, to the extent applicable and without duplication, in the definitions of “Commercial LC Exposure” and “Standby LC Exposure” and (iii) all liabilities of the Borrowers and the other Loan Parties with respect to such Existing Letters of Credit shall constitute Obligations. No Existing Letter of Credit converted in accordance with this Section 2.06(k) shall be amended, extended or renewed except in accordance with the terms hereof. Notwithstanding the foregoing, the Borrowers shall not be required to pay any additional issuance fees with respect to the issuance of the Existing Letters of Credit solely as a result of such letter of credit being converted into a Letter of Credit hereunder, it being understood that the fronting, participation and other fees set forth in Section 2.12(b) shall otherwise apply to such Existing Letters of Credit.

SECTION 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Atlanta time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that, Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower Representative by promptly crediting the amounts so received, in like funds, to the Funding Account(s); provided that ABR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank and (ii) a Protective Advance shall be retained by the Administrative Agent.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08 Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans or Protective Advances, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower Representative.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of 30 days’ duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09 Termination and Reduction of Commitments; Increase in Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Borrowers may at any time terminate the Commitments upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon and on any Letters of Credit, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a back up standby letter of credit satisfactory to the Administrative Agent) equal to 103% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees, and (iv) the payment in full of all reimbursable expenses and other Obligations then due and owing together with accrued and unpaid interest thereon.

(c) The Borrowers may from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $25,000,000 and (ii) the Borrowers shall not reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Aggregate Credit Exposure would exceed the lesser of the Commitments and the Borrowing Base.

(d) The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities or other specified conditions, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition or conditions are not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(e) The Borrowers shall have the right to increase the Commitments by obtaining additional Commitments, either from one or more of the Lenders or another lending institution; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, (ii) the Borrower Representative, on behalf of the Borrowers, shall have the right to increase the Commitments on no more than four occasions, (iii) no existing Lender shall be obligated to provide any portion of such increase (any decision to increase being in such Lender’s sole discretion), (iv) the Administrative Agent and each Issuing Bank has approved the identity of any such new Lender, such approval not to be unreasonably withheld, (iv) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, (v) any such additional Commitments shall be on the same terms and conditions as the other existing Commitments (except as to fees agreed to among the Administrative Agent, the Borrowers and the Lenders providing such additional Commitments), (vi) the procedure described in Section 2.09(f) has been satisfied, (vii) such increase is permitted by the Term Loan Documents and the Holdings Notes Documents assuming that the increased Commitments are fully drawn (and, if such increase is permitted under the Term Loan Documents or the Holdings Notes Documents pursuant to a “borrowing base” calculation thereunder rather than a dollar or ratio based basket, (A) the Administrative Agent may require delivery of periodic certificates calculating such borrowing base under the Term Loan Documents and/or the Holdings Notes Documents and (B) the Borrowing Base under this Agreement may not exceed ~~such~~the lowest applicable borrowing base under the Term Loan Documents and the Holdings Notes Documents), (viii) no Default or Event of Default shall exist at the time of and after giving effect to any such increase, and (ix) Borrowers shall pay all fees and expenses incurred in connection with such increase (including any breakage costs).

(f) Any amendment hereto for such an increase or addition shall be in form and substance reasonably satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers and the Lender(s) being added or increasing their Commitment, subject only to the approval of Required Lenders if any such increase would cause the Commitments to exceed $375,000,000. As a condition precedent to such an increase, the Borrower Representative shall deliver to the Administrative Agent (i) a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (2) no Default exists and (ii) such legal opinions and other documents as may be reasonably requested by the Administrative Agent.

(g) Within a reasonable time after the effective date of any increase, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrowers, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement. On the Business Day following any such increase, all outstanding ABR Borrowings shall be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders’ respective revised Applicable Percentages. Eurodollar Advances shall not be reallocated among the Lenders prior to the expiration of the applicable Interest Period in effect at the time of any such increase. All Availability dollar thresholds will be automatically adjusted ratably in accordance with any increase of the Commitments pursuant to this Section 2.09.

SECTION 2.10 Repayment of Loans; Evidence of Debt. (a) The Borrowers hereby jointly, severally and unconditionally promise to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date, and (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent.

(b) At all times that a Dominion Trigger Period is in effect, on each Business Day, the Administrative Agent shall apply all funds deposited in the Collateral Deposit Accounts on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) first to prepay any Protective Advances that may be outstanding, pro rata, second to prepay the Loans (including Swingline Loans) pro rata and third to cash collateralize outstanding LC Exposure.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11 Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section.

(b) In the event and on such occasion that the Aggregate Credit Exposure exceeds the lesser of (A) the Commitments or (B) the Borrowing Base, the Borrowers shall prepay the Revolving Loans, LC Exposure and/or Swingline Loans in an aggregate amount equal to such excess.

(c) During a Dominion Trigger Period, in the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of a disposition or a casualty or condemnation event relating to Collateral included in the Borrowing Base, the Borrowers shall, within one Business Day after such Net Proceeds are received, prepay the Obligations in an amount equal to 100% of such Net Proceeds. A prepayment pursuant to this clause (c) shall be applied first to repay any Protective Advances that may be outstanding, pro rata, second to repay the Loans (including Swingline Loans) pro rata and third to cash collateral outstanding LC Exposure.

(d) The Borrower Representative shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than noon, Atlanta time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than noon, Atlanta time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12 Fees. (a) The Borrowers agree to pay to the Administrative Agent for the account of the Revolving Lenders a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the average daily amount of the Available Commitment during the period from and including the Effective Date to but excluding the date on which the Revolving Lenders’ Commitments terminate. Accrued commitment fees shall be payable quarterly in arrears on the first day of January, April, July and October and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(b) The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the applicable Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the applicable Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar quarter shall be payable on the first day of each calendar quarter following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13 Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at LIBOR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Each Protective Advance shall bear interest at the Alternate Base Rate plus the Applicable Rate for Revolving Loans plus 2%.

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all overdue principal of the Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.

(e) Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed. The Alternate Base Rate or LIBOR, as applicable, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. If, for any reason (including inaccurate reporting on financial statements, a Borrowing Base Certificate or a Compliance Certificate), it is determined that a higher Applicable Rate should have applied to a period than was actually applied, then the proper rate shall be applied retroactively and the Borrowers shall immediately pay an amount equal to the difference between the amount of interest and fees that would have accrued using the proper rate and the amount actually paid.

SECTION 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that LIBOR for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15 Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or any Issuing Bank;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes described in clauses (b) through (d) of the definition thereof and (C) Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise taxes or branch profits taxes) that are imposed on or measured by such Recipient’s loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent, such Lender or such Issuing Bank of making, converting to, continuing or maintaining (A) in the case of clauses (i) and (iii), any Eurodollar Loan or any Alternate Base Rate Loan determined by reference to LIBOR and (B) in the case of clause (ii), any Loan, or of maintaining its obligation to make any such Loan, or to increase the cost to the Administrative Agent, such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or such Issuing Bank (whether of principal, interest or any other amount) then, upon request of the Administrative Agent, such Lender or such Issuing Bank, the Borrowers will pay to such Person such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or

Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, together with a reasonably detailed calculation thereof and the assumptions upon which such calculation was based, shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event (which shall not include any lost profit or margin). In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at LIBOR that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 2.17 Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction or withholding for any Taxes except as required by Requirement of Law. If any Requirement of Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section) the Administrative Agent, Lender or an Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b) Without duplication, in addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Borrowers shall jointly and severally indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) Each Lender and each Issuing Bank shall indemnify the Borrowers and the Administrative Agent, within 10 days after written demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and reasonable expenses (including the fees, charges and disbursements of any counsel for the Borrowers or the Administrative Agent and including Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17(d)) incurred by or asserted against the Borrowers or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or such Issuing Bank, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered to the Borrowers or the Administrative Agent pursuant to Section 2.17(f). Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Bank, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 2.17(d).

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrower Representative shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Forms.

(i) Any Lender that is a United States person (within the meaning of Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of U.S. Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax.

(ii) Each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation), which ever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Certificate”) and (y) executed originals of IRS Form W-8BEN; and

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner.

In addition, upon request of the Borrowers, each Foreign Lender shall deliver such forms promptly upon the obsolescence, expiration, or invalidity of any form previously delivered by such Foreign Lender. Each Foreign Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

(iii) Any Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the applicable Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate; provided, the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(iv) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.17, it shall promptly pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will the Administrative Agent or any Lender be required to pay any amount to any Borrower pursuant to this Section 2.17(g) the payment of which would place such Administrative Agent or Lender in a less favorable net after-Tax position than the Administrative Agent or Lender would have been in if the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17(g) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.

(h) For purposes of Section 2.17, the term “Lender” includes any Issuing Bank and the term “Requirement of Law” includes FATCA.

SECTION 2.18 Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Atlanta time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at

300 Galleria Parkway, Suite 800, Atlanta, Georgia, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Any proceeds of Collateral received by the Administrative Agent (i) not constituting any of (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collateral Deposit Accounts when full cash dominion is in effect (which shall be applied in accordance with Section 2.10(b)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the applicable Issuing Banks from the Borrowers (other than in connection with Banking Services Obligations or Swap Obligations), second, to pay any fees, indemnities or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services Obligations or Swap Obligations), third, to pay interest due in respect of Protective Advances, fourth, to pay the principal of Protective Advances, fifth, to pay interest then due and payable on the Loans (other than Protective Advances) ratably, sixth, to prepay principal on the Loans (other than Protective Advances) and unreimbursed LC Disbursements ratably, seventh, to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing with respect to Banking Services Obligations and with respect to Swap Obligations owed to Lenders, Lead Arrangers or their respective Affiliates, ninth, to payment of any amounts owing with respect to Swap Obligations owed to Persons that were Lenders or Lead Arrangers at the time of entry into such Swap Obligations but which are no longer Lenders or Lead Arrangers at the time of such payment, or their Affiliates and tenth, to the payment of any other Secured Obligation due to the Administrative Agent or any Secured Party by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c) At the election of the Administrative Agent, (i) all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents and (ii) all payments of any check, ACH or electronic debit, or other payment item requested by the Borrowers from any controlled disbursement account with the Administrative Agent or any of its Affiliates at a time when there are insufficient funds to cover such payment, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent. Each Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of (A) principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and (B) any check, ACH or electronic debit, or other payment item presented for payment from any controlled disbursement account of any Borrower with the Administrative Agent or any of its Affiliates at a time when there are insufficient funds to cover such payment and in each case, agrees that all such amounts charged shall constitute Loans (including Swingline Loans, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative Agent for each payment of (A) principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and (B) any check, ACH or electronic debit, or other payment item presented for payment from any controlled disbursement account of any Borrower with the Administrative Agent or any of its Affiliates at a time when there are insufficient funds to cover such payment.

(d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or each applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and apply any such amounts to, any future funding obligations of such Lender hereunder; application of amounts pursuant to (i) and (ii) above shall be made in such order as may be determined by the Administrative Agent in its discretion.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes (excluding Other Taxes) or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable or to be withheld pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes (excluding Other Taxes) or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders or the Supermajority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that (i) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects such Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender and (ii) any waiver, amendment or modification specified in clauses (i), (ii) and (iii) of the first proviso in Section 9.02(b) affecting a Defaulting Lender shall require the consent of such Defaulting Lender;

(c) if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Credit Exposures and such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments, (y) the conditions set forth in Section 4.02 are satisfied at such time and (z) after giving effect thereto, no Lender’s Credit Exposure would exceed its Commitment; and

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to Section 2.20(c), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lender is reallocated pursuant to Section 2.20(c), then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or

(v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.20(c), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and Letter of Credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such LC Exposure is cash collateralized and/or reallocated;

(d) no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and Defaulting Lenders shall not participate therein); and

(e) in the event and on the date that each of the Administrative Agent, the Borrowers, each Issuing Bank and the Swingline Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.21 Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.

SECTION 2.22 Limitation on Permitted Discretion.

(a) The Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts and Eligible Inventory from time to time in its Permitted Discretion. In addition, the Administrative Agent reserves the right, at any time and from time to time after the Effective Date, to adjust any of the applicable criteria, to establish new criteria and to adjust advance rates with respect to Eligible Accounts and Eligible Inventory, in its Permitted Discretion, subject to Section 9.02.

(b) Notwithstanding the foregoing or any provision in this Agreement to the contrary, circumstances, conditions, events or contingencies arising prior to the Effective Date and disclosed to the Administrative Agent prior to the Effective Date shall not be the basis for any establishment or modification of Reserves, eligibility criteria or advance rates unless (i) in the case of Reserves and eligibility criteria, such category of Reserves or eligibility criteria were established on the Effective Date (which may include Reserves and eligibility criteria set forth in the initial Borrowing Base Certificate) or (ii) such circumstances, conditions, events or contingencies shall have changed since the Effective Date (other than with respect to the Banking Services Reserve or any reserve for Swap Obligations).

(c) Any exercise of Permitted Discretion with respect to Reserves (other than with respect to the Banking Services Reserve or any reserve for Swap Obligations) shall be based on a good faith reasonable determination of the Administrative Agent that (i) the circumstances, conditions, events or contingencies giving rise thereto will or reasonably could be expected to adversely affect the value of the Eligible Accounts or Eligible Inventory in the Borrowing Base, the enforceability or priority of the Administrative Agent’s Liens thereon or the amount the Secured Parties would likely receive in the liquidation of Eligible Accounts or Eligible Inventory in the Borrowing Base and (ii) the proposed action to be taken by the Administrative Agent to mitigate the effects described in clause (i) (including the amount of any Reserves) bears a reasonable relationship to the circumstance, condition, event or other contingency that is the basis therefor.

(d) Upon delivery of notice to the Borrower Representative by the Administrative Agent of its intent to establish or increase Reserves, the Administrative Agent shall be available to discuss the proposed Reserves or increase, and Borrowers may take such action as may be required so that the circumstance, condition, event or other contingency that is the basis for such Reserves or increase no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent in the exercise of its Permitted Discretion. In no event shall such notice and opportunity limit the right of the Administrative Agent to establish or change such Reserves, unless the Administrative Agent shall have determined in its Permitted Discretion that the circumstance, condition, event or other contingency that is the basis for such new Reserves or such change no longer exists or has otherwise been adequately addressed by Borrowers.

(e) In the event that the event, condition or other matter giving rise to the establishment of any Reserve shall cease to exist (unless the Administrative Agent determines there is a reasonable prospect that such event, condition or other matter will occur again within a reasonable period of time thereafter), the Borrower Representative may request in writing that the Administrative Agent discontinue the Reserve established pursuant to such event, condition or other matter (and the Administrative Agent will have a reasonable period of time to evaluate such request and will be available to discuss such request with the Borrower Representative).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Lenders on the Effective Date and on each date a Loan is made or a Letter of Credit is issued, amended, renewed or extended, that the following statements are true and correct in all material respects; provided that any such representations and warranties that are qualified as to “materiality” shall be true and correct in all respects; provided further, that it is understood and agreed that the accuracy of the following representations and warranties made on the Effective Date, other than those specified in Section 4.01(s), shall not be a condition precedent to the effectiveness of this Agreement or to the making of the initial Loans and the issuance (or deemed issuance) of the initial Letters of Credit:

SECTION 3.01 Organization; Powers. Each of the Loan Parties and each of its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02 Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents, and (iii) such approvals, authorizations or consents the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect, (b) will not violate (i) the certificate or articles of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational documents of any Loan Party or any of its Restricted Subsidiaries and (ii) any material Requirement of Law applicable to any Loan Party or any of its Restricted Subsidiaries, (c) will not violate or result in a default under the ~~Company Notes Indenture~~Term Loan Agreement, the Holdings Notes Indenture or any other material indenture, agreement or instrument binding upon any Loan Party or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Restricted Subsidiaries, and

(d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Restricted Subsidiaries, except Liens created pursuant to the Loan Documents and Liens permitted under Section 6.02.

SECTION 3.04 Financial Condition; No Material Adverse Effect. (a) The Company has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders equity and cash flows of Holdings (i) as of and for the fiscal years ended December 25, 2009, December 31, 2010 and December 30, 2011, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for (x) the fiscal quarter and the portion of the fiscal year ended March 30, 2012, (y) the fiscal quarter and the portion of the fiscal year ended June 29, 2012, and (z) if such date precedes the Effective Date by at least 45 days, the fiscal quarter and the portion of the fiscal year ended September 28, 2012, in each case certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Restricted Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 30, 2011.

SECTION 3.05 Properties. (a) As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by each Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default (i) by any Loan Party to any such lease or sublease or (ii) to the knowledge of the Loan Parties, by any other parties to any such lease or sublease exists, except for defaults that could not reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and its Restricted Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all its material real and personal property, free of all Liens other than those permitted by Section 6.02.

(b) Each Loan Party and its Restricted Subsidiaries owns, or is licensed to use, all material trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted. A correct and complete list of all trademark and patent registrations and filed applications and all material copyright registrations and filed applications owned by each Loan Party on the Effective Date is set forth on Schedule 3.05, and the use thereof by the Loan Parties and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 3.05 hereof, the Loan Parties are not, as of the date of this Agreement, bound by any material license agreement, licensing agreement or similar arrangement as licensor pursuant to which they have licensed any rights under any of their intellectual property to any Person other than Holdings and its Restricted Subsidiaries.

SECTION 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting the Loan Parties or any of their Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters described in Part A of Schedule 3.06) or (ii) that involve this Agreement or the Transactions (other than the Disclosed Matters described in Part B of Schedule 3.06).

(b) Except for matters that individually, or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party nor any of its Restricted Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any

Environmental Liability and (ii) no Loan Party nor any of its Restricted Subsidiaries (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.

(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07 Compliance with Laws and Agreements. Each Loan Party and its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08 Investment Company Status. No Loan Party nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09 Taxes. Each Loan Party and its Restricted Subsidiaries has timely filed or caused to be filed all federal, state and other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes that are material in amount required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves and (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect. No tax liens (other than liens for current period Taxes not yet due and payable) have been filed and no claims are being asserted with respect to any material amount of such taxes.

SECTION 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could be expected to have a Material Adverse Effect.

SECTION 3.11 Disclosure. Each Borrower and Holdings have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any Restricted Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers and Holdings represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may materially differ from the projected results.

SECTION 3.12 Material Agreements. All material agreements and contracts to which any Loan Party is a party or is bound as of the date of this Agreement are either (a) filed as exhibits to, or incorporated by reference in, the reports of Holdings that were filed with the SEC, prior to the Effective Date, or (b) listed on Schedule 3.12. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement or contract to which it is a party, except where such default could not reasonably be expected to have a Material Adverse Effect, or (ii) any agreement or instrument evidencing or governing Indebtedness in a principal amount, individually or in the aggregate, in excess of $20,000,000.

SECTION 3.13 Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and on the date of each Borrowing and the date any Letter of Credit is issued, amended, renewed or extended, (a) the sum of the debt (including contingent liabilities) of Holdings and its Subsidiaries and the Company and its Subsidiaries, in each case on a consolidated basis, will not exceed the present fair saleable value of the present assets of Holdings and its Subsidiaries and the Company and its Subsidiaries, respectively, on a consolidated basis, (b) the present and fair saleable value of the assets of Holdings and its Subsidiaries and the Company and its Subsidiaries, in each case on a consolidated basis, is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of Holdings and its Subsidiaries and the Company and its Subsidiaries, respectively, in each case as they become absolute and matured, (c) the capital of Holdings and its Subsidiaries and the Company and its Subsidiaries, in each case on a consolidated basis, is not unreasonably small in relation to their respective businesses as contemplated on the date hereof, (d) Holdings and its Subsidiaries and the Company and its Subsidiaries, in each case on a consolidated basis, have not incurred and do not intend to incur, nor believe that they will incur, debts, including current obligations, beyond their ability to pay such debts as they become due (whether at maturity or otherwise), and (e) Holdings and its Subsidiaries and the Company and its Subsidiaries, in each case on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.

SECTION 3.14 Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and the Restricted Subsidiaries as of the Effective Date. As of the Effective Date, all premiums due and payable in respect of such insurance have been paid. The Borrowers and Holdings believe that the insurance maintained by or on behalf of the Company and the Restricted Subsidiaries is adequate.

SECTION 3.15 Capitalization and Subsidiaries. Schedule 3.15 sets forth as of the Effective Date (a) a correct and complete list of the name and relationship to Holdings of each and all of Holdings’ Subsidiaries, (b) a true and complete listing of each class of each of the Company’s authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of Holdings and each of its Subsidiaries. As of the Effective Date, all of the issued and outstanding Equity Interests owned by any Loan Party has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable.

SECTION 3.16 Security Interest in Collateral. The provisions of the Collateral Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, and when the actions set forth in the Collateral Documents to perfect such Liens are taken, such Liens will constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except (a) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement, (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral, and (c) as provided in the Intercreditor Agreement (to the extent applicable).

SECTION 3.17 Employment Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of the Loan Parties and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters to the extent such violation could reasonably be expected to result in a Material Adverse Effect. All payments due from any Loan Party or any Restricted Subsidiary, or for which any claim may be made against any Loan Party or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Restricted Subsidiary other than payments the failure of which to make could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.18 Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

SECTION 3.19 Permitted Indebtedness. The execution, delivery and performance of the Loan Documents and the incurrence of the Obligations do not conflict with or violate the ~~Company Notes Indenture~~Term Loan Agreement or the Holdings Notes Indenture. This Agreement and the Obligations constitute a “Credit Facility” permitted under and as defined in the ~~Company Notes Indenture and the~~ Holdings Notes Indenture.  This Agreement and the Obligations constitute a “Revolving Facility” permitted under and as defined in the Term Loan Agreement.

SECTION 3.20 OFAC. No Loan Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) to the best of its knowledge, engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

SECTION 3.21 Patriot Act, Etc. Each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 3.22 Margin Regulations. No Loan Party is engaged principally, as one or more of its important activities, in the business of extending credit for the purpose of purchasing any “margin stock” as defined in Regulation U. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

ARTICLE IV

CONDITIONS

SECTION 4.01 Effective Date. The obligations of the Lenders to make the initial Loans and of the Issuing Banks to issue the initial Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived with the consent of all Lenders):

(a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to each such requesting Lender and a written opinion of the Loan Parties’ counsel, addressed to the Administrative Agent, each Issuing Bank and the Lenders in form and substance reasonably acceptable to the Administrative Agent and the Lead Arrangers.

(b) Officer’s Certificates; Certified Certificate of Organization; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its secretary or assistant secretary, which shall (A) certify the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party as of a recent date and a true and correct copy of its by-laws or operating, management or partnership agreement and (D) in the case of the Borrower Representative, certify as to the condition precedent set forth in clause (h) below, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization.

(c) Fees. The Lenders, the Administrative Agent and the Lead Arrangers shall have received on the Effective Date all fees required to be paid, and all expenses for which invoices have been presented at least three days prior to the Effective Date (including the reasonable fees and expenses of legal counsel). All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Effective Date.

(d) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where the Loan Parties are organized (including relevant prior names), and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.

(e) Pay-Off Letter. The Administrative Agent shall have received a satisfactory pay-off letter for the Existing Credit Agreement to be repaid from the proceeds of the Revolving Loans advanced on the Effective Date, confirming that the Existing Credit Agreement, all commitments thereunder and all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with such payment.

(f) Solvency. The Administrative Agent shall have received the Solvency Certificate set forth as Exhibit H hereto (the “Solvency Certificate”) from a Financial Officer.

(g) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of the end of the most recent calendar month ended at least 15 days prior to the Effective Date.

(h) Closing Availability. After giving effect to all Borrowings to be made on the Effective Date and the issuance (or deemed issuance) of any Letters of Credit on the Effective Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, the Availability shall not be less than $50,000,000.

(i) Pledged Stock; Stock Powers. The Administrative Agent shall have received all certificates representing the Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

(j) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(k) Insurance. The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.09 and Section 4.11 of the Security Agreement.

(l) Appraisals. The Lead Arrangers shall have received the Inventory Appraisal in form and scope consistent with the appraisal conducted by HILCO Appraisal Services, LLC dated October 19, 2011 (it being acknowledged that this condition has been satisfied as of the Effective Date by the delivery of the Inventory Appraisal dated June 27, 2012).

(m) Field Examinations. The Lead Arrangers shall have received a satisfactory field examination of the Borrowers’ and the other Loan Guarantors’ books, records and Collateral conducted in a customary manner as conducted by the Administrative Agent in connection with similar asset based lending facilities (it being acknowledged that this condition has been satisfied as of the Effective Date).

(n) No Company Material Adverse Effect. (i) From December 31, 2011 through the date of the Commitment Letter, except as set forth in (A) the Company SEC Documents (excluding, in each case, any disclosures contained or referenced therein under the captions “Risk Factors” or “Forward Looking Statements” and any other disclosures contained or referenced therein relating to information, factors or risks that are predictive, cautionary or forward looking in nature) filed with the SEC after December 31, 2011 and prior to the date of the Merger Agreement (and then (1) only to the extent that the relevance of any disclosed event, item or occurrence in such Company SEC Documents to a matter covered by this condition is reasonably apparent as to matters and items which are subject of such representation or warranty, (2) other than any matters required to be disclosed for purposes of Sections 3.1, 3.2, 3.3, 3.6 and 3.7 of the Merger Agreement, which matters shall only be disclosed by specific disclosure in the respective corresponding section of the Company Disclosure Letter), and (3) without giving effect to any amendment to any such documents filed on or after the date of the Commitment Letter) or (B) the corresponding sections or subsections of the Company Disclosure Letter (it being acknowledged and agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection only to the extent that the relevance of such disclosure to such other section or subsection is reasonably apparent on the face of such disclosure) and (ii) since the date of the Commitment Letter, there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(o) Merger Consummation. The Merger shall have been consummated, or substantially simultaneously with the initial Borrowings hereunder, shall be consummated, in all material respects in accordance with the terms of the Merger Agreement, without giving effect to any modifications, amendments, consents or waivers thereto or thereunder, in each case that are materially adverse to the Lenders or the Lead Arrangers as reasonably determined by the Lead Arrangers (it being understood that any modification, amendment, consent or waiver (i) to the definition of “Company Material Adverse Effect”, (ii) to the condition that the representations regarding the accuracy of Section 3.10 of the Merger Agreement be true and correct in all respects when made and as of the date of the consummation of the Merger as of the time when made, and (iii) to Section 3.10 of the Merger Agreement or Section 3.10 of the Company Disclosure Letter shall be deemed to be material and adverse to the interests of the Lenders and the Lead Arrangers), without the prior consent of the Lead Arrangers.

(p) Equity Contribution. The Equity Contribution shall have been made.

(q) Second Supplemental Indenture. The Second Supplemental Indenture shall be effective.

(r) Historical Financials. The Lead Arrangers shall have received (i) audited consolidated balance sheets of Holdings and related statements of income, changes in equity and cash flows of Holdings as of and for the fiscal years ended December 25, 2009, December 31, 2010 and December 30, 2011, and (ii) unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of Holdings for the fiscal quarters ended March 30, 2012, June 29, 2012 and, if such date precedes the Effective Date by at least 45 days, September 28, 2012.

(s) Representations and Warranties. Each of (i) the Specified Merger Agreement Representations and (ii) the representations and warranties in Sections 3.01, 3.02, 3.03(b)(i) and (c), 3.08, 3.13, 3.16, 3.19, 3.20, 3.21 and 3.22 shall be true and correct in all material respects on and as of the Effective Date; provided, that any such representation and warranty that is qualified as to “materiality” shall be true and correct in all respects.

(t) Patriot Act, Etc. The Administrative Agent and the Lead Arrangers shall have received, at least three days prior to the Effective Date, all customary documentation and other information about Holdings, the Company and the other Loan Guarantors as has been reasonably requested in writing at least five days prior to the Effective Date by the Administrative Agents or the Joint Bookrunners that they reasonably determine is required under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

(u) Closing Certificate. The Administrative Agent shall have received a certificate, signed by an authorized officer of the Borrower Representative, on the Effective Date certifying that the conditions set forth in clauses (n), (o), (p), (q) and (s) of this Section 4.01 have been satisfied and attaching thereto true and complete copies of (A) the fully-executed Merger Agreement and the other material documents evidencing the closing of the transactions contemplated by the Merger Agreement and (B) the fully-executed Second Supplemental Indenture.

(v) Pro Forma Financial Statements. The Lead Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of Holdings as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Effective Date, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements), which shall be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended (subject to exceptions customary for offerings conducted under Rule 144A or otherwise mutually agreed), including preliminary adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

(w) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent, any Issuing Bank, any Lender or their respective counsel may have reasonably requested.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived with the consent of all Lenders) at or prior to 11:59 p.m., New York City time, on November 29, 2012 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time). The acceptance by the Borrowers of the initial Borrowings and the issuance (or deemed issuance) of the initial Letters of Credit hereunder shall constitute a representation and warranty that all of the representations and warranties of the Borrowers set forth in this Agreement are true and correct.

SECTION 4.02 Each Credit Event. Other than the initial Borrowings and Letters of Credit issued (or deemed issued) on the Effective Date, the obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable; provided, that any such representations and warranties that are qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects (it being understood that such representations and warranties that relate solely to an earlier date or period shall be true and correct in all material respects as of such earlier date or for the respective period, as the case may be).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) Availability is not less than the amount of the proposed Borrowing or Letters of Credit.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired, been cash collateralized, backstopped or terminated and all LC Disbursements shall have been reimbursed (in each case other than contingent indemnification obligations for which no claim has been identified), each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the Loan Parties, with the Lenders that:

SECTION 5.01 Financial Statements; Borrowing Base and Other Information. The Borrowers will furnish to the Administrative Agent:

(a) within 90 days after the end of each fiscal year of Holdings, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or another independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than with respect to the current maturity of the Obligations in the case of the audit for the fiscal year ending December 31, 2016 in the event such maturity is not extended) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of Holdings, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of Holdings as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Holdings in substantially the form of Exhibit C (a “Compliance Certificate”) (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth a reasonably detailed calculation of the Fixed Charge Coverage Ratio for the most recently ended four fiscal quarters (whether or not during a Covenant Trigger Period) and, if applicable, demonstrating compliance with Section 6.12, (iv) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor and (v) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) as soon as available, but in any event not more than 90 days after the end of each fiscal year of Holdings, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and cash flow statement) of Holdings for each month of the upcoming fiscal year (the “Projections”) in form consistent with the projections delivered to and approved by the board of directors of Holdings;

(e) as soon as available but in any event within 15 Business Days of the end of each calendar month end (or within 3 Business Days after the last Business Day of each week during any Covenant Trigger Period), as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith; provided, that the Borrowers may deliver updates to the Borrowing Base (i) in connection with any Permitted Acquisition, at least three Business Days prior to the consummation of such Permitted Acquisition, in which case, the Borrowing Base may include, as provided in clause (j) of the definition of “Permitted Acquisition”, the Eligible Accounts and Eligible Inventory acquired or to be acquired in connection with such Permitted Acquisition, and (ii) at such other times as the Administrative Agent may agree in its discretion;

(f) as soon as available but in any event within 15 Business Days of the end of each calendar month end (and within 3 Business Days after the last Business Day of each week during any Covenant Trigger Period), as of the period then ended, all of the collateral monitoring reporting requirements listed on Exhibit E;

(g) as soon as reasonably practicable following the Administrative Agent’s request (to the extent available):

(i) copies of invoices in connection with the invoices issued by the Borrowers in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

(ii) copies of purchase orders and invoices in connection with any Inventory or Equipment purchased by any Loan Party;

(iii) a schedule of account balances of all intercompany accounts of the Loan Parties; and

(iv) as of the period then ended, the Borrowers’ sales journal and cash receipts journal (identifying trade and non-trade cash receipts);

(h) as soon as reasonably practicable after the Administrative Agent’s request, but (so long as no Default is continuing) no more frequently than annually, an updated customer list for the Borrowers and their Restricted Subsidiaries, which list shall state the customer’s name, mailing address and phone number and shall be certified by a Financial Officer of the Borrower Representative as true and correct in all material respects to the best of the Financial Officer’s knowledge;

(i) as soon as reasonably practicable after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, any Borrower or any Restricted Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be;

(j) not later than any date on which financial statements are delivered with respect to the most recently ended four fiscal quarters in which a Pro Forma Adjustment is made as a result of the consummation of the acquisition of any Acquired Entity or Business by any Borrower or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment, a Pro Forma Adjustment Certificate; and

(k) as soon as reasonably practicable following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

To the extent that any of the documents required to be delivered pursuant to Sections 5.01(a), (b) or (i) are also filed with the SEC, the Borrowers may fulfill such delivery requirements by providing the Administrative Agent, in writing, an internet link to a corresponding SEC filing that conforms with the requirements of such Sections. The Administrative Agent will promptly forward all deliveries and notices received by it from by the Loan Parties under this Section 5.01 to each of the Lenders (other than clauses (f) through (h), which will be made available to each Lender at such Lender’s request), which communication may be made by delivery of hard copies, email or posting the information to an intranet or internet site or other electronic communication methods adopted by the Administrative Agent, and will provide notice to each such Lender of the posting of any such intranet, internet or other electronic communication.

SECTION 5.02 Notices of Material Events. The Borrowers and Holdings will furnish to the Administrative Agent prompt written notice of the following:

(a) the occurrence of any Default;

(b) (i) any governmental investigation or any litigation or proceeding commenced or threatened against any Loan Party that (A) seeks damages in excess of $~~15,000,000,~~25,000,000, (B) seeks material injunctive relief, or (C) alleges criminal misconduct by any Loan Party, or (ii) receipt of any notice of any governmental investigation or any litigation or proceeding commenced or threatened by a Governmental Authority against any Loan Party that alleges any tax, fee, assessment, or other governmental charge in excess of $~~10,000,000~~25,000,000;

(c) any Lien (other than Permitted Encumbrances and Liens permitted under Section 6.02(l) and (k)) or claim made or asserted against any Inventory or Accounts of any Loan Party;

(d) any loss, damage, or destruction to Inventory in the amount of $~~15,000,000~~20,000,000 or more (or other Collateral in an amount of $~~25,000,000~~40,000,000 or more), whether or not covered by insurance;

(e) any and all default notices received under or with respect to any leased location or public warehouse where Inventory with a fair market value exceeding $~~5,000,000~~10,000,000 is located alleging non-payment of rent or other amounts due in excess of three months’ rent to the relevant landlord or warehouseman or any other material default;

(f) the entry by any Loan Party into a Swap Agreement, agreement to provide Banking Services or amendment thereto with a Lender or Lead Arranger or an Affiliate of a Lender or Lead Arranger that is intended to be secured by the Collateral, together with copies of all agreements evidencing such Swap Agreement, agreement to provide Banking Services or amendment thereto (which shall be delivered within ten (10) Business Days of entry into such Swap Agreement, agreement to provide Banking Services or amendment thereto);

(g) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in ~~liability of the Borrowers and the Restricted Subsidiaries in an aggregate amount exceeding $20,000,000~~a Material Adverse Effect; and

(h) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. The Administrative Agent will promptly forward all notices received by it from the Loan Parties under this Section 5.02 to each of the Lenders, which communication may be made by delivery of hard copies, email or posting the information to an intranet or internet site or other electronic communication methods adopted by the Administrative Agent, and will provide notice to each such Lender of the posting of any such intranet, internet or other electronic communication.

SECTION 5.03 Existence; Conduct of Business. Each Loan Party will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except where the failure to so preserve, renew or keep in full force and effect any of the following could not reasonably be expected to result in a Material Adverse Effect, the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits for the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04 Payment of Obligations. Each Loan Party will, and will cause each Restricted Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05 Maintenance of Properties. Each Loan Party will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.06 Books and Records; Inspection Rights. Each Loan Party will, and will cause each Restricted Subsidiary to, (i) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by the Administrative Agent ~~or any Lead Arranger~~ (including employees of the Administrative Agent~~, any Lead Arranger~~ or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Borrowers shall reimburse the Administrative Agent and/or its representatives for all reasonable charges, costs and expenses related thereto with respect to no more than one such inspection during each calendar year; provided, however, that if Availability is less than the greater of (a) $43,750,000 or (b) 17.5% of the Commitments at any time, the Borrowers shall reimburse the Administrative Agent and/or its representatives for all reasonable charges, costs and expenses related to a second such inspection during such calendar year; and provided, further, that there shall be no limitation on the number or frequency of inspections that shall be at the sole expense of the Borrowers if any Event of Default shall have occurred and be continuing. The limits set forth in the foregoing sentence on the number of inspections required to be reimbursed by the Borrowers shall not apply to, or include, any inspections conducted pursuant to clause (j) of the definition of “Permitted Acquisition”. The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders.

SECTION 5.07 Compliance with Laws. Each Loan Party will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08 Use of Proceeds. The proceeds of the Loans will be used (a) on the Effective Date (i) to refinance the Existing Credit Agreement, including the cash collateralization or back-to-back credit support of the outstanding letters of credit thereunder that are not Existing Letters of Credit and (ii) to make the Specified Distribution; provided that (1) the aggregate amount funded hereunder does not exceed $110,000,000 and (2) Availability is greater than 20% of the Commitments before and after giving effect thereto, and (b) following the Effective Date (i) to issue Letters of Credit and (ii) for the working capital needs and general corporate purposes of the Borrowers and the Restricted Subsidiaries, including to fund distributions permitted under Section 6.08. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.09 Insurance. Each Loan Party will, and will cause each Restricted Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire, business interruption and general liability) and such other hazards, as is reasonably available and is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations with asset-based loan facilities and (b) all insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

SECTION 5.10 Appraisals. Subject to the reimbursement limitations contained in the next sentence, at any time that the Administrative Agent requests the Borrowers and the Restricted Subsidiaries will provide the Administrative Agent with appraisals or updates thereof of their Inventory from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis reasonably satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations. The Borrowers shall reimburse the Administrative Agent for all reasonable charges, costs and expenses related thereto with respect to no more than one such appraisal during each calendar year; provided, however, that if Availability is less than the greater of (a) $~~50,000,000~~43,750,000 or (b) ~~20~~17.5% of the Commitments at any time, the Borrowers shall reimburse the Administrative Agent for all reasonable charges, costs and expenses related to a second such appraisal during such calendar year; and provided further, that there shall be no limitation on the number or frequency of appraisals and updates that shall be at the sole expense of the Borrowers if any Event of Default shall have occurred and be continuing. The limits set forth in the foregoing sentence on the number of appraisals required to be reimbursed by the Borrowers shall not apply to, or include, any appraisals obtained pursuant to clause (j) of the definition of “Permitted Acquisition”.

SECTION 5.11 Field Examinations. Subject to the reimbursement limitations contained in the next sentence, at any time that the Administrative Agent requests the Borrowers and the Restricted Subsidiaries will allow the Administrative Agent (or its designee) to conduct field examinations or updates thereof to ensure the adequacy of Collateral included in any Borrowing Base and related reporting and control systems, and prepared on a basis reasonably satisfactory to the Administrative Agent, such field examinations and updates to include, without limitation, information required by applicable law and regulations. The Borrowers shall reimburse the Administrative Agent for all reasonable charges, costs and expenses related thereto with respect to no more than one such field examination during each calendar year; provided, however, that if Availability is less than the greater of (a) $~~50,000,000~~43,750,000 or (b) ~~20~~17.5% of the Commitments at any time, the Borrowers shall reimburse the Administrative Agent for all reasonable charges, costs and expenses related to a second such field examination during such calendar year; and provided, further, that there shall be no limitation on the number or frequency of field examinations that shall be at the sole expense of the Borrowers if any Event of Default shall have occurred and be continuing. The limits set forth in the foregoing sentence on the number of field examinations required to be reimbursed by the Borrowers shall not apply to, or include, any field examinations conducted pursuant to clause (j) of the definition of “Permitted Acquisition”.

SECTION 5.12 Depository Banks. Each Loan Party will maintain the Administrative Agent or another Lender as its principal depository bank, including for the maintenance of operating, administrative, cash management, and other deposit accounts for the conduct of its business, provided, that, subject to Section 5.14, the Loan Parties shall maintain their collection accounts with BofA (or another financial institution selected by such Person and acceptable to the Administrative Agent), which collection accounts shall be subject to deposit account control agreements meeting the requirements of the Security Agreement.

SECTION 5.13 Additional Collateral; Further Assurances. (a) Subject to applicable law, each Borrower and each Restricted Subsidiary that is a Loan Party shall cause each of its Domestic Subsidiaries (other than an Excluded Subsidiary) formed or acquired after the date of this Agreement in accordance with the terms of this Agreement to become a Loan Party (either as a Borrower or a Loan Guarantor) by executing the Joinder Agreement set forth as Exhibit D hereto (the “Joinder Agreement”). Upon execution and delivery thereof, each such Person (i) shall automatically become a Borrower or Loan Guarantor hereunder as specified in such Joinder Agreement, and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, in any property of such Loan Party which constitutes Collateral of the types contemplated by the Collateral Documents.

(b) Each Loan Party will cause 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries (other than (i) Excluded Subsidiaries described in clauses (c) or (f) of the definition therefor and (ii) Excluded Subsidiaries described in clause (a) thereof to the extent that the constituent documents of such Excluded Subsidiaries prohibit the granting of Liens thereon) owned by it to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request.

(c) Without limiting the foregoing, each Loan Party will, and will cause each Restricted Subsidiary (other than an Excluded Subsidiary) to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.

(d) If any material assets (other than assets not required to be Collateral under the terms of the Collateral Documents) are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien in favor of the Security Agreement upon acquisition thereof), the Borrower Representative will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Loan Parties will cause such assets to be subjected to a Lien securing the Secured Obligations and will take such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

(e) If any Loan Party grants Liens on any real property or any interest therein pursuant to, and in compliance with the requirements of Section 6.02(l), the Borrower Representative will notify the Administrative Agent thereof, and, the Loan Parties will cause such real property (or interest therein) to be subjected to a Lien securing the Secured Obligations, subject to the Intercreditor Agreement, and will take such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

(f) Notwithstanding anything to the contrary in this Section 5.13 or any other provision of this Agreement or any Collateral Document, Holdings shall not be required to grant or take any other action with respect to a security interest in any assets of Holdings (including the Equity Interests of the Company held by it); provided that, if at any time after the Term Loan Closing Date, (i) the Holdings Notes or any Holdings Refinancing Indebtedness are repaid, repurchased, redeeemed, defeased or otherwise acquired or retired, (ii) Holdings grants a security interest in any of its assets as security for any obligations under the Term Loan Documents or (iii) the Term Loans are no longer secured (the first to occur of an event under the foregoing clauses, a “Holdings Security Event”), Holdings shall, within 90 days of the Holdings Security Event, execute and deliver a Joinder Agreement in respect of the Security Agreement to the Administrative Agent pursuant to which it shall grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, in any property of Holdings which constitutes Collateral of the types contemplated by the Collateral Documents in effect at such time and Holdings shall execute and deliver to the Administrative Agent such additional documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of the Credit Agreement and the other Loan Documents with respect to security and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.

SECTION 5.14 Post-Closing Actions. Each Loan Party agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 5.14 as soon as commercially reasonable and by no later than the date set forth in Schedule 5.14 with respect to such action or such later date as the Administrative Agent may reasonably agree.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired, been cash collateralized, backstopped or terminated and all LC Disbursements shall have been reimbursed (in each case other than contingent indemnification obligations for which no claim has been identified), the Loan Parties covenant and agree, jointly and severally, with the Lenders that:

SECTION 6.01 Indebtedness. No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(a) the Secured Obligations;

(b) ~~in the case of the Company~~the First Lien Obligations of Holdings, the Company ~~Notes~~or any Restricted Subsidiary in an aggregate principal amount that does not ~~to exceed (x) the aggregate principal amount of the Company Notes outstanding immediately following the consummation of the Transactions less (y~~exceed the First Lien Debt Cap; provided, that (i) such Indebtedness is comprised of term loans or notes and has a final maturity date no earlier than the date that is 91 days following the Maturity Date and (ii) in the ~~aggregate principal amount of the Company Notes redeemed, repurchased or retired pursuant to Section 6.08 (other than to the extent refinanced pursuant to Section 6.01(i));~~case of secured Indebtedness, the Liens securing such Indebtedness are subject to the Intercreditor Agreement.

(c) in the case of Holdings, the Holdings Notes in an aggregate principal amount not to exceed (x) the aggregate principal amount of the Holdings Notes outstanding immediately following the consummation of the Transactions less (y) the aggregate principal amount of the Holdings Notes redeemed, repurchased or retired ~~pursuant to Section 6.08~~ (other than to the extent refinanced pursuant to Section 6.01(i));

(d) Indebtedness existing on the date hereof (other than the Term Loans and the Holdings Notes) and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness in accordance with clause (i) hereof;

(e) Indebtedness of any Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to any Borrower or any other Restricted Subsidiary, provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to any Borrower or any Subsidiary that is a Loan Party shall be subject to Section 6.04 and (ii) Indebtedness of any Borrower to any Restricted Subsidiary that is not a Loan Party and Indebtedness of any Restricted Subsidiary that is a Loan Party to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations and evidenced by a promissory note, in each case on terms and conditions satisfactory to the Administrative Agent;

(f) Guarantees by (i) Holdings of Indebtedness described in clause (b) and (ii) any Borrower of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of any Borrower or any other Restricted Subsidiary, provided that in each case (1) the Indebtedness so Guaranteed is permitted by this Section 6.01, (2) Guarantees by any Borrower or any Subsidiary that is a Loan Party of Indebtedness of any Restricted Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (3) Guarantees permitted under this clause (f) shall be subordinated to the Secured Obligations of the applicable Restricted Subsidiary on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(g) Indebtedness of any Loan Party or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (i) hereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (g) shall not exceed ~~$25,000,000 at any time outstanding~~the greater of (A) $30,000,000 and (B) 3.0% of Consolidated Total Assets;

(h) Guarantees of Indebtedness not to exceed $5,000,000 incurred on behalf of one or more joint ventures in which any of the Loan Parties is an investor to the extent permitted by Section 6.04;

(i) Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clauses ~~(b),~~ (c), (d), (g), (l), (m), (s) and (t) hereof; provided that, (i) the principal amount of such Indebtedness is not increased (other than increases in principal ~~(A)~~ by an amount equal to any premiums, fees or other costs of such refinancing~~, and (B) in the case of the Indebtedness described in clause (b), by an amount equal to the amount of the Indebtedness then permitted under clause (c) in connection with a repayment in full of such Indebtedness utilizing the proceeds of a refinancing of the Company Notes), (ii) except as permitted by Section 6.02(l)(i),~~), (ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party, (iii) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced or renewed, (v) except in the case of Indebtedness extended, refinanced or renewed at, or within twelve months prior to, maturity, the representations, covenants and defaults applicable of any such extension, refinancing, or renewal, taken as a whole, are not materially more burdensome to Borrowers than those applicable to the Indebtedness being extended, refinanced or renewed, and (vi) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations or the Secured Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness;

(j) Indebtedness owed to any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;

(k) Indebtedness of any Borrower or any Restricted Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations not in connection with borrowed money, in each case provided in the ordinary course of business;

(l) Indebtedness of any Person that becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person) or Indebtedness relating to assets that are acquired by any Borrower or any Restricted Subsidiary, in each case, after the Effective Date as the result of a Permitted Acquisition; provided that (i) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, and was not created in anticipation thereof, (ii) such Indebtedness is not guaranteed in any respect by any Borrower or any Restricted Subsidiary (other than by any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person and any of its Subsidiaries), (iii) to the extent required under Section 5.13, such Person executes a Joinder Agreement in order to become a Loan Party, and (iv) the aggregate principal amount of Indebtedness permitted by this clause (l) shall not exceed $30,000,000 at any time outstanding;

(m) Indebtedness of any Borrower or any Restricted Subsidiary consisting of Capital Lease Obligations incurred in connection with the sale and leaseback transactions relating to the Specified Properties permitted by Section 6.06(b);

(n) letters of credit, bank guarantees or bankers’ acceptances (other than Letters of Credit issued pursuant to Section 2.06) having an aggregate face amount not in excess of $~~10,000,000~~15,000,000;

(o) unsecured Indebtedness owed to the Sponsors, certain Sponsor related parties and/or other holders of the Equity Interests in Holdings and their respective Affiliates; provided that such Indebtedness is Subordinated Indebtedness;

(p) Indebtedness of Holdings or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business and not in connection with the borrowing of money, or (iii) Swap Obligations;

(q) cash management obligations and other Indebtedness of Foreign Subsidiaries in respect of netting services, overdraft facilities, employee credit card programs, Cash Pooling Arrangements or similar arrangements in connection with cash management and deposit accounts; provided that with respect to any Cash Pooling Arrangements, the total amount of all deposits subject to any such Cash Pooling Arrangements shall at all times equal or exceed the total amount of overdrafts that may be subject to such Cash Pooling Arrangements;

(r) Indebtedness arising from agreements of Holdings or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, entered into in connection with Permitted Acquisitions, other than Guarantees incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing any such Permitted Acquisition, or in connection with dispositions of any business, assets or Equity Interests permitted hereunder; provided that (i) such Indebtedness is not reflected on the balance sheet of Holdings or any Restricted Subsidiary (it being understood that contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (r)) and (ii) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Borrowers and the Restricted Subsidiaries in connection with any such disposition;

(s) ~~unsecured~~ Indebtedness of ~~Holdings~~the Company and its Restricted Subsidiaries in an aggregate amount not to exceed ~~$25,000,000 at any time; and~~the greater of (A) $150,000,000 and (B) 15.0% of Consolidated Total Assets;

(t) other Indebtedness of ~~Holdings~~the Company and its Restricted Subsidiaries; provided, that (i) ~~at~~(A) in the ~~time such Indebtedness is issued or otherwise incurred after giving effect thereto on a pro forma basis (including a pro forma application of the Net Proceeds therefrom), the Consolidated Total Debt to EBITDA Ratio is not greater than 6.25 to 1.0, (ii) such Indebtedness shall not be secured Indebtedness unless (A) at the time such Indebtedness is issued or otherwise incurred after giving effect thereto on a pro forma basis (including a pro forma application of the Net Proceeds therefrom), the~~

~~Secured Leverage Ratio is not greater than 5.00 to 1.0 (or such lesser ratio as may be provided for in the Company Notes Indenture, the Holdings Notes Indenture or any refinancings thereof permitted under Section 6.01(i)), (B) such secured Indebtedness is a term loan or notes and~~event that the proceeds of such Indebtedness are used to repay, repurchase, redeem, defease or otherwise acquire or retire the Holdings Notes or any Holdings Refinancing Indebtedness, in whole or in part, the Interest Coverage Ratio would not be less than 2.00:1.00 calculated on a Pro Forma Basis for the most recently ended Reference Period prior to the date of the incurrence thereof or (B) in the event that the proceeds of such Indebtedness are used for a purpose other than that described in the foregoing clause (A), (1) if such Indebtedness is secured on a “first-lien” basis, the First Lien Leverage Ratio would not exceed 3.75:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Reference Period prior to the date of the applicable incurrence, and (2) if such Indebtedness is secured on a “second-lien” or other junior lien basis or is unsecured, the Total Leverage Ratio would not exceed 6.50:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Reference Period prior to the date of the incurrence thereof, (ii) in any case such Indebtedness is comprised of term loans or notes and (except with respect to any Indebtedness incurred to finance a Permitted Acquisition or other Investment permitted by Section 6.04 and (A) owed to the seller of any property or assets acquired in such Permitted Acquisition or other Investment in an aggregate principal amount at any time outstanding for all such Indebtedness not to exceed $75,000,000 or (B) in aggregate principal amount at any time outstanding for all other such Indebtedness not to exceed $35,000,000) has a final maturity date no earlier than the date that is ~~180~~91 days following the Maturity Date, and (~~C)~~iii) in the case of any secured Indebtedness, the Liens securing such additional Indebtedness shall be subject to the Intercreditor Agreement~~.~~;

(u) Indebtedness of Restricted Subsidiaries that are not Loan Parties; provided that the aggregate principal amount at any time outstanding of such Indebtedness shall not exceed the greater of (i) $30,000,000 and (ii) 3.0% of Consolidated Total Assets; and

(v) with respect to Holdings, (i) Guarantees of Indebtedness described in clause (t) above and (ii) Qualified Holdings Debt.

The accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness (including any payment-in-kind interest) shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01.

SECTION 6.02 Liens. No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created pursuant to any Loan Document;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of any Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Borrower or Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) Liens on fixed or capital assets acquired, constructed or improved by any Loan Party or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.01(g), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of such Loan Party, any other Loan Party or any other Restricted Subsidiary;

(e) any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by any Loan Party or any Restricted Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(f) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(g) Liens arising out of sale and leaseback transactions permitted by Section 6.06;

(h) Liens granted by a Subsidiary that is not a Loan Party in favor of any Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;

(i) Liens arising from precautionary UCC-1 financing statements;

(j) Liens that are (i) contractual rights of set-off relating to deposit accounts in favor of banks and other depositary institutions in the ordinary course of business or (ii) contractual rights of set-off or charge back in favor of credit card processors arising in the ordinary course of business under credit card processing agreements;

(k) Liens securing obligations in respect of trade-related letters of credit permitted to be incurred under Section 6.01(n), which Liens shall cover only the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(l) Liens in respect of Indebtedness permitted to be incurred pursuant to ~~(i) a refinancing of Indebtedness under Section~~Sections 6.01(b), (t) and (~~ii) Indebtedness under Section 6.01(t~~v)(i); provided, that, in each case, such Liens are subject to the Intercreditor Agreement or another intercreditor agreement satisfactory to the Administrative Agent; ~~and~~

(m) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of any Foreign Subsidiary held at such banks or financial institutions, as the case may be, to facilitate the operation of Cash Pooling Arrangements and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business; and

(n) other Liens on assets not constituting Collateral securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of $50,000,000 and 5.0% of Consolidated Total Assets as of the date of the applicable incurrence; provided that, upon the request of the Administrative Agent, the applicable Loan Party shall use commercially reasonable efforts to provide an access agreement, in form and substance reasonably satisfactory to the Administrative Agent, with respect to any Collateral located on or about any assets secured by Liens permitted pursuant to this clause (n).

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (1) Accounts, other than those permitted under clause (a) of the definition of Permitted Encumbrance and clauses (a) and (l) above and (2) Inventory, other than those permitted under clauses (a) and (b) of the definition of Permitted Encumbrance and clauses (a) and (l) above.

SECTION 6.03 Fundamental Changes. (a) No Loan Party will, nor will it permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Borrower may merge with and into another Borrower, (ii) any Subsidiary that is a Loan Guarantor (other than a Borrower) may merge or liquidate into any Borrower or any other Subsidiary that is a Loan Guarantor, (iii) any Subsidiary that is not a Loan Party may merge or liquidate into any other Subsidiary that is not a Loan Party or into a Loan Party; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04, (iv) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders and (v) any Subsidiary may merge with another Person in any Acquisition permitted under Section 6.04 provided such other Person is or becomes a Restricted Subsidiary upon the consummation of such merger and assumes all of the obligations of merging Subsidiary (if any) under all of the Loan Documents.

(b) No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrowers and their Subsidiaries on the Effective Date and any business activities that are similar, related, incidental, complementary or corollary thereto or a reasonable extension thereof.

(c) Glenwood will not engage in any business or activity other than the ownership of Equity Interests in Buyers Access and activities incidental thereto. Glenwood will not own or acquire any assets (other than Equity Interests in Buyers Access, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents, liabilities in respect of Guarantees permitted by Section 6.01, liabilities imposed by law, including Tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

(d) Holdings will not engage in any business or activity, or own or acquire any assets or incur any liabilities, other than in connection with (i) the ownership of all the outstanding Equity Interests in the Company, (ii) the maintenance of its corporate existence, (iii) the consummation of the Transactions (including the payment of customary fees and expenses in connection therewith), (iv) the performance of its obligations under and in connection with the Loan Documents ~~and the Notes Documents~~, the Term Loan Documents (or the documentation relating to any other Term Loans) and the Holdings Notes Documents, and repaying or redeeming, or otherwise terminating or retiring, the Indebtedness governed by such documentation (including the Term Loans and the Holdings Notes) in accordance with the terms thereof, (v) the consummation of any offering of its Equity Interests permitted under the terms of this Agreement (including the payment of customary fees and expenses in connection therewith), (vi) the issuance, whether or not consummated, of Indebtedness, permitted under Section 6.01, (vii) the ordinary course grant of common stock to employees and directors pursuant to the terms of any employee benefit or stock option plan, and (viii) investments in its subsidiaries as permitted by Sections 6.01 and 6.04.

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any Restricted Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any other investment or any other interest in, any other Person, or enter into any Acquisition, except:

(a) cash and Permitted Investments, provided that such Permitted Investments owned by a Loan Party are subject to control agreements in favor of the Administrative Agent for the benefit of the Secured Parties or otherwise subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties, in each case to the extent required in the Security Agreement;

(b) investments in existence on the date of this Agreement and described in Schedule 6.04 including any amendments, modifications, restatements, renewals or supplements thereof that do not involve the provision of any new consideration by any Loan Party or any Restricted Subsidiary;

(c) investments by Holdings in the Borrowers and by the Borrowers and the Restricted Subsidiaries in any Restricted Subsidiaries; provided that (i) the aggregate amount of investments by Loan Parties in Restricted Subsidiaries that are not Loan Parties (together with outstanding Guarantees permitted under the proviso to Section 6.04(d)) shall not exceed $30,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs), (ii) any such investments in the form of loans and advances made by (A) a Loan Party to another Loan Party shall be evidenced by the Intercompany Note, (B) a Restricted Subsidiary that is not a Loan Party to a Loan Party shall be subordinated to the Secured Obligations on terms and conditions satisfactory to the Administrative Agent, and (C) a Loan Party to a Restricted Subsidiary that is not a Loan Party shall be evidenced by a promissory note pledged pursuant to the Security Agreement and (iii) any such investments in the form of Equity Interests (other than Equity Interests in Excluded Subsidiaries (A) described in clause (c) of the definition thereof and (B) described in clause (a) of the definition thereof to the extent that the constituent documents of such Excluded Subsidiaries prohibit the granting of Liens thereon) shall be pledged pursuant to the Security Agreement;

(d) Guarantees constituting Indebtedness permitted by Section 6.01; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall (together with outstanding investments permitted under clause (i) to the proviso to Section 6.04(c)) shall not exceed the greater of $30,000,000 ~~at any time outstanding~~and 3.0% of Consolidated Total Assets (in each case determined without regard to any write-downs or write-offs);

(e) Guarantees by Holdings or any other Loan Party of the obligations of the Company or any of its Restricted Subsidiaries under leases (other than Capital Leases or sale leasebacks) or contracts and other obligations that, in each case, do not constitute Indebtedness and are entered into in the ordinary course of business;

(f) loans or advances made by a Loan Party to its officers, directors and employees on an arms’-length basis (i) in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes and (ii) in connection with such Person’s purchase of Equity Interests of Holdings or any Parent to the extent that the amount of such loans or advances are contributed to Holdings in cash, the aggregate principal amount of such loans and advances outstanding at any one time not to exceed $10,000,000;

(g) subject to Sections 4.2(a) and 4.4 of the Security Agreement, notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;

(h) (i) extensions of trade credit in the ordinary course of business, (ii) investments in the ordinary course of business consisting of Article 3 or Article 4 endorsements for collection or deposit, and (iii) advances of payroll payments to employees in the ordinary course of business;

(i) investments in the form of Swap Agreements permitted by Section 6.07;

(j) investments of any Person existing at the time such Person becomes a Subsidiary of a Borrower or consolidates or merges with a Borrower or any of the Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(k) investments received in connection with the dispositions of assets permitted by Section 6.05;

(l) investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;

(m) any investment (including a Permitted Acquisition) to the extent that payment for such investment is made solely with, or with the cash proceeds of the issuance of, Equity Interests of Holdings (other than Disqualified Stock) or with the cash proceeds of capital contributions to Holdings from the holders of its Equity Interests, in each case which are designated as being for the purpose of making such investment by written notice to the Administrative Agent;

(n) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(o) investments made to repurchase or retire Equity Interests of Holdings owned by directors, officers or employees or any employee stock ownership plan of the Company (or any direct or indirect parent thereof) to the extent permitted by Section 6.08; and

(p) Permitted Acquisitions and other investments (any such Permitted Acquisition or other investment being made pursuant to this clause (p), a “Specified Investment”); provided that on the date of such Specified Investment (i) no Default or Event of Default then exists of would result therefrom and (ii) after giving effect thereto on a pro forma basis either (A) both (1) Availability is greater than the higher of 10% of the Commitments and $25,000,000 and (2) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the most recent fiscal quarter or fiscal year for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, is greater than 1.0 to 1.0 or (B) Availability is greater than the higher of 15% of the Commitments and $37,500,000; provided further that if the test in clause (p)(ii) for Specified Investments is not satisfied, then any Loan Party shall be permitted to make Specified Investments in an amount which, when aggregated with all prior Specified Investments made under this clause (p) that did not satisfy the test in clause (p)(ii), does not exceed $~~15,000,000~~25,000,000 so long as, after giving pro forma effect to the Specified Investments as of the date thereof, (I) no Default or Event of Default then exists or would result therefrom and (II) either (x) the Fixed Charge Coverage Ratio is greater than 1.0 to 1.0 or (y) Availability is greater than the higher of 10% of the Commitments and $25,000,000.

Notwithstanding anything herein to the contrary, no Acquisition shall be permitted to be made under this Section 6.04 unless such Acquisition constitutes a Permitted Acquisition.

SECTION 6.05 Asset Sales. No Loan Party will, nor will it permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Holdings or any Borrower permit any Restricted Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to another Borrower or another Restricted Subsidiary in compliance with Section 6.04), except:

(a) sales, transfers and dispositions of (i) inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business;

(b) the Company or any Restricted Subsidiary may (i) effect any transaction permitted by Section 6.03, Section 6.04 and Section 6.08(a) or (ii) incur any Lien permitted under Section 6.02;

(c) sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

(d) sales, transfers and dispositions of Permitted Investments and other investments permitted by clauses (j), (k) and (n) of Section 6.04;

(e) sale and leaseback transactions permitted by Section 6.06;

(f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Restricted Subsidiary;

(g) sales, transfers and other dispositions of assets (other than Equity Interests in a Restricted Subsidiary unless all Equity Interests held in such Subsidiary are sold) that are not permitted by any other paragraph of this Section having a value of up to the sum of $~~10,000,000~~15,000,000 per fiscal year in the aggregate; provided, that such sales, transfers and other dispositions may exceed $~~10,000,000~~15,000,000 per fiscal year if and to the extent that, after giving pro forma effect thereto, (i) no Default or Event of Default then exists or would result therefrom, (ii) Availability is greater than $75,000,000, and (iii) the Fixed Charge Coverage Ratio is greater than 1.15 to 1.00;

(h) sales, transfers and dispositions of (i) the Specified Properties and (ii) Glenwood’s Equity Interests in Buyer’s Access;

(i) the Company and any Restricted Subsidiary may lease, sublease, license or sublicense (on a non-exclusive basis with respect to any intellectual property) real, personal or intellectual property in the ordinary course of business;

(j) the Company and any Restricted Subsidiary may make sales, transfers and other dispositions of property (other than Inventory if an Event of Default has occurred and is continuing) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sales, transfers and other dispositions are promptly applied to the purchase price of such replacement property;

(k) the Company and any Restricted Subsidiary may make sales, transfers and other dispositions of investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; ~~and~~

(l) the Company and any Restricted Subsidiary may sell, transfer or otherwise dispose of, or issue Equity Interests in, Restricted Subsidiaries so long as, after giving effect thereto, (i) the Company or a Restricted Subsidiary continues to have an Equity Interest in such Person, (ii) the total assets of all non-wholly owned Persons that are or were Restricted Subsidiaries, as reflected on their most recent balance sheets prepared in accordance with GAAP, do not in the aggregate at any time exceed $7,500,000, and (iii) the total revenues of all non-wholly owned Persons that are or were Restricted Subsidiaries, for the twelve-month period ending on the last day of the most recent period for which financial statements have been delivered pursuant to Section 5.01(a) or (b) do not in the aggregate exceed $7,500,000; and

(m) any sale, transfer or other disposition in a single transaction of fixed assets having a value that does not exceed $2,500,000;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than (x) those permitted by clauses (b), (f), (i), (j) ~~and (k) above~~, (k) and (m) above and (y) any sale, transfer, lease or other disposition of Notes Priority Collateral (as defined in the Intercreditor Agreement) having a value not exceeding $5,000,000) shall be made for fair value and for at least 75% cash consideration; provided further, that:

(A) any liabilities of any Borrower or any Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable disposition and for which such Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing,

(B) any securities received by such Borrower or such Restricted Subsidiary from such transferee that are converted by such Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days following the closing of the applicable disposition, and

(C) other than with respect to a disposition of Collateral of the types included in the Borrowing Base, any Designated Non-Cash Consideration received by the Borrowers or their Restricted Subsidiaries in respect of such disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to clause (C) that is at that time outstanding, not in excess of the greater of $~~25,000,000~~30,000,000 and ~~2.5~~3.0% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash.

SECTION 6.06 Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (a) any such sale of any fixed or capital assets by any Borrower or any Restricted Subsidiary that (i) is made for cash consideration in an amount not less than the fair value, as determined at the time of consummation by such Borrower or such Restricted

Subsidiary, of such fixed or capital asset ~~and~~, (ii) is consummated within ~~90~~180 days after such Borrower or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset and (iii) the Indebtedness associated therewith is otherwise permitted under Section 6.01(g), (b) any transaction involving the Specified Properties and (c) any such transaction (i) that is made for cash consideration, (ii) under which the applicable Loan Party or Restricted Subsidiary would otherwise be permitted to enter into, and remain liable under, the applicable underlying lease and (iii) having a fair market value that, together with the fair market value of all other assets sold subject to all transactions under this clause (c), would not exceed the greater of $40,000,000 and 4.0% of Consolidated Total Assets.

SECTION 6.07 Swap Agreements. No Loan Party will, nor will it permit any Restricted Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of any Borrower or any of its Restricted Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower or any Restricted Subsidiary.

SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness.

(a) No Loan Party will, nor will it permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(i) each of Holdings and each Restricted Subsidiary may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock;

(ii) Restricted Subsidiaries of Holdings may declare and pay dividends to Holdings or a Restricted Subsidiary of Holdings or otherwise ratably with respect to their Equity Interests; provided that, so long as the Administrative Agent does not have a Lien on substantially all assets of Holdings, dividends shall not be paid to Holdings unless such dividends are (A) for one or more of the purposes permitted by sub-clauses (iii), (iv) or (vi) of this Section 6.08(a) (and are promptly applied for such purposes), (B) used to make payments on or with respect to the Holdings Notes or (C) are for other general costs and expenses incurred by Holdings, including to make payments of the types referred to in the definition of “Permitted Payments to Parent” to the extent that such payments are required to be made by Holdings;

(iii) Holdings may make payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Holdings, the Borrowers and their Restricted Subsidiaries in an aggregate amount not to exceed $~~7,500,000~~10,000,000 during any fiscal year; provided, that such amounts will be increased by (A) the amount of any net cash proceeds received by or contributed to Holdings from the issuance and sale since the Effective Date of Equity Interests (other than Disqualified Stock) of Holdings or any Parent to its officers, directors or employees, plus (B) the cash proceeds of key man life insurance policies received by Holdings, its Restricted Subsidiaries or any Parent and contributed to Holdings;

(iv) Holdings may make Permitted Payments to Parent;

(v) Holdings may make the Specified Distribution on the Effective Date; provided that (A) Availability is greater than 20% of the Commitments before and after giving effect thereto and to all Borrowings made and all issuances (or deemed issuances) of Letters of Credit on the Effective Date and (B) the aggregate amount of the proceeds of the Revolving Loans used to make the Specified Distribution, together with any other Revolving Loans used for the purposes described in Section 5.08(a), does not exceed $110,000,000;

(vi) after the Effective Date, Holdings may declare or make other Restricted Payments, if, after giving pro forma effect thereto, either (A) both (1) Availability is greater than the higher of 15% of the Commitments and $37,500,000 and (2) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the most recent fiscal quarter or fiscal year for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, is greater than 1.0 to 1.0 or (B) Availability is greater than the higher of 20% of the Commitments and $50,000,000;

(vii) Holdings may redeem in whole or in part any of its Equity Interests for another class of Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby and are not Disqualified Stock.

Notwithstanding clause (vi) above, if following the Effective Date Holdings makes any payments permitted or required under the Merger Agreement in respect of dissenting stockholders’ rights, stock options, restricted stock and restricted share units or deferred stock, the aggregate amount of the proceeds of the Revolving Loans used to make such Restricted Payments, together with any other Revolving Loans used for the purposes described in Section 5.08(a), shall not exceed $110,000,000.

(b) No Loan Party will, nor will it permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Indebtedness (collectively, “Restricted Debt Payments”), except:

~~(i) payment of Indebtedness created under the Loan Documents;~~

(i) ~~(ii)~~ payment of regularly scheduled interest and principal payments as and when due in respect of any Junior Indebtedness, other than payments in respect of Subordinated Indebtedness prohibited by the subordination provisions thereof;

(ii) ~~(iii)~~ refinancings of Junior Indebtedness to the extent permitted by Section 6.01;

(iii) ~~(iv)~~ payment of secured Junior Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(iv) payments as part of an “applicable high yield discount obligation” catch-up payment;

(v) (A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of Equity Interests of, any Parent or Equity Interests (that do not constitute Disqualified Capital Stock) of Holdings, and/or with the proceeds of any capital contribution in respect of Equity Interests (that do not constitute Disqualified Capital Stock) of Holdings, (B) Restricted Debt Payments as a result of the conversion of all or any portion of Restricted Debt into Equity Interests (that do not constitute Disqualified Capital Stock) of any Parent or Holdings and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 6.01; and

(vi) ~~(v)~~ if, after giving effect thereto, either (A) both (1) Availability is greater than the higher of ~~15~~12.5% of the Commitments and $~~37,500,000~~31,250,000 and (2) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the most recent fiscal quarter or fiscal year for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, (calculated on a pro forma basis treating such prepayment, redemption, repurchase or retirement, together with all other prepayments, redemptions, repurchases and retirements of Indebtedness made pursuant to this clause (~~v~~vi), as Fixed Charges) is greater than 1.0 to 1.0 or (B) Availability is greater than the higher of ~~20~~17.5% of the Commitments and $~~50,000,000,~~43,750,000, Holdings and its Restricted Subsidiaries may prepay, redeem, repurchase or retire any Junior Indebtedness of Holdings, the Company or any of its Restricted Subsidiaries (including any premium (if any) and accrued and unpaid interest thereon to the date of such repayment, redemption, repurchase or retirement).

SECTION 6.09 Transactions with Affiliates. No Loan Party will, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Loan Parties not involving any other Affiliate, (c) any investment permitted by Section 6.04(c), (d) or (e), (d) any Indebtedness permitted under Section 6.01(e), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors of any Borrower or any Restricted Subsidiary who are not employees of such Borrower or Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrowers or the Restricted Subsidiaries in the ordinary course of business, (h) compensation and reimbursement of expenses of officers and directors of any Loan Party, including the issuance of Equity Interests of Holdings, in each case in the ordinary course of business, (i) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by a Borrower’s board of directors, (j) any sale or disposition of inventory by any Borrower or any Restricted Subsidiary to wholly owned Foreign Subsidiaries in the ordinary course of business, at a price not less than the cost of such inventory, (k) the entering into of a tax sharing agreement, or payments pursuant thereto, between Holdings and one or more Subsidiaries, on the one hand, and any other Person with which Holdings and such Subsidiaries are required to file a consolidated tax return or with which Holdings and such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, (l) other than during the continuance of an Event of Default, the payment to the Sponsors of management, monitoring and consulting fees and expenses, not to exceed $5,000,000 in any four quarter period, (m) the payment of transaction fees and related expenses paid to the Sponsors in connection with acquisitions, dispositions, recapitalizations, refinancings and extraordinary transactions for such period, not to exceed (net of reimbursable expenses) 1% of the transaction value for any such transaction and (n) payments by Holdings or any Restricted Subsidiary of Holdings to any of the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of Holdings in good faith and are at prices and on terms and conditions not less favorable to Holdings or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties.

SECTION 6.10 Restrictive Agreements. No Loan Party will, nor will it permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Restricted Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets other than Permitted Encumbrances, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to any Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of any Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, any ~~Company Notes~~Term Loan Document (and any amendments, restatements, supplements or other modifications thereto to the extent such restrictions or conditions are no more restrictive than those ~~with respect to the Company Notes~~ on the ~~date hereof~~Term Loan Closing Date) or any Holdings Notes Document (and any amendments, restatements, supplements or other modifications thereto to the extent such restrictions or conditions are no more restrictive than those ~~with respect to the Holdings Notes~~ on the date hereof), (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01(g), (l) or (t) of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness; provided that any such agreements relating to secured Indebtedness permitted by Section 6.01(t) shall not prohibit the Liens securing the Secured Obligations and (v) clause (a) of the foregoing shall not apply to (x) customary provisions in leases and other contracts restricting the assignment or subletting thereof or (y) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Loan Party or any of its Restricted Subsidiaries.

SECTION 6.11 Amendment of Material Documents. No Loan Party will, nor will it permit any Restricted Subsidiary to, amend, modify or waive any of its rights under (a) the Term Loan Documents, the Holdings Notes Documents or any agreement relating to any Subordinated Indebtedness, in each case to the extent any such amendment, modification or waiver would be adverse to the Lenders and (b) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents to the extent any such amendment, modification or waiver would be materially adverse to the Lenders.

SECTION 6.12 Fixed Charge Coverage Ratio. The Borrowers will not permit the Fixed Charge Coverage Ratio for each period of four consecutive fiscal quarters ending during or on the date last reported before any Covenant Trigger Period to be less than 1.00 to 1.00 (determined as of the last day of the most recent fiscal quarter for which a Compliance Certificate has been or should have been delivered pursuant to Section 5.01(c)).

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Restricted Subsidiary in or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(e), 5.02(a), 5.03 (with respect to a Loan Party’s existence), 5.08 or 5.14 or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) five (5) days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01 (except as set forth above), 5.02 (other than Section 5.02(a)), 5.03 (except as set forth above) through 5.07, 5.09, or 5.12 of this Agreement or (ii) thirty (30) days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement;

(f) any Loan Party or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or any Restricted

Subsidiary of any Loan Party (other than an Immaterial Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Restricted Subsidiary of any Loan Party (other than an Immaterial Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Loan Party or any Restricted Subsidiary of any Loan Party (other than an Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Restricted Subsidiary of any Loan Party (other than an Immaterial Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) any Loan Party or any Restricted Subsidiary of any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $~~20,000,000~~35,000,000 (in excess of insurance provided by reputable providers for which coverage has not been disclaimed) shall be rendered against any Loan Party, any Restricted Subsidiary of any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Restricted Subsidiary of any Loan Party to enforce any such judgment or any Loan Party or any Restricted Subsidiary of any Loan Party shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, ~~could~~would reasonably be expected to result in ~~liability of the Borrowers and the Restricted Subsidiaries in an aggregate amount exceeding $20,000,000 for all periods~~a Material Adverse Effect;

(m) a Change in Control shall occur;

(n) the occurrence of any “default” or “event of default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default, event of default or breach continues beyond any period of grace therein provided;

(o) the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken by any Loan Party to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect (or any of the foregoing shall occur with respect to a Loan Guaranty provided by an Immaterial Subsidiary and shall continue unremedied for a period of at least 5 Business Days after receipt of written notice to the Borrower Representative from the Administrative Agent or the Required Lenders);

(p) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken by any Loan Party to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Loan Party shall fail to comply with any of the terms or provisions of any Collateral Document (or any of the foregoing shall occur with respect to Collateral provided by an Immaterial Subsidiary and shall continue unremedied for a period of at least 5 Business Days after receipt of written notice to the Borrower Representative from the Administrative Agent or the Required Lenders); or

(q) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

then, and in every such event (other than an event with respect to the Borrowers described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Borrowers described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

SECTION 7.02 Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 7.01(d), in the event that the Borrowers fail to comply with the requirements of the covenant set forth in Section 6.12 for any period, until the expiration of (1) with respect to a breach of such covenant that occurs on the first day of the Covenant Trigger Period, the date that is 10 days after such date or (2) otherwise, the tenth (10th) day after the date on which financial statements with respect to the relevant period for which the Fixed Charge Coverage Ratio is being measured are required to be delivered pursuant to Section 5.01(c) (the “Cure Period”), Holdings shall have the right to obtain a cash equity contribution (funded with proceeds of Equity Interests that are not Disqualified Stock issued by Holdings or other equity issued by Holdings having terms reasonably acceptable to the Administrative Agent) (the “Cure Right”), and upon the receipt by Holdings of net cash proceeds pursuant to the exercise of the Cure Right (including through the capital contribution of any such net cash proceeds to Holdings, the “Specified Equity Contribution”), the Fixed Charge Coverage Ratio shall be recalculated, giving effect to a pro forma increase to EBITDA for such period in an amount equal to such net cash proceeds; provided that such pro forma adjustment to EBITDA shall be made solely for the purpose of determining the existence of a Default or an Event of Default under the covenant set forth in Section 6.12 with respect to any period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document; provided, further, that until the expiration of the Cure Period, (i) neither the Administrative Agent nor any Lender shall have the right to exercise any remedies against the Loan Parties or any Collateral as a result of the occurrence and continuance of an Event of Default under Section 7.01(d) arising from the failure to comply with Section 6.12, and then only if a Cure Right to remedy such Event of Default is available at such time under Section 7.02(b) and (ii) no Borrower shall have the right to any Borrowings.

(b) If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Loan Parties shall then be in compliance with the requirements of the covenant set forth in Section 6.12 (including for purposes of Section 4.02), the Borrowers shall be deemed to have satisfied the requirements of such covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 7.01(d) that had occurred shall be deemed cured; provided that (i) in each four fiscal quarter period, there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) there shall be no more than five Specified Equity Contributions during the term of this Agreement, (iii) with respect to any exercise of the Cure Right, the Specified Equity Contribution shall be no greater than the amount required to cause the Borrowers to be in compliance with the covenant set forth in Section 6.12 and (iv) all Specified Equity Contributions will be disregarded for purposes of determining the availability of any baskets or carve-outs with respect to the covenants contained in Article VI hereof or for any other purpose.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Each of the Lenders and each of the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own bad faith, gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower Representative or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, with the Company’s consent (not to be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a commercial bank or an Affiliate of any such commercial bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article, Section 2.17(d) and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) the Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with or any other Person except as otherwise permitted pursuant to this Agreement or required by applicable law, rule or regulation; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Each Lender, Lead Arranger or Affiliate of a Lender or Lead Arranger that enters into an agreement to provide Banking Services or a Swap Agreement with any Loan Party and intends for the Banking Services Obligations or the Swap Obligations, as applicable, resulting therefrom to constitute Secured Obligations, by delivery of a notice to the Administrative Agent pursuant to the requirements set forth in the definition of “Secured Obligations”, agrees to be bound by Section 2.18(b) and this Article VIII. Each such Lender, Lead Arranger or Affiliate of a Lender or Lead Arranger shall indemnify and hold harmless the Administrative Agent and its Related Parties, to the extent not reimbursed by the Loan Parties, against all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and all costs, expenses or advances that the Administrative Agent may incur during a Default, or during the pendency of a bankruptcy or insolvency proceeding of any Loan Party) at any time (including after (a) the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired, been cash collateralized, backstopped or terminated and all LC Disbursements shall have been reimbursed or (b) the replacement of the Administrative Agent or any Lender) that may be incurred by or asserted against the Administrative Agent or any of its Related Parties in connection with, or in any way relating to, such Lender’s, such Lead Arranger’s or such Affiliate’s applicable Banking Services Obligations or Swap Obligations; provided that such indemnity shall not be available to the extent such claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of the Administrative Agent or its Related Parties.

The Joint Bookrunners, Lead Arrangers, the Co-Documentation Agents and the Syndication Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. To the fullest extent permitted by law, each Lender hereby waives and releases any claims that it may have against the Joint Bookrunners, Lead Arrangers, the Co-Documentation Agents and the Syndication Agents in their capacities as such with respect to any breach or alleged breach of agency or fiduciary duty to such Lender in connection with any aspect of any transaction contemplated hereby.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to any Loan Party, to the Borrower Representative at:

701 San Marco Boulevard

Jacksonville, FL 32207

Attention: Treasurer

Facsimile No: (856) 505-1679

with a copy to:	Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention: F. William Reindel
Facsimile No: (212) 859-4000

(ii) if to the Administrative Agent, BofA, as an Issuing Bank or the Swingline Lender, to Bank of America, N.A. at:

300 Galleria Parkway, Suite 800

Atlanta, Georgia 30339

Attention: John M. Olsen

Telephone No: (404) 607-3218

Facsimile No: (404) 607-3277

Email: john.m.olsen@baml.com

(iii) if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or default notices unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower Representative (on behalf of the Loan

Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (1) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, (2) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than default interest), or reduce or forgive any interest (other than default interest) or fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the manner in which payments are shared (except such changes that provide for different interest rates, commitment fees or other fees or separate tranches of Loans for consenting and non-consenting Lenders, in each case, in connection with the extension of the Maturity Date), without the written consent of each Lender, (v) increase any Borrowing Base advance rates without the written consent of the Supermajority Lenders, (vi) add new categories of eligible assets to the Borrowing Base or modify that portion of Section 2.01 which limits the amount that can be borrowed, without the written consent of the Supermajority Lenders (but a modification to such portion of Section 2.01 that would allow the amount that can be borrowed to exceed the Commitments shall require the written consent of each Lender) (vii) change the definition of “Covenant Trigger Period” or “Dominion Trigger

Period” without the written consent of the Supermajority Lenders, (viii) change any of the provisions of this Section or the definition of “Required Lenders” or “Supermajority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (ix) change Section 2.20, without the consent of each Lender (other than any Defaulting Lender), (x) release Loan Guarantors from their obligation under the Loan Guaranty constituting all or substantially all of the value of the guarantees (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, or (xi) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral or subordinate Agent’s Liens on all or substantially all of the Collateral, without the written consent of each Lender (it being understood that amendments to the Intercreditor Agreement shall only require the consent of the Required Lenders); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.20 shall require the consent of the Administrative Agent, the Swingline Lender and each Issuing Bank). The Administrative Agent may also amend the Commitment Schedule (A) to reflect assignments entered into pursuant to Section 9.04 and (B) as permitted under Section 2.09(g).

(c) The Administrative Agent shall, and is hereby irrevocably authorized and directed by the Lenders to, release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender and Issuing Bank, (ii) constituting property being sold or disposed of in compliance with the terms of this Agreement and if the Loan Party disposing of such property so certifies to the Administrative Agent (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes any portion of the Equity Interest of a Restricted Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty provided by such Restricted Subsidiary, so long as any Guarantee by such Restricted Subsidiary of the Company Notes is also released, or (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement. The Lenders hereby further authorize the Administrative Agent, at its option and its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Section 7.01. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $25,000,000 (but not in excess of $10,000,000 with respect to Collateral of a type included in the Borrowing Base) during any calendar year without the prior written authorization of the Required Lenders. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. In connection with any termination or release pursuant to this Section, the Administrative Agent shall reasonably promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Provided that no Default has occurred and is continuing, the Lenders also hereby irrevocably authorize the Administrative Agent to (A) enter into the Intercreditor Agreement (with such immaterial changes to the form set forth on Exhibit I as the Administrative Agent may deem appropriate) and (B) subordinate its Liens on the Notes Priority Collateral (as defined in Exhibit I) to Liens permitted under Section 6.02(l).

(d) If, in connection with any proposed amendment, waiver or consent requiring (i) the consent of “each Lender” or “each Lender affected thereby,” or (ii) the Supermajority Lenders, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Administrative Agent or the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Acceptance and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, each Lead Arranger and their respective Affiliates (the “Agent/Arranger Persons”), including the reasonable fees, charges and disbursements of one counsel for the Agent/Arranger Persons and to the extent necessary, one special or local counsel in each appropriate jurisdiction (absent a conflict of interest, in which case the Agent/Arranger Persons may engage and be reimbursed for additional counsel), in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents and in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Issuing Bank or any Lender during the continuance of an Event of Default, including the fees, charges and disbursements of one counsel for the Issuing Bank and the Lenders and to the extent necessary, one special or local counsel in each appropriate jurisdiction (absent a conflict of interest, in which case the Issuing Bank and the Lenders may engage and be reimbursed for additional counsel), in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, and with respect to each Issuing Bank and Lender, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Borrowers under this Section include, without limiting the generality of the foregoing, costs and expenses incurred in connection with:

(i) appraisals and insurance reviews;

(ii) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination, together with the reasonable fees and expenses associated with collateral monitoring services performed by the Administrative Agent (and the Borrowers agree to modify or adjust the computation of the Borrowing Base — which may include maintaining additional Reserves — to the extent required by the Administrative Agent as a result of any such evaluation, appraisal or monitoring);

(iii) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;

(iv) taxes, fees and other charges for (A) lien searches and (B) filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;

(v) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(vi) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

(b) The Borrowers and the Loan Guarantors shall, jointly and severally, indemnify the Administrative Agent, each Issuing Bank, each Lead Arranger and each Lender, and each Related Party (other than Permitted Holders) of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the reasonable fees, charges and disbursements of one counsel for all Indemnitees and one firm of local counsel and regulatory counsel in each appropriate jurisdiction, which may include a single special counsel acting in multiple jurisdictions, for all Indemnitees and, in the case of an actual or potential conflict of interest where the Indemnitee affected by such conflict informs Borrowers and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee) incurred by or asserted against any Indemnitee (regardless of whether such Indemnitee is a party hereto) arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby (but excluding any losses, liabilities, claims, damages or expenses relating to the matters referred to in Section 2.15 and 2.16, which shall be the sole remedy in respect of the matters set forth therein), (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of the Restricted Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of the Restricted Subsidiaries, (iv) the failure of the Borrowers to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by the Borrowers for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not such proceeding is instituted or brought on behalf of a third party or by any Loan Party or any of its respective Affiliates; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or its controlled Affiliates (other than the Permitted Holders), officers, directors, employees, agents or controlling persons acting in connection with the Transactions, (B) a material breach of an express obligation of such Indemnitee or one of its controlled Affiliates (other than any Permitted Holder) and (C) any dispute between and among Indemnitees that does not involve an act or omission by the Borrowers or their Affiliates (other than any claims against any of the Administrative Agent, Lead Arrangers, Joint Bookrunners or any similar role hereunder in its capacity or in fulfilling its role as such). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) To the extent that the Borrowers or Loan Guarantors fail to pay any amount required to be paid by them to the Administrative Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the applicable Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Loan Parties may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Loan Parties without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower Representative (which consent shall be deemed given if no objection is made within five Business Days after notice of the proposed assignment), provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) each Issuing Bank and Swingline Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Notice with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall deliver to the Administrative Agent the Assignment Notice duly executed by the assigning Lender, the assignee, the Administrative Agent, each Issuing Bank, the Swingline Lender and, if applicable, the Borrower Representative, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(i) Subject to acceptance and recording thereof pursuant to paragraph (b)(iii) of this Section, from and after the effective date specified in each Assignment Notice the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by the applicable Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(ii) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment Notice delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each note shall expressly so provide). The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(iii) Upon its receipt of a duly completed Assignment Notice executed by an assigning Lender, an assignee, the Administrative Agent, each Issuing Bank, the Swingline Lender and, if applicable, the Borrower Representative, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment Notice and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment Notice and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Borrowers, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section 9.04; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) No assignment or participation may be made to any Permitted Holder, Borrower or Affiliate of any Borrower except to the entities listed in Schedule 9.04(e).

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile (or other electronic) transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or such Loan Guarantor against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured; provided, that no amount received pursuant to this Section 9.08 from any Loan Party shall be applied to the Excluded Swap Obligations of any Loan Party. The applicable Lender shall notify the Borrower Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.

(b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the prior written consent of the Borrower Representative or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13 Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, no Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

SECTION 9.14 USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the names and addresses of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Act.

SECTION 9.15 Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

SECTION 9.16 Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.17 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.18 No Advisory or Fiduciary Duty. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arrangers are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Lead Arrangers, on the other hand, (ii) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent and the Lead Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent nor either Lead Arranger has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor either Lead Arranger has any obligation to disclose any of such interests to the Borrowers or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent and the Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty to such Loan Party or its Affiliates in connection with any aspect of any transaction contemplated hereby.

ARTICLE X

LOAN GUARANTY

SECTION 10.01 Guaranty. Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Administrative Agent, each Issuing Bank and the Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Banks and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

SECTION 10.02 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, any Issuing Bank or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

SECTION 10.03 No Discharge or Diminishment of Loan Guaranty. (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Issuing Bank, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

SECTION 10.04 Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

SECTION 10.05 Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Banks and the Lenders.

SECTION 10.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Banks and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.

SECTION 10.07 Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither the Administrative Agent, any Issuing Bank nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

SECTION 10.08 Taxes. All payments of the Guaranteed Obligations will be made by each Loan Guarantor free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Loan Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or applicable Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Guarantor shall make such deductions and (iii) such Loan Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

SECTION 10.09 Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”). This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability. Notwithstanding anything to the contrary herein, all Borrowers shall be liable for all Loans made to them without reduction.

SECTION 10.10 Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Guarantor Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article X, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of both the Administrative Agent, the Issuing Banks, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 10.11 Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

SECTION 10.12 Commodity Exchange Act Keepwell. Each Loan Party that is a Qualified ECP when its guaranty of or grant of Lien as security for a Hedge Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Loan Party with respect to such Hedge Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Hedge Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 10.12 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until all Secured Obligations are paid in full and all of the Lenders’ Commitments are terminated. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE XI

THE BORROWER REPRESENTATIVE

SECTION 11.01 Appointment; Nature of Relationship. The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower. The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.

SECTION 11.02 Powers The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

SECTION 11.03 Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

SECTION 11.04 Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default hereunder referring to this Agreement describing such Default and stating that such notice is a “notice of default.” In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

SECTION 11.05 Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

SECTION 11.06 Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Borrowing Base Certificates and the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

SECTION 11.07 Reporting. Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Borrowing Base Certificates and Compliance Certificates required pursuant to the provisions of this Agreement.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

INTERLINE BRANDS, INC., a New Jersey corporation

By:
~~Name:~~
~~Title:~~

~~WILMAR HOLDINGS, INC., a Delaware corporation~~

~~By:~~
Name:
Title:

WILMAR FINANCIAL, INC., a Delaware corporation

By:
Name:
Title:

Signature Page to Credit Agreement

OTHER LOAN PARTIES/LOAN GUARANTORS:

INTERLINE BRANDS, INC., a Delaware corporation

By:
Name:
Title:

GLENWOOD ACQUISITION LLC, a Delaware limited liability company

By:
Name:
Title:

Signature Page to Credit Agreement

AGENTS AND LENDERS:

BANK OF AMERICA, N.A., individually, as Administrative Agent, Issuing Bank, Swingline Lender and a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

TD BANK, N.A., as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

REGIONS BANK, as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

COMMITMENT SCHEDULE

Lender	Commitment
Bank of America, N.A.	$60,000,000
Wells Fargo Bank, National Association	$40,000,000
KeyBank National Association	$40,000,000
U.S. Bank National Association	$37,500,000
TD Bank, N.A.	$37,500,000
Regions Bank	$22,500,000
Goldman Sachs Lending Partners LLC	$20,000,000
Barclays Bank PLC	$17,500,000

Total	$275,000,000.00

Annex C

Annex C to First Amendment to Credit Agreement

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

To:	Bank of America, N.A., as Administrative Agent

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of September 7, 2012 (as amended, supplemented or modified from time to time, the “Agreement”) among Interline Brands, Inc., a New Jersey corporation (the “Company”), Wilmar Holdings, Inc., a Delaware corporation (“Wilmar Holdings”), and Wilmar Financial, Inc., a Delaware corporation (“Wilmar Financial”, and together with the Company, Wilmar Holdings and each other subsidiary of the Company that subsequently joins the Credit Agreement as a “Borrower”, the “Borrowers”), the other Loan Parties, the Lenders and Bank of America, N.A., as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed to them in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected [Chief Financial Officer/Principal Accounting Officer/Treasurer/Controller] of Holdings;

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Holdings and its Restricted Subsidiaries during the accounting period covered by the attached financial statements [for quarterly financial statements add: and such financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

3. The examinations described in paragraph 2 did not disclose and, except as set forth below, I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement;

4. I hereby certify that no Loan Party has changed (i) its name as it appears in its organizational documents and as filed in such Loan Party’s jurisdiction of organization, (ii) its chief executive office, principal place of business, mailing address, corporate offices, warehouses or locations at which Collateral is held or stored (or added to such locations), or the location of its records concerning the Collateral, in each case from the locations identified on Exhibit A to the Security Agreement, (iii) the type of entity it is, (iv) its organizational identification number, if any, issued by its state of organization or (vi) its state of incorporation or organization, in each case without having given the Administrative Agent the notice required by Section 4.14 of the Security Agreement;

5. Schedule I attached hereto sets forth a reasonably detailed calculation of the Fixed Charge Coverage Ratio [and the Borrowers’ compliance with Section 6.12 of the Agreement] [add bracketed language during a Covenant Trigger Period];

6. Schedule II attached hereto sets forth the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate and/or any change in the amount of a Pro Forma Adjustment set forth in the Pro Forma Adjustment Certificate previously provided on              20      and, [in each case,] in reasonable detail, the calculations and basis therefor; and

7. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, (i) the nature of the condition or event, the period during which it has existed and the action which the

Exhibit C-1

Borrowers have taken, are taking, or propose to take with respect to each such condition or event or (ii) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this      day of             , 20    .

INTERLINE BRANDS, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit C-2

SCHEDULE I

Calculation of the Fixed Charge Coverage Ratio for the quarter/year ended                      (“Statement Date”) [and Compliance as of             , 20      with Section 6.12 of the Agreement]

I.	Fixed Charge Coverage Ratio[1]

TOTAL

	A.	EBITDA

		(i)	Net Income	+

		(ii)	Interest Expense	+

		(iii)	income taxes	+

		(iv)	depreciation and amortization expense	+

		(v)	extraordinary charges	+

		(vi)	impairment charges or asset write-offs related to intangible, long-lived assets and investments in debt and equity securities pursuant to GAAP	+

		(vii)	losses from (a) non-ordinary course asset sales and (b) investments recorded using the equity method	+

		(viii)	stock-based awards compensation expense	+

		(ix)	other non-cash charges[2]	+

		(x)	management, monitoring and consulting fees and expenses paid to Sponsors[3]	+

		(xi)	transaction fees and related expenses paid to the Sponsors in connection with acquisitions, dispositions, recapitalizations, refinancings and extraordinary transactions[4]	+

		(xii)	Transaction costs and expenses paid by Borrowers	+

		(xiii)	up-front fees, transaction costs, commissions, expenses or charges related to any Permitted Acquisition or other Specified Investment (whether or not consummated but excluding any of the foregoing paid or payable to the Sponsors under clause (x) or (xi) above)	+

[1]	Calculations shall be for the four consecutive fiscal quarters ending on the Statement Date for Holdings and its Restricted Subsidiaries on a consolidated basis.
[2]	Excluding any non-cash charge in respect of an item that was included in Net Income (other than accrual of revenue in the ordinary course of business) in a prior period.
[3]	Not to exceed $5,000,000 in any four quarter period.
[4]	Not to exceed (net of reimbursable expenses) 1% of the transaction value for any such transaction.

Exhibit C-3

SCHEDULE I

	(xiv)	restructuring and other non-recurring expenses, including severance costs, costs associated with office or plant openings or closings and consolidation or relocation fees	+

	(xv)	up-front fees, transaction costs, commissions, expenses, premiums or charges related to the issuance of Equity Interests, permitted investments (other than Specified Investments), permitted asset sales, recapitalizations, incurrences, repayments, amendments or modifications or permitted Indebtedness (excluding any of the foregoing paid or payable to the Sponsors under clause (x) or (xi) above)	+

	(xvi)	cash payments made in respect of non-cash charges described in clause (ix) above	–

	(xvii)	extraordinary gains	–

	(xviii)	non-cash items of income[5]	–

	(xix)	gains from non-ordinary course asset sales and investments recorded using the equity method	–

1.	Intermediate EBITDA ((sum of (i) through (xiii)) – (sum of (xvi) through (xix))

2.	Adjustments to EBITDA (excluding Pro Forma Adjustments)[6]

3.	Pro Forma Adjustments

4.	Limited EBITDA Add-Backs (sum of (xiv) and (xv) and Pro Forma Adjustment)

Total EBITDA ((1. +/– 2.) + the lesser of (4.) and (0.10 x (1 +/– 2.)))

B.	Unfinanced portion of Capital Expenditures

[5]	Excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Net Income in any prior period.
[6]	To the extent included in Net Income, (a) there shall be excluded in determining EBITDA (i) unrealized currency translation gains and losses related to currency remeasurements of Indebtedness or intercompany balances (including the net loss or gain resulting from Swap Agreements for currency exchange risk) and (ii) any adjustments for unrealized gain or loss resulting from the application of Statement of Financial Accounting Standards No. 133, and (b) there shall be included in determining EBITDA, without duplication, (i) the Acquired EBITDA of any Acquired Entity or Business since the beginning of such period and the Acquired EBITDA of any Converted Restricted Subsidiary, based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion), (ii) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business acquired since the beginning of such period (including the portion thereof occurring prior to such acquisition) as specified in a Pro Forma Adjustment Certificate and delivered to the Lenders and the Administrative Agent and (iii) there shall be excluded in determining EBITDA for any period the Disposed EBITDA of any Sold Entity or Business, and the Disposed EBITDA of any Converted Unrestricted Subsidiary based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition or conversion).

Exhibit C-4

SCHEDULE I

	(i)	Fixed or capital asset expenditures or commitments

	(ii)	expenditures to replace or restore property made with insurance, damage recovery proceeds or condemnation awards	–

	(iii)	expenditures made with proceeds of the sale or trade of similar assets to the assets being acquired	–

	(iv)	expenditures that are part of a Permitted Acquisition (to the extent included in (i))	–

	(v)	expenditures funded with net proceeds of an issuance of Equity Interests by Holdings[7]	–

	Total Unfinanced Capital Expenditures ((i) – (sum of (ii) through (v)))		–

C.	Fixed Charges (for purposes of Section 6.12 of the Credit Agreement)

	(i)	cash Interest Expense	+

	(ii)	scheduled principal payments on Indebtedness	+

	(iii)	expense for income taxes paid in cash	+

	(iv)	dividends or distributions and repurchases, redemptions or retirement of the Equity Interests of Holdings, in each case paid in cash	+

	(v)	dividends or distributions declared or made by Holdings pursuant to Section 6.08(a)(vi) of the Credit Agreement	–

Total Fixed Charges ((sum of (i) through (iv)) minus (v))

Fixed Charge Coverage Ratio (A – B) ÷ C			:1.00

[7]	Provided that the Company has notified the Administrative Agent at or prior to the time of such issuance that it intends to utilize all or a portion of such proceeds to fund such expenditure (and describing the contemplated use and estimated amount of such expenditure) and such expenditure (or commitment entered into) is made within 90 days of the issuance of such Equity Interests.

Exhibit C-5

SCHEDULE I

Pro Forma Adjustments

[Attached]

Exhibit C-6

Annex D

Annex D to First Amendment to Credit Agreement

INTERCREDITOR AGREEMENT

dated as of March 17, 2014

among

INTERLINE BRANDS, INC.,

a New Jersey corporation,

as Company,

INTERLINE BRANDS, INC.,

a Delaware corporation,

as Holdings

and

the other GRANTORS from time to time party hereto,

BANK OF AMERICA, N.A.,

as Revolving Facility Agent,

and

BARCLAYS BANK PLC,

as First Lien Administrative Agent and as First Lien Security Agent

i

SECTION 7. APPLICATION OF PROCEEDS.		103
7.1.	Application of Proceeds in Distributions by the First Lien Security Agent.	103
7.2.	Application of Proceeds in Distributions by the Revolving Facility Agent.	105
7.3.	Application of Proceeds in Distributions by the Second Lien Security Agent.	107
7.4.	Mixed Collateral Proceeds.	108
SECTION 8. MISCELLANEOUS.		109
8.1.	Conflicts.	109
8.2.	Effectiveness; Continuing Nature of this Agreement; Severability.	109
8.3.	Amendments; Waivers.	110
8.4.	Information Concerning Financial Condition of Holdings, the Company and its Subsidiaries.	111
8.5.	Submission to Jurisdiction; Waivers.	112
8.6.	Notices.	113
8.7.	Further Assurances.	113
8.8.	APPLICABLE LAW.	113
8.9.	Binding on Successors and Assigns.	114
8.10.	Specific Performance.	114
8.11.	Headings.	114
8.12.	Counterparts.	114
8.13.	Authorization; No Conflict.	114
8.14.	No Third Party Beneficiaries.	114
8.15.	Provisions Solely to Define Relative Rights.	114
8.16.	Additional Grantors.	115
8.17.	Avoidance Issues.	116
8.18.	Subrogation.	116
8.19.	Additional Lien Obligations.	118
8.20.	Agreement Among Secured Parties to Coordinate Enforcement.	118

Exhibit A Form of Intercreditor Agreement Joinder

ii

This INTERCREDITOR AGREEMENT is dated as of March 17, 2014 and is by and among Interline Brands, Inc., a New Jersey corporation (the “Company”), Interline Brands, Inc., a Delaware corporation (“Holdings”), the other Grantors (as defined in Section 1.1) from time to time party hereto, Bank of America, N.A. (“Bank of America”), as Revolving Facility Agent (as defined below) and Barclays Bank PLC (“Barclays”), as First Lien Administrative Agent and as First Lien Security Agent (each, as defined below). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in Section 1 below.

RECITALS:

WHEREAS, Holdings, the Company and each other Grantor have entered into that certain Credit Agreement, dated as of September 7, 2012, as amended as of the date hereof (as further amended, restated, supplemented or otherwise modified from time to time, the “Revolving Facility Credit Agreement”), among Holdings, the Company, each other Grantor, the lenders from time to time party thereto, Bank of America, as administrative agent (in such capacity, the “Revolving Facility Agent”), and the other parties referred to therein;

WHEREAS, pursuant to the various Revolving Facility Documents, (i) the Grantors are either borrowers of, or have provided guarantees for, the Revolving Facility Obligations and (ii) certain of the Grantors have provided security for the Revolving Facility Obligations;

WHEREAS, Holdings, the Company and each other Grantor have entered into that certain First Lien Term Loan Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), among Holdings, the Company, each other Grantor, the lenders from time to time party thereto, Barclays, as administrative agent (the “First Lien Administrative Agent”), Barclays, as collateral agent (the “First Lien Security Agent”) and the other parties referred to therein;

WHEREAS, pursuant to the various First Lien Documents, (i) the Grantors are either borrowers of, or have provided guarantees for, the First Lien Obligations and (ii) certain of the Grantors have provided security for the First Lien Obligations;

WHEREAS, Holdings, the Company and each other Grantor may, after the date hereof, enter into one or more Additional Second Lien Obligations Agreements;

WHEREAS, pursuant to the various Second Lien Documents, (i) certain of the Grantors may provide guarantees for the Second Lien Obligations and (ii) certain of the Grantors may provide security for the Second Lien Obligations;

WHEREAS, the Company and the other Grantors intend to secure the Revolving Facility Obligations under the Revolving Facility Credit Agreement and any other Revolving Facility Documents (in each case, including any Permitted Refinancing thereof) with a First Priority Lien on the Revolving Facility Priority Collateral and a Third Priority Lien (or a Second Priority Lien at all times prior to the issuance of any Additional Second Lien Obligations) on the Notes Priority Collateral;

WHEREAS, the Company and the other Grantors intend to secure the First Lien Obligations under the First Lien Credit Agreement and any other First Lien Documents (in each case, including any Permitted Refinancing thereof) with a First Priority Lien on the Notes Priority Collateral and a Second Priority Lien on the Revolving Facility Priority Collateral;

WHEREAS, the Company and the other Grantors intend to secure the Second Lien Obligations under any Additional Second Lien Obligations Agreement and any other Second Lien Documents (in each case, including any Permitted Refinancing thereof) with a Second Priority Lien on the Notes Priority Collateral and a Third Priority Lien on the Revolving Facility Priority Collateral.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.	Definitions.

1.1. Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

“Account” shall have the meaning set forth in Article 9 of the UCC.

“Additional First Lien Obligations” means obligations with respect to Indebtedness of the Company or any other applicable Grantor arising after the date of this Agreement intended to be secured by Liens on the Collateral ranking pari passu in right of security with the Liens securing the First Lien Obligations and documented in an agreement other than any agreement governing any then extant First Lien Obligations (which additional obligations, for the absence of doubt, may include any “Incremental Facilities”, “Additional Revolving Facilities”, “Replacement Revolving Facilities” and/or “Replacement Term Loans” (each, as defined in the First Lien Credit Agreement)) to the extent (a) such Indebtedness is not expressly prohibited by the terms of the First Lien Credit Agreement, the Revolving Facility Credit Agreement and each then extant Additional First Lien Obligations Agreement and Additional Second Lien Obligations Agreement from being secured by Liens on the Collateral ranking pari passu in right of security with the Liens securing the First Lien Obligations, (b) the Grantors have granted Liens on the Collateral to secure the obligations in respect of such Indebtedness and (c) the applicable Additional First Lien Obligations Agent, for the holders of such indebtedness, has entered into (I) an Intercreditor Agreement Joinder on behalf of the holders of such indebtedness pursuant to Section 8.19 and (II) a First Lien Parity Intercreditor Agreement, in each case, acknowledging that such holders shall be bound by the terms hereof and thereof applicable to First Lien Secured Parties.

“Additional First Lien Obligations Agent” means each Person appointed to act as trustee, agent or representative for the holders of the applicable Additional First Lien Obligations pursuant to any Additional First Lien Obligations Agreement.

“Additional First Lien Obligations Agreement” means (i) the indenture, credit agreement or other agreement under which any Additional First Lien Obligations are incurred that are designated as Additional First Lien Obligations pursuant to Section 8.19 and (ii) any other

“Loan Documents” or “Financing Documents” (or similar term as may be defined or referred to in the foregoing or other agreements, documents and instruments executed in connection therewith, in each case, as Refinanced from time to time in accordance with the terms thereof and hereof).

“Additional First Lien Obligations Secured Parties” means, at any relevant time, the lenders, creditors and secured parties under any Additional First Lien Obligations Agreements, any Additional First Lien Obligations Agent and the other agents under any Additional First Lien Obligations Agreement, in each case, in their capacities as such.

“Additional Lien Obligations” means, collectively, the Additional First Lien Obligations and the Additional Second Lien Obligations.

“Additional Lien Obligations Agent” means the Additional First Lien Obligations Agent and/or the Additional Second Lien Obligations Agent, as applicable.

“Additional Second Lien Obligations” means obligations with respect to Indebtedness of the Company or any other applicable Grantor arising after the date of this Agreement and intended to be secured by Second Priority Liens on the Notes Priority Collateral and by Third Priority Liens on the Revolving Facility Priority Collateral to the extent (a) such Indebtedness is not expressly prohibited by the terms of the First Lien Credit Agreement, the Revolving Facility Credit Agreement and each then extant Additional First Lien Obligations Agreement and Additional Second Lien Obligations Agreement from being secured by such Liens and Liens on the Collateral ranking, if applicable, pari passu in right of security with the Liens securing any other Second Lien Obligations, (b) the Grantors have granted Liens on the Collateral to secure the obligations in respect of such Indebtedness and (c) the applicable Additional Second Lien Obligations Agent, for the holders of such indebtedness, has entered into (I) an Intercreditor Agreement Joinder on behalf of the holders of such indebtedness pursuant to Section 8.19 and (II) to the extent there are any then extant Second Lien Obligations then outstanding, a Second Lien Parity Intercreditor Agreement, in each case, acknowledging that such holders shall be bound by the terms hereof and thereof applicable to Second Lien Secured Parties.

“Additional Second Lien Obligations Agent” means each Person appointed to act as trustee, agent or representative for the holders of the applicable Additional Second Lien Obligations pursuant to any Additional Second Lien Obligations Agreement.

“Additional Second Lien Obligations Agreement” means (i) the indenture, credit agreement or other agreement under which any Additional Second Lien Obligations are incurred that are designated as Additional Second Lien Obligations pursuant to Section 8.19 and (ii) any other “Loan Documents” or “Financing Documents” (or similar term as may be defined or referred to in the foregoing or other agreements, documents and instruments executed in connection therewith, in each case, as Refinanced from time to time in accordance with the terms thereof and hereof).

“Administrative Agents” shall mean the Revolving Facility Agent, the First Lien Administrative Agent and each Additional Second Lien Obligations Agent.

“Agents” shall mean the Administrative Agents and the Security Agents.

“Agreement” shall mean this Intercreditor Agreement.

“Bank of America” shall have the meaning set forth in the introductory paragraph hereof.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy.”

“Barclays” shall have the meaning set forth in the introductory paragraph hereof.

“Borrowing Base” means the sum of (i) 85% of the book value of accounts receivable of Holdings and its Subsidiaries on a consolidated basis plus (ii) 60% of the book value of the inventory of Holdings and its Subsidiaries on a consolidated basis.

“Business Day” shall mean any day that is not a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law to close.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Cash” shall mean money, currency or a credit balance in any demand or Deposit Account.

“Cash Proceeds” shall mean all Proceeds of any Collateral received by any Grantor or Secured Party consisting of Cash and checks.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

“Collateral” shall mean, collectively for all Grantors, any and all property of each Grantor subject to a Lien under the Security Documents and any and all other property of such Grantor, now existing or hereafter acquired, that is or becomes subject to a Lien pursuant to any of the Security Documents.

“Collateral Support” shall mean all property (real or personal) collaterally assigned for the purpose of, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a Lien or security interest in such real or personal property.

“Commercial Tort Claim” shall have the meaning set forth in Article 9 of the UCC.

“Commodity Account” shall have the meaning set forth in Article 9 of the UCC.

“Company” shall have the meaning set forth in the introductory paragraph hereof.

“Comparable First Lien Security Document” shall mean, in relation to any Collateral subject to any Lien created under any Revolving Facility Security Document, that First Lien Document which creates (or purports to create) a Lien on the same Collateral, granted by the same Grantor, as the same may be Refinanced from time to time in accordance with the terms hereof, thereof and the Credit Agreements.

“Comparable Revolving Facility Security Document” shall mean, in relation to any Collateral subject to any Lien created under any First Lien Security Document or Second Lien Security Document, that Revolving Facility Document which creates (or purports to create) a Lien on the same Collateral, granted by the same Grantor, as the same may be Refinanced from time to time in accordance with the terms hereof, thereof and the Credit Agreements.

“Comparable Second Lien Security Document” shall mean, in relation to any Collateral subject to any Lien created under any Revolving Facility Security Document or First Lien Security Document, that Second Lien Document which creates (or purports to create) a Lien on the same Collateral, granted by the same Grantor, as the same may be Refinanced from time to time in accordance with the terms hereof, thereof and the Credit Agreements.

“Copyrights” shall mean, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all domestic rights corresponding to any of the foregoing.

“Credit Agreements” shall mean the Revolving Facility Credit Agreement, the First Lien Credit Agreement and each Additional Second Lien Obligations Agreement.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Defaulting First Lien Secured Party” shall have the meaning set forth in Section 3.4(l)(iv).

“Defaulting Revolving Facility Secured Party” shall have the meaning set forth in Section 4.4(j)(iv).

“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of Holdings or its subsidiaries shall be a Derivative Transaction.

“Directing First Lien Security Agent” means (a) the First Lien Security Agent unless (and until) the Discharge of First Lien Obligations has occurred solely with respect to the First Lien Obligations under the First Lien Credit Agreement and the First Lien Documents with respect thereto and (b) thereafter, the First Lien Security Agent designated in writing by the holders of a majority of the then outstanding principal amount of the First Lien Obligations to, from time to time, act as Directing First Lien Security Agent hereunder.

“Directing Second Lien Security Agent” means (a) from such time as Additional Second Lien Obligations are first incurred under any Additional Second Lien Obligations Agreement, the Additional Second Lien Obligations Agent with respect to such Additional Second Lien Obligations unless (and until) the Discharge of Second Lien Obligations has occurred solely with respect to the Additional Second Lien Obligations under such Additional Second Lien Obligations Agreement and the Second Lien Documents with respect thereto, and (b) thereafter, the Second Lien Security Agent designated in writing by the holders of a majority of the then outstanding principal amount of the Second Lien Obligations to, from time to time, act as Directing Second Lien Security Agent hereunder.

“Directing Security Agent” means any of the Directing First Lien Security Agent, the Revolving Facility Agent or the Directing Second Lien Security Agent, as the case may be.

“Discharge of First Lien Obligations” shall mean, except to the extent otherwise provided in Section 3.4(j), the occurrence of all of the following:

(i) termination or expiration of all commitments to extend credit that would constitute (prior to such termination or expiration) First Lien Priority Obligations;

(ii) payment in full in cash of the outstanding principal of, and interest (including any Post-Petition Interest) and premium (if any) in respect of, all First Lien Priority Obligations (other than any undrawn letters of credit);

(iii) discharge, cash collateralization or back-stopping (in an amount equal to 103% of the aggregate undrawn amount) of all outstanding letters of credit constituting First Lien Priority Obligations;

(iv) payment in full in cash of all other First Lien Priority Obligations that are outstanding and unpaid at the time the termination, expiration, cash collateralization and/or back-stopping set forth in clauses (i) through (iii) above have occurred (other than any obligations for taxes, costs, indemnifications and other contingent liabilities in respect of which no claim or demand for payment has been made at such time); and

(v) adequate provision has been made for any contingent or unliquidated First Lien Priority Obligations for which a claim has been made against (or identified by) the First Lien Secured Parties and indemnification or payment is required under the First Lien Documents, including First Lien Bank Product Obligations and First Lien Secured Hedging Obligations; provided that the Discharge of First Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other First Lien Priority Obligations that constitute an exchange or replacement for or a Refinancing of such First Lien Priority Obligations.

Upon the satisfaction of the conditions set forth in clauses (i) through (v) with respect to any First Lien Priority Obligations, the applicable First Lien Security Agent agrees to promptly deliver to the other First Lien Security Agents, the Revolving Facility Agent and the Second Lien Security Agents written notice of the same.

“Discharge of Revolving Facility Obligations” shall mean, except to the extent otherwise provided in Section 4.4(i), the occurrence of all of the following:

(i) termination or expiration of all commitments to extend credit that would constitute (prior to such termination or expiration) Revolving Facility Priority Obligations;

(ii) payment in full in cash of the outstanding principal of, and interest (including any Post-Petition Interest) and premium (if any) in respect of, all Revolving Facility Priority Obligations (other than any undrawn letters of credit);

(iii) discharge, cash collateralization or back-stopping (in an amount equal to 103% of the aggregate undrawn amount) of all outstanding letters of credit constituting Revolving Facility Priority Obligations;

(iv) payment in full in cash of all other Revolving Facility Priority Obligations that are outstanding and unpaid at the time the termination, expiration, discharge, cash collateralization and/or back-stopping set forth in clauses (i) through (iii) above have occurred (other than any obligations for taxes, costs, indemnifications and other contingent liabilities in respect of which no claim or demand for payment has been made at such time); and

(v) adequate provision has been made for any contingent or unliquidated Revolving Facility Obligations for which a claim has been made against (or identified by) the Revolving Facility Secured Parties and indemnification or payment is required under the Revolving Facility Documents, including Revolving Facility Bank Product Obligations and Revolving Facility Secured Hedging Obligations; provided that the Discharge of Revolving Facility Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Revolving Facility Priority Obligations that constitute an exchange or replacement for or a Refinancing of such Revolving Facility Priority Obligations.

Upon the satisfaction of the conditions set forth in clauses (i) through (v) with respect to any Revolving Facility Priority Obligations, the Revolving Facility Agent agrees to promptly deliver to the First Lien Security Agents and the Second Lien Security Agents written notice of the same.

“Discharge of Second Lien Obligations” shall mean, except to the extent otherwise provided in Section 3.4(k), if any Additional Second Lien Obligations have been issued, the occurrence of all of the following:

(i) termination or expiration of all commitments to extend credit that would constitute (prior to such termination or expiration) Second Lien Priority Obligations;

(ii) payment in full in cash of the outstanding principal of, and interest (including any Post-Petition Interest) and premium (if any) in respect of, all Second Lien Priority Obligations;

(iii) payment in full in cash of all other Second Lien Priority Obligations that are outstanding and unpaid at the time the termination, expiration and/or discharge set forth in clauses (i) and (ii) above have occurred (other than any obligations for taxes, costs, indemnifications and other contingent liabilities in respect of which no claim or demand for payment has been made at such time); and

(iv) adequate provision has been made for any contingent or unliquidated Second Lien Priority Obligations for which a claim has been made against (or identified by) the Second Lien Secured Parties and indemnification or payment is required under the Second Lien Documents; provided that the Discharge of Second Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Second Lien Priority Obligations that constitute an exchange or replacement for or a Refinancing of such Second Lien Priority Obligations.

Upon the satisfaction of the conditions set forth in clauses (i) through (iv) with respect to any Second Lien Priority Obligation, the applicable Second Lien Security Agent agrees to promptly deliver to the other Second Lien Security Agents, the Revolving Facility Agent and the First Lien Security Agents written notice of the same.

“Document” shall have the meaning set forth in Article 9 of the UCC.

“Domestic Subsidiary” shall mean any Subsidiary incorporated or organized under the laws of the U.S., any State thereof or the District of Columbia.

“Electronic Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Eligible First Lien Purchaser” shall have the meaning set forth in Section 3.4(l).

“Eligible Revolving Facility Purchaser” shall have the meaning set forth in Section 4.4(j).

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Excess First Lien Obligations” shall mean any Indebtedness and other obligations that would constitute First Lien Priority Obligations but for the exclusion therefrom pursuant to the proviso in the definition of “First Lien Obligations”.

“Excess Revolving Facility Obligations” shall mean any Indebtedness and other obligations that would constitute Revolving Facility Priority Obligations but for the exclusion therefrom pursuant to the proviso in the definition of “Revolving Facility Obligations”.

“Excess Second Lien Obligations” shall mean any Indebtedness and other obligations that would constitute Second Lien Priority Obligations but for the exclusion therefrom pursuant to the proviso in the definition of “Second Lien Obligations”.

“First Lien” shall mean any Lien created by the First Lien Security Documents.

“First Lien Administrative Agent” shall have the meaning set forth in the recitals hereto.

“First Lien Bank Product Agreements” shall mean each agreement or other document governing or evidencing First Lien Bank Product Obligations.

“First Lien Bank Product Creditor” shall mean each provider of “Banking Services” (as that term is defined in the First Lien Credit Agreement (as in effect on the date hereof)).

“First Lien Bank Product Obligations” shall mean the “Banking Services Obligations” (as that term is defined in the First Lien Credit Agreement (as in effect on the date hereof)) which are designated under the First Lien Credit Agreement by the First Lien Bank Product Creditor in writing to the First Lien Administrative Agent as First Lien Obligations and are not also Revolving Facility Obligations.

“First Lien Credit Agreement” shall have the meaning set forth in the recitals hereto.

“First Lien Debt Cap” shall mean the result of (i) $350,000,000, plus (ii) the product of (x) such additional amounts permitted to be incurred by the Company and/or the other Grantors under, or pursuant to, all “Incremental Facilities” and “Incremental Equivalent Debt” (each, as defined in the First Lien Credit Agreement) pursuant to Section 2.21, Section 2.22, Section 9.02(c) and Section 6.01(x) of the First Lien Credit Agreement (as in effect on the date hereof) or pursuant to any similar terms in any Additional First Lien Obligations Agreement and any similar or corresponding provisions in any Refinancing thereof to the extent such similar or corresponding provisions do not permit an aggregate principal amount of Indebtedness in excess of an amount permitted under the First Lien Credit Agreement (as in effect on the date hereof) multiplied by (y) 115%, plus (iii) the amount of any accrued and unpaid interest, paid in kind amounts and premium on any Indebtedness under the First Lien Credit Agreement or any Additional First Lien Obligations Agreement added to principal in connection with a Permitted Refinancing thereof plus fees and expenses incurred in connection therewith, minus (iv) the aggregate amount of all mandatory prepayments of the principal of the First Lien Obligations under the First Lien Documents (pursuant to any asset sale or condemnation event (subject, to the extent such First Lien Obligations represent revolving loans, to permanent reductions of the revolving commitments with respect thereto) but excluding any mandatory prepayment of such First Lien Obligations in connection with a Permitted Refinancing thereof). For the avoidance of doubt, First Lien Bank Product Obligations and First Lien Secured Hedging Obligations shall not be subject to the First Lien Debt Cap.

“First Lien DIP Financing” shall have the meaning set forth in Section 3.5(a).

“First Lien Documents” shall mean (x) the First Lien Credit Agreement and the other Loan Documents (as defined in the First Lien Credit Agreement), (y) each First Lien Secured Hedging Agreement and First Lien Bank Product Agreement and (z) each of the other agreements, documents and instruments (including any Additional First Lien Obligations Agreement) providing for or evidencing any First Lien Obligation (including any Permitted Refinancing of any First Lien Obligation), as each may be Refinanced from time to time in accordance with the provisions of this Agreement (but excluding, for the avoidance of doubt, any documents entered into in connection with a Revolving Facility DIP Financing, a First Lien DIP Financing or a First Lien Revolving Facility Priority Collateral DIP Financing). It being understood that for purposes of Section 3.4(e), the term “First Lien Documents” shall not include any First Lien Secured Hedging Agreement or First Lien Bank Product Agreement or any other agreements of the type described in clause (z) relating to agreements described in clause (y) of the foregoing sentence.

“First Lien Obligations” shall mean (a) all obligations (including guaranty obligations) of every nature of each Grantor, from time to time owed to the First Lien Secured Parties or any of them, under any First Lien Document (including any First Lien Document in respect of a Permitted Refinancing of any First Lien Obligations), including all “Secured Obligations” or similar term as defined in the First Lien Credit Agreement and whether for principal, premium, interest (including interest and fees which, but for the filing of a petition in bankruptcy with respect to such Person, would have accrued on any First Lien Obligation (including any Permitted Refinancing of any First Lien Obligations) at the rate provided in the respective documentation, whether or not a claim is allowed against Holdings or any of its

Subsidiaries for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under (and obligations to cash collateralize) letters of credit, fees, expenses, indemnification or otherwise and (b) First Lien Bank Product Obligations and First Lien Secured Hedging Obligations; provided that if the sum of: (i) the aggregate principal amount of Indebtedness for borrowed money of Holdings and its Subsidiaries then outstanding under the First Lien Credit Agreement and the other First Lien Documents (but excluding, for the avoidance of doubt, any First Lien Secured Hedging Agreements and First Lien Bank Product Agreements); plus (ii) the aggregate face amount of any letters of credit issued but not reimbursed under the First Lien Documents is in excess of the First Lien Debt Cap, then only that portion of such aggregate principal amount of Indebtedness for borrowed money and such aggregate face amount of unreimbursed letters of credit not in excess of the First Lien Debt Cap shall be deemed to be First Lien Priority Obligations, and interest and reimbursement obligations with respect to such Indebtedness and letters of credit shall only constitute First Lien Priority Obligations to the extent related to Indebtedness and unreimbursed letters of credit otherwise included in the First Lien Priority Obligations.

“First Lien Parity Intercreditor Agreement” shall mean an agreement among each First Lien Representative allocating rights among the various First Lien Secured Parties.

“First Lien Permitted Liens” shall mean the “Permitted Liens” under, and as defined in, the First Lien Credit Agreement.

“First Lien Pledge and Security Agreement” shall mean that certain Pledge and Security Agreement dated as of the date hereof, among the Company, each other Grantor and the First Lien Security Agent.

“First Lien Priority Obligations” shall mean all First Lien Obligations exclusive of the Excess First Lien Obligations.

“First Lien Purchase Option” shall have the meaning set forth in Section 3.4(l).

“First Lien Purchase Option Period” shall have the meaning set forth in Section 4.4(j)(iii).

“First Lien Representative” shall mean (i) in the case of the First Lien Credit Agreement, the First Lien Administrative Agent and (ii) in the case of any Additional First Lien Obligations, the applicable Additional First Lien Obligations Agent.

“First Lien Revolving Facility Priority Collateral DIP Financing” shall have the meaning set forth in Section 4.5(b).

“First Lien Secured Hedging Agreement” shall mean any Hedge Agreement with respect to Secured Hedging Obligations (as each such term is (and the component definitions as used therein are) defined in the First Lien Credit Agreement (as in effect on the date hereof)).

“First Lien Secured Hedging Creditor” shall mean each counterparty to any First Lien Secured Hedging Agreement (other than a Grantor).

“First Lien Secured Hedging Obligations” shall mean any Secured Hedging Obligations (as each such term is (and the component definitions as used therein are) defined in the First Lien Credit Agreement (as in effect on the date hereof)) which are designated under the First Lien Credit Agreement by the First Lien Secured Hedging Creditor in writing to the First Lien Administrative Agent as First Lien Obligations and are not also Revolving Facility Obligations.

“First Lien Secured Parties” shall mean (a) the lenders (including, in any event, each letter of credit issuer and each swingline lender), agents and arrangers under the First Lien Credit Agreement and shall include all former lenders, agents and arrangers under the First Lien Credit Agreement to the extent that any First Lien Obligations owing to such Persons were incurred while such Persons were lenders, agents or arrangers under the First Lien Credit Agreement and, as of any date of determination, such First Lien Obligations have not been paid or satisfied in full in accordance with the terms of the First Lien Documents, (b) the First Lien Secured Hedging Creditors, (c) the First Lien Bank Product Creditors, (d) all new First Lien Secured Parties joining as a party hereto to the extent set forth in Section 3.4(j) and (e) any Additional First Lien Obligations Secured Parties, if any.

“First Lien Security Agent” shall have the meaning set forth in the recitals hereto and includes any (a) New First Lien Agent to the extent set forth in Section 3.4(j) and (b) Additional First Lien Obligations Agent.

“First Lien Security Documents” shall mean the First Lien Pledge and Security Agreement, the other Collateral Documents (as defined in the First Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations (including any Permitted Refinancing of any First Lien Obligation) or under which rights or remedies with respect to such Liens are governed.

“First Lien Standstill Period” shall have the meaning set forth in Section 4.1(a)(i).

“First Priority” shall mean,

(i) with respect to any Lien purported to be created on any Revolving Facility Priority Collateral pursuant to any Revolving Facility Security Document, that such Lien is prior in right to any other Lien thereon, other than any Revolving Facility Permitted Liens (excluding Revolving Facility Permitted Liens of the type described in Section 6.02(l) of the Revolving Facility Credit Agreement as in effect on the date hereof) applicable to such Revolving Facility Priority Collateral which are permitted under the Revolving Facility Documents to have priority over or to be pari passu with the Revolving Facility Agent’s Lien in the Revolving Facility Priority Collateral; and

(ii) with respect to any Lien purported to be created on any Notes Priority Collateral pursuant to any First Lien Security Document, that such Lien is prior in right to any other Lien thereon, other than any First Lien Permitted Liens (excluding the First Lien Permitted Liens of the type described in Section 6.02(t) (as it relates to Section 6.01(v) only) of the First Lien Credit Agreement (as in effect on the date hereof)) applicable to such Notes Priority Collateral which are permitted under the First Lien Documents to have priority over or to be pari passu with the respective Liens on such Notes Priority Collateral created pursuant to the relevant First Lien Security Document.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

“General Intangible” shall have the meaning set forth in Article 9 of the UCC.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the U.S., the U.S., or a foreign government.

“Grantors” shall mean (i) the Company and each of the Company’s Domestic Subsidiaries that have executed and delivered, or may from time to time hereafter execute and deliver, a Revolving Facility Security Document, a First Lien Security Document or a Second Lien Security Document, and (ii) Holdings, to the extent that it has executed and delivered, or may from time to time hereafter execute and deliver, a Revolving Facility Security Document, a First Lien Security Document or a Second Lien Security Document.

“Hedge Agreement” shall mean any agreement with respect to any Derivative Transaction between any Grantor or any Subsidiary and any other Person.

“Holdings” shall have the meaning set forth in the introductory paragraph hereof.

“Indebtedness” means and includes all First Lien Obligations, Second Lien Obligations and Revolving Facility Obligations, as applicable, that constitute “Indebtedness” within the meaning of the First Lien Credit Agreement, any Additional Second Lien Obligations Agreement and the Revolving Facility Credit Agreement, respectively. For the avoidance of doubt, “Indebtedness” shall not include any First Lien Obligations under any First Lien Secured Hedging Agreement or First Lien Bank Product Agreement or any Revolving Facility Obligations under any Revolving Facility Secured Hedging Agreement or Revolving Facility Bank Product Agreement.

“Insolvency or Liquidation Proceeding” shall mean any of the following: (i) the filing by any Grantor of a voluntary petition in bankruptcy under any provision of any Debtor Relief Law (including the Bankruptcy Code) or a petition to take advantage of any receivership or insolvency laws, including any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Grantor, such Grantor’s debts or such Grantor’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Grantor or a material part of such Grantor’s property; (ii) the appointment of a receiver, liquidator, trustee, custodian or other similar official for such Grantor or all or a material part of such Grantor’s assets; (iii) the filing of any petition against such Grantor under any Debtor Relief Law (including the Bankruptcy Code) or other receivership or insolvency law, including any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Grantor, such Grantor’s debts or such Grantor’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Grantor or a material part of such Grantor’s property; or (iv) the general assignment by such Grantor for the benefit of creditors or any other marshalling of the assets and liabilities of such Grantor.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Revolving Facility Agent, the First Lien Security Agent or the Second Lien Security Agent is the loss payee or additional insured thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean any and all Licenses, Patents, Copyrights, Trademarks and Trade Secrets constituting Collateral.

“Intercreditor Agreement Joinder” shall mean an agreement substantially in the form of Exhibit A hereto.

“Instrument” shall have the meaning set forth in Article 9 of the UCC.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” shall mean, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its owned (1) Patents, (2) Copyrights, (3) Trademarks, (4) Trade Secrets or (5) Software, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing) in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed a Lien.

“New Revolving Facility Agent” shall have the meaning set forth in Section 4.4(i).

“New First Lien Agent” shall have the meaning set forth in Section 3.4(j).

“New Second Lien Agent” shall have the meaning set forth in Section 3.4(k).

“Notes Priority Collateral” shall mean all interests of each Grantor in the following Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, including (1) all rights of each Grantor to receive moneys due and to become due under or pursuant to the following, (2) all rights of each Grantor to receive return of any premiums for or Proceeds of any insurance, indemnity, warranty or guaranty with respect to the following or to receive condemnation Proceeds with respect to the following, (3) all claims of each Grantor for damages arising out of or for breach of or default under any of the following, and (4) all rights of each Grantor to terminate, amend, supplement, modify or waive performance under any of the following, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder:

(i) the Term Proceeds Account, and all cash, money, securities, Instruments and other investments or Investment Property deposited therein;

(ii) all Pledged Stock;

(iii) all Equipment;

(iv) all Fixtures;

(v) all Intellectual Property;

(vi) all real property (including, if any, leasehold interests) on which the Grantors are required to provide a Lien to the First Lien Secured Parties pursuant to the First Lien Credit Agreement and/or Second Lien Secured Parties pursuant to any Additional Second Lien Obligations Agreement and any title insurance with respect to such real property (other than title insurance actually obtained by the Revolving Facility Agent in respect of such real property) and the Proceeds thereof;

(vii) all Indebtedness owed by any Grantor or any of its subsidiaries to any other Grantor to the extent such Indebtedness is funded from the proceeds of loans or other advances made pursuant to any First Lien Document or Second Lien Document or from identifiable Proceeds of Notes Priority Collateral;

(viii) except to the extent constituting or relating to the Revolving Facility Priority Collateral, all Commercial Tort Claims, Chattel Paper, General Intangibles, letters of credit (whether or not the respective letter of credit is evidenced by a writing), Letter-of-Credit Rights, Instruments, Documents, Insurance, tax refunds and related tax payments, the proceeds of business interruption insurance, Supporting Obligations and other personal property (whether tangible or intangible) of such Grantor; provided that to the extent any of the foregoing also relates to Revolving Facility Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (vii) as being included in Notes Priority Collateral shall be included in the Notes Priority Collateral;

(ix) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing; provided that to the extent any of such material also relates to Revolving Facility Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (viii) as being included in the Notes Priority Collateral shall be included in the Notes Priority Collateral; and

(x) all Proceeds, products, accessions to, substitutions or replacements for, rents and profits of or in respect of any of the foregoing and all collateral security, guarantees and other Collateral Support given by any Person with respect to any of the foregoing;

provided, however that (i) if Collateral of any type is received in exchange for Revolving Facility Priority Collateral pursuant to an enforcement action or during an Insolvency or Liquidation Proceeding, such Collateral will be treated as Revolving Facility Priority Collateral and (ii) if Collateral of any type is received in exchange for Notes Priority Collateral pursuant to an enforcement action or during an Insolvency or Liquidation Proceeding, such Collateral will be treated as Notes Priority Collateral.

“Notes Priority Collateral Enforcement Action Notice” shall have the meaning set forth in Section 6.3(a).

“Notes Priority Collateral Enforcement Actions” shall have the meaning set forth in Section 6.3(a).

“Patents” shall mean, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all domestic rights corresponding to any of the foregoing.

“Payment Intangibles” shall have the meaning assigned in Article 9 of the UCC.

“Permitted Refinancing” shall mean, with respect to any Indebtedness under the First Lien Documents, the Second Lien Documents or the Revolving Facility Documents, the Refinancing of such Indebtedness (“Refinancing Indebtedness”) in accordance with the requirements of this Agreement, the First Lien Credit Agreement, any Additional Second Lien Obligations Agreement and the Revolving Facility Credit Agreement.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Pledged Notes Priority Collateral” shall have the meaning set forth in Section 3.4(h).

“Pledged Revolving Facility Priority Collateral” shall have the meaning set forth in Section 4.4(g).

“Pledged Stock” shall mean, with respect to any Grantor, the shares of Capital Stock required to be pledged by such Grantor pursuant to any of the Revolving Facility Pledge and Security Agreement, the First Lien Pledge and Security Agreement or any Second Lien Security Documents (as applicable).

“Post-Petition Interest” shall mean interest, fees, expenses and other charges that pursuant to the Revolving Facility Documents, First Lien Documents or Second Lien Documents, as the case may be, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under any Debtor Relief Law or in any such Insolvency or Liquidation Proceeding.

“Proceeds” shall have the meaning assigned in Article 9 of the UCC and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (iii) any and all Stock Rights and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Recovery” shall have the meaning set forth in Section 6.17.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, retire, defease, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for (including any amendment, modification, supplement or amendment and restatement in a manner having the same effect as a refinancing), such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” shall have the meaning set forth in the definition of “Permitted Refinancing”.

“Revolving Facility Agent” shall have the meaning set forth in the recitals hereto and includes any New Revolving Facility Agent to the extent set forth in Section 4.4(i).

“Revolving Facility Bank Product Agreements” shall mean each agreement or other document governing or evidencing Revolving Facility Bank Product Obligations.

“Revolving Facility Bank Product Creditor” shall mean each provider of “Banking Services” (as that term is defined in the Revolving Facility Credit Agreement (as in effect on the date hereof)).

“Revolving Facility Bank Product Obligations” shall mean the “Banking Services Obligations” (as that term is defined in the Revolving Facility Credit Agreement (as in effect on the date hereof)).

“Revolving Facility Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Revolving Facility Debt Cap” shall mean the result of (i) the greater of (x) $431,250,000 and (y) the product of the Borrowing Base multiplied by 115%, plus (ii) the amount of any accrued and unpaid interest, paid in kind amounts and premium on any Indebtedness under the Revolving Facility Credit Agreement added to principal in connection with a Permitted Refinancing thereof plus fees and expenses incurred in connection therewith. For the avoidance of doubt, Revolving Facility Bank Product Obligations and Revolving Facility Secured Hedging Obligations shall not be subject to the Revolving Facility Debt Cap.

“Revolving Facility DIP Financing” shall have the meaning set forth in Section 4.5(a).

“Revolving Facility Documents” shall mean (x) the Revolving Facility Credit Agreement and the other Loan Documents (as defined in the Revolving Facility Credit Agreement), (y) the Revolving Facility Bank Product Agreements and Revolving Facility Secured Hedging Agreements and (z) each of the other agreements, documents and instruments providing for or evidencing any Revolving Facility Obligations (including any Permitted Refinancing of any Revolving Facility Obligations), as each may be Refinanced from time to time in accordance with the provisions of this Agreement (but excluding, for the avoidance of doubt, any documents entered into in connection with a Revolving Facility DIP Financing).

“Revolving Facility Hedging Creditor” shall mean each counterparty to any Revolving Facility Secured Hedging Agreement (other than a Grantor).

“Revolving Facility Obligations” shall mean (a) all obligations (including guaranty obligations) of every nature of each Grantor, from time to time owed to the Revolving Facility Secured Parties or any of them, under any Revolving Facility Document (including any Revolving Facility Document in respect of a Permitted Refinancing of any Revolving Facility Obligations), including all “Secured Obligations” or similar term as defined in the Revolving Facility Credit Agreement and whether for principal, premium, interest (including interest and fees which, but for the filing of a petition in bankruptcy with respect to such Person, would have accrued on any Revolving Facility Obligation (including any Permitted Refinancing of any Revolving Facility Obligations), at the rate provided in the respective documentation, whether or not a claim is allowed against Holdings or any of its Subsidiaries for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under (and obligations to cash collateralize) letters of credit, fees, expenses, indemnification or otherwise, and (b) Revolving Facility Bank Product Obligations and Revolving Facility Secured Hedging Obligations; provided that if the sum of: (i) the aggregate principal amount of Indebtedness for borrowed money of Holdings and its Subsidiaries then outstanding under the Revolving Facility Credit Agreement and the other Revolving Facility Documents (but excluding, for the avoidance of doubt, any Revolving Facility Secured Hedging Agreements and Revolving Facility Bank Product Agreements); plus (ii) the aggregate face amount of any letters of credit issued but not reimbursed under the Revolving Facility Documents is in excess of the Revolving Facility Debt Cap, then only that portion of such aggregate principal amount of Indebtedness for borrowed money and such aggregate face amount of unreimbursed letters of credit not in excess of the Revolving Facility Debt Cap shall be deemed to be Revolving Facility Priority Obligations, and interest and reimbursement obligations with respect to such Indebtedness and letters of credit shall only constitute Revolving Facility Priority Obligations to the extent related to Indebtedness and unreimbursed letters of credit otherwise included in the Revolving Facility Priority Obligations.

“Revolving Facility Permitted Liens” shall mean the Liens permitted under Section 6.02 of the Revolving Facility Credit Agreement.

“Revolving Facility Pledge and Security Agreement” shall mean that certain Amended and Restated Pledge and Security Agreement dated as of the date hereof, among the Company, each other Grantor and the Revolving Facility Agent.

“Revolving Facility Priority Collateral” shall mean all interests of each Grantor in the following Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, including (1) all rights of each Grantor to receive moneys due and to become due under or pursuant to the following, (2) all rights of each Grantor to receive return of any premiums for or Proceeds of any insurance, indemnity, warranty or guaranty with respect to the following or to receive condemnation Proceeds with respect to the following, (3) all claims of each Grantor for damages arising out of or for breach of or default under any of the following, and (4) all rights of each Grantor to terminate, amend, supplement, modify or waive performance under any of the following, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder:

(i) all Accounts and Payment Intangibles, but for purposes of this clause (i) excluding rights to payment for any property which specifically constitutes Notes Priority Collateral which has been or is to be sold, leased, licensed, assigned or otherwise disposed of; provided, however, that, for the avoidance of doubt, all rights to payment arising from any sale of Inventory shall constitute Revolving Facility Priority Collateral;

(ii) all Securities Accounts, Commodity Accounts and Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained with any bank or other financial institution and all cash, money, securities, Instruments and other investments or Investment Property deposited or required to be deposited in any of the foregoing (in each case, other than the Term Proceeds Account, all monies, securities, Instruments and other investments or Investment Property held in the Term Proceeds Account or credited to the Term Proceeds Account which constitute Notes Priority Collateral);

(iii) all Inventory;

(iv) all Indebtedness owed by any Grantor or any of its subsidiaries to any other Grantor except to the extent such Indebtedness is funded from the proceeds of loans or other advances made pursuant to any First Lien Document or Second Lien Document or from identifiable Proceeds of Notes Priority Collateral;

(v) to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (i) through (iv), all tax refunds and related tax payments, proceeds of business interruption insurance, Commercial Tort Claims, Chattel Paper, General Intangibles, letters of credit (whether or not the respective letter of credit is evidenced by a writing), Letter-of-Credit Rights, Instruments, Documents, Insurance and Supporting Obligations; provided that to the extent any of the foregoing also relates to Notes Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (iv) as being included in the Revolving Facility Priority Collateral shall be included in the Revolving Facility Priority Collateral;

(vi) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing; and

(vii) all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing (including all Insurance Proceeds) and all collateral security, guarantees and other Collateral Support given by any Person with respect to any of the foregoing;

provided, however that (i) if Collateral of any type is received in exchange for Revolving Facility Priority Collateral pursuant to an enforcement action or during an Insolvency or Liquidation Proceeding, such Collateral will be treated as Revolving Facility Priority Collateral and (ii) if Collateral of any type is received in exchange for Notes Priority Collateral pursuant to an enforcement action or during an Insolvency or Liquidation Proceeding, such Collateral will be treated as Notes Priority Collateral.

“Revolving Facility Priority Collateral Enforcement Actions” shall have the meaning set forth in Section 6.3(a).

“Revolving Facility Priority Collateral Processing and Sale Period” shall have the meaning set forth in Section 6.3(a).

“Revolving Facility Priority Obligations” shall mean all Revolving Facility Obligations exclusive of the Excess Revolving Facility Obligations.

“Revolving Facility/Second Lien Standstill Period” shall have the meaning set forth in Section 3.2(a)(i).

“Revolving Facility Secured Hedging Agreement” shall mean any Swap Agreement with respect to Swap Obligations that constitute Secured Obligations (as each such term is (and the component definitions as used therein are) defined in the Revolving Facility Credit Agreement (as in effect on the date hereof)).

“Revolving Facility Secured Hedging Obligations” shall mean any Swap Obligations that constitute Secured Obligations (as each such term is (and the component definitions as used therein are) defined in the Revolving Facility Credit Agreement (as in effect on the date hereof)).

“Revolving Facility Secured Parties” shall mean (a) the lenders (including, in any event, each letter of credit issuer and each swingline lender), agents and arrangers under the

Revolving Facility Credit Agreement and shall include all former lenders, agents and arrangers under the Revolving Facility Credit Agreement to the extent that any Revolving Facility Obligations owing to such Persons were incurred while such Persons were lenders, agents or arrangers under the Revolving Facility Credit Agreement and, as of any date of determination, such Revolving Facility Obligations have not been paid or satisfied in full in accordance with the terms of the Revolving Facility Documents, (b) the Revolving Facility Bank Product Creditors, (c) all Revolving Facility Hedging Creditors and (d) all new Revolving Facility Secured Parties joining as a party hereto to the extent set forth in Section 4.4(i).

“Revolving Facility Security Documents” shall mean the Revolving Facility Pledge and Security Agreement, the other Collateral Documents (as defined in the Revolving Facility Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Revolving Facility Obligations (including any Permitted Refinancing of any Revolving Facility Obligations) or under which rights or remedies with respect to such Liens are governed.

“Revolving Facility Standstill Period” shall have the meaning set forth in Section 3.1(a)(i).

“Second Lien” shall mean any Lien created by the Second Lien Security Documents.

“Second Lien Debt Cap” shall mean (i) the product of (x) the principal amount of Indebtedness permitted to be incurred by the Company and/or the other Grantors and secured by a Second Priority Lien pursuant to Section 6.01(m), (t), (u) and (x) and Section 6.02(o), (t) and (ii) of the First Lien Credit Agreement and Section 6.01(t) of the Revolving Credit Facility Agreement (in each case, as in effect on the date hereof) and any corresponding provision in any Refinancing thereof to the extent such corresponding provision does not permit an aggregate principal amount of Indebtedness in excess of an amount permitted thereunder (as in effect on the date hereof) multiplied by (y) 115%, plus (ii) the amount of any accrued and unpaid interest, paid in kind amounts and premium on any Indebtedness under any Additional Second Lien Obligations Agreement added to principal in connection with a Permitted Refinancing thereof plus fees and expenses incurred in connection therewith, minus (iii) the aggregate amount of all mandatory prepayments, in each case, of the principal of the Second Lien Obligations under any Additional Second Lien Obligations Agreement (pursuant to any asset sale or condemnation event (subject, to the extent such Second Lien Obligations represent revolving loans, to permanent reductions of the revolving commitments with respect thereto) but excluding any mandatory prepayment of such Second Lien Obligations in connection with a Permitted Refinancing thereof.

“Second Lien Documents” shall mean (x) any Additional Second Lien Obligations Agreement and (y) each of the other agreements, documents and instruments (including any other Additional Second Lien Obligations Agreement) providing for or evidencing any Second Lien Obligation (including any Permitted Refinancing of any Second Lien Obligation), as each may be Refinanced from time to time in accordance with the provisions of this Agreement (but excluding, for the avoidance of doubt, any documents or agreement entered into in connection with a Revolving Facility DIP Financing, a First Lien DIP Financing or a First Lien Revolving Facility Priority Collateral DIP Financing).

“Second Lien/First Lien Revolving Facility Priority Collateral Standstill Period” shall have the meaning set forth in Section 4.2(a)(i).

“Second Lien Obligations” shall mean all obligations (including guaranty obligations) of every nature of each Grantor, from time to time owed to the Second Lien Secured Parties or any of them, under any Second Lien Document (including any Second Lien Document in respect of a Permitted Refinancing of any Second Lien Obligations), including all “Secured Obligations” or similar term as defined in any Additional Second Lien Obligations Agreement and whether for principal, premium, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Person, would have accrued on any Second Lien Obligation (including any Permitted Refinancing of any Second Lien Obligations) at the rate provided in the respective documentation, whether or not a claim is allowed against Holdings or any of its Subsidiaries for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise; provided that if the aggregate principal amount of Indebtedness for borrowed money of Holdings and its Subsidiaries then outstanding under any Additional Second Lien Obligations Agreement and the other Second Lien Documents is in excess of the Second Lien Debt Cap, then only that portion of such aggregate principal amount of Indebtedness for borrowed money not in excess of the Second Lien Debt Cap shall be deemed to be Second Lien Priority Obligations and interest and reimbursement obligations with respect to such Indebtedness shall only constitute Second Lien Priority Obligations to the extent related to Indebtedness otherwise included in the Second Lien Priority Obligations.

“Second Lien Parity Intercreditor Agreement” shall mean an agreement among each Second Lien Representative allocating rights among the various Second Lien Secured Parties.

“Second Lien Pledge and Security Agreement” shall mean any Comparable Second Lien Security Document in relation to the First Lien Pledge and Security Agreement and the Revolving Facility Pledge and Security Agreement.

“Second Lien Priority Obligations” shall mean all Second Lien Obligations exclusive of the Excess Second Lien Obligations.

“Second Lien Purchase Option Period” shall have the meaning set forth in Section 4.4(j)(iii).

“Second Lien Representative” shall mean in the case of any Additional Second Lien Obligations, the applicable Additional Second Lien Obligations Agent.

“Second Lien Revolving Facility Priority Collateral Standstill Period” shall have the meaning set forth in Section 4.1(a)(i).

“Second Lien Secured Parties” shall mean (a) the lenders, agents and arrangers under any Additional Second Lien Obligations Agreement and shall include all former lenders,

agents and arrangers under any Additional Second Lien Obligations Agreement to the extent that any Second Lien Obligations owing to such Persons were incurred while such Persons were lenders, agents or arrangers under such Additional Second Lien Obligations Agreement and, as of any date of determination, such Second Lien Obligations have not been paid or satisfied in full in accordance with the terms of the Second Lien Documents and (b) all additional Second Lien Secured Parties joining as a party hereto to the extent set forth in Section 3.4(k).

“Second Lien Security Agent” shall mean any (a) New Second Lien Agent to the extent set forth in Section 3.4(k) and (b) Additional Second Lien Obligations Agent.

“Second Lien Security Documents” shall mean the Second Lien Pledge and Security Agreement and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations (including any Permitted Refinancing of any Second Lien Obligation) or under which rights or remedies with respect to such Liens are governed, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“Second Lien Standstill Period” shall have the meaning set forth in Section 3.1(a).

“Second Priority” shall mean,

(i) with respect to any Lien purported to be created on any Notes Priority Collateral, that such Lien is prior in right to any other Lien thereon, other than (x) Liens under First Lien Security Documents, (y) First Lien Permitted Liens of the type permitted to be prior to the Liens on the Notes Priority Collateral securing the First Lien Obligations in accordance with clause (ii) of the definition “First Priority” contained herein and (z) any Lien on Notes Priority Collateral that is permitted to be pari passu with the applicable Agent’s Lien in the Notes Priority Collateral; and

(ii) with respect to any Lien purported to be created on any Revolving Facility Priority Collateral pursuant to any First Lien Security Document, that such Lien is prior in right to any other Lien thereon, other than (x) Liens under the Revolving Facility Security Documents, (y) Revolving Facility Permitted Liens of the type permitted to be prior to or pari passu with the Liens on the Revolving Facility Priority Collateral in accordance with clause (i) of the definition “First Priority” contained herein and (z) any Lien on Revolving Facility Priority Collateral that is permitted to be pari passu with the First Lien Security Agent’s Lien in the Revolving Facility Priority Collateral.

“Secured Parties” shall mean, collectively, the Revolving Facility Secured Parties, the First Lien Secured Parties and the Second Lien Secured Parties.

“Securities Accounts” shall have the meaning set forth in Article 8 of the UCC.

“Security Agents” shall mean the Revolving Facility Agent, the First Lien Security Agent and each Second Lien Security Agent.

“Security Document” shall mean any Revolving Facility Security Document, any First Lien Security Document or any Second Lien Security Document.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting Collateral, any right to receive any Capital Stock constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Capital Stock.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50.0% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in Article 9 of the UCC.

“Term Loan Obligations” shall mean, collectively, the First Lien Obligations and the Second Lien Obligations.

“Term Proceeds Account” shall mean one or more Deposit Accounts or Securities Accounts established by, or maintained with, the First Lien Security Agent into which there may be deposited Proceeds of sales or dispositions of Notes Priority Collateral (solely to the extent such Proceeds constitute Notes Priority Collateral).

“Third Priority” shall mean, if any Additional Second Lien Obligations have been issued:

(i) with respect to any Lien purported to be created on any Notes Priority Collateral pursuant to any Revolving Facility Security Document, that such Lien is prior in right to any other Lien thereon, other than (w) Liens under the First Lien Security Documents, (x) Liens of the type permitted pursuant to Section 6.02(l) of the Revolving Facility Credit Agreement (as in effect on the date hereof), (y) First Lien Permitted Liens of the type permitted to be prior to or pari passu with the Liens on the Notes Priority Collateral in accordance with clause (ii) of the definition “First Priority” contained herein and (z) Liens of the type permitted to be prior to the Liens on the Notes Priority Collateral in accordance with clause (i) of the definition of “Secured Priority” contained herein; and

(ii) with respect to any Lien purported to be created on any Revolving Facility Priority Collateral pursuant to any Second Lien Security Document, that such Lien is prior in right to any other Lien thereon, other than (w) Liens under the Revolving Facility Security Documents, (x) Liens of the type permitted pursuant to Section 6.02(t) of the First Lien Credit Agreement (as in effect on the date hereof), (y) Revolving Facility Permitted Liens of the type permitted to be prior to the Liens on the Revolving Facility Priority Collateral in accordance with clause (i) of the definition “First Priority” contained herein and (z) First Lien Permitted Liens of the type permitted to be prior to the Liens on the Notes Priority Collateral in accordance with clause (ii) of the definition “First Priority” contained herein.

“Trade Secrets” shall mean any (a) trade secrets, including unpatented inventions, invention disclosures, engineering or other data, production procedures, know-how, processes, schematics, algorithms, techniques, analyses, source code, and data collections; (b) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including damages, claims and payments for past and future infringements thereof; (c) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (d) all domestic rights corresponding to any of the foregoing.

“Trademarks” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and logos, slogans and other indicia of origin and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all domestic rights corresponding to any of the foregoing.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“U.S.” means the United States of America.

1.2. Terms Generally; Timing of Performance; Miscellaneous. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented, renewed, extended, refunded, replaced or Refinanced or otherwise modified to the extent not prohibited hereby, (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement, (d) all references herein to Exhibits, Sections, clauses or paragraphs shall be construed to refer to Exhibits, Sections, clauses or paragraphs of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (g) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (h) references to Sections or clauses shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs. When performance of any obligation is stated to be due or performance is required on a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day.

Section 2.	Lien Priorities.

(a) Lien Priorities.

(i) Relative Priorities. Notwithstanding (i) the time, manner, order or method of grant, creation, attachment or perfection of any Liens securing the Revolving Facility Obligations granted on the Collateral or of any Liens securing either the First Lien Obligations or Second Lien Obligations granted on the Collateral, (ii) the validity or enforceability of the security interests and Liens granted in favor of any Security Agent or any Secured Party on the Collateral, (iii) the date on which any Revolving Facility Obligations, First Lien Obligations or Second Lien Obligations are extended, (iv) any provision of the UCC or any other applicable law, including any rule for determining priority thereunder or under any other law or rule governing the relative priorities of secured creditors, including with respect to real property or fixtures, (v) any provision set forth in any Revolving Facility Document, any First Lien Document or any Second Lien Document (in each case, other than this Agreement), (vi) the possession or control by any Security Agent or any Secured Party or any bailee of all or any part of any Collateral as of the date hereof or otherwise, (vii) any failure by any Security Agent or Secured Party to perfect its security interests in the Collateral or (viii) any other circumstance whatsoever, each Security Agent, on behalf of itself and its respective Secured Parties, hereby agrees that:

(A) any Lien on the Notes Priority Collateral securing any First Lien Obligations or, if any Additional Second Lien Obligations have been issued, any Second Lien Obligations, as the case may be, now or hereafter held by or on behalf of the First Lien Security Agent or any other First Lien Secured Parties or any agent or trustee therefor, or by or on behalf of the Second Lien Security Agent or any other Second Lien Secured Parties or any agent or trustee therefor, in each case, regardless of how acquired, whether by grant, possession, statute, operation of law or court order, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Notes Priority Collateral securing any of the Revolving Facility Obligations;

(B) any Lien on the Notes Priority Collateral securing any of the Revolving Facility Obligations now or hereafter held by or on behalf of the Revolving Facility Agent or any other Revolving Facility Secured Parties or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law or court order, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Notes Priority Collateral securing any First Lien Obligations and, if any Additional Second Lien Obligations have been issued, any Second Lien Obligations.

(C) any Lien on the Revolving Facility Priority Collateral securing any Revolving Facility Obligations now or hereafter held by or on behalf of the Revolving Facility Agent or any other Revolving Facility Secured Parties or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law or court order, subrogation or otherwise, in each case, shall be senior in all respects and prior to any Lien on the Revolving Facility Priority Collateral securing any First Lien Obligations or, if any Additional Second Lien Obligations have been issued, any Second Lien Obligations;

(D) any Lien on the Revolving Facility Priority Collateral securing any First Lien Obligations or, if any Additional Second Lien Obligations have been issued, any Second Lien Obligations, now or hereafter held by or on behalf of the First Lien Security Agent or any other First Lien Secured Parties or any agent or trustee therefor, or by or on behalf of the Second Lien Security Agent or any other Second Lien Secured Parties or any agent or trustee therefor, as the case may be, regardless of how acquired, whether by grant, possession, statute, operation of law or court order, subrogation or otherwise, in each case, shall be junior and subordinate in all respects to all Liens on the Revolving Facility Priority Collateral securing any Revolving Facility Obligations;

(E) if any Additional Second Lien Obligations have been issued, any Lien on the Notes Priority Collateral or the Revolving Facility Priority Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Security Agent or any other First Lien Secured Parties or any agent or trustee therefor, in each case, regardless of how acquired, whether by grant, possession, statute, operation of law or court order, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Notes Priority Collateral or the Revolving Facility Priority Collateral, as the case may be, securing any of the Second Lien Obligations; and

(F) if any Additional Second Lien Obligations have been issued, any Lien on the Notes Priority Collateral or the Revolving Facility Priority Collateral, as the case may be, securing any Second Lien Obligations now or hereafter held by or on behalf of the Second Lien Security Agent or any other Second Lien Secured Parties or any agent or trustee therefor, in each case, regardless of how acquired, whether by grant, possession, statute, operation of law or court order, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Notes Priority Collateral or the Revolving Facility Priority Collateral, as the case may be, securing any First Lien Obligations.

(ii) Subordination. The priority and subordination provisions set forth in clauses (A) through (F) above with respect to Liens on Collateral securing all or any portion of the Revolving Facility Obligations, the First Lien Obligations or the Second Lien Obligations, are intended to be effective whether or not such Liens are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person (but only to the extent that such subordination is permitted pursuant to the terms of the Revolving Facility Credit Agreement, the First Lien Credit Agreement and any Additional Second Lien Obligations Agreement, or as contemplated in Section 3.5 or Section 4.5). The parties hereto acknowledge and agree that it is their intent that each of the Revolving Facility Obligations (and the security therefor), the First Lien Obligations (and the security therefor) and the Second Lien Obligations (and the security therefor) constitute a separate and distinct class of obligations (and separate and distinct claims) from each other.

(b) Prohibition on Contesting Liens. Each of the Revolving Facility Agent, for itself and on behalf of each other Revolving Facility Secured Party, the First Lien Security Agent, for itself and on behalf of each other First Lien Secured Party and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, for itself and on behalf of each other Second Lien Secured Party agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the priority, validity, extent, perfection or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties, the Second Lien Secured Parties or the Revolving Facility Secured Parties in either the Notes Priority Collateral or the Revolving Facility Priority Collateral, as the case may be, (ii) the validity or enforceability of any Revolving Facility Security Document (or any Revolving Facility Obligations thereunder), any First Lien Security Document (or any First Lien Obligations thereunder) or any Second Lien Security Document (or any Second Lien Obligations thereunder), or (iii) the relative rights and duties of the holders of any of the Revolving Facility Obligations, the First Lien Obligations and the Second Lien Obligations granted and/or established in this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Security Agents or any other Secured Party to enforce this Agreement, including the priority of the Liens on the Notes Priority Collateral or the Revolving Facility Priority Collateral, as the case may be, securing any of the First Lien Obligations, the Second Lien Obligations and the Revolving Facility Obligations as provided in Section 2(a).

(c) No New Liens.

(i) First Lien Obligations. So long as the Discharge of First Lien Obligations has not occurred, except as contemplated by Section 3.5(c)(i) and Section 4.5(d)(i), each of the Secured Parties agrees that such Secured Party shall not take, accept or permit to exist any additional Liens on any asset or property of any Grantor to secure any Revolving Facility Obligation or, if any Additional Second Lien Obligations have been issued, any Second Lien Obligation unless the Company and the Grantors have granted or reasonably contemporaneously grant (A) a First Priority Lien on such asset or property to secure the First Lien Obligations if such asset or property constitutes Notes Priority Collateral or (B) a Second Priority Lien (or, after the Discharge of Revolving

Facility Obligations, a First Priority Lien) on such asset or property to secure the First Lien Obligations if such asset or property constitutes Revolving Facility Priority Collateral. To the extent that the provisions of clause (A) in the immediately preceding sentence are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Security Agent and/or the other First Lien Secured Parties, each of the Second Lien Security Agent, on behalf of the Second Lien Secured Parties, and the Revolving Facility Agent, on behalf of the Revolving Facility Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens on the Notes Priority Collateral granted in contravention of such clause (A) of this Section 2(c)(i) shall be subject to Section 3.3(a).

(ii) Second Lien Obligations. After the issuance of any Additional Second Lien Obligations, and so long as the Discharge of Second Lien Obligations has not occurred, except as contemplated by Section 3.5(c)(i) and Section 4.5(d)(i), each of the Secured Parties agrees that such Secured Party shall not take, accept or permit to exist any additional Liens on any asset or property of any Grantor to secure any First Lien Obligations or any Revolving Facility Obligations unless the Company and the Grantors have granted or reasonably contemporaneously grant (A) a Second Priority Lien (or, after the Discharge of First Lien Obligations has occurred, a First Priority Lien) on such asset or property to secure the Second Lien Obligations if such asset or property constitutes Notes Priority Collateral or (B) a Third Priority Lien (or, after the Discharge of First Lien Obligations has occurred, a Second Priority Lien) on such asset or property to secure the Second Lien Obligations if such asset or property constitutes Revolving Facility Priority Collateral. To the extent that the provisions of clause (A) in the immediately preceding sentence are not complied with for any reason, without limiting any other rights and remedies available to the Second Lien Security Agent and/or any other Second Lien Secured Parties, the Revolving Facility Agent, on behalf of the Revolving Facility Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens on the Notes Priority Collateral granted in contravention of such clause (A) of this Section 2(c)(ii) shall be subject to Section 3.3(b).

(iii) Revolving Facility Obligations. So long as the Discharge of Revolving Facility Obligations has not occurred, except as contemplated by Section 3.5(c)(i) and Section 4.5(d), each of the Secured Parties agrees that such Secured Party shall not take, accept or permit to exist any additional Liens on any asset or property of any Grantor to secure any First Lien Obligations or any Second Lien Obligations unless the Company and the Grantors granted or reasonably contemporaneously grant (A) a First Priority Lien on such asset or property to secure the Revolving Facility Obligations if such asset or property constitutes Revolving Facility Priority Collateral or (B) (x) if any Additional Second Lien Obligations have been issued, a Third Priority Lien (or, after the Discharge of First Lien Obligations has occurred, a Second Priority Lien) or (y) if any Additional Second Lien Obligations have not been issued, a Second Priority Lien, on such asset or property to secure the Revolving Facility Obligations if such asset or property constitutes Notes Priority Collateral. To the extent that the provisions of clause (A) in the immediately preceding sentence are not complied with for any reason, without limiting any other rights and remedies available to the Revolving Facility Agent and/or the other Revolving Facility Secured Parties, the First Lien Security Agent, on behalf of the First Lien Secured Parties, and the Second Lien Security Agent, on behalf of the Second Lien Secured Parties, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens on the Revolving Facility Priority Collateral granted in contravention of such clause (A) of this Section 2(c)(iii) shall be subject to Section 4.3.

(d) Effectiveness of Lien Priorities. Each of the parties hereto acknowledges that the Lien priorities provided for in this Agreement shall not be affected or impaired in any manner whatsoever, including on account of: (i) the invalidity, irregularity or unenforceability of all or any part of the Revolving Facility Documents, the First Lien Documents or the Second Lien Documents; (ii) any amendment, change or modification of any Revolving Facility Documents, the First Lien Documents or the Second Lien Documents; or (iii) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or Lien enforcement proceedings against, any Grantor under any of the Revolving Facility Documents, the First Lien Documents or the Second Lien Documents, any property of any Grantor, or any Grantor’s estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any Secured Party.

(e) Similar Liens and Agreements. The parties hereto agree that it is their intention that the assets and property of the Grantors constituting Collateral securing each of the Revolving Facility Obligations, the First Lien Obligations and the Second Lien Obligations be substantially the same, subject to differences between the Revolving Facility Security Documents and the First Lien Security Documents (each as in effect on the date hereof). In furtherance of the foregoing and of Section 8.7, each Security Agent and each other Secured Party agrees, subject to the other provisions of this Agreement:

(i) upon reasonable request by any Directing Security Agent, to cooperate in good faith from time to time in order to determine the specific items included in the Collateral securing the Revolving Facility Obligations, the First Lien Obligations or the Second Lien Obligations, as the case may be, and the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under the Revolving Facility Documents, the First Lien Documents or the Second Lien Documents, as the case may be;

(ii) that the First Lien Security Documents, the Second Lien Security Documents and the Revolving Facility Security Documents creating Liens on the Notes Priority Collateral and the Revolving Facility Priority Collateral shall be in all material respects substantially the same forms of documents other than with respect to the First Priority, Second Priority and Third Priority nature of the Liens created thereunder in such Collateral and the Revolving Facility Obligations constituting an asset-based loan (it being understood that the First Lien Security Documents and Revolving Facility Security Documents in effect on the date hereof (including any forms or exhibits attached to any of the foregoing or any other First Lien Document or Revolving Facility Document) satisfy this provision as of the date hereof); and

(iii) the guaranties executed and delivered by the Grantors in respect of the Revolving Facility Obligations, the First Lien Obligations and the Second Lien Obligations shall be substantially in the same form (it being understood that the guaranties included in each of the Revolving Facility Credit Agreement and the First Lien Credit Agreement (each as in effect on the date hereof) satisfy this provision as of the date hereof).

Section 3.	Notes Priority Collateral.

3.1. Exercise of Remedies – Prior to Discharge of First Lien Obligations.

(a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor:

(i) none of the Revolving Facility Agent, any of the other Revolving Facility Secured Parties or, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent or any of the other Second Lien Secured Parties (x) will exercise or seek to exercise any rights or remedies (including setoff) with respect to any Notes Priority Collateral (including the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement in respect of any Term Proceeds Account to which the Revolving Facility Agent, any other Revolving Facility Secured Party, the Second Lien Security Agent or any other Second Lien Secured Party is a party) or institute or commence, or join with any Person (other than the First Lien Security Agent and the other First Lien Secured Parties) in commencing any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution); provided, however, that (A) the Revolving Facility Agent may exercise any or all such rights in accordance with the Revolving Facility Documents after the passage of a period of 180 days has elapsed since the date of delivery of a notice in writing to the Directing First Lien Security Agent with respect to any of the following (and requesting that enforcement actions be taken with respect to the Notes Priority Collateral) and so long as the respective payment default shall not have been cured or waived (or the respective acceleration rescinded): (i) a payment default exists with respect to the Revolving Facility Obligations following the final maturity of the Revolving Facility Obligations or (ii) after the acceleration by the relevant Revolving Facility Secured Parties of the maturity of all then outstanding Revolving Facility Obligations (the “Revolving Facility Standstill Period”); and (B) if any Additional Second Lien Obligations have been issued, the Directing Second Lien Security Agent may exercise any or all such rights in accordance with the Second Lien Documents after the passage of a period of 180 days has elapsed since the date of delivery of a notice in writing to the Directing First Lien Security Agent with respect to any of the following (and requesting that enforcement actions be taken with respect to the Notes Priority Collateral) and so long as the respective payment default shall not have been cured or waived (or the respective acceleration rescinded): (i) a payment default exists with respect to the Second Lien Obligations following the final maturity of the Second Lien Obligations or (ii) after the acceleration by the relevant Second Lien Secured Parties of the maturity of all then outstanding Second Lien Obligations (the “Second Lien Standstill Period”); provided, further, however, notwithstanding anything herein to the contrary, none of the Revolving Facility Agent or any other Revolving Facility Secured Party, or, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent or any other Second Lien Secured Party will exercise any rights or remedies with respect to any Notes Priority Collateral if, notwithstanding the expiration of the Revolving Facility Standstill Period and/or the Second Lien Standstill Period, as the case may be, the Directing First Lien Security Agent or First Lien Secured Parties shall have commenced and be diligently pursuing in good faith the exercise of any of their rights or remedies with respect to the Notes Priority Collateral (prompt notice of such exercise to be given by the Directing First Lien Security Agent to the Revolving Facility Agent and the Directing Second Lien Security Agent), (y) subject to Section 6, will contest, protest or object to any foreclosure proceeding or action brought by the Directing First Lien Security Agent or any other First Lien Secured Party with respect to, or any other exercise by the Directing First Lien

Security Agent or any other First Lien Secured Party of any rights and remedies relating to, the Notes Priority Collateral under the First Lien Documents or otherwise, and (z) subject to its rights under clause (i)(x) above, will object to the forbearance by the Directing First Lien Security Agent or the other First Lien Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Notes Priority Collateral, in each case so long as the respective interests of the Revolving Facility Secured Parties and, if any Additional Second Lien Obligations have been issued, the Second Lien Secured Parties attach to the Proceeds thereof subject to the relative priorities described in Section 2; provided, however, that nothing in this Section 3.1(a) shall be construed to authorize the Revolving Facility Agent, any other Revolving Facility Secured Party, the Second Lien Security Agent or any other Second Lien Secured Party to sell any Notes Priority Collateral free of the Lien of the First Lien Security Agent or any other First Lien Secured Party; and

(ii) subject to Section 6 and clause (i)(x) above, the Directing First Lien Security Agent and the other First Lien Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set off and applicable credit bid rights) and make determinations regarding the disposition of, or restrictions with respect to, the Notes Priority Collateral without any consultation with or the consent of the Revolving Facility Agent or any other Revolving Facility Secured Party, or, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent or any other Second Lien Secured Party; provided, that:

(A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Revolving Facility Agent, any Revolving Facility Secured Party, the Second Lien Security Agent or any Second Lien Secured Party may file a claim or statement of interest with respect to the Revolving Facility Obligations or Second Lien Obligations, as applicable;

(B) the Revolving Facility Agent, any other Revolving Facility Secured Party, the Second Lien Security Agent and any other Second Lien Secured Party may take any action (not adverse to the priority status of the Liens on the Notes Priority Collateral securing the First Lien Obligations, or the rights of any First Lien Security Agent or the other First Lien Secured Parties to exercise remedies in respect thereof) in accordance with the Revolving Facility Documents or the Second Lien Documents, as applicable, and the terms of this Agreement in order to preserve or protect its Lien on the Notes Priority Collateral;

(C) the Revolving Facility Secured Parties and the Second Lien Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Revolving Facility Secured Parties or the Second Lien Secured Parties, including any claims secured by the Notes Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(D) the Revolving Facility Secured Parties and the Second Lien Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Debtor Relief Laws or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement (including, with respect to the Second Lien Secured Parties, under Section 4.2(a)(i)) and to the extent not prohibited by any other provision of this Agreement;

(E) the Revolving Facility Secured Parties and the Second Lien Secured Parties shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement (including, with respect to the Second Lien Secured Parties, under Section 4.2(a)(i)), with respect to the Notes Priority Collateral;

(F) the Revolving Facility Agent or any Revolving Facility Secured Party may exercise any of its rights or remedies with respect to the Notes Priority Collateral in accordance with the Revolving Facility Documents after the termination of the Revolving Facility Standstill Period to the extent permitted by clause (i)(x) above; and

(G) the Second Lien Security Agent or any Second Lien Secured Party may exercise any of its rights or remedies with respect to the Notes Priority Collateral in accordance with the Second Lien Documents after the termination of the Second Lien Standstill Period to the extent permitted by clause (i)(x) above.

Subject to Section 6 and clause (i)(x) above, in exercising rights and remedies with respect to the Notes Priority Collateral, the Directing First Lien Security Agent and the other First Lien Secured Parties may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Notes Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under any other applicable law.

(b) Each of the Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that it will not take or receive any Notes Priority Collateral or any Proceeds of Notes Priority Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Notes Priority Collateral unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in the first proviso in clause (i)(x) of Section 3.1(a) or in the proviso in clause (ii) of Section 3.1(a) or in Section 6. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in the first proviso in clause (i)(x) of Section 3.1(a) or in the proviso in clause (ii) of Section 3.1(a) (but subject to the payment over requirements of Section 3.3) or in Section 6, the sole right of the Revolving Facility Agent and the other

Revolving Facility Secured Parties and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent and the other Second Lien Secured Parties, as the case may be, with respect to the Notes Priority Collateral is to hold a Lien on the Notes Priority Collateral pursuant to the Revolving Facility Documents or the Second Lien Documents, as the case may be, for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred in accordance with the terms hereof, the First Lien Documents and applicable law.

(c) Subject to the first proviso in clause (i)(x) of Section 3.1(a), the proviso in clause (ii) of Section 3.1(a) and Section 6:

(i) each of the Revolving Facility Agent, for itself and on behalf of the other Revolving Facility Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that it will not take any action that would hinder, delay, limit or prohibit any exercise of remedies under the First Lien Documents with respect to the Notes Priority Collateral, including any collection, sale, lease, exchange, transfer or other disposition of the Notes Priority Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or First Lien Security Document, with respect to the Notes Priority Collateral or subordinate the priority of the First Lien Obligations to either the Revolving Facility Obligations or the Second Lien Obligations, as the case may be, with respect to the Notes Priority Collateral or grant the Liens with respect to the Notes Priority Collateral securing the Revolving Facility Obligations or the Second Lien Obligations equal ranking to the Liens with respect to the Notes Priority Collateral securing the First Lien Obligations, and

(ii) each of the Revolving Facility Agent, for itself and on behalf of the other Revolving Facility Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any and all rights it or the other Revolving Facility Secured Parties or the other Second Lien Secured Parties, as the case may be, may have as a junior Lien creditor with respect to the Notes Priority Collateral or otherwise to object to the manner in which the First Lien Security Agent or the other First Lien Secured Parties seek to enforce or collect the First Lien Obligations or the Liens granted in any of the Notes Priority Collateral, in any such case except to the extent such enforcement or collection is in violation of the terms of this Agreement, regardless of whether any action or failure to act by or on behalf of the First Lien Security Agent or First Lien Secured Parties is adverse to the interest of the Revolving Facility Secured Parties or the Second Lien Secured Parties, as the case may be.

(d) Each of the Revolving Facility Agent, for itself and on behalf of the other Revolving Facility Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Revolving Facility Document or Second Lien Document, as applicable (other than this Agreement), shall be deemed to restrict in any way the rights and remedies of the First Lien Security Agent or the First Lien Secured Parties with respect to the Notes Priority Collateral as set forth in this Agreement and the First Lien Documents.

3.2. Exercise of Remedies – After Discharge of First Lien Obligations.

(a) After the Discharge of First Lien Obligations has occurred and, if any Additional Second Lien Obligations have been issued, so long as the Discharge of Second Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor:

(i) neither the Revolving Facility Agent nor any of the other Revolving Facility Secured Parties (x) will exercise or seek to exercise any rights or remedies (including setoff) with respect to any Notes Priority Collateral (including the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement in respect of any Term Proceeds Account to which the Revolving Facility Agent or any other Revolving Facility Secured Party is a party) or institute or commence, or join with any Person (other than the Second Lien Security Agent and the other Second Lien Secured Parties) in commencing any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution); provided, however, that the Revolving Facility Agent may exercise any or all such rights in accordance with the Revolving Facility Documents after the passage of a period of 180 days has elapsed since the date of delivery of a notice in writing to the Directing Second Lien Security Agent with respect to any of the following (and requesting that enforcement actions be taken with respect to the Notes Priority Collateral) and so long as the respective payment default shall not have been cured or waived (or the respective acceleration rescinded): (i) a payment default exists with respect to the Revolving Facility Obligations following the final maturity of the Revolving Facility Obligations or (ii) after the acceleration by the relevant Revolving Facility Secured Parties of the maturity of all then outstanding Revolving Facility Obligations (the “Revolving Facility/Second Lien Standstill Period”); provided, further, however, notwithstanding anything herein to the contrary, neither the Revolving Facility Agent nor any other Revolving Facility Secured Party will exercise any rights or remedies with respect to any Notes Priority Collateral if, notwithstanding the expiration of the Revolving Facility/Second Lien Standstill Period, the Directing Second Lien Security Agent or any other Second Lien Secured Party shall have commenced and be diligently pursuing in good faith the exercise of any of their rights or remedies with respect to the Notes Priority Collateral (prompt notice of such exercise to be given by the Directing Second Lien Security Agent to the Revolving Facility Agent), (y) subject to Section 6, will contest, protest or object to any foreclosure proceeding or action brought by the Directing Second Lien Security Agent or any other Second Lien Secured Party with respect to, or any other exercise by the Directing Second Lien Security Agent or any other Second Lien Secured Party of any rights and remedies relating to, the Notes Priority Collateral under the Second Lien Documents or otherwise, and (z) subject to its rights under the first proviso in clause (i)(x) above, will object to the forbearance by the Directing Second Lien Security Agent or any other Second Lien Secured Party from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Notes Priority Collateral, in each case so long as the respective interests of the Revolving Facility Secured Parties attach to the Proceeds thereof subject to the relative priorities described in Section 2(a); provided, however, that nothing in this Section 3.2 shall be construed to authorize the Revolving Facility Agent or any other Revolving Facility Secured Party to sell or appropriate any Notes Priority Collateral free of the Lien of the Second Lien Security Agent or any Second Lien Secured Party; and

(ii) except as may be permitted in accordance with Section 6 and clause (i)(x) above, the Directing Second Lien Security Agent and the other Second Lien Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set off and credit bid rights) and make determinations regarding the disposition of, or restrictions with respect to, the Notes Priority Collateral without any consultation with or the consent of the Revolving Facility Agent or any other Revolving Facility Secured Party; provided, that:

(A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Revolving Facility Agent and any other Revolving Facility Secured Party may file a claim or statement of interest with respect to the Revolving Facility Obligations;

(B) the Revolving Facility Agent and any other Revolving Facility Secured Party may take any action (not adverse to the priority status of the Liens on the Notes Priority Collateral securing the Second Lien Obligations, or the rights of any Second Lien Security Agent or the other Second Lien Secured Parties to exercise remedies in respect thereof) in accordance with the Revolving Facility Documents and the terms of this Agreement in order to preserve or protect its Liens on or over the Notes Priority Collateral;

(C) the Revolving Facility Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Revolving Facility Secured Parties, including any claims secured by the Notes Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(D) the Revolving Facility Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Debtor Relief Laws or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement (including under Section 3.2(a)(i)) and to the extent not prohibited by any other provision of this Agreement;

(E) the Revolving Facility Secured Parties shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement (including under Section 3.2(a)(i)), with respect to the Notes Priority Collateral; and

(F) the Revolving Facility Agent or any Revolving Facility Secured Party may exercise any of its rights or remedies with respect to the Notes Priority Collateral in accordance with the Revolving Facility Documents after the termination of the Revolving Facility/Second Lien Standstill Period to the extent permitted by clause (i)(x) above.

Except as may be permitted in accordance with Section 6 and clause (i)(x) above, in exercising rights and remedies with respect to the Notes Priority Collateral following the Discharge of First Lien Obligations, the Directing Second Lien Security Agent and the other Second Lien Secured Parties may enforce the provisions of the Second Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion subject to applicable law and the terms of the Second Lien Documents, including the rights of an agent appointed by them to sell or otherwise dispose of Notes Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under any other applicable law.

(b) After the Discharge of First Lien Obligations has occurred and, if any Additional Second Lien Obligations have been issued, so long as the Discharge of Second Lien Obligations has not occurred, the Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties, agrees that it will not take or receive any Notes Priority Collateral or any Proceeds of Notes Priority Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Notes Priority Collateral, except as expressly provided in the first proviso in clause (i)(x) of Section 3.2(a) or in the proviso in clause (ii) of Section 3.2(a) (subject to the payment over requirements of Section 3.3) or in Section 6. Without limiting the generality of the foregoing, if any Additional Second Lien Obligations have been issued, unless and until the Discharge of Second Lien Obligations has occurred, except as expressly provided in the first proviso in clause (i)(x) of Section 3.2(a) or in the proviso in clause (ii) of Section 3.2(a) or in Section 6, the sole right of the Revolving Facility Agent and the other Revolving Facility Secured Parties with respect to the Notes Priority Collateral is to hold a Lien on the Notes Priority Collateral pursuant to the Revolving Facility Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Second Lien Obligations has occurred in accordance with the terms hereof, the Second Lien Documents and applicable law.

(c) After the Discharge of First Lien Obligations has occurred and, if any Additional Second Lien Obligations have been issued, so long as the Discharge of Second Lien Obligations has not occurred, subject to the first proviso in clause (i)(x) of Section 3.2(a), the proviso in clause (ii) of Section 3.2(a) and Section 6:

(i) the Revolving Facility Agent, for itself and on behalf of the other Revolving Facility Secured Parties, agrees that the Revolving Facility Agent and the Revolving Facility Secured Parties will not take any action that would hinder delay, limit or prohibit any exercise of remedies under the Second Lien Documents with respect to the Notes Priority Collateral, including any collection, sale, lease, exchange, transfer or other disposition of the Notes Priority Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or Second Lien Security Document with respect to the Notes Priority Collateral or subordinate the priority of the Second Lien Obligations to the Revolving Facility Obligations with respect to the Notes Priority Collateral or grant the Liens with respect to the Notes Priority Collateral securing the Revolving Facility Obligations equal ranking to the Liens with respect to the Notes Priority Collateral securing the Second Lien Obligations, and

(ii) the Revolving Facility Agent, for itself and on behalf of the other Revolving Facility Secured Parties, hereby waives any and all rights it or the other Revolving Facility Secured Parties may have as a junior Lien creditor with respect to the Notes Priority Collateral or otherwise to object to the manner in which the Second Lien Security Agent or the other Second Lien Secured Parties seek to enforce or collect the Second Lien Obligations or the Liens granted in any of the Notes Priority Collateral, in any such case except to the extent such enforcement or collection is in violation of the terms of this Agreement, regardless of whether any action or failure to act by or on behalf of the other Second Lien Security Agent or Second Lien Secured Parties is adverse to the interest of the Revolving Facility Secured Parties.

(d) The Revolving Facility Agent hereby acknowledges and agrees that, if any Additional Second Lien Obligations have been issued, no covenant, agreement or restriction contained in any Revolving Facility Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Second Lien Security Agent or the Second Lien Secured Parties with respect to the Notes Priority Collateral as set forth in this Agreement and the Second Lien Documents.

3.3. Payments Over.

(a) Prior to Discharge of First Lien Obligations. So long as the Discharge of First Lien Obligations has not occurred, any Notes Priority Collateral and Proceeds thereof received by (i) if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent or any Second Lien Secured Parties, (ii) the Revolving Facility Agent or any Revolving Facility Secured Parties or (iii) any other First Lien Security Agent or any other First Lien Secured Party, in each case, in connection with the exercise of any right or remedy (including set off) relating to the Notes Priority Collateral (including following the expiration of the Second Lien Standstill Period or the Revolving Facility Standstill Period) or otherwise that is inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to the Directing First Lien Security Agent, for the benefit of the First Lien Secured Parties, for application in accordance with Section 7.1 below, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Directing First Lien Security Agent is hereby authorized to make any such endorsements as agent for the Revolving Facility Agent, any such Revolving Facility Secured Parties, the Second Lien Security Agent, any such Second Lien Secured Parties and the other First Lien Security Agents or any such First Lien Secured Parties. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

(b) After Discharge of First Lien Obligations. After the Discharge of First Lien Obligations has occurred and, if any Additional Second Lien Obligations have been issued, so long as the Discharge of Second Lien Obligations has not occurred, any Notes Priority Collateral, Cash Proceeds thereof or non-Cash Proceeds constituting Notes Priority Collateral (or any distribution in respect of the Notes Priority Collateral, whether or not expressly characterized as such) received by (i) the Revolving Facility Agent or any Revolving Facility Secured Parties

or (ii) any Second Lien Security Agent or any other Second Lien Secured Party in connection with the exercise of any right or remedy (including set off) relating to the Notes Priority Collateral or otherwise that is inconsistent with the terms of this Agreement shall be segregated and held in trust and forthwith paid over to the Directing Second Lien Security Agent, for the benefit of the Second Lien Secured Parties, for application in accordance with Section 7.3 below, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Directing Second Lien Security Agent is hereby authorized to make any such endorsements as agent for the Revolving Facility Agent, any such Revolving Facility Secured Parties, the other Second Lien Security Agents and the other Second Lien Secured Parties. This authorization is coupled with an interest and is irrevocable until the Discharge of Second Lien Obligations.

3.4. Other Agreements.

(a) Releases – First Lien Obligations.

(i) If, in connection with:

(A) the exercise of any Directing First Lien Security Agent’s remedies in respect of the Notes Priority Collateral provided for in Section 3.1(a) (with the Proceeds thereof being applied to the First Lien Priority Obligations), including any sale, lease, exchange, transfer or other disposition of any such Notes Priority Collateral; or

(B) any sale, lease, exchange, transfer or other disposition of any Notes Priority Collateral permitted under the terms of the First Lien Documents (other than in connection with the Discharge of First Lien Obligations and subject to this Agreement), the Directing First Lien Security Agent, for itself or on behalf of any of the other First Lien Secured Parties, releases any of its Liens on any part of the Notes Priority Collateral, then the Liens, if any, of (x) the Revolving Facility Agent, for itself or for the benefit of the other Revolving Facility Secured Parties, and (y) if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent for itself or for the benefit of the other Second Lien Secured Parties, on such Notes Priority Collateral (but not, in each case, the Proceeds thereof (until applied to the First Lien Obligations), which shall be subject to the priorities set forth in this Agreement) shall be automatically, unconditionally and simultaneously released, and the Directing First Lien Security Agent is irrevocably authorized to execute and deliver or enter into any release of such Liens or claims that may, in the discretion of the Directing First Lien Security Agent, be necessary or reasonably desirable in connection with such releases, and (A) if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, and (B) the Revolving Facility Agent, for itself or on behalf of the other Revolving Facility Secured Parties, promptly shall execute and deliver to the Directing First Lien Security Agent or such Grantor (at the expense of such Grantor) such termination statements, releases and other documents as the Directing First Lien Security Agent or such Grantor may request to effectively confirm such release. Similarly, if the equity interests of any Person are foreclosed upon or otherwise disposed of and in connection therewith the Directing First Lien Security Agent releases the First Liens on the property or assets of such Person or releases such Person from its guarantee of First Lien Obligations, then, if any

Additional Second Lien Obligations have been issued, the Second Liens on such property or assets of such Person and such Person’s guarantee of Second Lien Obligations shall be automatically released to the same extent.

(ii) Until the Discharge of First Lien Obligations occurs, each of (x) the Revolving Facility Agent, for itself and on behalf of the other Revolving Facility Secured Parties and (y) if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby irrevocably constitutes and appoints the Directing First Lien Security Agent and any officer or agent of the Directing First Lien Security Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Revolving Facility Agent, the Second Lien Security Agent or such Secured Party, as the case may be, or in the Directing First Lien Security Agent’s own name, from time to time in the Directing First Lien Security Agent’s discretion, for the purpose of carrying out the terms of this Section 3.4(a) with respect to Notes Priority Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 3.4(a) with respect to Notes Priority Collateral, including any endorsements or other instruments of transfer or release.

(iii) Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Secured Parties (a) have released any Lien on Notes Priority Collateral and any such Lien is later reinstated or (b) obtain any new First Priority Liens on assets constituting Notes Priority Collateral from Grantors, then (A) if any Additional Second Lien Obligations have been issued, (x) the Second Lien Secured Parties shall be granted a Second Priority Lien and (y) the Revolving Facility Secured Parties shall be granted a Third Priority Lien (or, after the Discharge of Second Lien Obligations, a Second Priority Lien), or (B) so long as any Additional Second Lien Obligations have not been issued, the Revolving Facility Secured Parties shall be granted a Second Priority Lien, in each case on any such Notes Priority Collateral.

(b) Releases – Second Lien Obligations.

(i) After the Discharge of First Lien Obligations has occurred and, if any Additional Second Lien Obligations have been issued, so long as the Discharge of Second Lien Obligations has not occurred, if, in connection with:

(A) the exercise of any of the Second Lien Security Agent’s remedies in respect of the Notes Priority Collateral provided for in Section 3.2(a) (with the Proceeds thereof being applied to the Second Lien Priority Obligations), including any sale, lease, exchange, transfer or other disposition of any such Notes Priority Collateral; or

(B) any sale, lease, exchange, transfer or other disposition of any Notes Priority Collateral permitted under the terms of the Second Lien Documents (other than in connection with the Discharge of Second Lien Obligations and subject to this Agreement), the Directing Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, releases any of its Liens on any part of the Notes Priority Collateral, then the Liens, if any, of the Revolving Facility Agent, for itself and for the benefit of the other Revolving Facility Secured Parties, on such Notes Priority Collateral (but not the Proceeds thereof (until applied to the Second Lien Obligations), which shall be subject to the priorities set forth in this Agreement), shall be automatically, unconditionally and simultaneously released and the Directing Second Lien Security Agent is irrevocably authorized to execute and deliver or enter into any release of such Liens or claims that may, in the discretion of the Directing Second Lien Security Agent, be considered necessary or reasonably desirable in connection with such releases, and the Revolving Facility Agent, for itself and on behalf of the other Revolving Facility Secured Parties, promptly shall execute and deliver (at the expense of such Grantor) to the Directing Second Lien Security Agent such termination statements, releases and other documents as the Directing Second Lien Security Agent or such Grantor may reasonably request to effectively confirm such release.

(ii) If any Additional Second Lien Obligations have been issued, until the Discharge of Second Lien Obligations occurs, the Revolving Facility Agent, for itself and on behalf of the other Revolving Facility Secured Parties, hereby irrevocably constitutes and appoints the Directing Second Lien Security Agent and any officer or agent of the Directing Second Lien Security Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Revolving Facility Agent or such Revolving Facility Secured Party or in the Directing Second Lien Security Agent’s own name, from time to time in the Directing Second Lien Security Agent’s discretion, for the purpose of carrying out the terms of this Section 3.4(b) with respect to Notes Priority Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 3.4(b) with respect to Notes Priority Collateral, including any endorsements or other instruments of transfer or release.

(iii) If any Additional Second Lien Obligations have been issued, until the Discharge of Second Lien Obligations occurs, to the extent that the Second Lien Secured Parties (a) have released any Lien on Notes Priority Collateral and any such Lien is later reinstated or (b) obtain any new Second Priority Liens (or, after the Discharge of First Lien Obligations, First Priority Liens) on assets constituting Notes Priority Collateral from Grantors, then the Revolving Facility Secured Parties shall be granted a Third Priority Lien (or, after the Discharge of First Lien Obligations, a Second Priority Lien) on any such Notes Priority Collateral.

(c) Insurance – Prior to Discharge of First Lien Obligations. Unless and until the Discharge of First Lien Obligations has occurred, the Directing First Lien Security Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Documents, to adjust settlement for any Insurance policy covering the Notes Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of the Notes Priority Collateral. If (i) at any time after any Additional Second Lien Obligations have been issued, the Second Lien Security Agent or any Second Lien Secured Party or (ii) the Revolving Facility Agent or any Revolving Facility Secured Party shall, at any time, receive any Proceeds of any such Insurance policy or any such award or payment in contravention of this Section 3.4(c), it shall pay such Proceeds over to the Directing First Lien Security Agent in accordance with the terms of Section 3.3(a).

(d) Insurance – After Discharge of First Lien Obligations. After the Discharge of First Lien Obligations has occurred, and, if any Additional Second Lien Obligations have been issued, unless and until the Discharge of Second Lien Obligations has occurred, the Directing Second Lien Security Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the Second Lien Documents, to adjust settlement for any Insurance policy covering the Notes Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of the Notes Priority Collateral. If the Revolving Facility Agent or any Revolving Facility Secured Party shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in contravention of this Section 3.4(d), it shall pay such Proceeds over to the Directing Second Lien Security Agent in accordance with the terms of Section 3.3(b).

(e) Amendments to, and Refinancing of, First Lien Documents.

(i) The First Lien Documents may be amended, restated, amended and restated, replaced, supplemented or otherwise modified in accordance with their terms and the First Lien Documents may be Refinanced, in each case, without notice to, or the consent of, the Revolving Facility Agent or the other Revolving Facility Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent or the other Second Lien Secured Parties, all without affecting the Lien subordination or other provisions of this Agreement; provided, however, that any such amendment, restatement, amendment and restatements, replacement, supplement, modification or Refinancing of the First Lien Documents shall not, without the consent of the Revolving Facility Security Agent and, if any Additional Second Lien Obligations have been issued, the Directing Second Lien Security Agent:.

(A) add any limitation on the optional or mandatory prepayment of the loans under the Revolving Facility Credit Agreement, any other Revolving Facility Document, any Additional Second Lien Obligations Agreement or any other Second Lien Documents; or

(B) except as otherwise contemplated or required by the First Lien Documents (as in effect on the date hereof) and except in connection with any First Lien DIP Financing or First Lien Revolving Facility Priority Collateral DIP Financing permitted hereunder, expressly subordinate the Lien on all or substantially all of the Notes Priority Collateral to the Lien of any other creditor on the Notes Priority Collateral; provided that notwithstanding the provisions of this Section 3.4(e), the First Lien Documents may be amended, restated, amended and restated, replaced, supplemented or otherwise modified and/or Refinanced from time to time in accordance with their terms in order to effect the making or provision of (x) any “Incremental Term Facility” or any “Incremental Revolving Facility,” (y) “Replacement Term Loan” or “Replacement Revolving Facility” or (z) any “Extended Term Loans,” “Extended Revolving Loans” or “Extended Revolving Credit Commitment” (each as defined in the First Lien Credit Agreement), in each case without notice to, or the consent of, the Revolving Facility Agent, any other Revolving Facility Secured Party, any Second Lien Security Agent or any other Second Lien Secured Party.

Subject to the provisions of the Revolving Facility Documents and the Second Lien Documents, the First Lien Documents may be Refinanced to the extent the terms and conditions of such Refinancing Indebtedness meet the requirements of this Section 3.4(e); provided that the holders of such Refinancing Indebtedness deliver an Intercreditor Agreement Joinder to the Security Agents.

(ii) In the event the First Lien Security Agent or the First Lien Secured Parties and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Security Document or changing in any manner the rights of the First Lien Security Agent, such First Lien Secured Parties, the Company or any other Grantor thereunder, in each case with respect to or relating to the Notes Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Revolving Facility Security Document and, if any Additional Second Lien Obligations have been issued, the Comparable Second Lien Security Document without the consent of the Revolving Facility Lien Security Agent, the Revolving Facility Secured Parties, the Second Lien Security Agent or the Second Lien Secured Parties and without any action by the Revolving Facility Agent, the Second Lien Security Agent, the Company or any other Grantor.

(iii) The First Lien Security Agent shall endeavor to give prompt notice of any amendment, waiver or consent of a First Lien Document to the Revolving Facility Agent and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent after the effective date of such amendment, waiver or consent; provided, that the failure of the First Lien Security Agent to give any such notice shall not affect the priority of the First Lien Security Agent’s Liens as provided herein or the validity or effectiveness of any such amendment as against the Grantors.

(f) Amendments to, and Refinancing of, Second Lien Documents.

(i) If any Additional Second Lien Obligations are issued, then, thereafter, the Second Lien Documents may be amended, restated, amended and restated, replaced, supplemented or otherwise modified in accordance with their terms and the Second Lien Documents may be Refinanced, in each case, without notice to, or the consent of, the Revolving Facility Agent, the other Revolving Facility Secured Parties, the First Lien Security Agent or the other First Lien Secured Parties, all without affecting the Lien subordination or other provisions of this Agreement; provided, however, that any such amendment, restatement, replacement, amendment and restatement, supplement, modification or Refinancing of the Second Lien Documents at any time after the issuance of such Additional Second Lien Obligations, shall not, without the consent of the Revolving Facility Security Agent and the Directing First Lien Security Agent:

(A) change or add any limitation on the optional or mandatory prepayment of the loans under the Revolving Facility Credit Agreement, any other

Revolving Facility Document, the First Lien Credit Agreement or any other First Lien Document, in each case in any manner adverse to the Revolving Facility Secured Parties or the First Lien Secured Parties;

(B) (x) change to an earlier date, any date upon which regularly scheduled amortization payments of principal or interest (including the scheduled final maturity date) on the Second Lien Obligations are due under the applicable Additional Second Lien Obligations Agreement or a Refinancing thereof or any other Second Lien Document or a Refinancing thereof or increase the amount of any such scheduled amortization in excess of that applicable to the Indebtedness under the applicable Additional Second Lien Obligations Agreement (provided that nothing herein shall prohibit any optional prepayments under any Additional Second Lien Obligations Agreement or other Second Lien Documents to the extent otherwise permitted by the terms of the First Lien Documents) or (y) shorten the scheduled final maturity date of any principal amount of Second Lien Obligations under the applicable Additional Second Lien Obligations Agreement or a Refinancing thereof, in each case under clauses (x) or (y), other than for administrative reasons;

(C) add or include any financial maintenance covenant in the applicable Additional Second Lien Obligations Agreement or any other Second Lien Document unless the First Lien Documents are amended, restated, amended and restated, replaced, supplemented or otherwise modified or Refinanced to add or include such covenant for the benefit of the “term lenders” thereunder and the financial maintenance covenant added to the applicable Additional Second Lien Obligations Agreement or any other Second Lien Document is the same as that added to the First Lien Documents (subject to customary set-back requirements); or

(D) change or add any negative covenant (for the avoidance of doubt, other than a financial maintenance covenant) or event of default in the applicable Additional Second Lien Obligations Agreement or any other Second Lien Document in a manner that is more restrictive taken as a whole with all such changes or additions than the First Lien Credit Agreement, as in effect on the date hereof (unless such changes or additions are accompanied by corresponding changes or additions in the First Lien Documents (maintaining any appropriate cushions consistent with those in existence as of the date hereof));

provided that notwithstanding the provisions of this Section 3.4(f), if any Additional Second Lien Obligations are issued, the Second Lien Documents may be amended, restated, amended and restated, replaced, supplemented or otherwise modified and/or Refinanced from time to time in accordance with their terms in order to effect the making or provision of (x) any “Incremental Term Facility”, (y) any “Replacement Term Loan” or (z) any “Extended Term Loans” (each as defined in the applicable Additional Second Lien Obligations Agreement in a manner consistent with the First Lien Credit Agreement), in each case without notice to, or the consent of, the First Lien Security Agent, any other First Lien Secured Party, the Revolving Facility Security Agent or any other Revolving Facility Secured Party.

Subject to the provisions of the First Lien Documents and the Revolving Facility Documents, the Second Lien Documents may be Refinanced to the extent the terms and conditions of such Refinancing Indebtedness meet the requirements of this Section 3.4(f); provided that the holders of such Refinancing Indebtedness deliver an Intercreditor Agreement Joinder to the Security Agents.

(ii) Following the Discharge of First Lien Obligations, if any Additional Second Lien Obligations have been issued, in the event the Second Lien Security Agent or the Second Lien Secured Parties and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the Second Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Second Lien Security Document or changing in any manner the rights of the Second Lien Security Agent, such Second Lien Secured Parties, the Company or any other Grantor thereunder, in each case with respect to or relating to the Notes Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Revolving Facility Security Document without the consent of the Revolving Facility Lien Security Agent or the Revolving Facility Secured Parties and without any action by the Revolving Facility Agent, the Company or any other Grantor.

(iii) If any Additional Second Lien Obligations have been issued, the Second Lien Security Agent shall endeavor to give prompt notice of any amendment, waiver or consent of a Second Lien Document to the First Lien Security Agent and the Revolving Facility Agent after the effective date of such amendment, waiver or consent; provided, that the failure of the Second Lien Security Agent to give any such notice shall not affect the priority of the Second Lien Security Agent’s Liens as provided herein or the validity or effectiveness of any such amendment as against the Grantors.

(g) Rights As Unsecured Creditors.

(i) Except as otherwise set forth in this Agreement, the Revolving Facility Agent and the Revolving Facility Secured Parties may exercise rights and remedies as unsecured creditors against the Company or any other Grantor in accordance with the terms of the Revolving Facility Documents to which it is a party and applicable law. Except as otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the Revolving Facility Agent or any Revolving Facility Secured Parties of the required payments of interest, principal and other amounts in respect of the Revolving Facility Obligations so long as such receipt is not the direct or indirect result of the exercise by the Revolving Facility Agent or any Revolving Facility Secured Parties of rights or remedies as a secured creditor (including set off) in respect of the Notes Priority Collateral in contravention of this Agreement or enforcement in contravention of this Agreement of any Lien on Notes Priority Collateral held by any of them. In the event the Revolving Facility Agent or any other Revolving Facility Secured Party becomes a judgment Lien creditor in respect of Notes Priority Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subordinated to (x) the Liens securing First Lien Obligations and (y) if any Additional Second Lien Obligations have been issued, the Liens securing the Second Lien Obligations, in each case, on the same basis as the other Liens on the Notes Priority

Collateral securing the Revolving Facility Obligations are so subordinated to such Liens securing the First Lien Obligations and Second Lien Obligations, respectively, under this Agreement.

(ii) Except as otherwise set forth in this Agreement, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent and the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors against the Company or any other Grantor in accordance with the terms of the Second Lien Documents to which it is a party and applicable law. Except as otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the Second Lien Security Agent or any other Second Lien Secured Parties of the required payments of interest, principal and other amounts in respect of the Second Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Security Agent or any other Second Lien Secured Parties of rights or remedies as a secured creditor (including set off) in respect of the Notes Priority Collateral in contravention of this Agreement or enforcement in contravention of this Agreement of any Lien held by any of them. In the event the Second Lien Security Agent or any other Second Lien Secured Party becomes a judgment Lien creditor in respect of Notes Priority Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subordinated to the Liens securing the First Lien Obligations on the same basis as the other Liens on the Notes Priority Collateral securing the Second Lien Obligations are so subordinated to such Liens securing the First Lien Obligations under this Agreement.

(iii) Except as otherwise set forth in this Agreement (including under Sections 3.1(a) and 3.2(a)), nothing in this Agreement (x) impairs or otherwise adversely affects any rights or remedies the First Lien Security Agent or the other First Lien Secured Parties may have with respect to the Notes Priority Collateral and (y) from and after the Discharge of First Lien Obligations, if any Additional Second Lien Obligations have been issued, impairs or otherwise adversely affects any rights or remedies the Second Lien Security Agent or the other Second Lien Secured Parties may have with respect to the Notes Priority Collateral.

(h) Bailee for Perfection – First Lien Security Agent.

(i) The Directing First Lien Security Agent agrees to hold or control that part of the Notes Priority Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such Notes Priority Collateral being, the “Pledged Notes Priority Collateral”) as collateral agent for the First Lien Secured Parties and as bailee for and, with respect to any Notes Priority Collateral that cannot be perfected in such manner, as agent for, (x) if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent (on behalf of itself and the other Second Lien Secured Parties) and (y) Revolving Facility Agent (on behalf of itself and the other Revolving Facility Secured Parties) and any assignee thereof solely for the purpose of perfecting the security interest granted under the First Lien Documents, the Second Lien Documents and the Revolving Facility Documents, respectively, subject to the terms and conditions of this Section 3.4(h). The Directing First Lien Security Agent agrees that, if it shall at any time obtain any landlord waiver or bailee’s letter or similar agreement or arrangement granting it rights or access to Notes Priority Collateral, the Directing First Lien Security Agent shall take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement as sub-agent or gratuitous bailee for the relevant other Security Agents, solely for the purpose of perfecting the Liens of the relevant other Security Agents and subject to the terms and conditions of this Agreement.

(ii) Subject to the terms of this Agreement, until the Discharge of First Lien Obligations has occurred, the Directing First Lien Security Agent shall be entitled to deal with the Pledged Notes Priority Collateral in accordance with the terms of the First Lien Documents as if the Liens of, (x) if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent under the Second Lien Security Documents and (y) the Revolving Facility Agent under the Revolving Facility Security Documents did not exist. The rights of the Second Lien Security Agent and the Revolving Facility Agent shall at all times be subject to the terms of this Agreement and to the First Lien Security Agent’s rights under the First Lien Documents.

(iii) The Directing First Lien Security Agent shall have no obligation whatsoever to any First Lien Secured Party, the Second Lien Security Agent, any Second Lien Secured Party, the Revolving Facility Agent or any Revolving Facility Secured Party to ensure that the Pledged Notes Priority Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 3.4(h). The duties or responsibilities of the First Lien Security Agent under this Section 3.4(h) shall be limited solely to holding the Pledged Notes Priority Collateral as bailee or agent in accordance with this Section 3.4(h).

(iv) The Directing First Lien Security Agent acting pursuant to this Section 3.4(h) shall not have by reason of the First Lien Security Documents, the Second Lien Security Documents, the Revolving Facility Documents, this Agreement or any other document a fiduciary relationship in respect of any First Lien Secured Party, the Second Lien Security Agent, any Second Lien Secured Party, the Revolving Facility Agent or any Revolving Facility Secured Party.

(v) Upon the Discharge of First Lien Obligations, the Directing First Lien Security Agent shall deliver or cause to be delivered the remaining Pledged Notes Priority Collateral (if any) in its possession or in the possession of its agents or bailees, together with any necessary endorsements, (A) first, to the Directing Second Lien Security Agent to the extent that any Additional Second Lien Obligations have been issued and the applicable Second Lien Obligations remain outstanding, (B) second, to the Revolving Facility Agent to the extent Revolving Facility Obligations remain outstanding and (C) third, to the applicable Grantor to the extent no First Lien Obligations, Second Lien Obligations or Revolving Facility Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Notes Priority Collateral) and will cooperate with the Directing Second Lien Security Agent, the Revolving Facility Agent or such Grantor, as the case may be, in assigning (without recourse to or warranty by the Directing First Lien Security Agent or any other First Lien Secured Party or agent or bailee thereof) control over any other Pledged Notes Priority Collateral under its control. The Directing First Lien Security Agent further agrees to take all other action reasonably requested by such Person (at the sole cost and expense of the Grantors or such Person) in connection with such Person obtaining a First Priority security interest in the Pledged Notes Priority Collateral or as a court of competent jurisdiction may otherwise direct.

(vi) Notwithstanding anything to the contrary herein:

(A) if, for any reason, upon the Discharge of First Lien Obligations, any Additional Second Lien Obligations have been issued and the applicable Second Lien Obligations remain outstanding, all rights of the First Lien Security Agent hereunder and under the First Lien Security Documents (1) with respect to the delivery and control of any part of the Notes Priority Collateral, and (2) to direct, instruct, vote upon or otherwise influence the maintenance or disposition of such Notes Priority Collateral, shall immediately, and (to the extent permitted by law) without further action on the part of either of the Second Lien Security Agent or the First Lien Security Agent, pass to the Directing Second Lien Security Agent, who shall thereafter hold such rights for the benefit of the Second Lien Secured Parties. The Directing First Lien Security Agent agrees that it will, if any such Second Lien Obligations remain outstanding upon the Discharge of First Lien Obligations, take any other action required by any law or reasonably requested by the Directing Second Lien Security Agent (subject to any limitations set forth in the Second Lien Documents), in connection with the Directing Second Lien Security Agent’s establishment and perfection of a First Priority security interest in the Notes Priority Collateral; and

(B) if, for any reason, any Revolving Facility Obligations remain outstanding upon the Discharge of First Lien Obligations and (if any Additional Second Lien Obligations have been issued) the Discharge of Second Lien Obligations, all rights of the First Lien Security Agent hereunder and under the First Lien Security Documents, and all rights of the Second Lien Security Agent hereunder and under the Second Lien Security Documents (1) with respect to the delivery and control of any part of the Notes Priority Collateral, and (2) to direct, instruct, vote upon or otherwise influence the maintenance or disposition of such Notes Priority Collateral, shall immediately, and (to the extent permitted by law) without further action on the part of the Revolving Facility Agent, the First Lien Security Agent or the Second Lien Security Agent, pass to the Revolving Facility Agent, who shall thereafter hold such rights for the benefit of the Revolving Facility Secured Parties. Each of the Directing First Lien Security Agent and the Directing Second Lien Security Agent agrees that it will, if any Revolving Facility Obligations remain outstanding upon the Discharge of First Lien Obligations and (if any Additional Second Lien Obligations have been issued) the Discharge of Second Lien Obligations, take any other action required by any law or reasonably requested by the Revolving Facility Agent (subject to any limitations set forth in the Revolving Facility Documents), in connection with the Revolving Facility Agent’s establishment and perfection of a First Priority security interest in the Notes Priority Collateral.

(vii) Notwithstanding anything to the contrary contained herein, if for any reason, prior to the Discharge of Revolving Facility Obligations, the Directing First Lien Security Agent acquires possession of any Pledged Revolving Facility Priority Collateral (as defined below), the Directing First Lien Security Agent shall hold same as bailee and/or agent to the same extent as is provided in preceding clause (i) with respect to Pledged Notes Priority

Collateral, provided that as soon as is practicable the Directing First Lien Security Agent shall deliver or cause to be delivered such Pledged Revolving Facility Priority Collateral to the Revolving Facility Agent in a manner otherwise consistent with the requirements of preceding clause (v).

(i) Bailee for Perfection – Second Lien Security Agent.

(i) After the Discharge of First Lien Obligations has occurred, and, if any Additional Second Lien Obligations have been issued, to the extent that the Directing Second Lien Security Agent is (or its agents or bailees are) in possession or control of any Pledged Notes Priority Collateral, the Directing Second Lien Security Agent agrees to hold or control that part of the Notes Priority Collateral as collateral agent for the Second Lien Secured Parties and as bailee for and, with respect to any Notes Priority Collateral that cannot be perfected in such manner, as agent for, the Revolving Facility Agent (on behalf of itself and the other Revolving Facility Secured Parties) and any assignee thereof solely for the purpose of perfecting the security interest granted under the Second Lien Documents and the Revolving Facility Documents, respectively, subject to the terms and conditions of this Section 3.4(i). The Directing Second Lien Security Agent agrees that, if it shall at any time obtain any landlord waiver or bailee’s letter or similar agreement or arrangement granting it rights or access to Notes Priority Collateral, the Directing Second Lien Security Agent shall take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement as sub-agent or gratuitous bailee for the Revolving Facility Agent, solely for the purpose of perfecting the Liens of the Revolving Facility Agent and subject to the terms and conditions of this Agreement.

(ii) Subject to the terms of this Agreement, after the Discharge of First Lien Obligations has occurred and, if any Additional Second Lien Obligations have been issued, until the Discharge of Second Lien Obligations has occurred, the Directing Second Lien Security Agent shall be entitled to deal with the Pledged Notes Priority Collateral in accordance with the terms of the Second Lien Documents as if the Liens of the Revolving Facility Agent under the Revolving Facility Security Documents did not exist. The rights of the Revolving Facility Agent in the Term Lien Priority Collateral shall at all times be subject to the terms of this Agreement and to the Second Lien Security Agent’s rights under the Second Lien Documents.

(iii) The Directing Second Lien Security Agent shall have no obligation whatsoever to any Second Lien Secured Party, the Revolving Facility Agent or any Revolving Facility Secured Party to ensure that the Pledged Notes Priority Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 3.4(i). The duties or responsibilities of the Directing Second Lien Security Agent under this Section 3.4(i) shall be limited solely to holding the Pledged Notes Priority Collateral as bailee or agent in accordance with this Section 3.4(i).

(iv) The Directing Second Lien Security Agent acting pursuant to this Section 3.4(i) shall not have by reason of the First Lien Security Documents, the Second Lien Security Documents, the Revolving Facility Documents, this Agreement or any other document a fiduciary relationship in respect of any Second Lien Secured Party, the First Lien Security Agent, any First Lien Secured Party, the Revolving Facility Agent or any Revolving Facility Secured Party.

(v) Following the Discharge of First Lien Obligations and, if any Additional Second Lien Obligations have been issued, upon the Discharge of Second Lien Obligations, the Directing Second Lien Security Agent shall deliver or cause to be delivered the remaining Pledged Notes Priority Collateral (if any) in its possession or in the possession of its agents or bailees, together with any necessary endorsements, (A) first, to the Revolving Facility Agent to the extent Revolving Facility Obligations remain outstanding and (B) second, to the applicable Grantor to the extent no First Lien Obligations, Second Lien Obligations or Revolving Facility Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Notes Priority Collateral) and will cooperate with the Revolving Facility Agent or such Grantor, as the case may be, in assigning (without recourse to or warranty by the Directing Second Lien Security Agent or any other Second Lien Secured Party or agent or bailee thereof) control over any other Pledged Notes Priority Collateral under its control. The Second Lien Security Agent further agrees to take all other action reasonably requested by such Person (at the sole cost and expense of the Grantors or such Person) in connection with such Person obtaining a First Priority security interest in the Pledged Notes Priority Collateral or as a court of competent jurisdiction may otherwise direct.

(vi) Notwithstanding anything to the contrary herein, if, for any reason, any Revolving Facility Obligations remain outstanding upon the Discharge of First Lien Obligations and, if any Additional Second Lien Obligations have been issued, the Discharge of Second Lien Obligations, all rights of the Second Lien Security Agent hereunder and under the Second Lien Security Documents (1) with respect to the delivery and control of any part of the Notes Priority Collateral and (2) to direct, instruct, vote upon or otherwise influence the maintenance or disposition of such Notes Priority Collateral, shall immediately, and (to the extent permitted by law) without further action on the part of either of the Revolving Facility Agent or the Second Lien Security Agent, pass to the Revolving Facility Agent, who shall thereafter hold such rights for the benefit of the Revolving Facility Secured Parties. The Directing Second Lien Security Agent agrees that it will, if any Revolving Facility Obligations remain outstanding upon the Discharge of First Lien Obligations and, if any Additional Second Lien Obligations have been issued, the Discharge of Second Lien Obligations, take any other action required by any law or reasonably requested by the Revolving Facility Agent (subject to any limitations set forth in the Revolving Facility Documents), in connection with the Revolving Facility Agent’s establishment and perfection of a First Priority security interest in the Notes Priority Collateral.

(vii) Notwithstanding anything to the contrary contained herein, if for any reason, prior to the Discharge of Revolving Facility Obligations, the Directing Second Lien Security Agent acquires possession of any Pledged Revolving Facility Priority Collateral, the Directing Second Lien Security Agent shall hold same as bailee and/or agent to the same extent as is provided in preceding clause (i) with respect to Pledged Notes Priority Collateral, provided that as soon as is practicable the Directing Second Lien Security Agent shall deliver or cause to be delivered such Pledged Revolving Facility Priority Collateral to the Revolving Facility Agent in a manner otherwise consistent with the requirements of preceding clause (v).

(j) When Discharge of First Lien Obligations Deemed to Not Have Occurred. Notwithstanding anything to the contrary herein, if concurrently with (or immediately after) the Discharge of First Lien Obligations, the Company or any other Grantor enters into any Permitted

Refinancing of any First Lien Priority Obligations, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under the Permitted Refinancing shall automatically be treated as First Lien Priority Obligations (together with the First Lien Secured Hedging Agreements on the basis provided in the definition of “First Lien Documents” contained herein) for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the term “First Lien Credit Agreement” shall be deemed appropriately modified to refer to such Permitted Refinancing and the First Lien Security Agent under such First Lien Documents shall be the Directing First Lien Security Agent for all purposes hereof and the new secured parties under such First Lien Documents (together with the First Lien Facility Bank Product Creditors as provided herein) shall automatically be treated as First Lien Secured Parties for all purposes of this Agreement. Upon receipt of a notice stating that the Company or any other Grantor has entered into a new First Lien Document in respect of a Permitted Refinancing of First Lien Obligations (which notice shall include the identity of the new security agent, such agent, the “New First Lien Agent”), and delivery by the New First Lien Agent of an Intercreditor Agreement Joinder, each of, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent and the Revolving Facility Agent shall promptly (i) enter into such documents and agreements (including amendments, amendments and restatements or supplements to this Agreement) as the Company or such New First Lien Agent shall reasonably request in order to provide to the New First Lien Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (ii) deliver to the New First Lien Agent any Pledged Notes Priority Collateral held by the Second Lien Security Agent or the Revolving Facility Agent, as the case may be, together with any necessary endorsements (or otherwise allow the New First Lien Agent to obtain control of such Pledged Notes Priority Collateral). The New First Lien Agent shall agree to be bound by the terms of this Agreement. If the new First Lien Obligations under the new First Lien Documents are secured by assets of the Grantors of the type constituting Notes Priority Collateral that do not also secure the Revolving Facility Obligations or, if any Additional Second Lien Obligations have been issued, the Second Lien Obligations, as the case may be, then the Revolving Facility Obligations or Second Lien Obligations, as the case may be, shall be secured at such time by a Third Priority Lien (or, in the case any Additional Second Lien Obligations have not been issued, a Second Priority Lien securing the Revolving Facility Obligations) or a Second Priority Lien, respectively, on such assets to the same extent provided in the Revolving Facility Security Documents and the Second Lien Security Documents, as the case may be, with respect to the other Notes Priority Collateral. If the new First Lien Obligations under the new First Lien Documents are secured by assets of the Grantors of the type constituting Revolving Facility Priority Collateral that do not also secure the Revolving Facility Obligations or, if any Additional Second Lien Obligations have been issued, the Second Lien Priority Obligations, then the Revolving Facility Obligations and Second Lien Obligations shall be secured at such time by a First Priority Lien and a Third Priority Lien, respectively, on such assets to the same extent provided in the Revolving Facility Security Documents with respect to the other Revolving Facility Priority Collateral.

(k) When Discharge of Second Lien Obligations Deemed to Not Have Occurred. Notwithstanding anything to the contrary herein, if any Additional Second Lien Obligations have been issued, and if concurrently with (or immediately after) the Discharge of

Second Lien Obligations, the Company or any other Grantor enters into any Permitted Refinancing of any Second Lien Priority Obligations, then such Discharge of Second Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under the Permitted Refinancing shall automatically be treated as Second Lien Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the term “Additional Second Lien Obligations Agreement” shall be deemed appropriately modified to refer to such Permitted Refinancing and the Second Lien Security Agent under such Second Lien Documents shall be the Directing Second Lien Security Agent for all purposes hereof and the new secured parties under such Second Lien Documents shall automatically be treated as Second Lien Secured Parties for all purposes of this Agreement. Upon receipt of a notice stating that the Company or any other Grantor has entered into a new Second Lien Document in respect of a Permitted Refinancing of Second Lien Obligations (which notice shall include the identity of the new security agent, such agent, the “New Second Lien Agent”), and delivery by the New Second Lien Agent of an Intercreditor Agreement Joinder, each of the First Lien Security Agent and the Revolving Facility Agent shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Second Lien Agent shall reasonably request in order to provide to the New Second Lien Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (ii) following the Discharge of First Lien Obligations, deliver to the New Second Lien Agent any Pledged Notes Priority Collateral held by the Revolving Facility Agent, together with any necessary endorsements (or otherwise allow the New Second Lien Agent to obtain control of such Pledged Notes Priority Collateral). The New Second Lien Agent shall agree to be bound by the terms of this Agreement. If the new Second Lien Obligations under the new Second Lien Documents are secured by assets of the Grantors of the type constituting Notes Priority Collateral that do not also secure the First Lien Obligations or the Revolving Facility Obligations, as the case may be, then the First Lien Obligations or the Revolving Facility Obligations, as the case may be, shall be secured at such time by a First Priority Lien and Third Priority Lien, respectively, on such assets to the same extent provided in the First Lien Security Documents and the Revolving Facility Security Documents, as the case may be, with respect to the other Notes Priority Collateral. If the new Second Lien Obligations under the new Second Lien Documents are secured by assets of the Grantors of the type constituting Revolving Facility Priority Collateral that do not also secure the Revolving Facility Obligations or the First Lien Obligations, then the Revolving Facility Obligations and First Lien Obligations shall be secured at such time by a First Priority Lien and a Second Priority Lien, respectively, on such assets to the same extent provided in the Revolving Facility Security Documents with respect to the other Revolving Facility Priority Collateral.

(l) Option to Purchase First Lien Obligations.

(i) Without prejudice to the enforcement of remedies by the First Lien Security Agent and the First Lien Secured Parties, if any Additional Second Lien Obligations have been issued, the Second Lien Secured Parties (in each case who must meet all eligibility standards contained in all relevant First Lien Documents) (an “Eligible First Lien Purchaser”) shall have the right to purchase (the “First Lien Purchase Option”) on a pro rata basis by way of assignment (and shall thereby also assume all commitments and duties of the then extant

First Lien Secured Parties under the First Lien Documents (other than in respect of services giving rise to First Lien Bank Product Obligations and First Lien Secured Hedging Obligations)), at any time during the exercise period described in clause (iii) below of this Section 3.4(l), all, but not less than all, of the First Lien Obligations (inclusive of the First Lien Priority Obligations and the Excess First Lien Obligations) (other than the First Lien Obligations of a Defaulting First Lien Secured Party), including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all First Lien Obligations outstanding at the time of purchase; provided that at the time of (and as a condition to) any purchase pursuant to this Section 3.4(l), all commitments pursuant to any then outstanding First Lien Credit Agreement shall have terminated and all First Lien Secured Hedging Agreements also shall have been terminated in accordance with their terms. Any purchase pursuant to this Section 3.4(l)(i) shall be made as follows:

(A) for a purchase price equal to the sum of (1) in the case of all loans, advances or other similar extensions of credit that constitute First Lien Obligations (including unreimbursed amounts drawn in respect of letters of credit, but excluding the undrawn amount of then outstanding letters of credit and excluding First Lien Bank Product Obligations), 100% of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase (without regard, however, to any unaccrued acceleration or other prepayment penalties or premiums other than customary breakage costs), (2) in the case of any First Lien Bank Product Obligations, cash collateral in such amounts as the First Lien Security Agent reasonably determines is necessary to secure the First Lien Security Agent and the other First Lien Secured Parties in connection with such First Lien Bank Product Obligations, (3) in the case of any First Lien Secured Hedging Agreement, the aggregate amount then owing to each First Lien Secured Hedging Creditor (which is a First Lien Secured Party) thereunder pursuant to the terms of the respective First Lien Secured Hedging Agreement, including all amounts owing to such First Lien Secured Hedging Creditor as a result of the termination (or early termination) thereof (in each case, to the extent of its interest as a First Lien Secured Party), (4) in the case of the undrawn amount of then outstanding letters of credit under any Incremental Revolving Facility (as defined in the First Lien Credit Agreement), cash collateral in an amount equal to 103% of the aggregate undrawn amount of such letters of credit and the aggregate fronting and other fees which will accrue thereon through the stated maturity of the letters of credit (assuming no drawings thereon before stated maturity), (5) all accrued and unpaid fees, expenses, indemnities and other amounts (other than any unaccrued prepayment penalties or premiums or similar fees) through the date of purchase and (6) in the case of contingent or unliquidated First Lien Obligations for which a claim has been made against (or identified by) the First Lien Secured Parties and indemnification or payment is required under the First Lien Documents, cash collateral in such amounts as the First Lien Security Agent reasonably determines to be necessary to secure the First Lien Security Agent and the other First Lien Secured Parties in connection with such contingent or unliquidated First Lien Obligations; it being understood and agreed that (w) if at any time those amounts (if any) then on deposit with the Directing First Lien Security Agent as described in clause (4) above exceed 103% of the sum of the aggregate undrawn amount of all then outstanding letters of credit and the aggregate fronting and other fees accrued thereon before stated maturity, such excess shall be returned to the respective Eligible First Lien Purchaser or Eligible First Lien Purchasers (as their interests appear), (x) at such time as all letters of credit have been cancelled, expired or been fully drawn, as the case may be, any excess cash collateral deposited as described above in clause (4) (and not previously applied or released as provided above) shall be returned to the respective Eligible First Lien Purchaser or Eligible First Lien Purchasers, as their interests appear, (y) at such time as all First Lien Bank Product Agreements have been terminated, any excess cash collateral deposited as described above in clause (2) (and not previously applied or released as provided above) shall be returned to the respective Eligible First Lien Purchaser or Eligible First Lien Purchasers, as their interests appear, and (z) at such time as all contingent or unliquidated First Lien Obligations described in clause (6) are settled or otherwise resolved, any excess cash collateral deposited as described above in clause (6) (and not applied or previously released) shall be returned to the respective Eligible First Lien Purchaser or Eligible First Lien Purchasers, as their interests appear. It is understood and agreed that (A) at the time any fronting or other fees are owing to an issuer with respect to any letter of credit, the First Lien Security Agent may apply amounts deposited with it as described above to pay same and (B) upon any drawing under any letter of credit, the First Lien Security Agent shall apply amounts deposited with it as described above to repay the respective unpaid drawing;

(B) with the purchase price described in preceding clause (A)(1) payable in cash on the date of purchase against transfer to the respective Eligible First Lien Purchaser or Eligible First Lien Purchasers (without recourse and without any representations or warranties whatsoever, whether as to the enforceability of any First Lien Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any First Lien Obligation or as to any other matter whatsoever, except the representations and warranties (1) that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the First Lien Credit Agreement, in which case the purchase price described in preceding clause (A)(1) shall be appropriately adjusted so that the Eligible First Lien Purchaser or Eligible First Lien Purchasers do not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the First Lien Obligations and (2) as to the amount of its portion of the First Lien Obligations being acquired);

(C) with the purchase price described in preceding clause (A)(1) accompanied by a waiver by the Directing Second Lien Security Agent (on behalf of itself and the other Second Lien Secured Parties) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 3.4(l);

(D) with all amounts payable to the various First Lien Secured Parties in respect of the assignments described above to be distributed to them by the Directing First Lien Security Agent in accordance with their respective holdings of the various First Lien Obligations; and

(E) with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the Directing First Lien Security Agent (with the reasonable cost of such counsel to be paid by the respective Eligible First Lien Purchaser or Eligible First Lien Purchasers); it being understood and agreed that the First Lien Security Agent and each other First Lien Secured Party shall retain all rights to indemnification as provided in the relevant First Lien Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 3.4(l).

(ii) The right to exercise the First Lien Purchase Option shall be exercisable and legally enforceable upon at least ten (10) Business Days’ prior written notice of exercise (which notice, once given, (A) shall be irrevocable and fully binding on the respective Eligible First Lien Purchaser or Eligible First Lien Purchasers except as provided in clause (iii) below and (B) shall specify a date of purchase not less than ten (10) Business Days, nor more than thirty (30) calendar days, after the date of the receipt by the Directing First Lien Security Agent of such notice) given to the Directing First Lien Security Agent by an Eligible First Lien Purchaser; provided that in the event that the Eligible First Lien Purchaser is an Eligible Revolving Facility Purchaser and exercises its option to purchase Revolving Facility Obligations in accordance with Section 4.4(j), the closing of the purchase of the First Lien Obligations shall occur within the aforesaid period and prior to or contemporaneously with the closing of such Eligible Revolving Facility Purchaser’s purchase of the Revolving Facility Obligations in accordance with Section 4.4(j). Neither the First Lien Security Agent nor any First Lien Secured Party shall have any disclosure obligation to any Eligible First Lien Purchaser, any Second Lien Security Agent or any Second Lien Secured Party in connection with any exercise of such purchase option.

(iii) The right to purchase the First Lien Obligations as described in this Section 3.4(l) may be exercised (by giving the irrevocable written notice described in preceding clause (ii)) during the period that (1) begins on the date occurring three (3) Business Days after the first to occur of (x) the date of the acceleration of the final maturity of the loans under the First Lien Credit Agreement, (y) the failure to pay all outstanding loans and obligations in full in cash on the final maturity date of the First Lien Credit Agreement or (z) the occurrence of an Insolvency or Liquidation Proceeding with respect to the Company or any other Grantor which constitutes an event of default under the First Lien Credit Agreement (in each case, so long as the acceleration, failure to pay amounts due at final maturity or such Insolvency or Liquidation Proceeding constituting an event of default has not been rescinded or cured within ten (10) Business Days after any such event, and so long as any unpaid amounts constituting First Lien Obligations remain owing); provided that if there is any failure to meet the condition described in the proviso of preceding clause (i) hereof, the aforementioned date shall be extended until the first date upon which such condition is satisfied, and (2) ends on the tenth (10th) Business Day after the start of the period described in clause (1) above. If no Second Lien Secured Party timely exercises the aforementioned purchase option, the First Lien Security Agent and First Lien Secured Parties shall have no further obligations pursuant to this Section 3.4(l) and may take any further actions in their sole discretion in accordance with the First Lien Documents and this Agreement.

(iv) The obligations of the First Lien Secured Parties to sell their respective First Lien Obligations under this Section 3.4(l) are several and not joint and several. To the extent any First Lien Secured Party breaches its obligation to sell its First Lien Obligations under this Section 3.4(l) (a “Defaulting First Lien Secured Party”), nothing in this Section 3.4(l) shall be deemed to require the First Lien Security Agent or any First Lien Secured Party to purchase such Defaulting First Lien Secured Party’s First Lien Obligations for resale to the holders of Second Lien Obligations and in all cases, the First Lien Security Agent and each First Lien Secured Party complying with the terms of this Section 3.4(l) shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting First Lien Secured Party; provided that nothing in this clause (iv) shall require any Eligible First Lien Purchaser to purchase less than all of the First Lien Obligations.

(v) Each Grantor irrevocably consents to any assignment effected to one or more Eligible First Lien Purchasers pursuant to this Section 3.4(l) (so long as they meet all eligibility standards contained in all relevant First Lien Documents, other than obtaining the consent of any Grantor to an assignment to the extent required by such First Lien Documents) for purposes of all First Lien Documents and hereby agrees that no further consent to any such assignment pursuant to this Section 3.4(l) from such Grantor shall be required.

3.5. Insolvency or Liquidation Proceedings.

(a) Finance and Sale Issues – First Lien Obligations. Until the Discharge of First Lien Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Directing First Lien Security Agent shall desire to permit the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Notes Priority Collateral or to permit the Company or any other Grantor to obtain financing, whether from the First Lien Secured Parties or any other entity under Section 364 of the Bankruptcy Code or any similar Debtor Relief Law that is secured by a Lien that is (i) senior or pari passu with the Liens on the Notes Priority Collateral securing the First Lien Priority Obligations, and (ii) junior to the Liens on the Revolving Facility Priority Collateral securing the Revolving Facility Priority Obligations (each, a “First Lien DIP Financing”), then (x) if any Additional Second Lien Obligations have been issued, each of the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, and (y) the Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties, agrees that it will not oppose or raise any objection to or contest (or join with or support any third party opposing, objecting or contesting) such use of cash collateral constituting Notes Priority Collateral or such First Lien DIP Financing and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Directing First Lien Security Agent or to the extent permitted by Section 3.5(c)) and, the Second Lien Security Agent and the Revolving Facility Agent will each subordinate its Liens in the Notes Priority Collateral to the Liens securing such First Lien DIP Financing (and all interest and other obligations relating thereto); provided that (A) the aggregate principal amount of the First Lien DIP Financing plus the aggregate outstanding principal amount of First Lien Obligations for borrowed money under the First Lien Documents plus the aggregate face amount of any letters of credit issued and not reimbursed under the First Lien Documents shall not exceed the First Lien Debt Cap and (B) (i) each of the Revolving Facility Agent and the other Revolving Facility

Secured Parties and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent and the other Second Lien Secured Parties, retain a Lien on the Collateral to secure the Revolving Facility Priority Obligations and the Second Lien Priority Obligations, as the case may be, and, with respect to the Revolving Facility Priority Collateral only, with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (ii) to the extent that the First Lien Security Agent is granted adequate protection in the form of a Lien, the Revolving Facility Agent and, if any Additional Second Lien Obligations are issued, the Second Lien Security Agent are permitted to seek a Lien (without objection from the First Lien Security Agent or any First Lien Secured Party) on Collateral arising after the commencement of the Insolvency or Liquidation Proceeding (so long as, with respect to Notes Priority Collateral, such Lien is junior to the Liens securing such First Lien DIP Financing and the First Lien Priority Obligations), (iii) the foregoing provisions of this Section 3.5(a) shall not prevent the Revolving Facility Agent and the Revolving Facility Secured Parties from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws that are inconsistent with this Agreement and (iv) the terms of such First Lien DIP Financing or use of cash collateral do not require any Grantor to seek any approval for any plan of reorganization or other plan of similar effect under any Debtor Relief Laws that is inconsistent with the terms of this Agreement. Each of the Revolving Facility Agent, on behalf of the Revolving Facility Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of the Second Lien Secured Parties, agrees that it will not raise any objection or oppose a sale or other disposition of any Notes Priority Collateral free and clear of its Liens (subject to attachment of Proceeds with respect to the Second Priority Lien on the Notes Priority Collateral in favor of the Second Lien Security Agent (if any Additional Second Lien Obligations have been issued) and the Third Priority Lien (or, if any Additional Second Lien Obligations have not been issued, the Second Priority Lien) on the Notes Priority Collateral in favor of the Revolving Facility Agent, respectively, in the same order and manner as otherwise set forth herein) or other claims under Section 363 of the Bankruptcy Code, except for any objection or opposition that could be asserted by any Second Lien Secured Party or Revolving Facility Secured Party, as the case may be, as an unsecured creditor in any such Insolvency or Liquidation Proceeding, if the First Lien Secured Parties have consented to such sale or disposition of such assets; provided that the foregoing shall not prohibit the Second Lien Security Agent, the other Second Lien Secured Parties, the Revolving Facility Agent and the other Revolving Facility Secured Parties from seeking and exercising credit bid rights pursuant to Section 363(k) of the Bankruptcy Code in respect of any such sale or disposition; provided, further that such credit bid may only be made if Discharge of First Lien Obligations (and, in the case of a credit bid by the Revolving Facility Agent or the other Revolving Facility Secured Parties, Discharge of Second Lien Obligations if any Additional Second Lien Obligations have been issued) has occurred or will occur concurrently as a result of a cash bid for such Notes Priority Collateral in addition to such credit bid.

(b) Relief from the Automatic Stay.

(i) Until the Discharge of First Lien Obligations has occurred, each of the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties (if any Additional Second Lien Obligations have been issued), and the Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties, agrees that none of them shall seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Notes Priority Collateral without the prior written consent of the Directing First Lien Security Agent.

(ii) If any Additional Second Lien Obligations have been issued, until the Discharge of Second Lien Obligations has occurred, the Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties, agrees that none of them shall seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Notes Priority Collateral without the prior written consent of the Directing Second Lien Security Agent.

(c) Adequate Protection.

(i) Each of (x) if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties and (y) the Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties, agrees that none of them shall contest (or support any other Person contesting) (i) any request by the First Lien Security Agent or the First Lien Secured Parties for adequate protection or similar protection under any Debtor Relief Law with respect to any Notes Priority Collateral, (ii) so long as the request of adequate protection is in the form of a replacement Lien on the Revolving Facility Priority Collateral that is junior to the Liens on the Revolving Facility Priority Collateral securing the Revolving Facility Priority Obligations, any request by the First Lien Security Agent or the First Lien Secured Parties for adequate protection with respect to any Revolving Facility Priority Collateral, or (iii) any objection by the First Lien Security Agent or the First Lien Secured Parties to any motion, relief, action or proceeding based on the First Lien Security Agent or the First Lien Secured Parties claiming a lack of adequate protection with respect to the Notes Priority Collateral. Notwithstanding the foregoing provisions in this Section 3.5(c), in any Insolvency or Liquidation Proceeding, (A) if the First Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in the nature of assets constituting Notes Priority Collateral in connection with any First Lien DIP Financing or use of cash collateral constituting Notes Priority Collateral, then (x) if any Additional Second Lien Obligations have been issued, each of the Second Lien Security Agent, on behalf of itself or any of the other Second Lien Secured Parties, and (y) the Revolving Facility Agent, on behalf of itself or any of the other Revolving Facility Secured Parties, as the case may be, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations and such First Lien DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on Notes Priority Collateral securing the Second Lien Obligations or Revolving Facility Obligations, as the case may be, are so subordinated to the First Lien Obligations under this Agreement, and (B) in the event (x) if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties and (y) the Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties, as the case may be, seeks or requests adequate protection in respect of Notes Priority Collateral securing Second Lien Obligations or Revolving Facility Obligations, as the case may be, and such adequate protection is granted in the form of additional collateral in the nature of assets constituting Notes Priority Collateral, then each of the Second Lien Security Agent, on behalf of itself or any of the other Second Lien Secured Parties and the Revolving Facility Agent, on behalf of itself or any of the other Revolving Facility Secured Parties, agrees that the First Lien Security Agent shall also be granted a senior Lien on such additional collateral as security for the First Lien Obligations and for any such First Lien DIP Financing and that any Lien on such additional collateral securing the Second Lien Obligations or the Revolving Facility Obligations, as the case may be, shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any such First Lien DIP Financing (and all obligations relating thereto) and to any other Liens on such Collateral granted to the First Lien Secured Parties as adequate protection on the same basis as the other Liens on Notes Priority Collateral securing the Second Lien Obligations or Revolving Facility Obligations, as the case may be, are so subordinated to such First Lien Obligations under this Agreement.

(ii) The Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties, agrees that, if any Additional Second Lien Obligations have been issued, none of them shall contest (or support any other Person contesting) (i) any request by the Second Lien Security Agent or the Second Lien Secured Parties for adequate protection or similar protection under any Debtor Relief Law with respect to any Notes Priority Collateral, (ii) so long as the request of adequate protection is in the form of a replacement Lien on the Revolving Facility Priority Collateral that is junior to the Liens on the Revolving Facility Priority Collateral securing the Revolving Facility Priority Obligations, any request by the Second Lien Security Agent or the Second Lien Secured Parties for adequate protection with respect to any Revolving Facility Priority Collateral, or (iii) any objection by the Second Lien Security Agent or the Second Lien Secured Parties to any motion, relief, action or proceeding based on the Second Lien Security Agent or the Second Lien Secured Parties claiming a lack of adequate protection with respect to the Notes Priority Collateral.

(d) No Waiver.

(i) Subject to the proviso in clause (ii) of Section 3.1(a) and Section 6, nothing contained herein shall prohibit or in any way limit the First Lien Security Agent or any First Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Revolving Facility Agent, any of the Revolving Facility Secured Parties, the Second Lien Security Agent or any of the Second Lien Secured Parties in respect of the Notes Priority Collateral, including the seeking by the Revolving Facility Agent, any Revolving Facility Secured Parties, the Second Lien Security Agent or any Second Lien Secured Party of adequate protection in respect thereof or the asserting by the Revolving Facility Agent, any Revolving Facility Secured Parties, the Second Lien Security Agent or any Second Lien Secured Party of any of its rights and remedies under the Revolving Facility Documents or the Second Lien Security Documents or otherwise in respect thereof.

(ii) Subject to the proviso in clause (ii) of Section 3.2(a) and Section 6, if any Additional Second Lien Obligations have been issued, nothing contained herein shall prohibit or in any way limit the Second Lien Security Agent or any Second Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Revolving Facility Agent, any of the Revolving Facility Secured Parties in respect of the

Notes Priority Collateral, including the seeking by the Revolving Facility Agent or any Revolving Facility Secured Parties of adequate protection in respect thereof or the asserting by the Revolving Facility Agent or any Revolving Facility Secured Parties of any of its rights and remedies under the Revolving Facility Documents or otherwise in respect thereof.

(e) Waiver.

(i) Each of the Revolving Facility Agent, for itself and on behalf of the other Revolving Facility Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, waives any claim it may hereafter have against any First Lien Secured Party arising out of the election of any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest, in each case, in connection with the Notes Priority Collateral in any Insolvency or Liquidation Proceeding.

(ii) The Revolving Facility Agent, for itself and on behalf of the other Revolving Facility Secured Parties, waives any claim it may hereafter have, if any Additional Second Lien Obligations have been issued, against any Second Lien Secured Party arising out of the election of any Second Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest, in each case, in connection with the Notes Priority Collateral in any Insolvency or Liquidation Proceeding.

3.6. Reliance; Waivers; Etc.

(a) Reliance.

(i) Other than any reliance on the terms of this Agreement, each of the Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, acknowledges that it and such Revolving Facility Secured Parties or such Second Lien Secured Parties, as the case may be, have, independently and without reliance on the First Lien Security Agent or any First Lien Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Revolving Facility Documents and Second Lien Documents, as the case may be, and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Revolving Facility Credit Agreement or any Additional Second Lien Obligations Agreement, as the case may be, or this Agreement.

(ii) Other than any reliance on the terms of this Agreement, the Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties, acknowledges that it and such Revolving Facility Secured Parties have, independently and without reliance on the Second Lien Security Agent or any Second Lien Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Revolving Facility Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Revolving Facility Credit Agreement or this Agreement.

(b) No Warranties or Liability.

(i) Each of the Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, acknowledges and agrees that the First Lien Security Agent and the First Lien Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The First Lien Security Agent and the First Lien Secured Parties shall have no duty to the Revolving Facility Agent or any of the Revolving Facility Secured Parties, or, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent or any of the Second Lien Secured Parties, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Grantor (including the First Lien Documents, the Second Lien Documents and the Revolving Facility Documents), regardless of any knowledge thereof which they may have or be charged with.

(ii) Each of the Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties, and the First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties, acknowledges and agrees that, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent and the Second Lien Secured Parties will have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective Second Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Security Agent and the Second Lien Secured Parties shall have no duty to the Revolving Facility Agent, any of the Revolving Facility Secured Parties, the First Lien Security Agent or any of the First Lien Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Grantor (including the First Lien Documents, the Second Lien Documents and the Revolving Facility Documents), regardless of any knowledge thereof which they may have or be charged with.

(c) No Waiver of Lien Priorities – First Lien Obligations.

(i) No right of the First Lien Secured Parties, the First Lien Security Agent or any of them to enforce any provision of this Agreement or any First Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any First Lien Secured Party or the First Lien Security Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Documents, any of the Second Lien Documents or any of the Revolving Facility Documents, regardless of any knowledge thereof which the First Lien Security Agent or the First Lien Secured Parties, or any of them, may have or be otherwise charged with.

(ii) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the First Lien Documents and subject to the provisions of Section 3.5(a) and (c)), the First Lien Secured Parties, the First Lien Security Agent and any of them may, at any time and from time to time in accordance with the First Lien Documents and/or applicable law, without the consent of, or notice to, the Revolving Facility Agent or any Revolving Facility Secured Party, or, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent or any Second Lien Secured Party, without incurring any liabilities to the Revolving Facility Agent, any Revolving Facility Secured Party, the Second Lien Security Agent or any Second Lien Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Revolving Facility Agent, any Revolving Facility Secured Party, the Second Lien Security Agent or any Second Lien Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(A) make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(B) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any First Lien on any Notes Priority Collateral or, after the Discharge of Revolving Facility Obligations, any Revolving Facility Priority Collateral, or guaranty thereof or any liability of any of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any First Lien on the Notes Priority Collateral, or after the Discharge of Revolving Facility Obligations, the Revolving Facility Priority Collateral, held by the First Lien Security Agent or any of the First Lien Secured Parties, the First Lien Obligations or any of the First Lien Documents;

(C) sell, exchange, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof) and in any order any part of the Notes Priority Collateral or, after the Discharge of Revolving Facility Obligations, the Revolving Facility Priority Collateral, or any liability of the Company or any other Grantor to the First Lien Secured Parties or the First Lien Security Agent;

(D) settle or compromise any First Lien Obligation or any other liability of the Company or any other Grantor or any Notes Priority Collateral; and

(E) exercise or delay in or refrain from exercising any right or remedy against the Company or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any Notes Priority Collateral or, after the Discharge of Revolving Facility Obligations, the Revolving Facility Priority Collateral, or any liability incurred directly or indirectly in respect thereof.

(iii) Each of the Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, also agrees that the First Lien Secured Parties and the First Lien Security Agent shall have no liability to the Revolving Facility Agent, any Revolving Facility Secured Party, the Second Lien Security Agent and any Second Lien Secured Party, and the Revolving Facility Agent, on behalf of itself and each of the other Revolving Facility Secured Parties, and the Second Lien Security Agent, on behalf of itself and each of the other Second Lien Secured Parties, hereby waives any claim against any First Lien Secured Party or the First Lien Security Agent, arising out of any and all actions which the First Lien Secured Parties or the First Lien Security Agent may take or permit or omit to take with respect to:

(A) the First Lien Documents (other than this Agreement), including any failure to perfect or obtain perfected security interests in the Notes Priority Collateral;

(B) the collection of the Term Loan Obligations; or

(C) the foreclosure upon, or sale, liquidation or other disposition of, any Notes Priority Collateral or, after Discharge of Revolving Facility Obligations, the Revolving Facility Priority Collateral.

Except as otherwise required by this Agreement, each of the Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that the First Lien Secured Parties and the First Lien Security Agent have no duty to the Revolving Facility Agent. the Revolving Facility Secured Parties, the Second Lien Security Agent or the Second Lien Secured Parties in respect of the maintenance or preservation of the Notes Priority Collateral, or, after the Discharge of Revolving Facility Obligations, the Revolving Facility Priority Collateral, the First Lien Obligations or otherwise.

(iv) Each of the Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties, and prior to the Discharge of First Lien Obligations, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Notes Priority Collateral or, after the Discharge of Revolving Facility Obligations, the Revolving Facility Priority Collateral, or any other similar rights a junior secured creditor may have under applicable law.

(d) No Waiver of Lien Priorities – Second Lien Obligations. If any Additional Second Lien Obligations have been issued:

(i) no right of the Second Lien Secured Parties, the Second Lien Security Agent or any of them to enforce any provision of this Agreement or any Second Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any Second Lien Secured Party or the Second Lien Security Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Documents, any of the Second Lien Documents or any of the Revolving Facility Documents, regardless of any knowledge thereof which the Second Lien Security Agent or the Second Lien Secured Parties, or any of them, may have or be otherwise charged with.

(ii) After the Discharge of First Lien Obligations has occurred, without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the Second Lien Documents and subject to the provisions of Section 3.4(f) and Section 3.5(c)), the Second Lien Secured Parties, the Second Lien Security Agent and any of them may, at any time and from time to time in accordance with the Second Lien Documents and/or applicable law, without the consent of, or notice to, the Revolving Facility Agent, any Revolving Facility Secured Party, the First Lien Security Agent or any First Lien Secured Party, without incurring any liabilities to the Revolving Facility Agent, any Revolving Facility Secured Party, the First Lien Security Agent or any First Lien Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Revolving Facility Agent, any Revolving Facility Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(A) make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(B) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Second Lien Obligations or any Second Lien on any Notes Priority Collateral or guaranty thereof or any liability of any of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Second Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Second Lien on the Notes Priority Collateral held by the Second Lien Security Agent or any of the Second Lien Secured Parties, the Second Lien Obligations or any of the Second Lien Documents;

(C) sell, exchange, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof) and in any order any part of the Notes Priority Collateral or any liability of the Company or any other Grantor to the Second Lien Secured Parties or the Second Lien Security Agent;

(D) settle or compromise any Second Lien Obligation or any other liability of the Company or any other Grantor or any Notes Priority Collateral; and

(E) exercise or delay in or refrain from exercising any right or remedy against the Company or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any Notes Priority Collateral or any liability incurred directly or indirectly in respect thereof.

(iii) The Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties also agrees that the Second Lien Secured Parties and the Second Lien Security Agent shall have no liability to the Revolving Facility Agent or any Revolving Facility Secured Party and the Revolving Facility Agent, on behalf of itself and each of the other Revolving Facility Secured Parties hereby waives any claim against any Second Lien Secured Party or the Second Lien Security Agent, arising out of any and all actions which the Second Lien Secured Parties or the Second Lien Security Agent may take or permit or omit to take with respect to:

(A) the Second Lien Documents (other than this Agreement), including any failure to perfect or obtain perfected security interests in the Notes Priority Collateral;

(B) the collection of the Second Lien Obligations; or

(C) the foreclosure upon, or sale, liquidation or other disposition of, any Notes Priority Collateral.

Except as otherwise required by this Agreement, the Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties agrees that the Second Lien Secured Parties and the Second Lien Security Agent have no duty to the Revolving Facility Agent or the Revolving Facility Secured Parties in respect of the maintenance or preservation of the Notes Priority Collateral, the Second Lien Obligations or otherwise.

(iv) The Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Notes Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

Section 4.	Revolving Facility Priority Collateral.

4.1. Exercise of Remedies – Prior to Discharge of Revolving Facility Obligations.

(a) So long as the Discharge of Revolving Facility Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor:

(i) none of the First Lien Security Agent, any of the other First Lien Secured Parties, or, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent or any of the other Second Lien Secured Parties (x) will exercise or seek to exercise any rights or remedies (including setoff) with respect to any Revolving Facility Priority Collateral (including the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement in respect of Revolving Facility Priority Collateral to which the First Lien Security Agent, any other First Lien Secured Party, the Second Lien Security Agent or any other Second Lien Secured Party is a party) or institute or commence, or join with any Person (other than the Revolving Facility Agent and the other Revolving Facility Secured Parties) in commencing any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution); provided, however, that (A) the Directing First Lien Security Agent may exercise any or all such rights in accordance with the First Lien Documents after the passage of a period of 180 days has elapsed since the date of delivery of a notice in writing to the Revolving Facility Agent with respect to any of the following (and requesting that enforcement actions be taken with respect to the Revolving Facility Priority Collateral) and so long as the respective payment default shall not have been cured or waived (or the respective acceleration rescinded): (i) a payment default exists with respect to the First Lien Obligations following the final maturity of the First Lien Obligations or (ii) after the acceleration by the relevant First Lien Secured Parties of the maturity of all then outstanding First Lien Obligations (the “First Lien Standstill Period”); and (B) if any Additional Second Lien Obligations have been issued, the Directing Second Lien Security Agent may exercise any or all such rights in accordance with the Second Lien Documents after the passage of a period of 180 days has elapsed since the date of delivery of a notice in writing to the Revolving Facility Agent with respect to any of the following (and requesting that enforcement actions be taken with respect to the Revolving Facility Priority Collateral) and so long as the respective payment default shall not have been cured or waived (or the respective acceleration rescinded): (i) a payment default exists with respect to the Second Lien Obligations following the final maturity of the Second Lien Obligations or (ii) after the acceleration by the relevant Second Lien Secured Parties of the maturity of all then outstanding Second Lien Obligations (the “Second Lien Revolving Facility Priority Collateral Standstill Period”); provided, further, however, notwithstanding anything herein to the contrary, none of the First Lien Security Agent, any other First Lien Secured Party, the Second Lien Security Agent or any other Second Lien Secured Party will exercise any rights or remedies with respect to any Revolving Facility Priority Collateral if, notwithstanding the expiration of the First Lien Standstill Period and/or the Second Lien Revolving Facility Priority Collateral Standstill Period, as the case may be, the Revolving Facility Agent or Revolving Facility Secured Parties shall have commenced and be diligently pursuing in good faith the exercise of any of their rights or remedies with respect to the Revolving Facility Priority Collateral (prompt notice of such exercise to be given by the Revolving Facility Agent to the Directing First Lien Security Agent and Directing Second Lien Security Agent), (y) will contest, protest or object to any foreclosure proceeding or action brought by the Revolving Facility Agent or any other Revolving Facility Secured Party with respect to, or any other exercise by the Revolving Facility Agent or any other Revolving Facility Secured Party of any rights and remedies relating to, the Revolving Facility Priority Collateral under the Revolving Facility Documents or otherwise, and (z) subject to its rights under clause (i)(x) above, will object to the forbearance by the Revolving Facility Agent or the other Revolving Facility Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Revolving Facility Priority Collateral, in each case so long as the respective interests of the First Lien Secured Parties and the Second Lien Secured Parties attach to the Proceeds thereof subject to the relative priorities described in Section 2; provided, however, that nothing in this Section 4.1(a) shall be construed to authorize the First Lien Security Agent, any other First Lien Secured Party, the Second Lien Security Agent or any other Second Lien Secured Party to sell any Revolving Facility Priority Collateral free of the Lien of the Revolving Facility Agent or any other Revolving Facility Secured Party; and

(ii) subject to Section 6 and clause (i)(x) above, the Revolving Facility Agent and the other Revolving Facility Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set off and applicable credit bid rights) and make determinations regarding the disposition of, or restrictions with respect to, the Revolving Facility Priority Collateral without any consultation with or the consent of the First Lien Security Agent, any other First Lien Secured Party, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent or any other Second Lien Secured Party; provided, that:

(A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the First Lien Security Agent, any First Lien Secured Party, the Second Lien Security Agent or any Second Lien Secured Party may file a claim or statement of interest with respect to the First Lien Obligations or Second Lien Obligations, as applicable;

(B) any of the First Lien Security Agent, any other First Lien Secured Party, the Second Lien Security Agent and any other Second Lien Secured Party may take any action (not adverse to the priority status of the Liens on the Revolving Facility Priority Collateral securing the Revolving Facility Obligations, or the rights of the Revolving Facility Agent or the other Revolving Facility Secured Parties to exercise remedies in respect thereof) in accordance with the First Lien Documents or the Second Lien Documents, as applicable, and the terms of this Agreement in order to preserve or protect its Lien on the Revolving Facility Priority Collateral;

(C) the First Lien Secured Parties and the Second Lien Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the First Lien Secured Parties or the Second Lien Secured Parties, including any claims secured by the Revolving Facility Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(D) the First Lien Secured Parties and the Second Lien Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Debtor Relief Laws or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement and to the extent not prohibited by any other provision of this Agreement;

(E) each of the First Lien Secured Parties and the Second Lien Secured Parties shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Revolving Facility Priority Collateral;

(F) the First Lien Security Agent or any First Lien Secured Party may exercise any of its rights or remedies with respect to the Revolving Facility Priority Collateral in accordance with the First Lien Documents after the termination of the First Lien Standstill Period to the extent permitted by clause (i)(x) above; and

(G) the Second Lien Security Agent or any Second Lien Secured Party may exercise any of its rights or remedies with respect to the Revolving Facility Priority Collateral in accordance with the Second Lien Documents after the termination of the Second Lien Revolving Facility Priority Collateral Standstill Period to the extent permitted by clause (i)(x) above.

Subject to Section 6 and clause (i)(x) above, in exercising rights and remedies with respect to the Revolving Facility Priority Collateral, the Revolving Facility Agent and the other Revolving Facility Secured Parties may enforce the provisions of the Revolving Facility Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Revolving Facility Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under any other applicable law.

(b) Each of the First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that it will not take or receive any Revolving Facility Priority Collateral or any Proceeds of Revolving Facility Priority Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Revolving Facility Priority Collateral unless and until the Discharge of Revolving Facility Obligations has occurred, except as expressly provided in the first proviso in clause (i)(x) of Section 4.1(a) or in the proviso in clause (ii) of Section 4.1(a) (but subject to the payment over requirements of Section 4.3). Without limiting the generality of the foregoing, unless and until the Discharge of Revolving Facility Obligations has occurred, except as expressly provided in the first proviso in clause (i)(x) of Section 4.1(a) or in the proviso in clause (ii) of Section 4.1(a), the sole right of the First Lien Security Agent and the other First Lien Secured Parties and the Second Lien Security Agent and the

other Second Lien Secured Parties, as the case may be, with respect to the Revolving Facility Priority Collateral is to hold a Lien on the Revolving Facility Priority Collateral pursuant to the First Lien Documents or the Second Lien Documents, as the case may be, for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Revolving Facility Obligations has occurred in accordance with the terms hereof, the First Lien Documents and applicable law.

(c) Subject to the first proviso in clause (i)(x) of Section 4.1(a), the proviso in clause (ii) of Section 4.1(a) and Section 6:

(i) each of the First Lien Security Agent, for itself and on behalf of the other First Lien Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that it will not take any action that would hinder, delay, limit or prohibit any exercise of remedies under the Revolving Facility Documents with respect to the Revolving Facility Priority Collateral, including any collection, sale, lease, exchange, transfer or other disposition of the Revolving Facility Priority Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or Revolving Facility Security Document, in each case, with respect to the Revolving Facility Priority Collateral or subordinate the priority of the Revolving Facility Obligations to the First Lien Obligations or the Second Lien Obligations, as the case may be, with respect to the Revolving Facility Priority Collateral or grant the Liens with respect to the Revolving Facility Priority Collateral securing the First Lien Obligations or the Second Lien Obligations, as the case may be, equal ranking to the Liens with respect to the Revolving Facility Priority Collateral securing the Revolving Facility Obligations, and

(ii) each of the First Lien Security Agent, for itself and on behalf of the other First Lien Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any and all rights it or the First Lien Secured Parties or the Second Lien Secured Parties, as the case may be, may have as a junior Lien creditor with respect to the Revolving Facility Priority Collateral or otherwise to object to the manner in which the Revolving Facility Agent or the Revolving Facility Secured Parties seek to enforce or collect the Revolving Facility Obligations or the Liens granted in any of the Revolving Facility Priority Collateral, in any such case except to the extent such enforcement or collection is in violation of the terms of this Agreement, regardless of whether any action or failure to act by or on behalf of the Revolving Facility Agent or other Revolving Facility Secured Parties is adverse to the interest of the First Lien Secured Parties or the Second Lien Secured Parties, as the case may be.

(d) Each of the First Lien Security Agent, for itself and on behalf of the other First Lien Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any First Lien Document or Second Lien Document, as applicable (other than this Agreement), shall be deemed to restrict in any way the rights and remedies of the Revolving Facility Agent or the Revolving Facility Secured Parties with respect to the Revolving Facility Priority Collateral as set forth in this Agreement and the Revolving Facility Documents.

4.2. Exercise of Remedies – After Discharge of Revolving Facility Obligations.

(a) After the Discharge of Revolving Facility Obligations has occurred and so long as the Discharge of First Lien Obligations has not occurred and if any Additional Second Lien Obligations have been issued, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor:

(i) neither the Second Lien Security Agent nor any of the other Second Lien Secured Parties (x) will exercise or seek to exercise any rights or remedies (including setoff) with respect to any Revolving Facility Priority Collateral (including the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement in respect of Revolving Facility Priority Collateral to which the Second Lien Security Agent or any other Second Lien Secured Party is a party) or institute or commence or join with any Person (other than the First Lien Security Agent and the other First Lien Secured Parties) in commencing any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution); provided, however, that the Directing Second Lien Security Agent may exercise any or all such rights in accordance with the Second Lien Documents after the passage of a period of 180 days has elapsed since the date of delivery of a notice in writing to the Directing First Lien Security Agent with respect to any of the following (and requesting that enforcement actions be taken with respect to the Revolving Facility Priority Collateral) and so long as the respective payment default shall not have been cured or waived (or the respective acceleration rescinded): (i) a payment default exists with respect to the Second Lien Obligations following the final maturity of the Second Lien Obligations or (ii) after the acceleration by the relevant Second Lien Secured Parties of the maturity of all then outstanding Second Lien Obligations (the “Second Lien/First Lien Revolving Facility Priority Collateral Standstill Period”); provided, further, however, notwithstanding anything herein to the contrary, neither the Second Lien Security Agent nor any other Second Lien Secured Party will exercise any rights or remedies with respect to any Revolving Facility Priority Collateral if, notwithstanding the expiration of the Second Lien/First Lien Revolving Facility Priority Collateral Standstill Period, the Directing First Lien Security Agent or any other First Lien Secured Party shall have commenced and be diligently pursuing in good faith the exercise of any of their rights or remedies with respect to the Revolving Facility Priority Collateral (prompt notice of such exercise to be given by the Directing First Lien Security Agent to the Directing Second Lien Security Agent), (y) will contest, protest or object to any foreclosure proceeding or action brought by the Directing First Lien Security Agent or any other First Lien Secured Party with respect to, or any other exercise by the Directing First Lien Security Agent or any other First Lien Secured Party of any rights and remedies relating to, the Revolving Facility Priority Collateral under the First Lien Documents or otherwise, and (z) subject to its rights under the first proviso in clause (i)(x) above, will object to the forbearance by the Directing First Lien Security Agent or any other First Lien Secured Party from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Revolving Facility Priority Collateral, in each case so long as the respective interests of the Second Lien Secured Parties attach to the Proceeds thereof subject to the relative priorities described in Section 2; provided, however, that nothing in this Section 4.2(a) shall be construed to authorize the Second Lien Security Agent or any Second Lien Secured Party to sell or appropriate any Revolving Facility Priority Collateral free of the Lien of the First Lien Security Agent or any First Lien Secured Party; and

(ii) except as may be permitted in accordance with clause (i)(x) above, the Directing First Lien Security Agent and the First Lien Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set off and credit bid rights) and make determinations regarding the disposition of, or restrictions with respect to, the Revolving Facility Priority Collateral without any consultation with or the consent of the Second Lien Security Agent or any other Second Lien Secured Party; provided, that:

(A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Second Lien Security Agent and any other Second Lien Secured Party may file a claim or statement of interest with respect to the Second Lien Obligations;

(B) the Second Lien Security Agent and any other Second Lien Secured Party may take any action (not adverse to the priority status of the Liens on the Revolving Facility Priority Collateral securing the First Lien Obligations, or the rights of any First Lien Security Agent or the other First Lien Secured Parties to exercise remedies in respect thereof) in accordance with the Second Lien Documents and the terms of this Agreement in order to preserve or protect its Lien on or over the Revolving Facility Priority Collateral;

(C) the Second Lien Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including any claims secured by the Revolving Facility Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(D) the Second Lien Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Debtor Relief Laws or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement and to the extent not prohibited by any other provision of this Agreement;

(E) the Second Lien Secured Parties shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Revolving Facility Priority Collateral; and

(F) the Second Lien Security Agent or any Second Lien Secured Party may exercise any of its rights or remedies with respect to the Revolving Facility Priority Collateral in accordance with the Second Lien Documents after the termination of the First Lien/Second Lien Revolving Facility Priority Collateral Standstill Period to the extent permitted by clause (i)(x) above.

Except as may be permitted in accordance with clause (i)(x) above, in exercising rights and remedies with respect to the Revolving Facility Priority Collateral, following the Discharge of Revolving Facility Obligations, the Directing First Lien Security Agent and the other First Lien Secured Parties may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion subject to applicable law and the terms of the First Lien Documents, including the rights of an agent appointed by them to sell or otherwise dispose of Revolving Facility Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under any other applicable law.

(b) After the Discharge of Revolving Facility Obligations has occurred and so long as the Discharge of First Lien Obligations has not occurred, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that it will not take or receive any Revolving Facility Priority Collateral or any Proceeds of Revolving Facility Priority Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Revolving Facility Priority Collateral, except as expressly provided in the first proviso in clause (i)(x) of Section 4.2(a) or in the proviso in clause (ii) of Section 4.2(a) (but subject to the payment over provisions of Section 4.3). Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in the first proviso in clause (i)(x) of Section 4.2(a) or in the proviso in clause (ii) of Section 4.2(a), the sole right of the Second Lien Security Agent and the Second Lien Secured Parties with respect to the Revolving Facility Priority Collateral is to hold a Lien on the Revolving Facility Priority Collateral pursuant to the Second Lien Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Revolving Facility Obligations and the Discharge of First Lien Obligations has occurred in accordance with the terms hereof, the Second Lien Documents and applicable law.

(c) After the Discharge of Revolving Facility Obligations has occurred and so long as the Discharge of First Lien Obligation has not occurred, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, subject to the first proviso in clause (i)(x) of Section 4.2(a) and the proviso in clause (ii) of Section 4.2 (a):

(i) the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that the Second Lien Security Agent and the Second Lien Secured Parties will not take any action that would hinder, delay, limit or prohibit any exercise of remedies under the First Lien Documents with respect to the Revolving Facility Priority Collateral, including any collection, sale, lease, exchange, transfer or other disposition of the Revolving Facility Priority Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or First Lien Security Document with respect to the Revolving Facility Priority Collateral or subordinate the priority of the First Lien Obligations to the Second Lien Obligations with respect to the Revolving Facility Priority Collateral or grant the Liens with respect to the Revolving Facility Priority Collateral securing the Second Lien Obligations equal ranking to the Liens with respect to the Revolving Facility Priority Collateral securing the First Lien Obligations, and

(ii) the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any and all rights it or the other Second Lien Secured Parties may have as a junior Lien creditor with respect to the Revolving Facility Priority Collateral or otherwise to object to the manner in which the First Lien Security Agent or the other First Lien Secured Parties seek to enforce or collect the First Lien Obligations or the Liens granted in any of the Revolving Facility Priority Collateral, in any such case except to the extent such enforcement or collection is in violation of the terms of this Agreement, regardless of whether any action or failure to act by or on behalf of the First Lien Security Agent or First Lien Secured Parties is adverse to the interest of the Second Lien Secured Parties.

(d) If any Additional Second Lien Obligations have been issued, the Second Lien Security Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Lien Security Agent or the First Lien Secured Parties with respect to the Revolving Facility Priority Collateral as set forth in this Agreement and the First Lien Documents.

4.3. Payments Over.

(a) Prior to Discharge of Revolving Facility Obligations. So long as the Discharge of Revolving Facility Obligations has not occurred, any Revolving Facility Priority Collateral and Proceeds thereof received by (i) the First Lien Security Agent or any First Lien Secured Parties or (ii) if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent or any Second Lien Secured Parties in connection with the exercise of any right or remedy (including set off) relating to the Revolving Facility Priority Collateral (including following the expiration of the First Lien Standstill Period or the Second Lien Revolving Facility Priority Collateral Standstill Period) or otherwise that is inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to the Revolving Facility Agent, for the benefit of the Revolving Facility Secured Parties, for application in accordance with Section 7.2 below, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Revolving Facility Agent is hereby authorized to make any such endorsements as agent for the Directing First Lien Security Agent, any such First Lien Secured Parties, the Directing Second Lien Security Agent and any such Second Lien Secured Parties. This authorization is coupled with an interest and is irrevocable until the Discharge of Revolving Facility Obligations.

(b) After Discharge of Revolving Facility Obligations. After the Discharge of Revolving Facility Obligations has occurred and so long as the Discharge of First Lien Obligations has not occurred, any Revolving Facility Priority Collateral and Proceeds thereof received by (i) if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent or any Second Lien Secured Parties or (ii) any First Lien Security Agent or any other First Lien Secured Party in connection with the exercise of any right or remedy (including set off) relating to the Revolving Facility Priority Collateral (including following the expiration of the Second Lien/First Lien Revolving Priority Collateral Standstill Period) or otherwise that is inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to the Directing First Lien Security Agent, for the benefit of the First Lien Secured Parties, for application in accordance with Section 7.1 below, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Directing First Lien Security Agent is hereby authorized to make any such endorsements as agent for the Directing Second Lien Security Agent, any such Second Lien Secured Parties, the other First Lien Security Agents and the other First Lien Secured Parties. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

4.4. Other Agreements.

(a) Releases – Revolving Facility Obligations.

(i) If, in connection with:

(A) the exercise of the Revolving Facility Agent’s remedies in respect of the Revolving Facility Priority Collateral provided for in Section 4.1(a) (with the Proceeds thereof being applied to the Revolving Facility Priority Obligations), including any sale, lease, exchange, transfer or other disposition of any such Revolving Facility Priority Collateral; or

(B) any sale, lease, exchange, transfer or other disposition of any Revolving Facility Priority Collateral permitted under the terms of the Revolving Facility Documents (other than in connection with the Discharge of Revolving Facility Obligations and subject to this Agreement), the Revolving Facility Agent, for itself or on behalf of any of the other Revolving Facility Secured Parties, releases any of its Liens on any part of the Revolving Facility Priority Collateral, then the Liens, if any, of the (x) First Lien Security Agent, for itself or for the benefit of the other First Lien Secured Parties, and (y) if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, for itself or for the benefit of the other Second Lien Secured Parties, on such Revolving Facility Priority Collateral (but not, in each case, the Proceeds thereof (until applied to the Revolving Facility Obligations), which shall be subject to the priorities set forth in this Agreement) shall be automatically, unconditionally and simultaneously released and the Revolving Facility Agent is irrevocably authorized to execute and deliver or enter into any release of such Liens or claims that may, in the discretion of the Revolving Facility Agent, be necessary or reasonably desirable in connection with such releases, and (A) the First Lien Security Agent, for itself and on behalf of the other First Lien Secured Parties, and (B) if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, promptly shall execute and deliver to the Revolving Facility Agent or such Grantor (at the expense of such Grantor) such termination statements, releases and other documents as the Revolving Facility Agent or such Grantor may request to effectively confirm such release.

(ii) Until the Discharge of Revolving Facility Obligations occurs, each of (x) the First Lien Security Agent, for itself and on behalf of the other First Lien Secured Parties and

(y) if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby irrevocably constitutes and appoints the Revolving Facility Agent and any officer or agent of the Revolving Facility Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the First Lien Security Agent, the Second Lien Security Agent or such Secured Party, as the case may be, or in the Revolving Facility Agent’s own name, from time to time in the Revolving Facility Agent’s discretion, for the purpose of carrying out the terms of this Section 4.4(a) with respect to Revolving Facility Priority Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 4.4(a) with respect to Revolving Facility Priority Collateral, including any endorsements or other instruments of transfer or release.

(iii) Until the Discharge of Revolving Facility Obligations occurs, to the extent that the Revolving Facility Secured Parties (a) have released any Lien on Revolving Facility Priority Collateral and any such Lien is later reinstated or (b) obtain any new First Priority Liens on assets constituting Revolving Facility Priority Collateral from Grantors, then (x) the First Lien Secured Parties shall be granted a Second Priority Lien on any such Revolving Facility Priority Collateral and (y) if any Additional Second Lien Obligations have been issued, the Second Lien Secured Parties shall be granted a Third Priority Lien (or, after the Discharge of First Lien Obligations, a Second Priority Lien), on any such Revolving Facility Priority Collateral.

(b) Releases – First Lien Obligations.

(i) After the Discharge of Revolving Facility Obligations has occurred and so long as the Discharge of First Lien Obligations has not occurred and if any Additional Second Lien Obligations have been issued, then if, in connection with:

(A) the exercise of any Directing First Lien Security Agent’s remedies in respect of the Revolving Facility Priority Collateral provided for in Section 4.2(a) (with the Proceeds thereof being applied to the First Lien Priority Obligations), including any sale, lease, exchange, transfer or other disposition of any such Revolving Facility Priority Collateral; or

(B) any sale, lease, exchange, transfer or other disposition of any Revolving Facility Priority Collateral permitted under the terms of the First Lien Documents (other than in connection with the Discharge of First Lien Obligations and subject to this Agreement), the Directing First Lien Security Agent, for itself or on behalf of any of the other First Lien Secured Parties, releases any of its Liens on any part of the Revolving Facility Priority Collateral, then the Liens, if any, of the Second Lien Security Agent, for itself or for the benefit of the other Second Lien Secured Parties, on such Revolving Facility Priority Collateral (but not the Proceeds thereof (until applied to the First Lien Obligations), which shall be subject to the priorities set forth in this Agreement) shall be automatically, unconditionally and simultaneously released and the Directing First Lien Security Agent is irrevocably authorized to execute and deliver or enter into any release of such Liens or claims that may, in the discretion of the Directing First Lien

Security Agent, be considered necessary or reasonably desirable in connection with such releases, and the Second Lien Security Agent, for itself or on behalf of any such Second Lien Secured Parties, promptly shall execute and deliver (at the expense of such Grantor) to the Directing First Lien Security Agent such termination statements, releases and other documents as the Directing First Lien Security Agent or such Grantor may request to effectively confirm such release.

(ii) Until the Discharge of First Lien Obligations occurs, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby irrevocably constitutes and appoints the Directing First Lien Security Agent and any officer or agent of the Directing First Lien Security Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Second Lien Security Agent or such Second Lien Secured Party, or in the Directing First Lien Security Agent’s own name, from time to time in the Directing First Lien Security Agent’s discretion, for the purpose of carrying out the terms of this Section 4.4(b) with respect to Revolving Facility Priority Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 4.4(b) with respect to Revolving Facility Priority Collateral, including any endorsements or other instruments of transfer or release.

(iii) Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Secured Parties (a) have released any Lien on Revolving Facility Priority Collateral and any such Lien is later reinstated or (b) obtain any new Second Priority Liens (or, after Discharge of Revolving Facility Obligations, First Priority Liens) on assets constituting Revolving Facility Priority Collateral from Grantors, then, if any Additional Second Lien Obligations have been issued, the Second Lien Secured Parties shall be granted a Third Priority Lien (or, after the Discharge of Revolving Facility Obligations, a Second Priority Lien) on any such Revolving Facility Priority Collateral.

(c) Insurance – Prior to Discharge of Revolving Facility Obligations. Unless and until the Discharge of Revolving Facility Obligations has occurred, the Revolving Facility Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the Revolving Facility Documents, to adjust settlement for any Insurance policy covering the Revolving Facility Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of the Revolving Facility Priority Collateral. If the First Lien Security Agent, any First Lien Secured Party, the Second Lien Security Agent or any Second Lien Secured Party shall, at any time, receive any Proceeds of any such Insurance policy or any such award or payment in contravention of this Section 4.4(c), it shall pay such Proceeds over to the Revolving Facility Agent in accordance with the terms of Section 4.3(a).

(d) Insurance – After Discharge of Revolving Facility Obligations. After the Discharge of Revolving Facility Obligations and unless and until the Discharge of First Lien Obligations has occurred, the Directing First Lien Security Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Documents, to adjust settlement for any Insurance policy covering the Revolving Facility Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of the Revolving Facility Priority Collateral. If the Second Lien Security Agent or any Second Lien Secured Party shall, at any time, receive any Proceeds of any such Insurance policy or any such award or payment in contravention of this Section 4.4(d), it shall pay such Proceeds over to the First Lien Security Agent in accordance with the terms of Section 4.3(b).

(e) Amendments to, and Refinancing of, Revolving Facility Documents.

(i) The Revolving Facility Documents may be amended, restated, amended and restated, replaced, supplemented or otherwise modified in accordance with their terms and the Revolving Facility Documents may be Refinanced, in each case, without notice to, or the consent of, the First Lien Security Agent, the other First Lien Secured Parties, the Second Lien Security Agent or other Second Lien Secured Parties, all without affecting the Lien subordination or other provisions of this Agreement; provided, however, that any such amendment, restatement, amendment and restatement, replacement, supplement, modification or Refinancing of the Revolving Facility Documents shall not, without the consent of the Directing First Lien Security Agent and, if any Additional Second Lien Obligations have been issued, the Directing Second Lien Security Agent:

(A) except as otherwise contemplated or required by the Revolving Facility Documents (as in effect on the date hereof) and except in connection with any Revolving Facility DIP Financing permitted hereunder, expressly subordinate the Lien on all or substantially all of the Revolving Facility Priority Collateral to the Lien of any other creditor on the Revolving Facility Priority Collateral; or

(B) add or change any limitation on the optional or mandatory prepayment of the loans under the First Lien Credit Agreement, any other First Lien Document, any Additional Second Lien Obligations Agreement or any other Second Lien Document;

Subject to the provisions of the First Lien Documents and the Second Lien Documents, the Revolving Facility Documents may be Refinanced to the extent the terms and conditions of such Refinancing Indebtedness meet the requirements of this Section 4.4(e); provided that the holders of such Refinancing Indebtedness deliver an Intercreditor Agreement Joinder to the Security Agents.

(ii) In the event the Revolving Facility Agent or the Revolving Facility Secured Parties and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the Revolving Facility Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Revolving Facility Security Document or changing in any manner the rights of the Revolving Facility Agent, such Revolving Facility Secured Parties, the Company or any other Grantor thereunder, in each case with respect to or relating to the Revolving Facility Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable First Lien Security Document and the Comparable Second Lien Security Document without the consent of the First Lien Security Agent, the First Lien Secured Parties, the Second Lien Security Agent or the Second Lien Secured Parties and without any action by the First Lien Security Agent, the Second Lien Security Agent, the Company or any other Grantor.

(iii) The Revolving Facility Agent shall endeavor to give prompt notice of any amendment, waiver or consent of a Revolving Facility Document to the First Lien Security Agent and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent after the effective date of such amendment, waiver or consent; provided, that the failure of the Revolving Facility Agent to give any such notice shall not affect the priority of the Revolving Facility Agent’s Liens as provided herein or the validity or effectiveness of any such amendment as against the Grantors.

(f) Rights As Unsecured Creditors.

(i) Except as otherwise set forth in this Agreement, the First Lien Security Agent and the First Lien Secured Parties may exercise rights and remedies as unsecured creditors against the Company or any other Grantor in accordance with the terms of the First Lien Documents to which it is a party and applicable law. Except as otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the First Lien Security Agent or any First Lien Secured Parties of the required payments of interest, principal and other amounts in respect of the First Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the First Lien Security Agent or any First Lien Secured Parties of rights or remedies as a secured creditor (including set off) in respect of the Revolving Facility Priority Collateral in contravention of this Agreement or enforcement in contravention of this Agreement of any Lien on Revolving Facility Priority Collateral held by any of them. In the event the First Lien Security Agent or any other First Lien Secured Party becomes a judgment Lien creditor in respect of Revolving Facility Priority Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subordinated to the Liens securing Revolving Facility Obligations on the same basis as the other Liens on the Revolving Facility Priority Collateral securing the First Lien Obligations are so subordinated to such Liens securing the Revolving Facility Obligations under this Agreement.

(ii) Except as otherwise set forth in this Agreement, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent and the other Second Lien Secured Parties may exercise rights and remedies as unsecured creditors against the Company or any other Grantor in accordance with the terms of the Second Lien Documents to which it is a party and applicable law. Except as otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the Second Lien Security Agent or any Second Lien Secured Parties of the required payments of interest, principal and other amounts in respect of the Second Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Security Agent or any Second Lien Secured Parties of rights or remedies as a secured creditor (including set off) in respect of the Revolving Facility Priority Collateral in contravention of this Agreement or enforcement in contravention of this Agreement of any Lien on the Revolving Facility Priority Collateral held by any of them. In the event the Second Lien Security Agent or any other Second Lien Secured Party becomes a judgment Lien creditor in respect of Revolving Facility Priority Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subordinated to (x) the Liens securing Revolving Facility Obligations and (y) the Liens securing the First Lien Obligations, in each case, on the same basis as the other Liens on the Revolving Facility Priority Collateral securing the Second Lien Obligations are so subordinated to such Revolving Facility Obligations and such First Lien Obligations, respectively, under this Agreement.

(iii) Except as otherwise set forth in this Agreement (including under Sections 4.1(a) and 4.2(a)), nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Revolving Facility Agent or the other Revolving Facility Secured Parties may have with respect to the Revolving Facility Priority Collateral.

(g) Bailee for Perfection – Revolving Facility Agent.

(i) The Revolving Facility Agent agrees to hold or control that part of the Revolving Facility Priority Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such Revolving Facility Priority Collateral being, the “Pledged Revolving Facility Priority Collateral”) as bailee for and, with respect to any Revolving Facility Priority Collateral that cannot be perfected in such manner, as agent for, the First Lien Security Agent (on behalf of itself and the other First Lien Secured Parties) and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent (on behalf of the Second Lien Secured Parties) and any assignee thereof solely for the purpose of perfecting the security interest granted under the Revolving Facility Documents, the First Lien Documents and the Second Lien Documents, respectively, subject to the terms and conditions of this Section 4.4(g). The Revolving Facility Agent agrees that, if it shall any time obtain any landlord waiver or bailee’s letter or similar agreement or arrangement granting it rights or access to Revolving Facility Priority Collateral, the Revolving Facility Agent shall take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement as sub-agent or gratuitous bailee for the relevant other Security Agents, solely for the purpose of perfecting the Liens of the relevant other Security Agents and subject to the terms and conditions of this Agreement.

(ii) Subject to the terms of this Agreement, until the Discharge of Revolving Facility Obligations has occurred, the Revolving Facility Agent shall be entitled to deal with the Pledged Revolving Facility Priority Collateral in accordance with the terms of the Revolving Facility Documents as if the Liens of the First Lien Security Agent under the First Lien Security Documents and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent under the Second Lien Security Documents did not exist. The rights of the First Lien Security Agent and the Second Lien Security Agent in the Revolving Facility Priority Collateral shall at all times be subject to the terms of this Agreement and to the Revolving Facility Agent’s rights under the Revolving Facility Documents.

(iii) The Revolving Facility Agent shall have no obligation whatsoever to the First Lien Security Agent, any First Lien Secured Party, the Second Lien Security Agent or any Second Lien Secured Party to ensure that the Pledged Revolving Facility Priority Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 4.4(g). The duties or responsibilities of the Revolving Facility Agent under this Section 4.4(g) shall be limited solely to holding the Pledged Revolving Facility Priority Collateral as bailee or agent in accordance with this Section 4.4(g).

(iv) The Revolving Facility Agent acting pursuant to this Section 4.4(g) shall not have by reason of the Revolving Facility Security Documents, the First Lien Security Documents, the Second Lien Security Documents, this Agreement or any other document a fiduciary relationship in respect of the First Lien Security Agent, any First Lien Secured Party, the Second Lien Security Agent or any Second Lien Secured Party.

(v) Upon the Discharge of Revolving Facility Obligations, the Revolving Facility Agent shall deliver or cause to be delivered the remaining Pledged Revolving Facility Priority Collateral (if any) in its possession or in possession of its agents or bailees, together with any necessary endorsements, (A) first, to the Directing First Lien Security Agent to the extent First Lien Obligations remain outstanding, (B) second, if any Additional Second Lien Obligations have been issued, to the Directing Second Lien Security Agent to the extent the Second Lien Obligations remain outstanding and (C) third, to the applicable Grantor to the extent no Revolving Facility Obligations, First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Revolving Facility Priority Collateral) and will cooperate with the Directing First Lien Security Agent, the Directing Second Lien Security Agent and such Grantor, as the case may be, in assigning (without recourse to or warranty by the Revolving Facility Agent or any other Revolving Facility Secured Party or agent or bailee thereof) control over any other Pledged Revolving Facility Priority Collateral under its control. The Revolving Facility Agent further agrees to take all other action reasonably requested by such Person (at the sole cost and expense of the Grantors or such Person) in connection with such Person obtaining a First Priority security interest in the Pledged Revolving Facility Priority Collateral or as a court of competent jurisdiction may otherwise direct. Notwithstanding the foregoing, with respect to any Deposit Accounts, Commodity Accounts or Securities Accounts, the Revolving Facility Agent shall only be required to give notice of resignation to the counterparty thereunder.

(vi) Notwithstanding anything to the contrary herein:

(A) if, for any reason, any First Lien Obligations remain outstanding upon the Discharge of Revolving Facility Obligations, all rights of the Revolving Facility Agent hereunder and under the Revolving Facility Security Documents (1) with respect to the delivery and control of any part of the Revolving Facility Priority Collateral, and (2) to direct, instruct, vote upon or otherwise influence the maintenance or disposition of such Revolving Facility Priority Collateral, shall immediately, and (to the extent permitted by law) without further action on the part of either of the First Lien Security Agent or the Revolving Facility Agent, pass to the Directing First Lien Security Agent, who shall thereafter hold such rights for the benefit of the First Lien Secured Parties. The Revolving Facility Agent agrees that it will, if any First Lien Obligations remain outstanding upon the Discharge of Revolving Facility Obligations, take any other action required by any law or reasonably requested by the Directing First Lien Security Agent (subject to any limitations set forth in the First Lien Documents), in connection with the First Lien Security Agent’s establishment and perfection of a First Priority security interest in the Revolving Facility Priority Collateral; and

(B) if, for any reason, any Additional Second Lien Obligations have been issued and the applicable Second Lien Obligations remain outstanding upon the Discharge of Revolving Facility Obligations and the Discharge of First Lien Obligations, all rights of the Revolving Facility Agent hereunder and under the Revolving Facility Security Documents and all rights of the First Lien Security Agent hereunder and under the First Lien Security Documents (1) with respect to the delivery and control of any part of the Revolving Facility Priority Collateral, and (2) to direct, instruct, vote upon or otherwise influence the maintenance or disposition of such Revolving Facility Priority Collateral, shall immediately, and (to the extent permitted by law) without further action on the part of any of the First Lien Security Agent, the Second Lien Security Agent or the Revolving Facility Agent, pass to the Directing Second Lien Security Agent, who shall thereafter hold such rights for the benefit of the Second Lien Secured Parties. Each of the Directing First Lien Security Agent and Revolving Facility Agent agrees that it will, if any Second Lien Obligations remain outstanding upon the Discharge of Revolving Facility Obligations and the Discharge of First Lien Obligations, take any other action required by any law or reasonably requested by the Directing Second Lien Security Agent (subject to any limitations set forth in the Second Lien Facility Documents), in connection with the Directing Second Lien Security Agent’s establishment and perfection of a First Priority security interest in the Revolving Facility Priority Collateral.

(vii) Notwithstanding anything to the contrary contained herein, if for any reason, prior to the Discharge of First Lien Obligations and, if any Additional Second Lien Obligations have been issued, the Discharge of Second Lien Obligations, the Revolving Facility Agent acquires possession of any Pledged Notes Priority Collateral, the Revolving Facility Agent shall hold same as bailee and/or agent to the same extent as is provided in preceding clause (i) with respect to Pledged Revolving Facility Priority Collateral, provided that as soon as is practicable the Revolving Facility Agent shall deliver or cause to be delivered such Pledged Notes Priority Collateral to the Directing First Lien Security Agent or, after the Discharge of First Lien Obligations has occurred, to the Directing Second Lien Security Agent, as the case may be, in a manner otherwise consistent with the requirements of preceding clause (v).

(h) Bailee for Perfection – First Lien Security Agent.

(i) After the Discharge of Revolving Facility Obligations has occurred, and to the extent that the Directing First Lien Security Agent holds or controls any Pledged Revolving Facility Priority Collateral, if any Additional Second Lien Obligations have been issued, the Directing First Lien Security Agent agrees to hold or control that part of the Pledged Revolving Facility Priority Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law as collateral agent for the First Lien Secured Parties and as bailee for and, with respect to any Revolving Facility Priority Collateral that cannot be perfected in such manner, as agent for, the Directing Second Lien Security Agent (on behalf of itself and the other Second Lien Secured Parties) and any assignee thereof solely for the purpose of perfecting the security interest granted under the First Lien and the Second Lien Documents, respectively, subject to the terms and conditions of this Section 4.4(h). The Directing First Lien Security Agent agrees that, if it shall any time obtain any landlord waiver or bailee’s letter or similar agreement or arrangement granting it rights or access to Revolving Facility Priority Collateral, the Directing First Lien Security Agent shall take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement as sub-agent or gratuitous bailee for the Second Lien Security Agent, solely for the purpose of perfecting the Liens of the Second Lien Security Agent and subject to the terms and conditions of this Agreement.

(ii) Subject to the terms of this Agreement, after the Discharge of Revolving Facility Obligations has occurred and until the Discharge of First Lien Obligations has occurred, the Directing First Lien Security Agent shall be entitled to deal with the Pledged Revolving Facility Priority Collateral in accordance with the terms of the First Lien Documents as if the Liens (if any Additional Second Lien Obligations have been issued) of the Second Lien Security Agent under the Second Lien Security Documents did not exist. The rights of the Second Lien Security Agent in the Revolving Facility Priority Collateral shall at all times be subject to the terms of this Agreement and to the First Lien Security Agent’s rights under the First Lien Documents.

(iii) The Directing First Lien Security Agent shall have no obligation whatsoever to any First Lien Secured Party, the Second Lien Security Agent or any Second Lien Secured Party to ensure that the Pledged Revolving Facility Priority Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 4.4(h). The duties or responsibilities of the First Lien Security Agent under this Section 4.4(h) shall be limited solely to holding the Pledged Revolving Facility Priority Collateral as bailee or agent in accordance with this Section 4.4(h).

(iv) The Directing First Lien Security Agent acting pursuant to this Section 4.4(h) shall not have by reason of the First Lien Security Documents, the Second Lien Security Documents, this Agreement or any other document a fiduciary relationship in respect of any First Lien Secured Party, the Second Lien Security Agent or any Second Lien Secured Party.

(v) Following the Discharge of Revolving Facility Obligations and upon the Discharge of First Lien Obligations, the Directing First Lien Security Agent shall deliver or cause to be delivered the remaining Pledged Revolving Facility Priority Collateral (if any) in its possession or in possession of its agents or bailees, together with any necessary endorsements, (A) first, if any Additional Second Lien Obligations have been issued, to the Directing Second Lien Security Agent to the extent the Second Lien Obligations remain outstanding and (B) second, to the applicable Grantor to the extent no First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Revolving Facility Priority Collateral) and will cooperate with the Directing Second Lien Security Agent or such Grantor, as the case may be, in assigning (without recourse to or warranty by the Directing First Lien Security Agent or any other First Lien Secured Party or agent or bailee thereof) control over any other Pledged Revolving Facility Priority Collateral under its control. The Directing First Lien Security Agent further agrees to take all other action reasonably requested by such Person (at the sole cost and expense of the Grantors or such Person) in connection with such Person obtaining a First Priority security interest in the Pledged Revolving Facility Priority Collateral or as a court of competent jurisdiction may otherwise direct. Notwithstanding the foregoing, with respect to any Deposit Accounts, Commodity Accounts or Securities Accounts, the Directing First Lien Security Agent shall only be required to give notice of resignation to the counterparty thereunder.

(vi) Notwithstanding anything to the contrary herein, if, for any reason, if any Additional Second Lien Obligations have been issued, and any Second Lien Obligations remain outstanding upon the Discharge of Revolving Facility Obligations and the Discharge of First Lien Obligations, all rights of the First Lien Security Agent hereunder and under the First Lien Security Documents (1) with respect to the delivery and control of any part of the Revolving Facility Priority Collateral, and (2) to direct, instruct, vote upon or otherwise influence the maintenance or disposition of such Revolving Facility Priority Collateral, shall immediately, and (to the extent permitted by law) without further action on the part of any of the First Lien Security Agent or the Second Lien Security Agent, pass to the Directing Second Lien Security Agent, who shall thereafter hold such rights for the benefit of the Second Lien Secured Parties. Each of the Directing First Lien Security Agent and the Grantors agrees that it will, if any Second Lien Obligations remain outstanding upon the Discharge of Revolving Facility Obligations and the Discharge of First Lien Obligations, take any other action required by any law or reasonably requested by the Directing Second Lien Security Agent (subject to any limitations set forth in the Second Lien Facility Documents), in connection with the Directing Second Lien Security Agent’s establishment and perfection of a First Priority security interest in the Revolving Facility Priority Collateral.

(i) When Discharge of Revolving Facility Obligations Deemed to Not Have Occurred. Notwithstanding anything to the contrary herein, if concurrently with (or immediately after) the Discharge of Revolving Facility Obligations, the Company and/or any Grantor enters into any Permitted Refinancing of any Revolving Facility Obligations, then such Discharge of Revolving Facility Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under the Permitted Refinancing shall automatically be treated as Revolving Facility Obligations (together with any Revolving Facility Bank Product Obligations and Revolving Facility Secured Hedging Obligations thereunder) for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the term “Revolving Facility Credit Agreement” shall be deemed appropriately modified to refer to such Permitted Refinancing and the Revolving Facility Agent under such Revolving Facility Documents shall be the Revolving Facility Agent for all purposes hereof and the new secured parties under such Revolving Facility Documents (together with the Revolving Facility Bank Product Creditors and Revolving Facility Hedging Creditors thereunder) shall automatically be treated as Revolving Facility Secured Parties for all purposes of this Agreement. Upon receipt of a notice stating that the Company and/or any Grantor has entered into a new Revolving Facility Document in respect of a Permitted Refinancing of Revolving Facility Obligations (which notice shall include the identity of the new agent, such agent, the “New Revolving Facility Agent”), and delivery by the New Revolving Facility Agent of an Intercreditor Agreement Joinder, each of the First Lien Security Agent and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent shall promptly (i) enter into such documents and agreements (including amendments, amendments and restatements, or supplements to this Agreement) as the Company and/or any Grantor or such New Revolving Facility Agent shall reasonably request in order to provide to the New Revolving Facility Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (ii) deliver to the New Revolving Facility Agent any Pledged Revolving Facility Priority Collateral held by the First Lien Security Agent or the Second Lien Security Agent, respectively, together with any necessary endorsements (or otherwise allow the New Revolving Facility Agent to obtain control of such Pledged Revolving Facility Priority Collateral). The New Revolving Facility Agent shall agree to be bound by the terms of this Agreement. If the new Revolving Facility Obligations under the new Revolving Facility Documents are secured by assets of the Grantors of the type constituting Revolving Facility Priority Collateral that do not also secure the First Lien Obligations and, if any Additional Second Lien Obligations have been issued, the Second Lien Obligations, then each of the First Lien Obligations and the Second Lien Obligations shall be secured at such time by a Second Priority Lien and Third Priority Lien, respectively, on such assets to the same extent provided in the First Lien Security Documents and the Second Lien Security Documents with respect to the other Revolving Facility Priority Collateral. If the new Revolving Facility Obligations under the new Revolving Facility Documents are secured by assets of the Grantors of the type constituting Notes Priority Collateral that do not also secure each of the First Lien Obligations and the Second Lien Obligations, then each of the First Lien Obligations and the Second Lien Obligations shall be secured at such time by a First Priority Lien and Second Priority Lien, respectively, on such assets to the same extent provided in the First Lien Security Documents and Second Lien Security Documents with respect to the other Notes Priority Collateral.

(j) Option to Purchase Revolving Facility Obligations.

(i) Without prejudice to the enforcement of remedies by the Revolving Facility Agent and the Revolving Facility Secured Parties, the First Lien Secured Parties or, if any Additional Second Lien Obligations have been issued, to the extent any Second Lien Secured Party has exercised the First Lien Purchase Option, such Second Lien Secured Party (in each case who must meet all eligibility standards contained in all relevant Revolving Facility Documents) (each, an “Eligible Revolving Facility Purchaser”) shall have the right to purchase on a pro rata basis by way of assignment (and shall thereby also assume all commitments and duties of the then extant Revolving Facility Secured Parties under the Revolving Facility Documents (other than in respect of services giving rise to Revolving Facility Bank Product Obligations and Revolving Facility Secured Hedging Obligations)), at any time during the exercise period described in clause (iii) below of this Section 4.4(j), all, but not less than all, of the Revolving Facility Obligations (inclusive of Revolving Facility Priority Obligations and Excess Revolving Facility Obligations) (other than the Revolving Facility Obligations of a Defaulting Revolving Facility Secured Party), including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all Revolving Facility Obligations outstanding at the time of purchase; provided that at the time of (and as a condition to) any purchase pursuant to this Section 4.4(j), all commitments pursuant to any then outstanding Revolving Facility Credit Agreement shall have terminated and all Revolving Facility Secured Hedging Agreements also shall have been terminated in accordance with their terms. Any purchase pursuant to this Section 4.4(j) shall be made as follows:

(A) for a purchase price equal to the sum of (1) in the case of all loans, advances or other similar extensions of credit that constitute Revolving Facility Obligations (including unreimbursed amounts drawn in respect of letters of credit, but excluding the undrawn amount of then outstanding letters of credit and excluding Revolving Facility Bank Product Obligations), 100% of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase (without regard, however, to any unaccrued acceleration or other prepayment penalties or premiums other than customary breakage costs), (2) in the case of any Revolving Facility Bank Product Obligations, cash collateral in such amounts as the Revolving Facility Agent reasonably determines is necessary to secure the Revolving Facility Agent and the other Revolving Facility Secured Parties in connection with such Revolving Facility Bank Product Obligations, (3) in the case of any Revolving Facility Secured Hedging Agreement, the aggregate amount then owing to each Revolving Facility Hedging Creditor (which is a Revolving Facility Secured Party) thereunder pursuant to the terms of the respective Revolving Facility Secured Hedging Agreement, including all amounts owing to such Revolving Facility Hedging Creditor as a result of the termination (or early termination) thereof (in each case, to the extent of its interest as a Revolving Facility Secured Party), (4) in the case of the undrawn amount of then outstanding letters of credit, cash collateral in an amount equal to 103% of the aggregate undrawn amount of such letters of credit and the aggregate fronting and other fees which will accrue thereon through the stated maturity of the letters of credit (assuming no drawings thereon before stated maturity), (5) all accrued and unpaid fees, expenses, indemnities and other amounts (other than any unaccrued prepayment penalties or premiums or similar fees) through the date of purchase and (6) in the case of contingent or unliquidated Revolving Facility Obligations for which a claim has been made against (or identified by) the Revolving Facility Secured Parties and indemnification or payment is required under the Revolving Facility Documents, cash collateral in such amounts as the Revolving Facility Agent reasonably determines to be necessary to secure the Revolving Facility Agent and the other Revolving Facility Secured Parties in connection with such contingent or unliquidated Revolving Facility Obligations; it being understood and agreed that (w) if at any time those amounts (if any) then on deposit with the Revolving Facility Agent as described in clause (4) above exceed 103% of the sum of the aggregate undrawn amount of all then outstanding letters of credit and the aggregate fronting and other fees accrued thereon before stated maturity, such excess shall be returned to the respective Eligible Revolving Facility Purchaser or Eligible Revolving Facility Purchasers (as their interests appear), (x) at such time as all letters of credit have been cancelled, expired or been fully drawn, as the case may be, any excess cash collateral deposited as described above in clause (4) (and not previously applied or released as provided above) shall be returned to the respective Eligible Revolving Facility Purchaser or Eligible Revolving Facility Purchasers, as their interests appear, (y) at such time as all Revolving Facility Bank Product Agreements have been terminated, any excess cash collateral deposited as described above in clause (2) (and not previously applied or released as provided above) shall be returned to the respective Eligible Revolving Facility Purchaser or Eligible

Revolving Facility Purchasers, as their interests appear, and (z) at such time as all contingent or unliquidated Revolving Facility Obligations described in clause 6 are settled or otherwise resolved, any excess cash collateral deposited as described above in clause 6 (and not applied or previously released) shall be returned to the respective Eligible Revolving Facility Purchaser or Eligible Revolving Facility Purchasers, as their interests appear. It is understood and agreed that (x) at the time any fronting or other fees are owing to an issuer with respect to any letter of credit, the Revolving Facility Agent may apply amounts deposited with it as described above to pay same and (y) upon any drawing under any letter of credit, the Revolving Facility Agent shall apply amounts deposited with it as described above to repay the respective unpaid drawing;

(B) with the purchase price described in preceding clause (i)(A) payable in cash on the date of purchase against transfer to the respective Eligible Revolving Facility Purchaser or Eligible Revolving Facility Purchasers (without recourse and without any representations or warranties whatsoever, whether as to the enforceability of any Revolving Facility Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any Revolving Facility Obligation or as to any other matter whatsoever, except the representations and warranties (1) that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the Revolving Facility Credit Agreement, in which case the purchase price described in preceding clause (i)(A) shall be appropriately adjusted so that the Eligible Revolving Facility Purchaser or Eligible Revolving Facility Purchasers do not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the Revolving Facility Obligations) and (2) as to the amount of its portion of the Revolving Facility Obligations being acquired);

(C) with the purchase price described in preceding clause (i)(A) accompanied by a waiver of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 4.4(j) by (x) the Directing Second Lien Security Agent (on behalf of itself and the other Second Lien Secured Parties) if such Eligible Revolving Facility Purchaser is the Second Lien Security Agent or any Second Lien Secured Party or (y) the Directing First Lien Security Agent (on behalf of itself and the other First Lien Secured Parties) if such Eligible Revolving Facility Purchaser is the First Lien Security Agent or any First Lien Secured Party;

(D) with all amounts payable to the various Revolving Facility Secured Parties in respect of the assignments described above to be distributed to them by the Revolving Facility Agent in accordance with their respective holdings of the various Revolving Facility Obligations; and

(E) with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the Revolving Facility Agent (with the reasonable cost of such counsel to be paid by the respective Eligible Revolving Facility Purchaser or Eligible Revolving Facility Purchasers); it being understood and agreed that the Revolving Facility Agent and each other Revolving Facility Secured Party shall retain all rights to indemnification as provided in the relevant Revolving Facility Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 4.4(j).

(ii) The right to exercise the purchase option described in Section 4.4(j)(i) above shall be exercisable and legally enforceable upon at least ten (10) Business Days’ prior written notice of exercise (which notice, once given, (A) shall be irrevocable and fully binding on the respective Eligible Revolving Facility Purchaser or Eligible Revolving Facility Purchasers except as provided in clause (iii) below and (B) shall specify a date of purchase not less than ten (10) Business Days, nor more than thirty (30) calendar days, after the date of the receipt by the Revolving Facility Agent of such notice) given to the Revolving Facility Agent by an Eligible Revolving Facility Purchaser; provided that if such Eligible Revolving Facility Purchaser is the Second Lien Security Agent or a Second Lien Secured Party, then the closing of the purchase of the Revolving Facility Obligations under this Section 4.4(j) shall occur within the aforesaid period and contemporaneously with or promptly following the closing by such Second Lien Security Agent or Second Lien Secured Party of the purchase of First Lien Obligations in accordance with Section 3.4(l). Neither the Revolving Facility Agent nor any Revolving Facility Secured Party shall have any disclosure obligation to any Eligible Revolving Facility Purchaser, the First Lien Security Agent, any First Lien Secured Party, the Second Lien Security Agent or any Second Lien Secured Party in connection with any exercise of such purchase option.

(iii) The right to purchase the Revolving Facility Obligations as described in this Section 4.4(j) may be exercised (A) by a Second Lien Secured Party that has exercised the First Lien Purchase Option in accordance with Section 3.4(l) and is an Eligible Revolving Facility Purchaser (by giving the irrevocable written notice described in preceding clause (ii)) during the period (the “Second Lien Purchase Option Period”) that (1) begins on the date occurring three Business Days after the first to occur of (x) the date of the acceleration of the final maturity of the loans under the Revolving Facility Credit Agreement, (y) the failure to pay all outstanding loans and obligations in full in cash on the final maturity date of the Revolving Facility Credit Agreement or (z) the occurrence of an Insolvency or Liquidation Proceeding with respect to the Company or any Grantor which constitutes an event of default under the Revolving Facility Credit Agreement (in each case, so long as the acceleration, failure to pay amounts due at final maturity or such Insolvency or Liquidation Proceeding constituting an event of default has not been rescinded or cured within ten (10) Business Days after any such event, and so long as any unpaid amounts constituting Revolving Facility Obligations remain owing); provided that if there is any failure to meet the condition described in the proviso of preceding clause (i) hereof, the aforementioned date shall be extended until the first date upon which such condition is satisfied and (2) ends on the tenth (10th) Business Day after the start of the Second Lien Purchase Option Period and (B) in the event that no Second Lien Secured Party has exercised the First Lien Purchase Option within the option period set forth in Section 3.4(l), by a First Lien Secured Party that is an Eligible Revolving Facility Purchaser (by giving the irrevocable written notice described in the preceding clause (ii)) during the period that begins on the first Business Day immediately following the expiration of the Second Lien Purchase Option Period and ends on the tenth (10th) Business Day thereafter (the “First Lien Purchase Option Period”); provided, however, if a Second Lien Secured Party has exercised the First Lien Purchase Option in accordance with Section 3.4(l) and fails to close such purchase within the prescribed period, the First Lien Purchase Option Period shall be deemed not to commence until the earlier of the closing date specified in the notice delivered by such Second Lien Secured Party as described in the preceding clause or the date of such failure by such Second Lien Secured Party. If no First Lien Secured Party or Second Lien Secured Party timely exercises the aforementioned purchase option, the Revolving Facility Agent and Revolving Facility Secured Parties shall have no further obligations pursuant to this Section 4.4(j) and may take any further actions in their sole discretion in accordance with the Revolving Facility Documents and this Agreement.

(iv) The obligations of the Revolving Facility Secured Parties to sell their respective Revolving Facility Obligations under this Section 4.4(j) are several and not joint and several. To the extent any Revolving Facility Secured Party breaches its obligation to sell its Revolving Facility Obligations under this Section 4.4(j) (a “Defaulting Revolving Facility Secured Party”), nothing in this Section 4.4(j) shall be deemed to require the Revolving Facility Agent or any other Revolving Facility Secured Party to purchase such Defaulting Revolving Facility Secured Party’s Revolving Facility Obligations for resale to the holders of First Lien Obligations and in all cases, the Revolving Facility Agent and each Revolving Facility Secured Party complying with the terms of this Section 4.4(j) shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Revolving Facility Secured Party; provided that nothing in this clause (iv) shall require any Eligible Revolving Facility Purchaser to purchase less than all of the Revolving Facility Obligations.

(v) Each Grantor irrevocably consents to any assignment effected to one or more Eligible Revolving Facility Purchasers pursuant to this Section 4.4(j) (so long as they meet all eligibility standards contained in all relevant Revolving Facility Documents, other than obtaining the consent of any Grantor to an assignment to the extent required by such Revolving Facility Documents) for purposes of all Revolving Facility Documents and hereby agrees that no further consent to any such assignment pursuant to this Section 4.4(j) from such Grantor shall be required.

4.5. Insolvency or Liquidation Proceedings.

(a) Finance and Sale Issues – Revolving Facility Obligations. Until the Discharge of Revolving Facility Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Revolving Facility Agent shall desire to permit the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Revolving Facility Priority Collateral or to permit the Company or any other Grantor to obtain financing, whether from the Revolving Facility Secured Parties or any other entity under Section 364 of the Bankruptcy Code or any similar Debtor Relief Law, that is secured by a Lien that is (i) senior or pari passu with the Liens on the Revolving Facility Priority Collateral securing the Revolving Facility Priority Obligations and (ii) junior to the Liens on the Notes Priority Collateral securing the First Lien Priority Obligations and, if any Additional Second Lien Obligations have been issued, the Second Lien Priority Obligations (each, a “Revolving Facility DIP Financing”), then the First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties, and the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that it will not oppose or raise any objection to or contest (or join with or support any third party opposing, objecting or contesting) such use of cash collateral constituting Revolving Facility Priority Collateral or such Revolving Facility DIP Financing and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Revolving Facility Agent or to the extent permitted by Section 4.5(d)) and, the First Lien Security Agent and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent will each subordinate its Liens in the Revolving Facility Priority Collateral to the Liens securing such Revolving Facility DIP Financing (and all interest and other obligations relating thereto); provided that (A) the aggregate principal amount of the Revolving Facility DIP Financing plus the aggregate outstanding principal amount of Revolving Facility Obligations for borrowed money under the Revolving Facility Documents plus the aggregate face amount of any letters of credit issued and not reimbursed under the Revolving Facility Documents shall not exceed the Revolving Facility Debt Cap and (B) (i) each of the First Lien Security Agent and the other First Lien Secured Parties and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent and the other Second Lien Secured Parties retain a Lien on the Collateral to secure the First Lien Priority Obligations and Second Lien Priority Obligations, respectively, and, with respect to the Notes Priority Collateral only, with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (ii) to the extent that the Revolving Facility Agent is granted adequate protection in the form of a Lien, the First Lien Security Agent and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent are each permitted to seek a Lien (without objection from the Revolving Facility Agent or any Revolving Facility Secured Party) on Collateral arising after the commencement of the Insolvency or Liquidation Proceeding (so long as, with respect to Revolving Facility Priority Collateral, such Lien is junior to the Liens securing such Revolving Facility DIP Financing and the Revolving Facility Priority Obligations, (iii) the foregoing provisions of this Section 4.5(a) shall not prevent the First Lien Security Agent and the First Lien Secured Parties and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent and the Second Lien Secured Parties from objecting to any provision in any Revolving Facility DIP Financing relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws that are inconsistent with this Agreement and (iv) the terms of such Revolving Facility DIP Financing do not require any Grantor to seek approval for any plan of reorganization that is inconsistent with the terms of this Agreement. The First Lien Security Agent, on behalf of the First Lien Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of the Second Lien Secured Parties, each agrees that it will not raise any objection or oppose a sale or other disposition of any Revolving Facility Priority Collateral free and clear of its Liens (subject to attachment of Proceeds with respect to the Second Priority Lien on the Revolving Facility Priority Collateral in favor of the First Lien Security Agent and the Third Priority Lien on the Revolving Facility Priority Collateral in favor of the Second Lien Security Agent in the same order and manner as otherwise set forth herein) or other claims under Section 363 of the Bankruptcy Code, except for any objection or opposition that could be asserted by any First Lien Secured Party or, if any Additional Second Lien Obligations have been issued, any Second Lien Secured Party as an unsecured creditor in any such Insolvency or Liquidation Proceeding if the First Lien Secured Parties and Second Lien Secured Parties have consented to such sale or disposition of such assets; provided that the foregoing shall not prohibit the First

Lien Security Agent, the other First Lien Secured Parties, the Second Lien Security Agent and the other Second Lien Secured Parties from seeking and exercising credit bid rights pursuant to Section 363(k) of the Bankruptcy Code in respect of any such sale or disposition; provided, further that such credit bid may only be made if Discharge of Revolving Facility Obligations (and, in the case of a credit bid by the Second Lien Security Agent or the other Second Lien Secured Parties, Discharge of First Lien Obligations) has occurred or will occur concurrently as a result of a cash bid for such Revolving Priority Collateral in addition to such credit bid.

(b) Finance and Sale Issues – First Lien Obligations. After the Discharge of Revolving Facility Obligations has occurred and until the Discharge of First Lien Obligations has occurred and to the extent any Additional Second Lien Obligations have been issued, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Security Agent shall desire to permit the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Revolving Facility Priority Collateral or to permit the Company or any other Grantor to obtain financing, whether from the First Lien Secured Parties or any other entity under Section 364 of the Bankruptcy Code or any similar Debtor Relief Law, that is secured by a Lien that is (i) senior or pari passu with the Liens on the Revolving Facility Priority Collateral securing the First Lien Priority Obligations and (ii) junior to the Liens on the Notes Priority Collateral securing the Second Lien Priority Obligations (each, a “First Lien Revolving Facility Priority Collateral DIP Financing”), then the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that it will not oppose or raise any objection to or contest (or join with or support any third party opposing, objecting or contesting) such use of cash collateral constituting Revolving Facility Priority Collateral or such First Lien Revolving Facility Priority Collateral DIP Financing and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the First Lien Security Agent or to the extent permitted by Section 4.5(d)) and, the Second Lien Security Agent will subordinate its Liens in the Revolving Facility Priority Collateral to the Liens securing such First Lien Revolving Facility Priority Collateral DIP Financing (and all interest and other obligations relating thereto); provided that (A) the aggregate principal amount of the First Lien Revolving Facility Priority Collateral DIP Financing plus the aggregate outstanding principal amount of First Lien Obligations for borrowed money under the First Lien Documents plus the aggregate face amount of any letters of credit issued and not reimbursed under the First Lien Documents shall not exceed the First Lien Debt Cap and (B) (i) the Second Lien Security Agent and the other Second Lien Secured Parties retain a Lien on the Collateral to secure the Second Lien Priority Obligations, respectively, and, with respect to the Notes Priority Collateral only, with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (ii) to the extent that the First Lien Security Agent is granted adequate protection in the form of a Lien, the Second Lien Security Agent is permitted to seek a Lien (without objection from the First Lien Security Agent or any First Lien Secured Party) on Collateral arising after the commencement of the Insolvency or Liquidation Proceeding (so long as, with respect to Revolving Facility Priority Collateral, such Lien is junior to the Liens securing such First Lien Revolving Facility Priority Collateral DIP Financing and the First Lien Priority Obligations), (iii) the foregoing provisions of this Section 4.5(b) shall not prevent the Second Lien Security Agent and the Second Lien Secured Parties from objecting to any provision in any First Lien Revolving Facility Priority Collateral DIP Financing relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor

Relief Laws that are inconsistent with this Agreement and (iv) the terms of such First Lien Revolving Facility Priority Collateral DIP Financing do not require any Grantor to seek approval for any plan of reorganization that is inconsistent with the terms of this Agreement. The Second Lien Security Agent, on behalf of the Second Lien Secured Parties, agrees that it will not raise any objection or oppose a sale or other disposition of any Revolving Facility Priority Collateral free and clear of its Liens (subject to attachment of Proceeds with respect to the Second Priority Lien on the Revolving Facility Priority Collateral in favor of the Second Lien Security Agent in the same order and manner as otherwise set forth herein) or other claims under Section 363 of the Bankruptcy Code, except for any objection or opposition that could be asserted by any Second Lien Secured Party as an unsecured creditor in any such Insolvency or Liquidation Proceeding if the Second Lien Secured Parties have consented to such sale or disposition of such assets; provided that the foregoing shall not prohibit the Second Lien Security Agent and the other Second Lien Secured Parties from seeking and exercising credit bid rights pursuant to Section 363(k) of the Bankruptcy Code in respect of any such sale or disposition; provided, further that such credit bid may only be made if Discharge of First Lien Obligations has occurred or will occur concurrently as a result of a cash bid for such Revolving Priority Collateral in addition to such credit bid.

(c) Relief from the Automatic Stay.

(i) Until the Discharge of Revolving Facility Obligations has occurred, each of the First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Revolving Facility Priority Collateral, without the prior written consent of the Revolving Facility Agent.

(ii) Until the Discharge of First Lien Obligations has occurred, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Revolving Facility Priority Collateral, without the prior written consent of the Directing First Lien Security Agent.

(d) Adequate Protection.

(i) Each of the First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that none of them shall contest (or support any other Person contesting) (A) any request by the Revolving Facility Agent or the Revolving Facility Secured Parties for adequate protection or similar protection under any Debtor Relief Law with respect to any Revolving Facility Priority Collateral, (B) so long as the request of adequate protection is in the form of a replacement Lien on the Notes Priority Collateral that is junior to the Liens on the Notes Priority Collateral securing the First Lien Priority Obligations and, if any Additional Second Lien

Obligations have been issued, the Second Lien Priority Obligations, any request by the Revolving Facility Agent or the Revolving Facility Secured Parties for adequate protection with respect to any Notes Priority Collateral or (C) any objection by the Revolving Facility Agent or the Revolving Facility Secured Parties to any motion, relief, action or proceeding based on the Revolving Facility Agent or the Revolving Facility Secured Parties claiming a lack of adequate protection with respect to the Revolving Facility Priority Collateral. Notwithstanding the foregoing provisions in this Section 4.5(d)(i), in any Insolvency or Liquidation Proceeding, (x) if the Revolving Facility Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in the nature of assets constituting Revolving Facility Priority Collateral in connection with any Revolving Facility DIP Financing or use of cash collateral constituting Revolving Facility Priority Collateral, then each of the First Lien Security Agent, on behalf of itself or any of the other First Lien Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of itself or any of the other Second Lien Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Revolving Facility Obligations and such Revolving Facility DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on Revolving Facility Priority Collateral securing the First Lien Obligations or Second Lien Obligations, as the case may be, are so subordinated to the Liens securing Revolving Facility Obligations under this Agreement, and (y) in the event the First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties, or, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, seeks or requests adequate protection in respect of Revolving Facility Priority Collateral securing First Lien Obligations or Second Lien Obligations and such adequate protection is granted in the form of additional collateral in the nature of assets constituting Revolving Facility Priority Collateral, then each of the First Lien Security Agent, on behalf of itself or any of the other First Lien Secured Parties and the Second Lien Security Agent, on behalf of itself or any of the other Second Lien Secured Parties, agrees that the Revolving Facility Agent shall also be granted a senior Lien on such additional collateral as security for the Revolving Facility Obligations and for any such Revolving Facility DIP Financing and that any Lien on such additional collateral securing the First Lien Obligations or Second Lien Obligations, as the case may be, shall be subordinated to the Liens on such collateral securing the Revolving Facility Obligations and any such Revolving Facility DIP Financing (and all obligations relating thereto) and to any other Liens on such Collateral granted to the Revolving Facility Secured Parties as adequate protection on the same basis as the other Liens on Revolving Facility Priority Collateral securing the First Lien Obligations and Second Lien Obligations are so subordinated to such Liens securing Revolving Facility Obligations under this Agreement.

(ii) If any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that it shall not contest (or support any other Person contesting) (A) any request by the First Lien Security Agent or the First Lien Secured Parties for adequate protection or similar protection under any Debtor Relief Law with respect to any Revolving Facility Priority Collateral or (B) any objection by the First Lien Security Agent or the First Lien Secured Parties to any motion, relief, action or proceeding based on the First Lien Security Agent or the First Lien Secured Parties claiming a lack of adequate protection with respect to the Revolving Facility Priority

Collateral. Notwithstanding the foregoing provisions in this Section 4.5(d)(ii), in any Insolvency or Liquidation Proceeding, (x) if the First Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in the nature of assets constituting Revolving Facility Priority Collateral in connection with any Revolving Facility DIP Financing or First Lien Revolving Facility Priority Collateral DIP Financing or use of cash collateral constituting Revolving Facility Priority Collateral or Notes Priority Collateral, then, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of itself or any of the other Second Lien Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Revolving Facility Obligations and the First Lien Obligations and such Revolving Facility DIP Financing and such First Lien Revolving Facility Priority Collateral DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on Revolving Facility Priority Collateral securing the Second Lien Obligations are so subordinated to the Liens securing Revolving Facility Obligations and First Lien Obligations under this Agreement, and (y) if any Additional Second Lien Obligations have been issued, in the event the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, seeks or requests adequate protection in respect of Revolving Facility Priority Collateral securing Second Lien Obligations and such adequate protection is granted in the form of additional collateral in the nature of assets constituting Revolving Facility Priority Collateral, then the Second Lien Security Agent, on behalf of itself or any of the other Second Lien Secured Parties, agrees that the Revolving Facility Agent and the First Lien Security Agent shall also be granted a senior Lien on such additional collateral as security for the Revolving Facility Obligations and the First Lien Obligations and for any such Revolving Facility DIP Financing and any such First Lien Revolving Facility Priority Collateral DIP Financing and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the Revolving Facility Obligations and the First Lien Obligations and any such Revolving Facility DIP Financing and any such First Lien Revolving Facility Priority Collateral DIP Financing (and all obligations relating thereto) and to any other Liens on such Collateral granted to the Revolving Facility Agent and the First Lien Secured Parties as adequate protection on the same basis as the other Liens on Revolving Facility Priority Collateral securing the Second Lien Obligations are so subordinated to such Liens securing the Revolving Facility Obligations and First Lien Obligations under this Agreement.

(e) No Waiver. Subject to the proviso in clause (ii) of Section 4.1(a), nothing contained herein shall prohibit or in any way limit the Revolving Facility Agent or any Revolving Facility Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the First Lien Security Agent or any of the First Lien Secured Parties, or, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent or any of the Second Lien Secured Parties in respect of the Revolving Facility Priority Collateral, including the seeking by the First Lien Security Agent, any First Lien Secured Parties, the Second Lien Security Agent or any Second Lien Secured Party of adequate protection in respect thereof or the asserting by the First Lien Security Agent, any First Lien Secured Parties, the Second Lien Security Agent or any Second Lien Secured Parties of any of its rights and remedies under the First Lien Documents or Second Lien Documents, as the case may be, or otherwise in respect thereof.

(f) Waiver. Each of the First Lien Security Agent, for itself and on behalf of the other First Lien Secured Parties, and, if any Additional Second Lien Obligations have been issued the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, waives any claim it may hereafter have against any Revolving Facility Secured Party arising out of the election of any Revolving Facility Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest, in each case, in connection with the Revolving Facility Priority Collateral in any Insolvency or Liquidation Proceeding.

4.6. Reliance; Waivers; Etc.

(a) Reliance. Other than any reliance on the terms of this Agreement, the First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties under its First Lien Documents, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of itself and the Second Lien Secured Parties under its Second Lien Documents, each acknowledges that it and the Secured Parties under the First Lien Documents and Second Lien Documents, respectively, have, independently and without reliance on the Revolving Facility Agent or any Revolving Facility Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the First Lien Documents and the Second Lien Documents, respectively, and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Agreement, any Additional Second Lien Obligations Agreement or this Agreement.

(b) No Warranties or Liability. Each of the First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, acknowledges and agrees that the Revolving Facility Agent and the Revolving Facility Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Revolving Facility Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Revolving Facility Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective Revolving Facility Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Revolving Facility Agent and the Revolving Facility Secured Parties shall have no duty to the First Lien Security Agent, any of the First Lien Secured Parties, the Second Lien Security Agent or the Second Lien Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the Revolving Facility Documents, the First Lien Documents and the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

(c) No Waiver of Lien Priorities – Revolving Facility Obligations.

(i) No right of the Revolving Facility Secured Parties, the Revolving Facility Agent or any of them to enforce any provision of this Agreement or any Revolving Facility

Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any Revolving Facility Secured Party or the Revolving Facility Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Revolving Facility Documents, any of the First Lien Documents of any of the Second Lien Documents, regardless of any knowledge thereof which the Revolving Facility Agent or the Revolving Facility Secured Parties, or any of them, may have or be otherwise charged with.

(ii) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the Revolving Facility Documents and subject to the provisions of Section 4.5(b)), the Revolving Facility Secured Parties, the Revolving Facility Agent and any of them may, at any time and from time to time in accordance with the Revolving Facility Documents and/or applicable law, without the consent of, or notice to, the First Lien Security Agent, any First Lien Secured Party, the Second Lien Security Agent or any Second Lien Secured Party, without incurring any liabilities to the First Lien Security Agent, any First Lien Secured Parties, any Second Lien Secured Party or the Second Lien Security Agent and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the First Lien Security Agent, any First Lien Secured Party, the Second Lien Security Agent or any Second Lien Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(A) make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(B) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Revolving Facility Obligations or any Lien on any Revolving Facility Priority Collateral or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Revolving Facility Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens on the Revolving Facility Priority Collateral held by the Revolving Facility Agent or any of the Revolving Facility Secured Parties, the Revolving Facility Obligations or any of the Revolving Facility Documents;

(C) sell, exchange, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof) and in any order any part of the Revolving Facility Priority Collateral or any liability of the Company or any other Grantor to the Revolving Facility Secured Parties or the Revolving Facility Agent;

(D) settle or compromise any Revolving Facility Obligation or any other liability of the Company or any other Grantor or any Revolving Facility Priority Collateral; and

(E) exercise or delay in or refrain from exercising any right or remedy against the Company or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any Revolving Facility Priority Collateral or any liability incurred directly or indirectly in respect thereof.

(iii) Each of the First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, also agrees that the Revolving Facility Secured Parties and the Revolving Facility Agent shall have no liability to the First Lien Security Agent, any First Lien Secured Party, the Second Lien Security Agent or any Second Lien Secured Party and the First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties, and the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, hereby waives any claim against any Revolving Facility Secured Party or the Revolving Facility Agent, arising out of any and all actions which the Revolving Facility Secured Parties or the Revolving Facility Agent may take or permit or omit to take with respect to:

(A) the Revolving Facility Documents (other than this Agreement), including any failure to perfect or obtain perfected security interests in the Revolving Facility Priority Collateral;

(B) the collection of the Revolving Facility Obligations; or

(C) the foreclosure upon, or sale, liquidation or other disposition of, any Revolving Facility Priority Collateral.

Each of the First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that the Revolving Facility Secured Parties and the Revolving Facility Agent have no duty to the First Lien Security Agent, the First Lien Secured Parties, the Second Lien Security Agent or the Second Lien Secured Parties in respect of the maintenance or preservation of the Revolving Facility Priority Collateral, the Revolving Facility Obligations or otherwise.

(iv) Each of the First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties, and, if any Additional Second Lien Obligations have been issued the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Revolving Facility Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

Section 5.	General.

5.1. Legends. The Grantors agree that each Security Document shall include the following language (with any necessary modifications to give effect to applicable definitions) (or language to similar effect approved by the Directing Security Agents):

“Notwithstanding anything herein to the contrary, the Liens and security interests granted to the [Revolving Facility Agent] [First Lien Security Agent] [Second Lien Security Agent] pursuant to this Agreement in any Collateral and the exercise of any right or remedy by the [Revolving Facility Agent] [First Lien Security Agent] [Second Lien Security Agent] with respect to any Collateral hereunder are subject to the provisions of the Intercreditor Agreement, dated as of March 17, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Interline Brands, Inc., a New Jersey corporation, Interline Brands, Inc., a Delaware corporation, the other Grantors from time to time party hereto, Bank of America, N.A., as Revolving Facility Agent and Barclays Bank PLC, as First Lien Administrative Agent and as First Lien Security Agent and certain other Persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, the Grantors agree that each mortgage or deed of trust in favor of any Secured Parties covering any Collateral shall also contain such other language as a Security Agent may reasonably request to reflect the subordination of such mortgage to the mortgage in favor of such Security Agent on behalf of the applicable Secured Parties covering such Collateral. Notwithstanding the foregoing, the foregoing language shall not be required to be included in any Security Document, mortgage or deed of trust entered into prior to the date hereof; provided that, if any such Security Document, mortgage or deed of trust is amended or replaced on or after the date hereof, the foregoing language shall be added thereto as part of such amendment or replacement.

5.2. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of any two or more of the First Lien Obligations, the Second Lien Obligations and the Revolving Facility Obligations, then, to the extent the debt obligations distributed on account of such First Lien Obligations, such Second Lien Obligations or such Revolving Facility Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

5.3. Post-Petition Interest.

(a) None of the Revolving Facility Agent or any Revolving Facility Secured Party, or, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent or any Second Lien Secured Party shall oppose or seek to challenge any claim by the First

Lien Security Agent or any First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the First Lien Secured Party’s Lien on the Notes Priority Collateral (without regard to the existence of the junior Liens of the Revolving Facility Agent on behalf of the Revolving Facility Secured Parties or the Second Lien Security Agent, on behalf of the Second Lien Secured Parties, as the case may be, on the Notes Priority Collateral) or the Revolving Facility Priority Collateral (after taking into account the senior Lien of the Revolving Facility Agent on behalf of the Revolving Facility Secured Parties on the Revolving Facility Priority Collateral, but without regard to the existence of the junior Lien of the Second Lien Security Agent, on behalf of the Second Lien Secured Parties, as the case may be, on the Revolving Facility Priority Collateral).

(b) None of the First Lien Security Agent or any First Lien Secured Party, or, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent or any Second Lien Secured Party shall oppose or seek to challenge any claim by the Revolving Facility Agent or any Revolving Facility Secured Party for allowance in any Insolvency or Liquidation Proceeding of Revolving Facility Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Revolving Facility Agent on behalf of the Revolving Facility Secured Parties on the Notes Priority Collateral (after taking into account the senior Liens of the First Lien Security Agent, on behalf of the First Lien Secured Parties and the Second Lien Security Agent, on behalf of the Second Lien Secured Parties, as the case may be, on the Notes Priority Collateral) or the Revolving Facility Priority Collateral (without regard to the existence of the junior Liens of the First Lien Security Agent, on behalf of the First Lien Secured Parties, or the Second Lien Security Agent, on behalf of the Second Lien Secured Parties, on the Revolving Facility Priority Collateral).

5.4. Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Security Agent and the First Lien Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent and the Second Lien Secured Parties, and the Revolving Facility Agent and the Revolving Facility Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any First Lien Document, any Second Lien Document or any Revolving Facility Document;

(ii) except as otherwise set forth in the Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations, Second Lien Obligations or Revolving Facility Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of any First Lien Document, Second Lien Document or any Revolving Facility Document;

(iii) except as otherwise set forth in the Agreement, any exchange of any security interest in any Notes Priority Collateral or any Revolving Facility Priority Collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations, Second Lien Obligations or Revolving Facility Obligations;

(iv) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(v) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Obligations, Second Lien Obligations or Revolving Facility Obligations or of the Revolving Facility Agent, any Revolving Facility Secured Party, the First Lien Security Agent, any First Lien Secured Party, the Second Lien Security Agent or any Second Lien Secured Party in respect of this Agreement.

Section 6.	Cooperation With Respect To Revolving Facility Priority Collateral.

6.1. Consent to License to Use Intellectual Property. Each of the First Lien Security Agent and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent on behalf of the First Lien Secured Parties and the Second Lien Secured Parties respectively (and any purchaser, assignee or transferee of assets as provided in Section 6.3) (a) consents (without any representation, warranty or obligation whatsoever) to the grant by any Grantor to the Revolving Facility Agent of a non-exclusive royalty-free license to use, subject to any limitations and restrictions in any relevant Security Document for a period not to exceed 180 days (commencing with the initiation of any enforcement of Liens by any of the First Lien Security Agent or the Second Lien Security Agent (provided, in each case, that the Revolving Facility Agent has received notice thereof) or the Revolving Facility Agent) any Intellectual Property of such Grantor that is subject to a Lien held by either the First Lien Security Agent or the Second Lien Security Agent, respectively (or any Intellectual Property acquired by such purchaser, assignee or transferee from any Grantor, as the case may be) and (b) grants, in its capacity as a secured party (or as a purchaser, assignee or transferee, as the case may be), to the Revolving Facility Agent a non-exclusive royalty-free license to use for a period not to exceed 180 days (commencing with (x) the initiation of any enforcement of Liens by any of the First Lien Security Agent, the Second Lien Security Agent or the Revolving Facility Agent or (y) the purchase, assignment or transfer, as the case may be (provided, in each case, that the Revolving Facility Agent has received notice thereof)) any Intellectual Property that is subject to a Lien held by the First Lien Security Agent or the Second Lien Security Agent (or subject to such purchase, assignment or transfer, as the case may be), in each case in connection with the enforcement of any Lien held by the Revolving Facility Agent upon any Inventory or other Revolving Facility Priority Collateral of any Grantor and to the extent the use of such Intellectual Property is necessary or appropriate, in the good faith opinion of the Revolving Facility Agent, to process, ship, collect, produce, store, complete, supply, lease, sell or otherwise dispose of any such Inventory or other Revolving Facility Priority Collateral in any lawful manner. The 180 day license periods shall be tolled during the pendency of any Insolvency or Liquidation Proceeding of any Grantor pursuant to which the Revolving Facility Agent is effectively stayed from enforcing its rights and remedies with respect to the Revolving Facility Priority Collateral.

6.2. Access to Information. If either the First Lien Security Agent or the Second Lien Security Agent takes actual possession of any documentation of a Grantor (whether such documentation is in the form of a writing or is stored in any computer, data equipment or data record in the physical possession of the First Lien Security Agent or the Second Lien Security

Agent), then upon the reasonable request of the Revolving Facility Agent and reasonable advance notice, the First Lien Security Agent or Second Lien Security Agent, as the case may be, will permit the Revolving Facility Agent or its representative to inspect, use and copy such documentation.

6.3. Access to Property. (a) (i) If the Revolving Facility Agent commences any action or proceeding with respect to any of its rights or remedies (including, but not limited to, any action of foreclosure but excluding any exercise of rights solely in connection with cash dominion), enforcement, collection or execution with respect to the Revolving Facility Priority Collateral (“Revolving Facility Priority Collateral Enforcement Actions”) or if either of the First Lien Security Agent or the Second Lien Security Agent commences any action or proceeding with respect to any of its rights or remedies (including any action of foreclosure), enforcement, collection or execution with respect to the Notes Priority Collateral, and the First Lien Security Agent or the Second Lien Security Agent, as the case may be (or a purchaser at a foreclosure sale conducted in foreclosure of any Liens of the First Lien Security Agent or the Second Lien Security Agent or negotiated sale in lieu thereof) takes actual or constructive possession of Notes Priority Collateral of any Grantor (“Notes Priority Collateral Enforcement Actions”), then the First Lien Secured Parties and the First Lien Security Agent, and, if any Additional Second Lien Obligations have been issued, the Second Lien Secured Parties and the Second Lien Security Agent, as the case may be, shall (subject to, in the case of any Notes Priority Collateral Enforcement Action, a prior written request by the Revolving Facility Agent to the First Lien Security Agent or the Second Lien Security Agent, as the case may be (the “Notes Priority Collateral Enforcement Action Notice”)) (x) cooperate with the Revolving Facility Agent (and with its officers, employees, representatives and agents) in its efforts to conduct Revolving Facility Priority Collateral Enforcement Actions in the Revolving Facility Priority Collateral and to finish any work-in-process and collect, process, ship, produce, store, complete, supply, lease, sell or otherwise handle, deal with, assemble or dispose of, in any lawful manner, the Revolving Facility Priority Collateral, (y) not hinder or restrict in any respect the Revolving Facility Agent from conducting Revolving Facility Priority Collateral Enforcement Actions in the Revolving Facility Priority Collateral or from finishing any work-in-process or collecting, processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the Revolving Facility Priority Collateral, and (z) permit the Revolving Facility Agent, its employees, agents, advisers and representatives, at the cost and expense of the Revolving Facility Secured Parties, to enter upon and use the Notes Priority Collateral (including equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and intellectual property), for a period (I) commencing on the date of the initial Revolving Facility Priority Collateral Enforcement Action or the date of delivery of the Notes Priority Collateral Enforcement Action Notice, as the case may be, and (II) ending on the earlier of the date occurring 180 days thereafter and the date on which all Revolving Facility Priority Collateral (other than Revolving Facility Priority Collateral abandoned by the Revolving Facility Agent in writing) has been removed from the Notes Priority Collateral (such period, the “Revolving Facility Priority Collateral Processing and Sale Period”), for purposes of:

(A) assembling and storing the Revolving Facility Priority Collateral and completing the processing of and turning into finished goods any Revolving Facility Priority Collateral consisting of work-in-process or raw materials;

(B) selling any or all of the Revolving Facility Priority Collateral located in or on such Notes Priority Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise;

(C) removing and transporting any or all of the Revolving Facility Priority Collateral located in or on such Notes Priority Collateral;

(D) otherwise collecting, processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the Revolving Facility Priority Collateral; and/or

(E) taking reasonable actions to protect, secure, and otherwise enforce the rights or remedies of the Revolving Facility Secured Parties and/or the Revolving Facility Agent (including with respect to any Revolving Facility Priority Collateral Enforcement Actions) in and to the Revolving Facility Priority Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of the First Lien Security Agent or, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent from selling, assigning or otherwise transferring any Notes Priority Collateral prior to the expiration of such Revolving Facility Priority Collateral Processing and Sale Period if the purchaser, assignee or transferee thereof agrees in writing (for the benefit of the Revolving Facility Agent and the Revolving Facility Secured Parties) to be bound by the provisions of this Section 6. If any stay or other order prohibiting the exercise of remedies with respect to the Revolving Facility Priority Collateral has been entered by a court of competent jurisdiction, such Revolving Facility Priority Collateral Processing and Sale Period shall be tolled during the pendency of any such stay or other order.

(ii) During the period of actual occupation, use and/or control by the Revolving Facility Secured Parties and/or the Revolving Facility Agent (or their respective employees, agents, advisers and representatives) of any Notes Priority Collateral, the Revolving Facility Secured Parties and the Revolving Facility Agent shall be obligated to repair at their expense any physical damage to such Notes Priority Collateral resulting from such occupancy, use or control, and to leave such Notes Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall the Revolving Facility Secured Parties or the Revolving Facility Agent have any liability to the First Lien Secured Parties, the First Lien Security Agent, the Second Lien Secured Parties or the Second Lien Security Agent pursuant to this Section 6.3(a) as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Notes Priority Collateral existing prior to the date of the exercise by the Revolving Facility Secured Parties (or the Revolving Facility Agent, as the case may be) of their rights under this Section 6.3(a) and the Revolving Facility Secured Parties shall have no duty or liability to maintain the Notes Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the Revolving Facility Secured Parties, or for any diminution in the value of the Notes Priority Collateral that results from ordinary wear and tear resulting from the use of the Notes Priority Collateral by the Revolving Facility Secured Parties in the manner and for the time periods specified under this Section 6.3(a) or as a result of the removal of the Revolving Facility Priority Collateral. Without limiting the rights granted in this Section 6.3(a), the Revolving Facility Secured Parties and the Revolving Facility Agent shall cooperate with the First Lien Secured Parties, the First Lien Security Agent, the Second Lien Secured Parties and the Second Lien Security Agent in connection with any efforts made by the First Lien Secured Parties, the First Lien Security Agent, the Second Lien Secured Parties and the Second Lien Security Agent to sell the Notes Priority Collateral.

(b) The Revolving Facility Secured Parties shall (i) use the Notes Priority Collateral in accordance with applicable law and (ii) indemnify the First Lien Secured Parties and the Second Lien Secured Parties from any claim, loss, damage, cost or liability arising out of any claim asserted by any third party as a result of any acts or omissions by the Revolving Facility Security Agent, or any of its agents or representatives, in connection with the exercise by the Revolving Facility Secured Parties of their rights of access set forth in this Section 6.3. In no event shall any Revolving Facility Secured Party have any liability to the First Lien Secured Parties or the Second Lien Secured Parties pursuant to this Section 6.3(b) or otherwise as a result of any condition on or with respect to the Notes Priority Collateral existing prior to the date of the exercise by the Revolving Facility Secured Parties of their access rights under this Section 6.3(b), and the Revolving Facility Secured Parties shall have no duty or liability to maintain the Notes Priority Collateral in a condition or manner better than that in which it was maintained prior to the access and/or use thereof by the Revolving Facility Secured Parties.

(c) Each of the First Lien Security Agent and the Second Lien Security Agent (x) shall, at the request of the Revolving Facility Agent, provide reasonable cooperation to the Revolving Facility Agent in connection with the manufacture, production, completion, handling, removal and sale of any Revolving Facility Priority Collateral by the Revolving Facility Agent as provided above and (y) shall be entitled to receive, from the Revolving Facility Agent, reimbursement for their reasonable out-of-pocket costs and expenses incurred in connection with such cooperation, support and assistance to the Revolving Facility Agent. Each of the First Lien Security Agent and the Second Lien Security Agent and/or any such purchaser (or its transferee or successor) shall not be required to manufacture, produce, complete, remove, insure, protect, store, safeguard, sell or deliver any inventory subject to any First Priority Lien held by the Revolving Facility Agent.

6.4. Grantor Consent. The Company and the other Grantors consent to the performance by each of the First Lien Security Agent and the Second Lien Security Agent of the obligations set forth in this Section 6 and acknowledge and agree that neither the First Lien Security Agent (nor any First Lien Secured Party) nor the Second Lien Security Agent (nor any Second Lien Secured Party) shall ever be accountable or liable for any action taken or omitted by the Revolving Facility Agent or any Revolving Facility Secured Party or its or any of their officers, employees, agents, successors or assigns in connection therewith or incidental thereto or in consequence thereof.

6.5. Exercise of Cash Dominion; Funds Deposited in Controlled Securities Accounts and Deposit Accounts. Each of the First Lien Security Agent, for itself and on behalf of the other First Lien Secured Parties, and, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that (a) the exercise of cash dominion by the Revolving Facility Agent over any Securities Account or Deposit Account of any Grantor and application of funds in connection therewith to the Revolving Facility Obligations shall not constitute an exercise of rights or remedies by the Revolving Facility Agent for purposes of this Agreement and (b) all funds deposited in controlled Securities Accounts or Deposit Accounts and then applied to the Revolving Facility Obligations shall be treated as Revolving Facility Priority Collateral, and any claims that such funds constitute Notes Priority Collateral are waived except (i) to the extent that the Revolving Facility Agent has received written notice of an enforcement action under any First Lien Document or Second Lien Document and written notice prior to the application of such funds to the Revolving Facility Obligations that such funds constitute Proceeds of Notes Priority Collateral or (ii) during an Insolvency or Liquidation Proceeding.

Section 7.	Application Of Proceeds.

7.1. Application of Proceeds in Distributions by the First Lien Security Agent.

(a) The First Lien Security Agent will apply the Proceeds of any Notes Priority Collateral Enforcement Actions and, after the Discharge of Revolving Facility Obligations, the Proceeds of any collection, sale, foreclosure or other realization of any Revolving Facility Priority Collateral by First Lien Security Agent as expressly permitted hereunder, and, in each case, the Proceeds of any title insurance policy insuring any Notes Priority Collateral (or, after the Discharge of Revolving Facility Obligations, any Revolving Facility Priority Collateral) required under any First Lien Document or Revolving Facility Document, in the following order of application:

First, to the payment of all amounts payable under the First Lien Documents on account of the First Lien Security Agent’s or any Additional First Lien Obligations Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the First Lien Security Agent, any Additional First Lien Obligations Agent or any co-trustee or agent of the First Lien Security Agent or any Additional First Lien Obligations Agent in connection with any First Lien Document;

Second, to the First Lien Administrative Agent and any Additional First Lien Obligations Agent, administrative agent or trustee for the Additional First Lien Obligations for application to the payment of all outstanding First Lien Priority Obligations in such order as may be provided in the First Lien Documents in an amount sufficient to result in Discharge of First Lien Obligations;

Third, if any Additional Second Lien Obligations have been issued, to the payment of all amounts payable under the Second Lien Documents on account of the Second Lien Security Agent’s or any Additional Second Lien Obligations Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Second Lien Security Agent, any Additional Second Lien Obligations Agent or any co-trustee or agent of the Second Lien Security Agent or any Additional Second Lien Obligations Agent in connection with any Second Lien Document;

Fourth, if any Additional Second Lien Obligations have been issued, to the Additional Second Lien Obligations Agent, administrative agent or trustee for the Second Lien Obligations for application to the payment of all outstanding Second Lien Priority Obligations in such order as may be provided in the Second Lien Documents in an amount sufficient to result in Discharge of Second Lien Obligations;

Fifth, to the payment of all amounts payable under the Revolving Facility Documents on account of the Revolving Facility Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Revolving Facility Agent or any co-trustee or agent of the Revolving Facility Agent in connection with any Revolving Facility Document;

Sixth, to the Revolving Facility Agent for application to the payment of all outstanding Revolving Facility Priority Obligations in such order as may be provided in the Revolving Facility Documents in an amount sufficient to result in Discharge of Revolving Facility Obligations; and

Seventh, to the First Lien Administrative Agent and any Additional First Lien Obligations Agent, administrative agent or trustee for the Additional First Lien Obligations for application to the payment of all outstanding Excess First Lien Obligations that are then due and payable in such order as may be provided in the First Lien Documents in an amount sufficient to pay in full in cash all outstanding Excess First Lien Obligations that are then due and payable;

Eighth, if any Additional Second Lien Obligations have been issued, to the Additional Second Lien Obligations Agent, administrative agent or trustee for the Second Lien Obligations for application to the payment of all outstanding Excess Second Lien Obligations that are then due and payable in such order as may be provided in the Second Lien Documents in an amount sufficient to pay in full in cash all outstanding Excess Second Lien Obligations that are then due and payable;

Ninth, to the Revolving Facility Agent for application to the payment of all outstanding Excess Revolving Facility Obligations that are then due and payable in such order as may be provided in the Revolving Facility Documents in an amount sufficient to pay in full in cash all outstanding Excess Revolving Facility Obligations that are then due and payable; and

Tenth, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the applicable Grantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b) In connection with the application of Proceeds pursuant to Section 7.1(a), except as otherwise directed by the Required Lenders (or equivalent term) under (and as defined in) the First Lien Documents, the First Lien Security Agent may sell any non-Cash Proceeds for cash prior to the application of the Proceeds thereof.

(c) If the First Lien Security Agent or any First Lien Secured Party collects or receives any Proceeds of Revolving Facility Priority Collateral in connection with such Notes Priority Collateral Enforcement Action that should have been applied to the payment of the Revolving Facility Obligations in accordance with Section 7.2(a), whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such First Lien Secured Party will forthwith deliver the same to the Revolving Facility Agent, for the account of the holders of the Revolving Facility Obligations, to be applied in accordance with Section 7.2(a). Until so delivered, such Proceeds will be held by that First Lien Secured Party for the benefit of the holders of the Revolving Facility Obligations.

7.2. Application of Proceeds in Distributions by the Revolving Facility Agent.

(a) The Revolving Facility Agent will apply the Proceeds of any Revolving Facility Priority Collateral Enforcement Actions and, after the Discharge of First Lien Obligations and, if any Additional Second Lien Obligations have been issued, the Discharge of Second Lien Obligations, the Proceeds of any collection, sale, foreclosure or other realization of any Notes Priority Collateral by the Revolving Facility Agent as expressly permitted hereunder, and the Proceeds of any title insurance policy insuring any Revolving Facility Priority Collateral (and, after the Discharge of First Lien Obligations and, if any Additional Second Lien Obligations have been issued, the Discharge of Second Lien Obligations, any title insurance insuring any Notes Priority Collateral) required under any Revolving Facility Document permitted to be received by it, in the following order of application:

First, to the payment of all amounts payable under the Revolving Facility Documents on account of the Revolving Facility Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Revolving Facility Agent or any co-trustee or agent of the Revolving Facility Agent in connection with any Revolving Facility Document;

Second, to the Revolving Facility Agent for application to the payment of all outstanding Revolving Facility Priority Obligations in such order as may be provided in the Revolving Facility Documents in an amount sufficient to result in Discharge of Revolving Facility Obligations;

Third, to the payment of all amounts payable under the First Lien Documents on account of the First Lien Security Agent’s or any Additional First Lien Obligations Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the First Lien Security Agent, any Additional First Lien Obligations Agent or any co-trustee or agent of the First Lien Security Agent or any Additional First Lien Obligations Agent in connection with any First Lien Document;

Fourth, to the First Lien Administrative Agent and any Additional First Lien Obligations Agent, administrative agent or trustee for the Additional First Lien Obligations for application to the payment of all outstanding First Lien Priority Obligations in such order as may be provided in the First Lien Documents in an amount sufficient to result in Discharge of First Lien Obligations;

Fifth, if any Additional Second Lien Obligations have been issued, to the payment of all amounts payable under the Second Lien Documents on account of the Second Lien Security Agent’s or any Additional Second Lien Obligations Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Second Lien Security Agent, any Additional Second Lien Obligations Agent or any co-trustee or agent of the Second Lien Security Agent or any Additional Second Lien Obligations Agent in connection with any Second Lien Document;

Sixth, if any Additional Second Lien Obligations have been issued, to the Additional Second Lien Obligations Agent, administrative agent or trustee for the Second Lien Obligations for application to the payment of all outstanding Second Lien Priority Obligations in such order as may be provided in the Second Lien Documents in an amount sufficient to result in Discharge of Second Lien Obligations;

Seventh, to the Revolving Facility Agent for application to the payment of all outstanding Excess Revolving Facility Obligations that are then due and payable in such order as may be provided in the Revolving Facility Documents in an amount sufficient to pay in full in cash all outstanding Excess Revolving Facility Obligations that are then due and payable;

Eighth, to the First Lien Administrative Agent and any Additional First Lien Obligations Agent, administrative agent or trustee for the Additional First Lien Obligations for application to the payment of all outstanding Excess First Lien Obligations that are then due and payable in such order as may be provided in the First Lien Documents in an amount sufficient to pay in full in cash all outstanding Excess First Lien Obligations that are then due and payable;

Ninth, if any Additional Second Lien Obligations have been issued, to the Additional Second Lien Obligations Agent, administrative agent or trustee for the Second Lien Obligations for application to the payment of all outstanding Excess Second Lien Obligations that are then due and payable in such order as may be provided in the Second Lien Documents in an amount sufficient to pay in full in cash all outstanding Excess Second Lien Obligations that are then due and payable; and

Tenth, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the other applicable Grantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b) In connection with the application of Proceeds pursuant to Section 7.2(a), except as otherwise directed by the Required Lenders (or equivalent term) under (and as defined in) the Revolving Facility Documents, the Revolving Facility Agent may sell any non-Cash Proceeds for cash prior to the application of the Proceeds thereof.

(c) If the Revolving Facility Agent or any Revolving Facility Secured Party collects or receives any Proceeds of Notes Priority Collateral in connection with such Revolving Facility Priority Collateral Enforcement Action that should have been applied to the payment of the First Lien Obligations in accordance with Section 7.1(a), or the Second Lien Obligations in accordance with Section 7.3(a), whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Revolving Facility Secured Party will forthwith deliver the same to the First Lien Security Agent or the Second Lien Security Agent, as the case may be, for the account of the holders of the First Lien Obligations or the Second Lien Obligations, as the case may be, to be applied in accordance with Section 7.1(a) or Section 7.3(a), as the case may be. Until so delivered, such Proceeds will be held by that Revolving Facility Secured Party for the benefit of the holders of the First Lien Obligations or the Second Lien Obligation, as the case may be.

7.3. Application of Proceeds in Distributions by the Second Lien Security Agent.

(a) If any Additional Second Lien Obligations have been issued, the Second Lien Security Agent will, after the Discharge of First Lien Obligations, apply the Proceeds of any Notes Priority Collateral Enforcement Action and, after the Discharge of Revolving Facility Obligations and the Discharge of First Lien Obligations, the Proceeds of any collection, sale, foreclosure or other realization of any Revolving Facility Priority Collateral by the Second Lien Security Agent as expressly permitted hereunder, and, in each case the Proceeds of any title insurance policy insuring any Notes Priority Collateral (or, after the Discharge of Revolving Facility Obligation, any Revolving Facility Priority Collateral) required under any Second Lien Document, in the following order of application:

First, to the payment of all amounts payable under the Second Lien Documents on account of the Second Lien Security Agent’s or any Additional Second Lien Obligations Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Second Lien Security Agent, any Additional Second Lien Obligations Agent or any co-trustee or agent of the Second Lien Security Agent or any Additional Second Lien Obligations Agent in connection with any Second Lien Document;

Second, to the Additional Second Lien Obligations Agent, administrative agent or trustee for the Second Lien Obligations for application to the payment of all outstanding Second Lien Priority Obligations in such order as may be provided in the Second Lien Documents in an amount sufficient to result in Discharge of Second Lien Obligations;

Third, to the payment of all amounts payable under the Revolving Facility Documents on account of the Revolving Facility Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Revolving Facility Agent or any co-trustee or agent of the Revolving Facility Agent in connection with any Revolving Facility Document;

Fourth, to the Revolving Facility Agent for application to the payment of all outstanding Revolving Facility Priority Obligations in such order as may be provided in the Revolving Facility Documents in an amount sufficient to result in Discharge of Revolving Facility Obligations;

Fifth, to the First Lien Administrative Agent and any Additional First Lien Obligations Agent, administrative agent or trustee for the Additional First Lien Obligations for application to the payment of all outstanding Excess First Lien Obligations that are then due and payable in such order as may be provided in the First Lien Documents in an amount sufficient to pay in full in cash all outstanding Excess First Lien Obligations that are then due and payable;

Sixth, to the Additional Second Lien Obligations Agent, administrative agent or trustee for the Second Lien Obligations for application to the payment of all outstanding Excess Second Lien Obligations that are then due and payable in such order as may be provided in the Second Lien Documents in an amount sufficient to pay in full in cash all outstanding Excess Second Lien Obligations that are then due and payable;

Seventh, to the Revolving Facility Agent for application to the payment of all outstanding Excess Revolving Facility Obligations that are then due and payable in such order as may be provided in the Revolving Facility Documents in an amount sufficient to pay in full in cash all outstanding Excess Revolving Facility Obligations that are then due and payable; and

Eighth, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the applicable Grantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b) In connection with the application of Proceeds pursuant to Section 7.3(a), except as otherwise directed by the Required Lenders (or equivalent term) under (and as defined in) the Second Lien Documents, the Second Lien Security Agent may sell any non-Cash Proceeds for cash prior to the application of the Proceeds thereof.

(c) If the Second Lien Security Agent or any Second Lien Secured Party collects or receives any Proceeds of Revolving Facility Priority Collateral in connection with such Notes Priority Collateral Enforcement Action that should have been applied to the payment of the First Lien Obligations in accordance with Section 7.1(a), or the Revolving Facility Obligations in accordance with Section 7.2(a), whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Second Lien Secured Party will forthwith deliver the same to the First Lien Security Agent, for the account of the holders of the First Lien Obligations, or the Revolving Facility Agent, for the account of the holders of the Revolving Facility Obligations, to be applied in accordance with Section 7.1(a) or Section 7.2(a), as the case may be. Until so delivered, such Proceeds will be held by that Second Lien Secured Party for the benefit of the holders of the First Lien Obligations or Revolving Facility Obligations, as the case may be.

7.4. Mixed Collateral Proceeds. Notwithstanding anything to the contrary contained above or in the definition of the Revolving Facility Priority Collateral or Notes Priority

Collateral, in the event that Proceeds of Collateral are received from (or are otherwise attributable to the value of) a sale or other disposition of Collateral that involves a combination of Revolving Facility Priority Collateral and Notes Priority Collateral where the aggregate sales price is not allocated between the Revolving Facility Priority Collateral and the Notes Priority Collateral (and unless otherwise agreed among the Security Agents), the portion of such Proceeds that shall be allocated as Proceeds of Revolving Facility Priority Collateral for purposes of this Agreement shall be an amount equal to the net book value of such Revolving Facility Priority Collateral (except in the case of Accounts which amount shall be equal to the face amount of such Accounts). In addition, notwithstanding anything to the contrary contained above or in the definition of the Revolving Facility Priority Collateral or Notes Priority Collateral, to the extent Proceeds of Collateral are Proceeds received from (or are otherwise attributable to the value of) the sale or disposition of all or substantially all of the Capital Stock of any of the Subsidiaries of Holdings which is a Grantor, or all or substantially all of the assets of any such Subsidiary, where the aggregate sales price is not allocated between the Revolving Facility Priority Collateral and the Notes Priority Collateral (and unless otherwise agreed among the Security Agents), such Proceeds shall constitute (1) first, in an amount equal to the face amount of the Accounts and Payment Intangibles (as described in clause (i) of the definition of Revolving Facility Priority Collateral, and excluding any Accounts and Payment Intangibles to the extent excluded pursuant to said clause (i)) and the net book value of the Inventory owned by such Subsidiary at the time of such sale, Revolving Facility Priority Collateral and (2) second, to the extent in excess of the amounts described in preceding clause (1), Notes Priority Collateral or additional Revolving Facility Priority Collateral in accordance with the respective fair market value of the other Collateral sold. In the event that amounts are received in respect of Capital Stock of or intercompany loans issued to any Grantor in an Insolvency or Liquidation Proceeding, such amounts shall be deemed to be Proceeds received from a sale or disposition of Revolving Facility Priority Collateral and Notes Priority Collateral and shall be allocated as Proceeds of Revolving Facility Priority Collateral and Notes Priority Collateral in proportion to the Revolving Facility Priority Collateral and Notes Priority Collateral owned at such time by the issuer of such Capital Stock or intercompany note.

Section 8.	Miscellaneous.

8.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Documents, the Second Lien Documents or the Revolving Facility Documents, the provisions of this Agreement shall govern and control. Each Secured Party acknowledges and agrees that the terms and provisions of this Agreement do not violate any term or provision of its respective First Lien Document, Second Lien Document or Revolving Facility Document.

The parties hereto acknowledge that the terms of this Agreement are not intended to negate any specific rights granted to any Grantor in any of the other First Lien Documents, Second Lien Documents or Revolving Facility Documents.

8.2. Effectiveness; Continuing Nature of this Agreement; Severability. (a) This Agreement shall become effective when executed and delivered by the parties hereto. Each Security Agent, on behalf of itself and the applicable Secured Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this

Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, this Agreement is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable non-bankruptcy law. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Company and/or any other Grantor shall include the Company and/or such Grantor as debtor and debtor in possession and any receiver or trustee for the Company and/or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

(b) This Agreement shall terminate and be of no further force and effect:

(i) with respect to the Revolving Facility Agent, the Revolving Facility Secured Parties and the Revolving Facility Obligations, upon the Discharge of Revolving Facility Obligations and payment of the Excess Revolving Facility Obligations, subject to the rights of the Revolving Facility Secured Parties under Section 8.17;

(ii) with respect to the First Lien Security Agent, the First Lien Secured Parties and the First Lien Obligations, upon the Discharge of First Lien Obligations and payment of the Excess First Lien Obligations, subject to the rights of the First Lien Secured Parties under Section 8.17; and

(iii) if any Additional Second Lien Obligations have been issued, with respect to the Second Lien Security Agent, the Second Lien Secured Parties and the Second Lien Obligations, upon the Discharge of Second Lien Obligations and payment of the Excess Second Lien Obligations, subject to the rights of the Second Lien Secured Parties under Section 8.17.

8.3. Amendments; Waivers. (a) No amendment, modification or waiver of any of the provisions of this Agreement by the First Lien Security Agent, the Revolving Facility Agent or, if any Additional Second Lien Obligations have been issued, the Second Lien Security Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent; provided that (i) additional Grantors may be added as parties hereto in accordance with the provisions of Section 8.16 and (ii) parties (or any Additional Lien Obligations Agent) providing any Additional Lien Obligations may be added as parties hereto in accordance with the provisions of Section 8.19. Notwithstanding the provisions of any other First Lien Document, Second Lien Document or Revolving Facility Document, the Directing First Lien Security Agent, the Directing Second Lien Security Agent or the Revolving Facility Agent may make any amendments, restatements, amendment and restatements, supplements or other modifications to this Agreement to correct any ambiguity, omission, mistake, defect or inconsistency contained herein without the consent of any other Person; provided that the Company shall be given written notice of any amendment, restatement, amendment and restatement, supplement or other modification of this Agreement promptly after its execution thereof (it being understood that the failure to deliver such notice to the Company shall in no way impact the effectiveness of any such amendment, restatement, amendment and restatement, supplement or modification). Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties hereto making such waiver or the obligations of the other parties hereto to such party making such waiver in any other respect or at any other time. Notwithstanding the foregoing, neither the Company nor any other Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights, obligations, interests or privileges are directly affected or any additional duties or obligations are imposed on it (which includes any amendment to the Grantors’ ability to cause Additional Lien Obligations to constitute First Lien Obligations or Second Lien Obligations, as the Company and/or any other Grantor may designate); provided that the Company shall be given notice of any amendment, restatement, amendment and restatement, supplement or other modification of this Agreement to which it is not a party promptly after the execution and effectiveness thereof (it being understood that the failure to deliver such notice to the Company shall in no way impact the effectiveness of any such amendment, restatement, amendment and restatement, supplement or modification).

(b) It is understood that each Directing Security Agent, without the consent of any Secured Party other than the other Directing Security Agents (provided that the Company shall be given notice of any supplemental agreement described in this clause (b) promptly after the effectiveness thereof (it being understood that the failure to deliver such notice to the Company shall in no way impact the effectiveness of any such amendment, restatement, amendment and restatement, supplement or modification)), may in its discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate (i) to facilitate having any Additional Lien Obligations become First Lien Obligations or Second Lien Obligations, as the case may be, under this Agreement, (ii) to give effect to any amendments contemplated by Section 3.4(j), Section 3.4(k) or Section 4.4(i) in connection with a Permitted Refinancing of First Lien Obligations, Second Lien Obligations or Revolving Facility Obligations, as applicable, and (iii) to establish that the Liens on any Collateral securing such Additional Lien Obligations shall have the same priority (or junior priority) as the Liens on all or any portion of the Collateral securing the First Lien Obligations and Second Lien Obligations, existing immediately prior to the incurrence of the Additional Lien Obligations, which supplemental agreement shall, in the case of preceding clauses (i) and (iii) specify whether such Additional Lien Obligations constitute First Lien Obligations or Second Lien Obligations. Each of the Revolving Facility Agent, the Directing First Lien Security Agent and the Directing Second Lien Security Agent shall execute and deliver a supplemental agreement described in this Section 8.3(b) at the other’s request (or upon the request of the Company) and without the consent of any First Lien Secured Party, Second Lien Secured Party or Revolving Facility Secured Party, and such supplemental agreement may contain additional intercreditor terms applicable solely to the holders of such Additional Lien Obligations vis-à-vis the holders of the relevant obligations hereunder but otherwise without any material modification of this Agreement.

8.4. Information Concerning Financial Condition of Holdings, the Company and its Subsidiaries. The First Lien Security Agent, the other First Lien Secured Parties, the Second Lien Security Agent, the other Second Lien Secured Parties, the Revolving Facility Agent and

the other Revolving Facility Secured Parties, shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings, the Company and its Subsidiaries and all endorsers and/or guarantors of any of the First Lien Obligations, the Second Lien Obligations and the Revolving Facility Obligations and (b) all other circumstances bearing upon the risk of nonpayment of any of the Revolving Facility Obligations, the First Lien Obligations and the Second Lien Obligations. No Security Agent or its respective Secured Parties shall have any duty to advise the other Security Agents or their respective Secured Parties of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any of the First Lien Security Agent or any of the other First Lien Secured Parties, the Second Lien Security Agent or any of the other Second Lien Secured Parties, or the Revolving Facility Agent or any of the other Revolving Facility Secured Parties, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party hereto, it or they shall be under no obligation (w) to make, and such informing party shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5. Submission to Jurisdiction; Waivers.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS AND THE SECURED PARTIES RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST THE COMPANY AND ANY OTHER GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(c) TO THE EXTENT PERMITTED BY LAW, EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 8.6. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

8.6. Notices. All notices to the Revolving Facility Secured Parties, the First Lien Secured Parties and the Second Lien Secured Parties permitted or required under this Agreement shall also be sent to the Revolving Facility Agent, the Directing First Lien Security Agent and the Directing Second Lien Security Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or U.S. mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the U.S. mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.7. Further Assurances. The First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, and the Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties, and each Grantor, agrees that each of them shall take such further action and shall execute (without recourse or warranty) and deliver such additional documents and instruments (in recordable form, if requested) as the Directing First Lien Security Agent, the Directing Second Lien Security Agent or the Revolving Facility Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.8. APPLICABLE LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

8.9. Binding on Successors and Assigns. This Agreement shall be binding upon the parties hereto, the First Lien Secured Parties, the Second Lien Secured Parties, the Revolving Facility Secured Parties and their respective successors and assigns.

8.10. Specific Performance. Each of the First Lien Security Agent, the Second Lien Security Agent and the Revolving Facility Agent may demand specific performance of this Agreement. The First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, and the Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Security Agent, the Second Lien Security Agent or the Revolving Facility Agent, as the case may be.

8.11. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.13. Authorization; No Conflict. Each of the Secured Parties party hereto represents and warrants to all other parties hereto that the execution, delivery and performance by or on behalf of such Secured Party has been duly authorized by all necessary action, corporate or otherwise, does not violate any requirement of law or any agreement or instrument by which such party is bound, and requires no consent of any Governmental Authority or other consent that has not been obtained and is not in full force and effect.

8.14. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of the First Lien Secured Parties, the Second Lien Secured Parties and the Revolving Facility Secured Parties and each of their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder other than the Grantors under Section 3.1, Section 3.2, Section 4.1 and Section 4.2 (in each case, solely with respect to the standstill periods referred to therein), Section 3.4(a), (b), and (f) and (l), Section 4.4(a) and (b), Section 5.1, Section 6.4, Section 8.3, Section 8.5 through this Section 8.14, Section 8.19 and under any provision hereof purporting to preserve any right of, or directly affecting any Grantor, under this Agreement or any First Lien Document, Second Lien Document or Revolving Facility Document.

8.15. Provisions Solely to Define Relative Rights. (a) The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights and remedies of the First Lien Secured Parties, the Second Lien Secured Parties and the Revolving

Facility Secured Parties. Except as expressly provided in Section 8.14, none of the Grantors or any creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair, as between the Grantors and the First Lien Secured Parties, the Grantors and the Second Lien Secured Parties and the Grantors and the Revolving Facility Secured Parties, the obligations of the Grantors to pay the First Lien Obligations, the Second Lien Obligations and the Revolving Facility Obligations as and when the same shall become due and payable in accordance with their respective terms.

(b) Nothing in this Agreement shall relieve the Company or any other Grantor from the performance of any term, covenant, condition or agreement on the Company’s or such Grantor’s part to be performed or observed under, or in respect of, any of the Collateral granted by such Grantor, or pledged by such Grantor, as security for the applicable Obligations to the extent arising under any of the other First Lien Documents, the other Second Lien Documents or the other Revolving Facility Documents or from any liability (to the extent arising under any of the other First Lien Documents, the other Second Lien Documents or the other Revolving Facility Documents) to any Person under or in respect of any of such Collateral or impose any obligation on any Security Agent to perform or observe any such term, covenant, condition or agreement on the Company’s or such other Grantor’s part to be so performed or observed or impose any liability on any Security Agent for any act or omission on the part of the Company or such other Grantor relative thereto or for any breach of any representation or warranty on the part of the Company or such other Grantor contained in this Agreement or any Revolving Facility Document, First Lien Document or Second Lien Document, or in respect of the Collateral pledged by it. The obligations of the Company and each other Grantor contained in this paragraph shall survive the termination of this Agreement and the discharge of the Company’s or such other Grantor’s other obligations hereunder.

(c) Each of the Security Agents acknowledges and agrees that it has not made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other Revolving Facility Document, other First Lien Document or other Second Lien Document. Except as otherwise provided in this Agreement, each of the Security Agents and the Administrative Agents will be entitled to manage and supervise their respective extensions of credit to any of the Company and its Subsidiaries in accordance with applicable law and such Security Agent’s or Administrative Agent’s usual practices, modified from time to time as they deem appropriate.

8.16. Additional Grantors. The Company will cause each Person that is required by any First Lien Document, Second Lien Document or Revolving Facility Document to guarantee any of the Company’s First Lien Obligations, the Second Lien Obligations and the Revolving Facility Obligations and grant a Lien on any of its property or assets as collateral security for the First Lien Obligations, the Second Lien Obligations and the Revolving Facility Obligations, to become a party to this Agreement for all purposes of this Agreement, by causing such Person to execute and deliver to each of the Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties, the First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties, and the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties an Intercreditor Agreement Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this

Agreement as of the date hereof. The Company shall, promptly after the execution and delivery thereof, provide each Security Agent with a copy of each Intercreditor Agreement Joinder executed and delivered pursuant to this Section 8.16.

8.17. Avoidance Issues. If any Revolving Facility Secured Party, First Lien Secured Party or Second Lien Secured Party is required, in any Insolvency or Liquidation Proceeding or otherwise, to turn over or otherwise pay to the estate of the Company or any other Grantor any amount (a “Recovery”), then such Revolving Facility Secured Party, First Lien Secured Party or Second Lien Secured Party, as applicable, shall be entitled to a reinstatement of Revolving Facility Obligations, First Lien Obligations or Second Lien Obligations, as applicable, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

8.18. Subrogation. (a) With respect to the value of any payments or distributions in cash, property or other assets that (i) the Revolving Facility Secured Parties or Revolving Facility Agent pay over to the Directing First Lien Security Agent or any of the other First Lien Secured Parties under the terms of this Agreement with respect to any Notes Priority Collateral, the Revolving Facility Secured Parties and the Revolving Facility Agent shall be subrogated to the rights of the Directing First Lien Security Agent and such other First Lien Secured Parties (if any Additional Second Lien Obligations have been issued following the Discharge of Second Lien Obligations), (ii) the Second Lien Secured Parties or Second Lien Security Agent pay over to the Directing First Lien Security Agent or any of the other First Lien Secured Parties under the terms of this Agreement with respect to any Notes Priority Collateral, the Second Lien Secured Parties and the Second Lien Security Agent shall be subrogated to the rights of the Directing First Lien Security Agent and such other First Lien Secured Parties, (iii) the Second Lien Secured Parties or Second Lien Security Agent pay over to the Directing First Lien Security Agent or any of the other First Lien Secured Parties under the terms of this Agreement with respect to any Revolving Facility Priority Collateral, the Second Lien Secured Parties and the Second Lien Security Agent shall be subrogated to the rights of the Directing First Lien Security Agent and such other First Lien Secured Parties following Discharge of Revolving Facility Obligations; provided that, each of the Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties, and the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. The Company and each other Grantor acknowledges and agrees that, the value of any payments or distributions in cash, property or other assets received by the Revolving Facility Agent, the other Revolving Facility Secured Parties, the Second Lien Security Agent or the other Second Lien Secured Parties and required, in accordance with the terms hereof, to be paid over to the Directing First Lien Security Agent or the other First Lien Secured Parties pursuant to, and applied in accordance with, this Agreement, shall not relieve or reduce any of the Revolving Facility Obligations or the Second Lien Obligations, as applicable, owed by the Company or any other Grantor under the Revolving Facility Documents or the Second Lien Documents.

(b) If any Additional Second Lien Obligations have been issued, with respect to the value of any payments or distributions in cash, property or other assets that the Revolving Facility Secured Parties or Revolving Facility Agent pay over to the Directing Second Lien Security Agent or any of the other Second Lien Secured Parties under the terms of this Agreement with respect to any Notes Priority Collateral, the Revolving Facility Secured Parties and the Revolving Facility Agent shall be subrogated to the rights of the Directing Second Lien Security Agent and the other Second Lien Secured Parties; provided that, the Revolving Facility Agent, on behalf of itself and the other Revolving Facility Secured Parties, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Second Lien Obligations has occurred. The Company and each other Grantor acknowledges and agrees that, the value of any payments or distributions in cash, property or other assets received by the Revolving Facility Agent or the other Revolving Facility Secured Parties and required, in accordance with the terms hereof, to be paid over to the Directing Second Lien Security Agent or the other Second Lien Secured Parties pursuant to, and applied in accordance with, this Agreement, shall not relieve or reduce any of the Revolving Facility Obligations owed by the Company or any other Grantor under the Revolving Facility Documents.

(c) With respect to the value of any payments or distributions in cash, property or other assets that (i) the First Lien Secured Parties or First Lien Security Agent pay over to the Revolving Facility Agent or any of the other Revolving Facility Secured Parties under the terms of this Agreement with respect to the Revolving Facility Priority Collateral, the First Lien Secured Parties and the First Lien Security Agent shall be subrogated to the rights of the Revolving Facility Agent and the other Revolving Facility Secured Parties and (ii) the Second Lien Secured Parties or Second Lien Security Agent pay over to the Revolving Facility Agent or any of the other Revolving Facility Secured Parties under the terms of this Agreement with respect to the Revolving Facility Priority Collateral, the Second Lien Secured Parties and the Second Lien Security Agent shall be subrogated to the rights of the Revolving Facility Agent and the other Revolving Facility Secured Parties; provided that, each of the First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties, and the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Facility Obligations has occurred. The Company and each other Grantor acknowledges and agrees that, the value of any payments or distributions in cash, property or other assets received by the Directing First Lien Security Agent, any other First Lien Secured Parties, the Second Lien Security Agent or any other Second Lien Secured Parties and required, in accordance with the terms hereof, to be paid over to the Revolving Facility Agent or the other Revolving Facility Secured Parties pursuant to, and applied in accordance with, this Agreement, shall not relieve or reduce any of the First Lien Obligations or Second Lien Obligations, as applicable, owed by the Company or any other Grantor under the First Lien Documents or Second Lien Documents.

8.19. Additional Lien Obligations. The Grantors will be permitted from time to time to designate as an additional holder of First Lien Obligations and/or Second Lien Obligations hereunder each Person who is, or who becomes or who is to become, the holder of any Additional Lien Obligations. Upon the issuance or incurrence of any such Additional Lien Obligations:

(a) the Company shall deliver to each Security Agent an officer’s certificate stating that the applicable Grantors intend to enter or have entered into an Additional Lien Obligation Agreement and certifying that the issuance or incurrence of such Additional Lien Obligations and the Liens securing such Additional Lien Obligations are permitted by the First Lien Credit Agreement, the Revolving Facility Credit Agreement and each then extant Additional First Lien Obligations Agreement and Additional Second Lien Obligations Agreement, as applicable. Each of the Additional Lien Obligations Agents, the First Lien Security Agent, the Second Lien Security Agent and the Revolving Facility Agent shall be entitled to rely conclusively on the determination of the Company that such issuance and/or incurrence does not violate the provisions of the First Lien Documents, the Second Lien Documents and the Revolving Facility Documents to the extent set forth in such officer’s certificate delivered pursuant to this clause (a); provided, however, that such determination will not affect whether or not each applicable Grantor has complied with its undertakings in the First Lien Documents, the Second Lien Documents or the Revolving Facility Documents;

(b) the Additional Lien Obligations Agent for such Additional Lien Obligations shall execute and deliver to the Security Agents an Intercreditor Agreement Joinder acknowledging that such holders shall be bound by the terms hereof to the extent applicable to First Lien Secured Parties or the Second Lien Secured Parties, as applicable; and

(c) each existing Security Agent shall promptly enter into such documents and agreements (including amendments, restatements, amendments and restatements, supplements or other modifications to this Agreement) as the Company, any existing Security Agent (but no other Secured Party) or the Additional Lien Obligations Agent may reasonably request in order to provide to it the rights, remedies and powers and authorities contemplated hereby, in each case consistent in all respects with the terms of this Agreement.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Grantor to incur additional Indebtedness unless otherwise permitted by the terms of each applicable First Lien Document, Second Lien Document and Revolving Facility Document.

8.20. Agreement Among Secured Parties to Coordinate Enforcement.

(a) Each First Lien Secured Party, solely as among themselves in such capacity and solely for their mutual benefit, hereby agrees that the First Lien Security Agent designated as the Directing First Lien Security Agent shall have the sole right and power, as among the First Lien Security Agents and the First Lien Secured Parties, to take and direct any right or remedy with respect to Collateral in accordance with the terms of this Agreement and the relevant First Lien Documents. The First Lien Secured Parties shall be deemed to have irrevocably appointed the Directing First Lien Security Agent as their exclusive agent hereunder. Consistent with such appointment, the First Lien Secured Parties further shall be deemed to have agreed that only the Directing First Lien Security Agent (and not any individual claimholder or group of claimholders) as agent for the First Lien Secured Parties, or any of the Directing First Lien Security Agent’s agents shall have the right on their behalf to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement); provided that First Lien Secured Parties may exercise customary rights of setoff against depository or other accounts maintained with them in accordance with the terms of the relevant First Lien Document or applicable law. Specifically, but without limiting the generality of the foregoing, no First Lien Secured Party, other than the Directing First Lien Security Agent, shall be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement), except solely as provided in the proviso in the immediately preceding sentence.

(b) If any Additional Second Lien Obligations have been issued, each Second Lien Secured Party, solely as among themselves in such capacity and solely for their mutual benefit, hereby agrees that the Second Lien Security Agent designated as the Directing Second Lien Security Agent shall have the sole right and power, as among the Second Lien Security Agents and the Second Lien Secured Parties, to take and direct any right or remedy with respect to Collateral in accordance with the terms of this Agreement and the relevant Second Lien Documents. The Second Lien Secured Parties shall be deemed to have irrevocably appointed the Directing Second Lien Security Agent as their exclusive agent hereunder. Consistent with such appointment, the Second Lien Secured Parties further shall be deemed to have agreed that only the Directing Second Lien Security Agent (and not any individual claimholder or group of claimholders) as agent for the Second Lien Secured Parties, or any of the Directing Second Lien Security Agent’s agents shall have the right on their behalf to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement); provided that Second Lien Secured Parties may exercise customary rights of setoff against depository or other accounts maintained with them in accordance with the terms of the relevant Second Lien Document or applicable law. Specifically, but without limiting the generality of the foregoing, no Second Lien Secured Party, other than the Directing Second Lien Security Agent, shall be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement), except solely as provided in the proviso in the immediately preceding sentence.

(c) Each Revolving Facility Secured Party, solely as among themselves in such capacity and solely for their mutual benefit, hereby agrees that the Revolving Facility Agent shall have the sole right and power, as among the Revolving Facility Agent and the Revolving Facility Secured Parties, to take and direct any right or remedy with respect to Collateral in accordance with the terms of this Agreement and the relevant Revolving Facility Documents. The Revolving Facility Secured Parties shall be deemed to have irrevocably appointed the Revolving Facility Agent as their exclusive agent hereunder. Consistent with such appointment, the Revolving Facility Secured Parties further shall be deemed to have agreed that only the Revolving Facility Agent (and not any individual claimholder or group of claimholders) as agent for the Revolving Facility Secured Parties, or any of the Revolving Facility Agent’s agents shall have the right on their behalf to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement); provided that Revolving Facility Secured Parties may exercise customary rights of setoff against depository or other accounts maintained with them in accordance with the terms of the relevant Revolving Facility Document or applicable law. Specifically, but without limiting the generality of the foregoing, no Revolving Facility Secured Party, other than the Revolving Facility Agent, shall be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement), except solely as provided in the proviso in the immediately preceding sentence.

*   *   *

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be executed by their respective officers or representatives as of the day and year first above written.

INTERLINE BRANDS, INC., as Holdings

By:
Name:
Title:

INTERLINE BRANDS, INC., as the Company

By:
Name:
Title:

WILMAR FINANCIAL, INC.

By:
Name:
Title:

GLENWOOOD ACQUISITION LLC

By:
Name:
Title:

JANPAK OF TEXAS, LLC

By:
Name:
Title:

[Signature Page to Intercredtor Agreement]

JANPAK, LLC

By:
Name:
Title:

JANPAK OF SOUTH CAROLINA, LLC

By:
Name:
Title:

ZIP TECHNOLOGY, LLC

By:
Name:
Title:

BANK OF AMERICA, N.A., as Revolving Facility Agent

By:
Name:
Title:

BARCLAYS BANK PLC, as First Lien Administrative Agent and as First Lien Security Agent

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

EXHIBIT A

FORM OF

INTERCREDITOR AGREEMENT JOINDER

Reference is made to the Intercreditor Agreement, dated as of March 17, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among INTERLINE BRANDS, INC., a New Jersey corporation, INTERLINE BRANDS, INC., a Delaware corporation, the other GRANTORS from time to time party thereto, Bank of America, N.A. (“Bank of America”), as Revolving Facility Agent, Barclays Bank PLC, as First Lien Administrative Agent and First Lien Security Agent, and certain other Persons party or that may become party thereto from time to time. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

This Intercreditor Joinder Agreement, dated as of [            ], 201[    ] (this “Joinder Agreement”), is being delivered pursuant to requirements of the Intercreditor Agreement.

1. Joinder. The undersigned, [—], a [—], hereby agrees to become party to the Intercreditor Agreement as an Obligor thereunder for all purposes thereof on the terms set forth therein, and to be bound by the terms, conditions and provisions of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

2. Agreements. The undersigned Obligor hereby agrees, for the enforceable benefit of all existing and future Revolving Facility Secured Parties, all existing and future First Lien Secured Parties and all existing and future Second Lien Secured Parties that the undersigned is bound by the terms, conditions and provisions of the Intercreditor Agreement to the extent set forth therein.

3. Notice Information. The address of the undersigned Obligor for purposes of all notices and other communications hereunder and under the Intercreditor Agreement is [—], Attention of [—] (Facsimile No. [—], electronic mail address: [—]).

4. Counterparts. This Joinder Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of an executed signature page to this Joinder by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually signed counterpart of this Joinder.

5. Governing Law. THIS JOINDER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS JOINDER, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

6. Loan Document. This Joinder shall constitute a Loan Document, under and as defined in, each of the Revolving Facility Credit Agreement and First Lien Credit Agreement.

7. Miscellaneous. The provisions of Section 8 of the Intercreditor Agreement will apply with like effect to this Intercreditor Agreement Joinder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Intercreditor Agreement Joinder to be duly executed by its authorized representative, and each of the Revolving Facility Agent, the First Lien Security Agent and the Second Lien Security Agent has caused the same to be accepted by its authorized representative, as of the day and year first above written.

Acknowledged and Agreed to by:

Annex E

Annex E to First Amendment to Credit Agreement

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE ADMINISTRATIVE AGENT FOR ITSELF AND THE OTHER SECURED PARTIES PURSUANT TO THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT IN ANY COLLATERAL AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT WITH RESPECT TO ANY COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, DATED AS OF THE DATE HEREOF (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG INTERLINE BRANDS, INC., A NEW JERSEY CORPORATION, INTERLINE BRANDS, INC., A DELAWARE CORPORATION, THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO, BANK OF AMERICA, N.A., AS REVOLVING FACILITY AGENT, AND BARCLAYS BANK PLC, AS FIRST LIEN ADMINISTRATIVE AGENT AND AS FIRST LIEN SECURITY AGENT, AND CERTAIN OTHER PERSONS PARTY OR THAT MAY BECOME PARTY THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, supplemented or modified from time to time, this “Security Agreement”) is entered into as of March 17, 2014 by and among INTERLINE BRANDS, INC., a New Jersey corporation (the “Company”), and the subsidiaries of the Company listed on the signature pages hereto (together with the Company, the “Initial Grantors,” and collectively with any additional subsidiaries or other affiliates of the Company, whether now existing or hereafter formed which become parties to this Security Agreement, the “Grantors”, and each, a “Grantor”), and BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for itself and the other Secured Parties (as defined below) in connection with the Credit Agreement referred to below.

RECITALS

A. The Company, Wilmar Holdings, Inc., a Delaware corporation (“Wilmar Holdings”), and Wilmar Financial, Inc. a Delaware corporation (“Wilmar Financial”), as borrowers, Interline Brands, Inc., a Delaware corporation (“Holdings”), and Glenwood Acquisition LLC, a Delaware limited liability company (“Glenwood”), as guarantors, the financial institutions party thereto as lenders and the Administrative Agent entered into that certain Credit Agreement dated as of September 7, 2012 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, including by that certain Joinder Agreement dated as of December 11, 2012, among JanPak, LLC, a West Virginia limited liability company (“JanPak”), JanPak of South Carolina, LLC, a South Carolina limited liability company (“JanPak SC”), JanPak of Texas, LLC, a Texas limited liability company (“JanPak Texas”), and Zip Technology, LLC, a West Virginia limited liability company (“Zip Technology”), or their respective predecessors-in-interest, and the Administrative Agent and by that certain Joinder Agreement dated as of April 4, 2013, between IBI Merchandising Services, Inc., a Delaware limited liability company (“IBI Merchandising”), and the Administrative Agent, the “Existing Credit Agreement”), pursuant to which the lenders party thereto have agreed to make Loans and provide certain other credit accommodations to the borrowers thereunder.

B. In order to induce the lenders party thereto to enter into the Existing Credit Agreement, Holdings, the Company, Wilmar Financial, Wilmar Holdings and Glenwood entered into that certain Pledge and Security Agreement dated as of September 7, 2012 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, including by the Supplement to Pledge and Security Agreement dated as of December 11, 2013, among JanPak, JanPak SC, JanPak Texas and Zip Technology (or their respective predecessors-in-interest) and the Administrative Agent and the Supplement to Pledge and Security Agreement dated as of April 4, 2013, between IBI Merchandising and the Administrative Agent, the “Existing Security Agreement”), pursuant to which the Grantors named therein granted to the Administrative Agent, for the benefit of the Secured Parties, a security interest in their respective personal property as security for the Secured Obligations.

C. The Company, Holdings, the subsidiaries of the Company party thereto, Barclays Bank PLC, as administrative agent and collateral agent (the “Term Agent”), and the lenders party thereto are entering into that certain First Lien Term Loan Agreement dated as of even date herewith (the “Term Loan Agreement”), the proceeds of which will be used by the Company to, among other things, refinance all Company Notes issued and outstanding as of date hereof (the “Company Notes Refinancing”).

D. In connection with (i) the entry by the Company and Holdings into the Term Loan Agreement and (ii) the Company Notes Refinancing, the borrowers under the Existing Credit Agreement have requested, and the Required Lenders have agreed, to amend the Existing Credit Agreement pursuant to an amendment agreement (the “First Amendment”) to make certain changes to the Existing Credit Agreement.

E. In connection with the entry by the Company and Holdings into the Term Loan Agreement and the First Amendment, the Required Lenders have agreed pursuant to the First Amendment to release the security interest granted by Holdings under the Existing Security Agreement and to terminate each of the obligations of Holdings thereunder.

F. In connection with the (i) entry by the Company and Holdings into the Term Loan Agreement, (ii) the Company Notes Refinancing and (iii) the First Amendment, the parties hereto desire to amend and restate the Existing Security Agreement in its entirety in order to make certain changes to the Existing Security Agreement to promote consistency with that certain Pledge and Security Agreement of even date herewith executed by the Grantors in favor of the Term Agent.

G. The Administrative Agent, with the consent of the Required Lenders, is willing to amend and restate the Existing Security Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto hereby agree that the Existing Security Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preamble and the Recitals, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Administrative Agent” shall have the meaning set forth in the Preamble.

“Amendment” shall have the meaning set forth in Section 4.4.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

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“Collateral” shall have the meaning set forth in Article II.

“Collateral Access Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, by which (a) for any Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Administrative Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for the Administrative Agent, and agrees to deliver the Collateral to the Administrative Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Administrative Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to the Administrative Agent upon request; and (d) for any Collateral subject to an IP License, the licensor grants to the Administrative Agent the right, vis-à-vis such licensor, to enforce the Administrative Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the intellectual property, whether or not a default exists under any applicable IP License.

“Collateral Deposit Account” shall have the meaning set forth in Section 7.1(a).

“Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by any Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.

“Commercial Tort Claims” means those certain currently existing commercial tort claims of any Grantor, including each commercial tort claim listed on Exhibit K.

“Commodity Account” shall have the meaning set forth in Article 9 of the UCC.

“Company” shall have the meaning set forth in the Preamble.

“Company Notes Refinancing” shall have the meaning set forth in Recital C.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyright Security Agreement” means an agreement substantially in the form of Exhibit H.

“Copyrights” means (a) copyrights, rights and interests in copyrights, copyright registrations, and copyright applications; (b) mask works, as defined under 17 USC 901, et seq, and applications and registrations therefor; (c) renewals or extensions of any of the foregoing; (d) income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (e) the right to sue for past, present, and future infringements of any of the foregoing; and (f) rights corresponding to any of the foregoing throughout the world.

“Credit Agreement” means the Existing Credit Agreement, as amended, restated, supplemented or modified from time to time, including, without limitation, as amended by the First Amendment.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a banking institution holding such Grantor’s funds, and the Administrative Agent, for the benefit of the Secured Parties, with respect to collection and control of all deposits and balances held in a deposit account and any related lockbox maintained by any Grantor with such banking institution.

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“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Effective Date” shall have the meaning set forth in the Credit Agreement.

“Electronic Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Event of Default” means an event described in Section 5.1.

“Excluded Accounts” means Deposit Accounts or Securities Accounts that (a) are payroll, payroll taxes, similar employment taxes, employee benefit or disbursement accounts, (b) constitute Grace Period Accounts or (c) have less than $2,000,000, in the aggregate, on deposit.

“Excluded Assets” means the following assets and properties, and all right, title and interest of any Grantor in such assets and properties: (a) any Equity Interests in (i) any Foreign Subsidiary of such Grantor, other than 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of each first-tier Foreign Subsidiary of such Grantor, as applicable, (ii) any Unrestricted Subsidiary, (iii) any Subsidiary of such Grantor described in clause (c) of the definition of “Excluded Subsidiary” in the Credit Agreement, other than 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of each such Subsidiary of such Grantor, or (iv) any Person that is not a wholly-owned Subsidiary to the extent that such Person’s constituent documents prohibit the granting of Liens thereon (but (A) excluding the proceeds and receivables of the foregoing the assignment of which is effective under the UCC notwithstanding such prohibitions and (B) immediately upon the lapse, termination or waiver of any such prohibition, the Collateral shall include, and the security interest granted by such Grantor shall immediately attach to, all of such Grantor’s right, title and interest in and to the foregoing); (b) motor vehicles and any other assets subject to certificates of title; (c) any assets over which the granting of security interests in such assets would be prohibited by any applicable law or regulation after giving effect to each of Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions), but excluding the proceeds and receivables of the foregoing, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibitions; provided that immediately upon the lapse, termination or waiver of any such applicable law, the Collateral shall include, and the security interest granted by such Grantor shall immediately attach to, all of such Grantor’s right, title and interest in and to the foregoing; (d) any lease, license, contract, property right or other agreement (or any of its rights or interests thereunder), or any property owned by any Grantor that is subject to a purchase money security interest (as defined in Section 9-103 of the UCC) or leased by any Grantor pursuant to a capital lease, in each case to the extent that the grant of the security interest would, after giving effect to each of Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law, (i) constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein or (B) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property right, agreement or purchase money arrangement or (ii) give any other party to any such lease, license, contract, property right, agreement or purchase money arrangement a right of termination in favor of any other party thereto (other than a Grantor), but excluding the proceeds and receivables of each of the foregoing, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibitions; provided that immediately upon the lapse, termination or waiver of any such provision, the Collateral shall include, and the security interest granted by such Grantor shall immediately attach to, all of such Grantor’s right, title and interest in and to the foregoing; (e) any fee-owned real property and any leasehold rights and interests in real property; (f) any trademark application filed in the USPTO on the basis of a Grantor’s intent-to-use such Trademark prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent, and only for so long as, the granting by a Grantor of a security interest therein would result in the loss by such

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Grantor of any material rights therein, or impair the validity or enforceability of any registration that issues therefrom under applicable federal law; (g) any Commercial Tort Claim individually asserting damages of less than $12,500,000; and (h) any specifically identified asset with respect to which the Administrative Agent and the Company shall have reasonably determined that the cost, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the Secured Parties afforded thereby.

“Excluded Payments” shall have the meaning set forth in Section 4.6(c)(iii).

“Exhibit” refers to a specific exhibit to this Security Agreement.

“Existing Credit Agreement” shall have the meaning set forth in Recital A.

“Existing Security Agreement” shall have the meaning set forth in Recital B.

“First Amendment” shall have the meaning set forth in Recital D.

“First Amendment Effective Date” means the date of this Security Agreement.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Glenwood” shall have the meaning set forth in Recital A.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Grace Period Accounts” means Deposit Accounts and Securities Accounts acquired in a Permitted Acquisition for a period of 60 days following the consummation of such Permitted Acquisition.

“Grantors” shall have the meaning set forth in the Preamble.

“Holdings” shall have the meaning set forth in Recital A.

“IBI Merchandising” shall have the meaning set forth in Recital A.

“Initial Grantors” shall have the meaning set forth in the Preamble.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Intercreditor Agreement” shall have the meaning set forth in the legend on the first page hereof.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“IP Licenses” means, (a) licensing agreements consents to use, covenants not to sue, or similar arrangements in and to any Patents, Copyrights, Trademarks, or trade secrets, (b) income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past, present, and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“JanPak” shall have the meaning set forth in Recital A.

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“JanPak SC” shall have the meaning set forth in Recital A.

“JanPak Texas” shall have the meaning set forth in Recital A.

“Lanham Act” means the Lanham Trademark Act of 1946.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Patent Security Agreement” means an agreement substantially in the form of Exhibit I.

“Patents” means (a) patents and patent applications; (b) inventions and improvements claimed therein; (c) reissues, divisions, continuations, extensions and continuations-in-part of the foregoing; (d) income, royalties, damages, claims and payments now or hereafter due or payable under and with respect to the foregoing, including, without limitation, damages and payments for past, present and future infringements of the foregoing; (e) the right to sue for past, present, and future infringements of the foregoing; and (f) rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors constituting Collateral, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement, but, in any case, excluding (i) any items constituting Excluded Assets and (ii) the Equity Interests described in Section 8.7(i)(B).

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Required Secured Parties” means (a) prior to an acceleration of the Obligations under the Credit Agreement, the Required Lenders, (b) after an acceleration of the Obligations under the Credit Agreement but prior to the date upon which the Credit Agreement has terminated by its terms and all of the obligations thereunder have been paid in full, Lenders holding in the aggregate at least a majority of the total of the Aggregate Credit Exposure, and (c) after the Credit Agreement has terminated by its terms and all of the Obligations thereunder have been paid in full (whether or not the Obligations under the Credit Agreement were ever accelerated), Persons holding in the aggregate at least a majority of the Secured Obligations, as determined by the Administrative Agent in its reasonable discretion.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Parties” means, collectively, the Lenders, the Administrative Agent, the Issuing Bank, and any other holders of the Secured Obligations.

“Securities Account” shall have the meaning set forth in Article 8 of the UCC.

“Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a securities intermediary holding a Securities Account of such Grantor, and the Administrative Agent, for the benefit of the Secured Parties.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Security Agreement” shall have the meaning set forth in the Preamble.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

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“Subsidiary Pledged Collateral” shall have the meaning set forth in Section 3.13(b).

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Term Agent” shall have the meaning set forth in Recital C.

“Term Loan Agreement” shall have the meaning set forth in Recital C.

“Trademark Security Agreement” means an agreement substantially in the form of Exhibit J.

“Trademarks” means (a) trademarks (including service marks), trade names, trade dress and trade styles, internet domain names and other source identifiers; (b) registrations and applications for registration of the foregoing; (c) the goodwill of the business connected with the use of and symbolized by the foregoing; (d) renewals of the foregoing; (e) income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past, present and future infringements thereof; (f) right to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (g) rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, the Administrative Agent’s or any other Secured Party’s Lien on any Collateral.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

“Wilmar Financial” shall have the meaning set forth in Recital A.

“Wilmar Holdings” shall have the meaning set forth in Recital A.

“Zip Technology” shall have the meaning set forth in Recital A.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Administrative Agent (or confirms that the Administrative Agent already possesses), on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in and Lien upon all of its right, title and interest in, to and under all personal property, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i)	all Accounts;

(ii)	all Chattel Paper, including Electronic Chattel Paper;

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(iii)	all General Intangibles, including all Copyrights, Patents, Trademarks and IP Licenses;

(iv)	all Documents;

(v)	all Goods, including Inventory, Equipment and Fixtures;

(vi)	all Instruments;

(vii)	all Investment Property, including Commodities Accounts and Securities Accounts;

(viii)	all Letter-of-Credit Rights;

(ix)	all Deposit Accounts;
(x)	all Commercial Tort Claims;

(xi)	all Supporting Obligations;

(xii)	all monies, whether or not in the possession or under the control of the Administrative Agent, a Lender, or a bailee or Affiliate of the Administrative Agent, including any cash collateral;

(xiii)	all accessions to, substitutions for and replacements, products, and cash and non-cash proceeds of the foregoing (including Stock Rights), including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(xiv)	all books and records (including customer lists, credit files, computer files, computer programs, tapes, printouts and other computer materials) pertaining to the foregoing and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations. Notwithstanding the foregoing, the Collateral shall not include any Excluded Assets (but shall include proceeds of Excluded Assets unless such proceeds themselves constitute Excluded Assets). In no event shall the grant of the Lien by any Grantor hereunder secure an Excluded Swap Obligation of such Grantor.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Administrative Agent and the other Secured Parties that:

3.1. Title, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. As a result of the filing of a financing statement in the appropriate office against such Grantor, the Administrative Agent has a fully perfected, first priority security interest in the Collateral of such Grantor in which a security interest may be perfected by filing under the Uniform Commercial Code, subject only to Liens permitted under Section 4.1(e). As of the First Amendment Effective Date, the appropriate office in which to file a financing statement against such Grantor is listed on Exhibit F. As a result of the execution and delivery of the Deposit Account Control Agreements, Securities Account Control Agreements and other control agreements listed on Exhibit B-II, the Administrative Agent has a duly perfected, first priority Lien in each Deposit Account, Securities Account and Commodity Account, other than any Excluded Account, of such Grantor by Control, subject only to Liens permitted under Section 4.1(e).

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3.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. Such Grantor’s legal name, type of entity, state of organization, organizational number issued to it by its state of organization, if any, and federal employer identification number, in each case as of the First Amendment Effective Date, are set forth on Exhibit A.

3.3. Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), and the location of its books or records related to any Collateral, in each case of the First Amendment Effective Date, are disclosed in Exhibit A; as of the First Amendment Effective Date, such Grantor has no other places of business except those set forth in Exhibit A.

3.4. Collateral Locations. All of such Grantor’s locations where Collateral (other than Inventory in transit) was located as of the Effective Date are listed on Exhibit A. As of the Effective Date, all of said locations were owned by such Grantor except for locations (i) which were leased by the Grantor as lessee and were designated in Part VII(b) of Exhibit A, (ii) at which Inventory was held in a public warehouse or was otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A or (iii) at which Inventory was held at vendor managed locations under the control of the Grantor and pursuant to written agreements in which the vendor acknowledges the Grantor’s title to such Inventory as designated in Part VII(d) of Exhibit A.

3.5. Deposit Accounts, Securities Accounts, Commodities Accounts. All of such Grantor’s Deposit Accounts, Securities Accounts and Commodities Accounts, in each case as of the First Amendment Effective Date, are listed on Exhibit B-I.

3.6. Exact Names. Such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, and as filed with such Grantor’s jurisdiction of organization as of the First Amendment Effective Date. Such Grantor has not, during the five years prior to the First Amendment Effective Date, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition, in each case except as disclosed on Exhibit A.

3.7. Letter-of-Credit Rights and Chattel Paper. Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of such Grantor in excess of $1,000,000 as of the First Amendment Effective Date. Such Grantor has taken all actions necessary or desirable to protect and perfect the Administrative Agent’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder). The Administrative Agent has a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(e).

3.8. Accounts and Chattel Paper.

(a) The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper owing to such Grantor are and will be correctly stated in all material respects in all records of such Grantor relating thereto and in all Collateral Reports with respect thereto furnished to the Administrative Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.

(b) With respect to its Accounts, except as specifically disclosed on the most recent Collateral Report, (i) with respect to Accounts that are included in the Borrowing Base, all such Accounts are Eligible Accounts; (ii) all Eligible Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (iii) with respect to Eligible Accounts, to such Grantor’s knowledge, there are no

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facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices, statements and Collateral Reports with respect thereto; and (iv) such Grantor has no knowledge that any Account Debtor relating to any Eligible Account is unable generally to pay its debts as they become due.

(c) In addition, with respect to all of its Accounts, (i) the amounts shown on all Borrowing Base Certificates and supporting information with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; (ii) no payments have been or shall be made thereon except payments immediately delivered to a Collateral Deposit Account (or a lockbox relating to a Collateral Deposit Account) as required pursuant to Section 7.1; and (iii) to such Grantor’s knowledge, all Account Debtors have the capacity to contract.

3.9. Inventory. With respect to any of such Grantor’s Inventory included in the most recent Collateral Report, (a) such Inventory (other than Inventory in transit) is located at one of such Grantor’s locations set forth on Exhibit A except as permitted by Section 4.14, (b) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for Liens permitted under Section 4.1(e), (c) except as specifically disclosed in the most recent Collateral Report, such Inventory is of good and merchantable quality in all material respects, free from any defects, (d) such Inventory is not subject to any IP License or other contract or agreement which would, as a result of the Administrative Agent’s or its designee’s completion of manufacture, sale or other disposition or advertising of that Inventory following an Event of Default, (i) be breached or in default, (ii) require the consent of the other party to the IP License or other contract or agreement, or (iii) require the payment of any monies to any third party upon such manufacture, sale, or other disposition, other than royalties, if any, in accordance with the relevant IP License; (e) with respect to Inventory that is included in the Borrowing Base, such Inventory is Eligible Inventory; and (f) the amounts shown therein as Eligible Inventory have been determined as provided in the Credit Agreement.

3.10. Intellectual Property. A correct and complete list of such Grantor’s Patents, Trademarks and material Copyrights which are the subject of a registration or application in the United States, and any material IP Licenses to which any Grantor is a party or to which its Patents, Copyrights, Trademarks or trade secrets are subject (whether as licensee or licensor) is set forth on Exhibit D. The Grantor indicated on Exhibit D as the owner of the related Patent, Trademark or Copyright is the beneficial owner thereof. This Security Agreement is effective to create a valid and continuing Lien and, upon (a) filing of financing statements in the appropriate offices listed on Exhibit F and (b) recordation of the Patent Security Agreement and the Trademark Security Agreement with the USPTO, fully perfected first priority security interests in favor of the Administrative Agent on such Grantor’s Patents and Trademarks established under the laws of the United States, subject only to Liens permitted under Section 4.1(e). This Security Agreement is effective to create a valid and continuing Lien and, upon (a) filing of financing statements in the appropriate offices listed on Exhibit F and (b) recordation of the Copyright Security Agreement with the USCO, fully perfected first priority security interests in favor of the Administrative Agent on such Grantor’s Copyrights established under the laws of the United States, subject only to Liens permitted under Section 4.1(e). All documents and instruments necessary, or reasonably requested by the Administrative Agent to perfect the Administrative Agent’s Lien on such Grantor’s Copyrights, Patents and Trademarks shall have been delivered to the Administrative Agent by the First Amendment Effective Date.

3.11. Filing Requirements. None of the Collateral owned by such Grantor is of a type for which security interests or Liens may be perfected by filing under any United States federal statute except for Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit D to the extent that the federal intellectual property laws apply to the perfection of Liens therein.

3.12. No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Administrative Agent on behalf of the Secured Parties as the secured party and (b) as otherwise permitted by Section 4.1(e).

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3.13. Pledged Collateral.

(a) Exhibit E sets forth a complete and accurate list of all Pledged Collateral owned by such Grantor as of the First Amendment Effective Date. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit E as being owned by it, free and clear of any Liens, except for the Liens permitted under Section 4.1(e). Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent or its bailee for perfection representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent and/or its bailee for perfection may take steps to perfect its security interest therein as a General Intangible, (iii) all such Pledged Collateral held by a securities intermediary is covered by a Securities Account Control Agreement pursuant to which the Administrative Agent or its bailee for perfection has Control and (iv) to such Grantor’s knowledge and except as otherwise disclosed to the Administrative Agent, all Pledged Collateral representing Indebtedness owed to such Grantor and delivered to the Administrative Agent or its bailee for perfection has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally) is not in default thereunder.

(b) In addition, (i) none of the Pledged Collateral issued by a Subsidiary of any Grantor (the “Subsidiary Pledged Collateral”) has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to the Subsidiary Pledged Collateral or which obligate the issuer of any Equity Interest included in the Subsidiary Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of the Subsidiary Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Subsidiary Pledged Collateral pursuant to this Security Agreement, except as have been obtained, taken or filed and are in full force and effect or as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c) As of the First Amendment Effective Date, except as set forth in Exhibit E, such Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral owned by it.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:

4.1. General.

(a) Collateral Records. Such Grantor will maintain complete and accurate books and records with respect to the Collateral owned by it.

(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be necessary or

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reasonably requested by the Administrative Agent in order to maintain a first priority perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, subject to Liens permitted under Section 4.1(e). Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (A) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (B) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information to the Administrative Agent promptly upon request. Such Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c) Further Assurances. Such Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent reasonably requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may specify. Such Grantor also agrees to take any and all actions reasonably necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in its Collateral and the priority thereof against any Lien not permitted under Section 4.1(e).

(d) Disposition of Collateral. Such Grantor will not sell, lease, license or otherwise dispose of the Collateral owned by it except for dispositions specifically permitted pursuant to Section 6.05 of the Credit Agreement.

(e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement, and (ii) other Liens permitted by Section 6.02 of the Credit Agreement.

(f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except any financing statement authorized under Section 4.1(b) and with respect to Liens permitted by Section 4.1(e). Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g) Compliance with Terms. Such Grantor will perform and comply in all material respects with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral.

4.2. Accounts.

(a) Collection of Accounts. Such Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Accounts owned by it in the ordinary course of its business; provided that, such Grantor may discount, credit, rebate or otherwise reduce the amount of Accounts in accordance with its credit and collection policies and in the ordinary course of business.

(b) Delivery of Invoices. Such Grantor will deliver to the Administrative Agent promptly upon its request after the occurrence and during the continuance of an Event of Default duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Administrative Agent shall specify.

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(c) Disclosure of Counterclaims. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Eligible Account included in a Collateral Report owned by such Grantor exists or (ii) if, to the knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any such Eligible Account, such Grantor will promptly disclose (to the extent not already disclosed in a Collateral Report) such fact to the Administrative Agent in writing in the case of clause (i) or (ii) above in an amount in excess of $1,000,000, individually or in the aggregate. Upon the reasonable request of the Administrative Agent, such Grantor shall send the Administrative Agent a copy of each credit memorandum in excess of $1,000,000, and such Grantor shall promptly report each credit memorandum and each of the facts required to be disclosed to the Administrative Agent in accordance with this Section 4.2(c) on the Borrowing Base Certificates submitted by it.

(d) Electronic Chattel Paper. Such Grantor shall take all steps necessary to grant the Administrative Agent or its bailee for perfection Control of all Electronic Chattel Paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.3. Inventory.

(a) Maintenance of Inventory. Each Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory owned by such Grantor in good condition and useable or saleable in the ordinary course of such Grantor’s business, except for damaged or defective goods arising in the ordinary course of such Grantor’s business.

(b) Returned Inventory. If an Account Debtor returns any Inventory to such Grantor when no Event of Default exists, then such Grantor shall as soon as practicable determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount all in accordance with its ordinary course of business. Such Grantor shall as soon as practicable report to the Administrative Agent any return involving an amount in excess of $1,000,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to such Grantor when an Event of Default exists, such Grantor, upon the request of the Administrative Agent, shall: (i) hold the returned Inventory in trust for the Administrative Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Administrative Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Administrative Agent’s prior written consent. All returned Inventory shall be subject to the Administrative Agent’s Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and such returned Inventory shall not be Eligible Inventory.

(c) Inventory Count; Perpetual Inventory System. Such Grantor will conduct a count of its Inventory as required as part of such Grantor’s external public audit, and after the occurrence and during the continuation of an Event of Default, at such other times as the Administrative Agent requests. Such Grantor, at its own expense, shall deliver to the Administrative Agent the results of any material variances of Inventory counts performed by such Grantor in summary form by location. Such Grantor will maintain a perpetual inventory reporting system at all times.

4.4. Delivery of Instruments, Securities, Chattel Paper and Documents. Other than with respect to any Chattel Paper, any Securities or any Instruments constituting Collateral which (i) individually has a fair market value in an amount less than $2,000,000 and (ii) does not exceed $10,000,000 in the aggregate (but the foregoing shall not apply to Securities or Instruments issued by Subsidiaries), such Grantor will (a) with respect to Collateral owned by it on the Effective Date, deliver to the Administrative Agent or its bailee for perfection immediately upon execution of this Security Agreement the originals of any Chattel Paper, Securities and Instruments constituting Collateral, (b) with respect to such Collateral acquired or otherwise obtained after the Effective Date, hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent or its bailee for perfection the originals of any such Chattel Paper, Securities and

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Instruments constituting Collateral, (c) with respect to all Collateral, upon the Administrative Agent’s request, deliver to the Administrative Agent or its bailee for perfection (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent or its bailee for perfection) any Document evidencing or constituting Collateral and (d) with respect to all such Collateral, upon the Administrative Agent’s request, deliver to the Administrative Agent a duly executed amendment to this Security Agreement, in the form of Exhibit G hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

4.5. Uncertificated Pledged Collateral. Such Grantor will cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. With respect to any Pledged Collateral owned by it, such Grantor will, for Subsidiary Pledged Collateral, take any actions necessary, or for all other Pledged Collateral, use commercially reasonable efforts to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Administrative Agent or its bailee for perfection to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will, with respect to any such Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a Securities Account Control Agreement giving the Administrative Agent or its bailee for perfection Control. Notwithstanding the foregoing, if any uncertificated securities constituting Collateral are subsequently represented by certificates, such certificates shall be delivered to the Administrative Agent or its bailee for perfection in accordance with Section 4.4. Each issuer of uncertificated securities that is a party hereto agrees that after the occurrence and during the continuance of an Event of Default it will comply with instructions of the Administrative Agent with respect to such uncertificated securities without further consent by the applicable Grantor.

4.6. Pledged Collateral.

(a) Issuance of Additional Securities. Such Grantor will not permit the issuer of an Equity Interest constituting Subsidiary Pledged Collateral owned by it to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor or as permitted by the Credit Agreement.

(b) Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral or any part thereof owned by it to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Secured Parties.

(c) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise any and all voting rights and other consensual rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Administrative Agent in respect of such Pledged Collateral.

(ii) Such Grantor will permit the Administrative Agent or its nominee at any time after the occurrence and during the continuation of an Event of Default, without notice, to exercise, and the Administrative Agent shall have the right to exercise, all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.

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(iii) Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”): dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral to the extent that the Administrative Agent does not have a perfected security interest therein (and, if applicable, a control agreement with respect thereto).

(iv) All Excluded Payments, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(v) The Administrative Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights that it is entitled to exercise pursuant to clause (i) above and to receive the dividends and interest payments that it is authorized to receive and retain pursuant to paragraph (iii) above.

4.7. Intellectual Property.

(a) Such Grantor shall as soon as practicable notify the Administrative Agent if it knows or has reason to know that any application or registration relating to any material Patent, Trademark or Copyright (now or hereafter existing) may become abandoned, dedicated to the public or canceled, other than by the expiration of its non-extendable term, or of any adverse determination or development including the institution of or any such determination or development in, any proceeding in the USPTO, the USCO, any foreign counterpart or any court regarding such Grantor’s ownership of any such material Patent, Trademark or Copyright, its right to register, maintain, own, or use the same.

(b) If any Grantor, either directly or through any agent, employee, licensee or designee, files or otherwise acquires an application or obtains a registration for (i) any Patent or Trademark with the USPTO or (ii) any material Copyright with the USCO, then such Grantor shall give the Administrative Agent written notice thereof, no later than forty-five (45) Business Days after the end of the calendar quarter in which such application is filed or acquired or such registration issued. Each such notice shall be accompanied by the delivery to the Administrative Agent of an executed counterpart of Exhibits H, I and J as appropriate, and any other security agreements, financing statements, documents or instruments as the Administrative Agent may request to evidence the Administrative Agent’s first priority security interest (subject only to Liens permitted under Section 4.1(e)) on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor represented thereby.

(c) Such Grantor shall take all commercially reasonable actions necessary or requested by the Administrative Agent to maintain each of its Patents, Trademarks and Copyright in effect, and to pursue each application, to obtain the relevant registration and to maintain the registration of each of its Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings against third parties, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of such Grantor’s business and is not of material economic value or as is otherwise permitted by the Credit Agreement.

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(d) Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business and is not of material economic value, take all commercially reasonable actions to enforce its rights therein including promptly suing for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Administrative Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that such Grantor institutes suit because any of its Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 4.8.

(e) As soon as reasonably practicable following the Effective Date, the applicable Grantor shall take commercially reasonable actions to submit for recording with the USPTO documents necessary to bring record ownership current with respect to any material Patents and Trademarks beneficially owned by such Grantor that are not standing in the name of the beneficial owner as of the Effective Date.

4.8 Commercial Tort Claims. Such Grantor shall promptly notify the Administrative Agent of any commercial tort claim (as defined in the UCC) in excess of $12,500,000 acquired by it and, unless the Administrative Agent otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit G hereto, granting to Administrative Agent a first priority security interest (subject only to Liens permitted under Section 4.1(e)) in such commercial tort claim.

4.9. Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit in excess of $1,000,000, it shall promptly notify the Administrative Agent thereof and cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent or its bailee for perfection and (ii) agree to direct all payments thereunder to a Deposit Account at the Administrative Agent or subject to a Deposit Account Control Agreement for application in accordance with the Intercreditor Agreement and Section 2.18 of the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent.

4.10. No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

4.11. Insurance. (a) In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, such Grantor shall, within 60 days following the Effective Date or such date as such Collateral is acquired by such Grantor (or such longer period as the Administrative Agent may agree), purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Grantor within a “Special Flood Hazard Area”).

(b) All property insurance policies required hereunder and under Section 5.09 of the Credit Agreement shall name the Administrative Agent (for the benefit of the Administrative Agent and the other Secured Parties) as a loss payee through endorsements in form and substance reasonably satisfactory to the Administrative Agent, which endorsements will provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Administrative Agent as its interest may appear; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy may be canceled or terminated only upon, in the case of non-payment of premium, at least 10 days, and otherwise, at least thirty days prior written notice given to the Administrative Agent, in each case unless the Administrative Agent shall otherwise agree (giving due consideration to what is commercially available in the insurance market).

(c) All premiums on any insurance shall be paid when due by such Grantor, and copies of the policies shall be delivered to the Administrative Agent upon the Administrative Agent’s reasonable request. If such Grantor fails to obtain any insurance as required by this Section or by Section 5.09 of the Credit

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Agreement, the Administrative Agent may obtain such insurance at the Borrower’s expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from the Grantor’s failure to maintain such insurance or pay any premiums therefor.

4.12. Collateral Access Agreements. Such Grantor shall use commercially reasonable efforts for a period not to exceed 90 days after the Effective Date or the date of any Permitted Acquisition (as applicable) to obtain a Collateral Access Agreement from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral with a fair market value in excess of $5,000,000 is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. With respect to such locations as of the Effective Date and thereafter, if the Administrative Agent has not received a Collateral Access Agreement as of the Effective Date (or, if later, as of the date such location is established), the Borrower’s Eligible Inventory at that location shall be excluded from the Borrowing Base unless a Reserve has been established by the Administrative Agent in its Permitted Discretion.

4.13. Deposit Account Control Agreements; Securities Account Control Agreements.

(a) Such Grantor will provide to the Administrative Agent a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a Deposit Account (other than an Excluded Account) of such Grantor; provided that, if a financial institution refuses to enter into a Deposit Account Control Agreement, the Administrative Agent may, in its discretion, defer delivery of any such Deposit Account Control Agreement, establish a Reserve with respect to any Deposit Account (other than an Excluded Account) for which the Administrative Agent has not received such Deposit Account Control Agreement, and require such Grantor to open and maintain a new Deposit Account (other than an Excluded Account) with a financial institution subject to a Deposit Account Control Agreement. Upon opening a Deposit Account such Grantor will promptly notify the Administrative Agent of such Deposit Account.

(b) Such Grantor will provide to the Administrative Agent a Securities Account Control Agreement duly executed on behalf of each securities intermediary holding a Securities Account (other than an Excluded Account) of such Grantor; provided that, if a securities intermediary refuses to enter into a Securities Account Control Agreement, the Administrative Agent may, in its discretion, defer delivery of any such Securities Account Control Agreement, establish a Reserve with respect to any Securities Account (other than an Excluded Account) for which the Administrative Agent has not received such Securities Account Control Agreement, and require such Grantor to open and maintain a new Securities Account (other than an Excluded Account) with a securities intermediary subject to a Securities Account Control Agreement. Upon opening a Securities Account such Grantor will promptly notify the Administrative Agent of such Securities Account.

4.14. Change of Name or Location; Change of Fiscal Year. Such Grantor shall not (a) change its name as it appears in its organizational documents and as filed in such Grantor’s jurisdiction of organization, (b) change its chief executive office, principal place of business, mailing address or corporate offices or change or add warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in each case from the locations identified on Exhibit A, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received at least fifteen days (or such lesser period of time as the Administrative Agent may agree) prior written notice of such change and the Administrative Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of Lenders, in any Collateral), provided that, any new location shall be in the continental U.S. Such Grantor shall not change its fiscal year except as permitted under the Credit Agreement.

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ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

5.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a) The breach by any Grantor of any of the terms or provisions of Article IV or Article VII.

(b) The breach by any Grantor (other than a breach which constitutes an Event of Default under any other Section of this Article V) of any of the terms or provisions of this Security Agreement which is not remedied within thirty days after the earlier of such Grantor’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Secured Party).

(c) The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement.

5.2. Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, and at the direction of the Required Secured Parties shall, exercise any or all of the following rights and remedies subject to the Intercreditor Agreement:

(i) those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the other Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement and any Securities Account Control Agreement and take any action thereon with respect to such Collateral;

(iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, license, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and

(v) concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

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(b) The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d) Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, there remain Secured Obligations outstanding, the Required Secured Parties may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Secured Obligations pursuant to the terms thereof.

(f) Notwithstanding the foregoing, neither the Administrative Agent nor the other Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.3. Grantor’s Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuation of a Default, each Grantor will:

(a) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at a Grantor’s premises or elsewhere;

(b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

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(c) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Administrative Agent may request, all in form and substance satisfactory to the Administrative Agent, and furnish to the Administrative Agent, or cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may specify;

(d) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral; and

(e) at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Administrative Agent and each other Secured Party, at any time, and from time to time, promptly upon the Administrative Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

5.4. Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V upon the occurrence and during the continuance of an Event of Default, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, an irrevocable, non-exclusive license with rights of sublicense (exercisable without payment of royalty or other compensation to any Grantor) to use any Patents, Trademarks, Copyrights, trade secrets and other intellectual property rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided that the quality of the goods and services offered under any trademarks included in such license shall be maintained at a level substantially consistent with the quality prevailing immediately prior to the Event of Default or any lesser standard of quality approved by the licensor and (b) without limiting the generality of the foregoing, irrevocably agrees that the Administrative Agent or its designee may (i) sell or otherwise transfer any of such Grantor’s Inventory to any Person, including, without limitation, Persons who have previously purchased the Grantor’s Inventory from such Grantor and, in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, the Administrative Agent may sell or otherwise transfer Inventory which bears any Trademark is covered by any Patent, or exploits any Copyright in each case, whether owned by or licensed to such Grantor, (ii) complete, or authorize the completion of any work-in-process and affix any Trademark owned by or licensed to such Grantor thereto and sell or otherwise transfer such Inventory, and (iii) advertise the sale or other transfer of any inventory under any Trademarks or Copyrights owned by or license to Grantor.

ARTICLE VI

ACCOUNT VERIFICATION; ATTORNEY-IN-FACT; PROXY

6.1. Account Verification. The Administrative Agent may at any time following the occurrence and during the continuation of an Event of Default, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

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6.2. Authorization for Secured Party to Take Certain Action.

(a) Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables , (iii) to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Section 7.3, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), (vii) to contact Account Debtors for any reason, (viii) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor, (ix) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiv) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvi) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and other Secured Parties, under this Section 6.2 shall be exercised in compliance with the Intercreditor Agreement and are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent agrees that, except for the powers granted in Section 6.2(a)(i)-(vi) and Section 6.2(a)(xvi), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

6.3. Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUATION OF A DEFAULT.

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6.4. Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.15. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY OTHER SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII

COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS

7.1. Collection of Receivables.

(a) Grantors shall maintain Collateral Deposit Accounts pursuant to lockbox and other Control arrangements satisfactory to the Administrative Agent. Each Grantor has executed and delivered to the Administrative Agent Deposit Account Control Agreements for each Deposit Account and related lockbox maintained by such Grantor into which all cash, checks or other similar payments relating to or constituting payments made in respect of Receivables are or will be deposited (a “Collateral Deposit Account”), which Collateral Deposit Accounts, as of the First Amendment Effective Date, are identified as such on Exhibit B-I. Not later than 60 days after the date of any Permitted Acquisition, each Grantor (including any Grantor that becomes a party to this Security Agreement in connection with such Permitted Acquisition) shall execute and deliver to the Administrative Agent Deposit Account Control Agreements for each Collateral Deposit Account and related lockbox acquired or created by such Grantor in connection with such Permitted Acquisition or maintained by a Grantor that becomes a party to this Security Agreement in connection with such Permitted Acquisition. Each such Deposit Account Control Agreement shall waive offset rights of the depository bank (except for customary administrative charges) and, if applicable, require immediate deposit of all remittances received into a related lockbox to such Collateral Deposit Account. Each Grantor will comply with the terms of Section 7.2 with respect to any Collateral Deposit Accounts. The Administrative Agent and the Lenders assume no responsibility to Grantors for any Collateral Deposit Account, including any claim of accord and satisfaction or release with respect to any cash, checks or other similar payments relating to or constituting payments made in respect of Receivables accepted by any bank.

(b) Each Grantor shall direct all of its Account Debtors to forward payments directly to the Collateral Deposit Accounts or related lockboxes. If any Grantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Collateral Deposit Account or to a related lockbox after notice from the Administrative Agent, the Administrative Agent shall, notwithstanding the language set forth in Section 6.2(b), be entitled to make such notification directly to Account Debtor. If, notwithstanding the foregoing instructions, any Grantor receives any proceeds of any Receivables, such Grantor shall receive such payments as the Administrative Agent’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables received by it to a Collateral Deposit Account.

7.2. Covenant Regarding New Deposit Accounts. Before opening or replacing any Collateral Deposit Account or other Deposit Account, each Grantor shall (a) open such Collateral Deposit Account or other Deposit Account at institutions permitted under Section 5.12 of the Credit Agreement, and (b) cause each bank or financial institution in which it seeks to open such Deposit Account, so long as such Deposit Account is not an Excluded Account, or such Collateral Deposit Account to enter into a Deposit Account Control

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Agreement with the Administrative Agent in order to give the Administrative Agent Control thereof. In the case of Deposit Accounts maintained with the Secured Parties, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.

7.3. Application of Proceeds; Deficiency. During any Dominion Trigger Period, the Administrative Agent may exercise control over all Collateral Deposit Accounts and apply all amounts deposited in the Collateral Deposit Accounts in accordance with Section 2.10(b) of the Credit Agreement. If an Event of Default has occurred and is continuing, the Administrative Agent may require all cash proceeds of the Collateral not deposited in Collateral Deposit Accounts, which are not required to be applied to the Obligations pursuant to Section 2.11 of the Credit Agreement or Section 2.10 of the Term Loan Agreement (or any corresponding provisions of any replacement Term Loan Agreement or any relevant Junior Indebtedness), to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations or applied as set forth in the Intercreditor Agreement or Section 2.18 of the Credit Agreement. No Grantor shall have any control whatsoever over said cash collateral account. Any such proceeds of the Collateral shall be applied in the order set forth in the Intercreditor Agreement or Section 2.18 of the Credit Agreement unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Administrative Agent into the Company’s general operating account with the Administrative Agent. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Administrative Agent or any other Secured Party to collect such deficiency.

ARTICLE VIII

GENERAL PROVISIONS

8.1. Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.2. Limitation on Administrative Agent’s and Other Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Parties shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for

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disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

8.3. Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

8.4. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 8.4. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.5. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.11, 4.12, 4.13, 4.14, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the other Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

8.6. Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor

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and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Administrative Agent or the other Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Secured Parties.

8.7. Certain Collateral. The Administrative Agent may, if and for so long as in the reasonable judgment of the Administrative Agent (confirmed in writing to the applicable Grantor) the cost of perfecting the Administrative Agent’s Lien in any item of Collateral shall be excessive in view of the benefits to be obtained by the Secured Parties from such perfection, excuse a Grantor from the requirement that the Administrative Agent’s Lien in such item of Collateral be perfected (including by way of filings in non-U.S. jurisdictions in the case of foreign intellectual property) until such time as the Administrative Agent shall confirm in writing to the applicable Grantor that, in the Administrative Agent’s reasonable judgment, such situation no longer exists. Notwithstanding anything to the contrary contained herein, (i) no Grantor shall be required to take any action with respect to the perfection of security interests in (A) any asset specifically requiring perfection through a control agreement or other control arrangements other than (x) in respect of Pledged Collateral to the extent required by Section 3.13 and (y) in respect of Deposit Accounts and Securities Accounts to the extent required by Sections 4.13, 7.1 and 7.2 and (B) any Equity Interests in any Immaterial Subsidiary (unless perfection of a security interest in such Equity Interests may be achieved by the filing of financing statements under the UCC) and (ii) no actions shall be required in order to create or perfect any security interest in any assets located outside of the United States (including its territories and possessions) and no foreign law security or pledge agreements, foreign law mortgages or deeds or foreign intellectual property filings or searches shall be required. Subject to clause (ii) of foregoing sentence of this Section 8.7, nothing contained herein shall be construed to (x) limit the creation or attachment of the Administrative Agent’s Lien in any item of Collateral or (y) excuse any perfection by filing of a financing statement.

8.8. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any other Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the other Secured Parties until the Secured Obligations have been paid in full.

8.9. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.10. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

25

8.11. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the other Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.

8.12. Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.13. Taxes and Expenses. The Grantors shall pay or otherwise indemnify the Administrative Agent for all U.S. federal, state or local taxes (including income taxes), together with interest and penalties on such taxes, if any, payable by the Administrative Agent in respect of this Security Agreement, which, in each case, shall be governed by the terms of the Credit Agreement. For the avoidance of doubt, the foregoing sentence shall not apply to taxes arising from any payment made under the Credit Agreement or from the execution, delivery or enforcement of, or otherwise with respect to, the Credit Agreement. The Grantors shall reimburse the Administrative Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.14. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.15. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full (or with respect to any Unliquidated Obligations, such Unliquidated Obligations have been cash collateralized to the satisfaction of the Administrative Agent) and no commitments of the Administrative Agent or the other Secured Parties which would give rise to any Secured Obligations are outstanding.

8.16. Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.

8.17. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

8.18. CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN

26

RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

8.19. WAIVER OF JURY TRIAL. EACH GRANTOR, THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

8.20. Indemnity. Each Grantor hereby agrees to indemnify the Administrative Agent and the other Secured Parties, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any other Secured Party is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the other Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the other Secured Parties or any Grantor, and any claim for Patent, Trademark or Copyright infringement), except to the extent any such liabilities, damages, penalties, suits, costs and expenses are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such person.

8.21. Release. Upon the termination of all Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations so long as they are cash collateralized to the satisfaction of the Administrative Agent), all of the Liens granted hereunder shall terminate. Upon any sale, transfer or other disposition of any item of Collateral of any Grantor permitted by, and in accordance with, the terms of the Credit Agreement, the Administrative Agent shall, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that such Grantor shall have delivered to the Administrative Agent a written request for release describing the item of Collateral and the terms of the sale, transfer or other disposition in reasonable detail, together with a form of release for execution by the Administrative Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Credit Agreement and as to such other matters as the Administrative Agent may request. Any such release shall not in any manner discharge, affect, or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds to which any Loan Party has any rights of any sale, all of which shall continue to constitute part of the Collateral.

8.22. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile or other electronic transmission (including portable document format (“.pdf”) or similar format) shall be effective as delivery of a manually executed counterpart of this Security Agreement.

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8.23. Intercreditor Agreement. In the event of any conflict between any provision in this Security Agreement and a provision of the Intercreditor Agreement, such provision of the Intercreditor Agreement shall prevail.

8.24. Amendment and Restatement. This Security Agreement amends and restates the Existing Security Agreement in its entirety. The parties acknowledge and agree that this agreement does not constitute a termination of the rights and obligations under the Existing Security Agreement, all of which are in all respects continuing under this Security Agreement with only the terms being modified from and after the date hereof as provided in this Security Agreement and Section 5 of the First Amendment.

ARTICLE IX

NOTICES

9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent by United States mail, telecopier, personal delivery or nationally established overnight courier service, and shall be deemed received (a) when received, if sent by hand or overnight courier service, or mailed by certified or registered mail notices or (b) when sent, if sent by telecopier (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), in each case addressed to the Grantors at the notice address set forth on Exhibit A, and to the Administrative Agent and the other Secured Parties at the addresses set forth in accordance with Section 9.01 of the Credit Agreement.

9.2. Change in Address for Notices. Each of the Grantors, the Administrative Agent and the other Secured Parties may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X

THE ADMINISTRATIVE AGENT

Bank of America, N.A. has been appointed Administrative Agent for the Lenders hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Amended and Restated Pledge and Security Agreement as of the date first above written.

GRANTORS:

INTERLINE BRANDS, INC., a New Jersey corporation

By:
Name:
Title:

WILMAR FINANCIAL, INC., a Delaware corporation

By:
Name:
Title:

GLENWOOD ACQUISITION LLC, a Delaware limited liability company

By:
Name:
Title:

JANPAK, LLC, a West Virginia limited liability company

By:
Name:
Title:

Signature Page to Amended and Restated Pledge and Security Agreement

JANPAK OF SOUTH CAROLINA, LLC, a South Carolina limited liability company

By:
Name:
Title:

JANPAK OF TEXAS, LLC, a Texas limited liability company

By:
Name:
Title:

IBI MERCHANDISING SERVICES, INC., a Delaware corporation

By:
Name:
Title:

ZIP TECHNOLOGY, LLC, a West Virginia limited liability company

By:
Name:
Title:

Signature Page to Amended and Restated Pledge and Security Agreement

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Signature Page to Amended and Restated Pledge and Security Agreement

EXHIBIT A

(See Sections 3.2, 3.3, 3.4, 3.6, 3.9 and 9.1 of Security Agreement)

NOTICE ADDRESS FOR ALL GRANTORS

Interline Brands, Inc. 701 San Marco Boulevard Jacksonville, FL 32207 U.S.A. Attention: Treasurer Facsimile: 1-856-505-1679

INFORMATION AND COLLATERAL LOCATIONS OF INTERLINE BRANDS, INC.

I.	Name of Grantor: Interline Brands, Inc.

II	State of Incorporation or Organization: New Jersey

III.	Type of Entity: Corporation

IV.	Organizational Number assigned by State of Incorporation or Organization: 0100077767

V.	Federal Identification Number:

VI,	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Interline Brands, Inc.

701 San Marco Boulevard

Jacksonville, FL 32207 U.S.A.

Attention: Treasurer

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor:

1.	1800 Research Drive

Louisville, KY 40299

2.	77 Rodeo Drive

Brentwood, NY 11717

3.	801 W. Bay Street

Jacksonville, FL 32204

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(b)	Properties Leased by the Grantor (Include Landlord’s Name):

Loan Party	Address	City	State	Zip Code	Landlord / Owner if Leased
Interline Brands, Inc.	5750 Bell Circle	Montgomery	AL	36116	KYSER PROPERTIES
Interline Brands, Inc.	1590 East Riverview Drive	Phoenix	AZ	85034	First Industrial LP
Interline Brands, Inc.	5961 Outfall Circle	Sacramento	CA	95828	Oates Investments
Interline Brands, Inc.	1110 E Mill Street	San Bernardino	CA	92408	Hillwood Investments / Westgate #1 LP
Interline Brands, Inc.	650 Brennan St.	San Jose	CA	95131	PEC Brennan LLC
Interline Brands, Inc.	6881 District Blvd. #F	Bakersfield	CA	93313	UCM / Titan Baker
Interline Brands, Inc.	8717 Complex Drive	San Diego	CA	92123	Uznanski
Interline Brands, Inc.	230 Harris Avenue, #11	Sacramento	CA	95838	The Hofman Irrevocable Trust
Interline Brands, Inc.	1155 East North Avenue, Suite 104	Fresno	CA	93725	Denken Farms, A California Limited Partnership
Interline Brands, Inc.	5635 Union Pacific Ave.	Commerce	CA	90022	Telacu NW Five, Inc.
Interline Brands, Inc.	295 71st Avenue	Greeley	CO	80634	Northward, LLC
Interline Brands, Inc.	1107 South Santa Fe Avenue	Pueblo	CO	81006	Cecil H. Brown and Beverly Ann Brown
Interline Brands, Inc.	1953 Gun Club Rd.	Aurora	CO	80019	Blount Island Partners, LLC
Interline Brands, Inc.	2414 4th Ave	Greeley	CO	80631	4 by 4, LLC
Interline Brands, Inc.	1301 South Jason Street, Unit C	Denver	CO	80223	MIPCO
Interline Brands, Inc.	701 San Marco Blvd.	Jacksonville	FL	32207	Prudential Insurance
Interline Brands, Inc.	3031 N. Andrews Ave	Pompano Beach	FL	33064	SAMPLE AT PARK CENTRAL
Interline Brands, Inc.	12180 Metro Parkway	Ft. Meyers	FL	33912	Pyramid II Janitorial Supplies and Equipment, Inc.
Interline Brands, Inc.	1919 NW 82nd Avenue	Doral	FL	33126	Adler Office Associates, Ltd.
Interline Brands, Inc.	4071-4075 Seaboard Road	Orlando	FL	32808	RREEF America REIT II
Interline Brands, Inc.	207 Kelsey Lane - Suite A	Tampa	FL	33619	Eastgroup Properties, Inc.
Interline Brands, Inc.	3215 SW 22nd Street	Pembroke Pines	FL	33023	KTR Seneca II LLC

2

Loan Party	Address	City	State	Zip Code	Landlord / Owner if Leased
Interline Brands, Inc.	1500 N Florida Mango Rd. Suite 1	West Palm Beach	FL	33409	DCM & Associates
Interline Brands, Inc.	4601 Bull’s Bay Hwy	Jacksonville	FL	32219	Stone Mountain Industrial Park
Interline Brands, Inc.	1500 Beach Boulevard, Suites 314-318	Jacksonville Beach	FL	32250	Robert E. Poland and Jacqueline M. Poland Family Limited Partnership
Interline Brands, Inc.	6875C Best Friend Road Suite 100	Doraville	GA	30340	Prologis
Interline Brands, Inc.	11159 Aurua Avenue	Urbandale	IA	50322	R&R INVESTORS
Interline Brands, Inc.	304 S. 20th Street	Fairfield	IA	52556	Farris Properties
Interline Brands, Inc.	1223 West 76th Street	Davenport	IA	52806	JCO Properties
Interline Brands, Inc.	4840 Colt Road	Rockford	IL	61109	Harris N.A. Rockford as Trustee of the Trust #41-1409-00-6
Interline Brands, Inc.	8700 N. Allen Road	Peoria	IL	61612	VONACHEN ENTERPRISES
Interline Brands, Inc.	2401 West Herrin Ave	Herrin	IL	62948	AGRACEL, INC.
Interline Brands, Inc.	1100 North Lombard RD	Lombard	IL	60148	AMB US Logistics
Interline Brands, Inc.	8707 North By N.E. Blvd. #300	Fishers	IN	46038	Meritex NxNE LLC
Interline Brands, Inc.	10806 West 78th Street	Shawnee	KS	66214	BK Properties, LLC
Interline Brands, Inc.	4829 Jennings Lane	Louisville	KY	40218	Holly Investors
Interline Brands, Inc.	601 Edwards Avenue Suite B	Harahan	LA	70123	RM Realty
Interline Brands, Inc.	26 Millbury St	Auburn	MA	01501	Quest 26 Millbury, LLC
Interline Brands, Inc.	378 Commercial Street Unit C	Malden	MA	02148	Well-Com (Combined Properties)
Interline Brands, Inc.	6403 Amendale Road	Beltsville	MD	20705	Nazario Family LLC
Interline Brands, Inc.	23975 Research Drive	Farmington Hills	MI	48335	BGB Assoc
Interline Brands, Inc.	26411 Crestview Court	Farmington Hills	MI	48335	Segal Investments
Interline Brands, Inc.	23028 Commerce Drive	Farmington Hills	MI	48335	First Industrial LP
Interline Brands, Inc.	1930 Energy Park Drive	St. Paul	MN	55108	AMB Property LP

3

Loan Party	Address	City	State	Zip Code	Landlord / Owner if Leased
Interline Brands, Inc.	8461 Mid County Industrial Dr.	St. Louis	MO	63114	Cobalt Industrial REIT
Interline Brands, Inc.	312 1st Ave S	Great Falls	MT	59403	CASCADE LEASING
Interline Brands, Inc.	2205 South Ave W	Missoula	MT	59801	A&J PARTNERSHIP / MISSOULA
Interline Brands, Inc.	7010-A Reames Road	Charlotte	NC	28216	CK North Park / Childress Klein
Interline Brands, Inc.	407 Glasgow	Aberdeen	NC	28315	Jeanne Lally (53%) and Gerald Lally (47%)
Interline Brands, Inc.	6260 Abbott Drive	Omaha	NE	68110	BS HOLDINGS, INC.
Interline Brands, Inc.	4616 Pierce Drive	Lincoln	NE	68504	PIERCE DRIVE, LLC
Interline Brands, Inc.	804 East Gate Drive	Mt Laurel	NJ	08057	EXETER
Interline Brands, Inc.	1 Avenue A	Carlsdadt	NJ	07072	Ditobarbi
Interline Brands, Inc.	515 Heron Drive Pureland Industrial Park	Swedesboro	NJ	08085	Baker Properties
Interline Brands, Inc.	80 Twinbridge Drive	Pennsauken	NJ	08110	Bloom Orz – EAGLE
Interline Brands, Inc.	4031 Industrial Center Dr. #701	North Las Vegas	NV	89030	Prologis
Interline Brands, Inc.	Tower 1, Suite 406	Las Vegas	NV	89106	WMCV Phase I, LLC
Interline Brands, Inc.	5585 S. Valley View Blvd., Suite 3	Las Vegas	NV	89118	Sanfuchi Partnership
Interline Brands, Inc.	570 Taxter Road	Elmsford	NY	10523	Mack-Cali Realty
Interline Brands, Inc.	2395 International St.	Columbus	OH	43228	JAL Realty
Interline Brands, Inc.	7640 Hub Prkwy	Valley View	OH	44125	Carnegie Companies
Interline Brands, Inc.	3225 Chester Avenue	Cleveland	OH	44114	3209 Chester LLC
Interline Brands, Inc.	4650 Lake Forest Dr. Suite 400	Cincinnati	OH	45242	Cabot III – OH2M01-M02, LLC
Interline Brands, Inc.	5727 South Lewis Ave, Suite 705	Tulsa	OK	74105	PRINCIPLE EQUITY PROPERTIES
Interline Brands, Inc.	1830 N 109th East Ave	Tulsa	OK	74116	EVE PROPERTIES
Interline Brands, Inc.	7933 S. W. 34th Street	Oklahoma City	OK	73179	FLRF.INC

4

Loan Party	Address	City	State	Zip Code	Landlord / Owner if Leased
Interline Brands, Inc.	3989 Crater Lake Highway	Medford	OR	97504	SECURITY LAND & INVESTMENTS
Interline Brands, Inc.	700 Conger Street	Eugene	OR	97402	JLH PROPERTIES
Interline Brands, Inc.	2921 22nd Street SE	Salem	OR	97302	NATHAN LEVIN
Interline Brands, Inc.	10608 SW Industrial Way	Tualatin	OR	97062	TRI-COUNTY INDUSTRIAL
Interline Brands, Inc.	133 Westgate Drive	Beaver Falls	PA	15010	133 Westgate LLC
Interline Brands, Inc.	33 Runway Drive	Levittown	PA	19057	F. Greek Bristol Properties
Interline Brands, Inc.	Calle C Lot 3 Corujo Ind. Park, Hato Tejas	Bayamon	PR	00956	WPR Hato Tejas
Interline Brands, Inc.	1307 National Cemetery	Florence	SC	29506	MNOP, INC
Interline Brands, Inc.	2701 Eugenia Avenue	Nashville	TN	37211	E. Warner Bass and Robert J. Walker
Interline Brands, Inc.	50 Teledyne Place	LaVergne	TN	37086	Westport Investment Group
Interline Brands, Inc.	7110 Old Katy Road	Houston	TX	77024	Prisa Acquisition
Interline Brands, Inc.	3115 N. Great Southwest Parkway, Suite 100	Grand Prairie	TX	75050	MEPT Gateway
Interline Brands, Inc.	4740 Perrin Creek Suite 400	San Antonio	TX	78217	Prologis
Interline Brands, Inc.	7145 Industrial Ave. “Rear”	El Paso	TX	79915	National Realty Group & NCC
Interline Brands, Inc.	1110 W Washington St	Paris	TX	75460	JG PROPERTIES
Interline Brands, Inc.	1514 E. Frank Street	Lufkin	TX	75904	PERRY BROTHERS
Interline Brands, Inc.	4848 Perrin Creek Suite 640	San Antonio	TX	75050	Prologis
Interline Brands, Inc.	123 Nakoma Street	San Antonio	TX	78219	Cavender & Hill
Interline Brands, Inc.	1420 South 4800 West	Salt Lake City	UT	84014	Natomas Meadows LLC
Interline Brands, Inc.	6000 Eastport Blvd	Richmond	VA	23231	Liberty Property LTD Share
Interline Brands, Inc.	1149 Andover Park West	Seattle	WA	98188	Walton Southcenter
Interline Brands, Inc.	201 N. 2nd Avenue	Yakima	WA	98902	ROBERT F. SINCLAIR

5

Loan Party	Address	City	State	Zip Code	Landlord / Owner if Leased
Interline Brands, Inc.	3421 N Haven	Spokane	WA	99207	A&J PARTNERSHIP / SPOKANE
Interline Brands, Inc.	3310 E. Acorn Lane	Port Angeles	WA	98362	NORTH OLYMPIC BUILDING
Interline Brands, Inc.	18027 Highway 99, Suite G	Lynnwood	WA	98037	INGRAHAM CONST.

(c)	Public Warehouses or other Locations Pursuant to Bailment or Consignment Arrangements

(include name of Warehouse Operator or other Bailee or Consignee):

None.

(d)	Vendor Managed Locations Under the Control of the Grantor:

Name of Person / Entity in Possession of Collateral	Address	City	State	Zip Code
Benjamin Franklin Plbg (Rohnert Park, CA)-173	517 Jacoby St., Suite #9	San Rafael	CA	94901
Mike Cottle Plbg (Cole Services)-189	10652 Trask Ave	Garden Grove	CA	92843
Schuelke Plumbing	7243 Woodley Ave	Van Nuys	CA	91406
Dutton Plumbing	675 Cochran Street	Simi Valley	CA	93065
AAA Service Plumbing	5550 Marshall St	Denver	CO	80002
Brothers Plumbing & Heating	12249 Pennsylvania St.	Thornton	CO	80241
Calvert Mechanical, DE-92	410 Meco Dr	Wilmington	DE	19804
Boulden Services	714 Interchange Blvd.	Newark	DE	19711
Sobieski Services	3 N. Colonial Ave	Wilmington	DE	19805
Scott’s Services-177	5808 N 56th Street	Tampa	FL	33610
Midway Services-183	4677 118th Ave N	Clearwater	FL	33762
Plumbing Experts Boca Raton)-188	1060 Holland Dr Suite B	Boca Raton	FL	33487
Aqua Plumbing (Sarasota)-196	8283 Vico Ct	Sarasota	FL	34230
Rainaldi Plumbing	6111 Old Cheney Hwy	Orlando	FL	32807
Mister Sparky- FL	6301 Porter Rd. Unit 10	Sarasota	FL	34240
NM Cool	6150 Clark Center Ave.	Sarasota	FL	32438
Mike Douglas	517 Paul Morris Dr. Suite A	Englewood	FL	34223
Red Carpet Plumbing	905 E 128TH AVE	TAMPA	FL	33612
ART PLBG & AIR CONDITIONING	12438 WILES ROAD	CORAL SPRINGS	FL	33076
Marietta, GA Mister Sparky-77	2064 Canton Road	Marietta	GA	30066
Strictly Plumbing	3535 Industrial Avenue	Marion	IA	52302
Service Gas (Dekalb, IL)-172	17742 Somonauk Road	Dekalb	IL	60115
Precision Plumbing-178	1051 N Main St	Lombard	IL	60148
SPENGLER PLUMBING	1402 FRONTAGE RD	OFALLON	IL	62269

6

Name of Person / Entity in Possession of Collateral	Address	City	State	Zip Code
Blue Dot, Topeka KS	3365 SW Gage Blvd	Topeka	KS	66614
Tade Plumbing	2825 E KELLOGG DR	Wichita	KS	67211
Drexler Plumbing	2232 Bardstown Road	Louisville	KY	40205
MURPHY SERVICES, INC	34 WHITES PATH	SOUTH YARMOUTH	MA	02664
Ben Franklin, Mt Airy-209	2702 Back Acre Cir St110	Mt. Airy	MD	21771
MacGregor Plbg & Htg-181	235 Franklin Park	Harbor Springs	MI	49740
Thornton and Grooms- 221	24565 Hallwood Ct.	Farmington Hills	MI	48335
Ben Franklin of Minneapolis	1427 Washington Ave. N	Minneapolis	MN	55411
Advanced Comfort Systems	1000 Cape Hickory Rd	Hickory	NC	28601
Gold Medal (VMI) - 167	11 Cotters Lane	E. Brunswick	NJ	08816
Weltman Services	80 Industrial Road	Berkley Heights	NJ	07922
CARTWRIGHT’S PLUMBING HEATING & COOLING	7510 MALLARD WAY	SANTA FE	NM	87507
Pippin Brothers	207 SE D Ave	Lawton	OK	73501
Roher One Hour, PA-88	516 Running Pump Road	Lancaster	PA	17603
Essig Plumbing-210	1701 Fairview St	Reading	PA	19606
Gillece Services, Bridgeville, PA	3000 Washington Pike	Bridgeville	PA	15017
Meetze Plbg-193	10009 Broad River Rd	Irmo	SC	29063
ARS-NASHVILLE	4071 POWELL AVE	NASHVILLE	TN	37204
Abacus Plumbing-199	11431 Tood St	Houston	TX	77055
McDaniel & Sons-205	7501 Highway 287, Ste.B1	Arlington	TX	76001
Any Hour Inc.	1374 W 130 S	Orem	UT	84058
Whipple Service Champions	963 W. Folsom Ave.	Salt Lake City	UT	84104
Superior Water & Air	3536 South 1950 West	West Valley City	UT	84119
Manassas (Furr), VA - 96	9040 Mike Garcia Drive	Manassas	VA	20109
Superior Heating-179	6418 Old Meetze Rd. Suite E	Warrenton	VA	20186
Fraiser’s Plumbing-168	310 N Brown St	Rhinelander	WI	54501

VIII.	Prior Names: During the five years prior to the First Amendment Effective Date, the Grantor has not been known by or used any other corporate or fictitious name, except:

None.

IX.	Prior Mergers or Other Acquisitions: In the five years preceding the First Amendment Effective Date, the Grantor has not been a party to any merger or consolidation or been a party to any acquisition except:

Borrower / Subsidiary	Name of Entity	Action	Date of Action	Jurisdiction of Formation
Interline Brands, Inc., a New Jersey Corporation	Eagle Maintenance Supply, Inc.	Eagle Maintenance Supply, Inc. was purchased by the Company	08/21/2008	New Jersey

7

Borrower / Subsidiary	Name of Entity	Action	Date of Action	Jurisdiction of Formation
Interline Brands, Inc., a New Jersey Corporation	AmSan LLC	Amsan LLC a wholly owned subsidiary of the Company was merged with the Company, with the Company as the surviving corporation	12/26/2008	Delaware
Interline Brands, Inc., a New Jersey Corporation	Eagle Maintenance Supply, Inc.	Eagle Maintenance Supply, Inc. a wholly owned subsidiary of the Borrower was merged with the Borrower, with the Borrower as the surviving corporation	12/25/2009	New Jersey
Interline Brands, Inc., a New Jersey Corporation	JanPak, Inc.	JanPak, Inc. was acquired by the Borrower. On 12/23/2013, JanPak, Inc. was converted from a corporation to a limited liability company and was renamed JanPak, LLC.	12/11/2012	West Virginia
Interline Brands, Inc., a New Jersey Corporation	JanPak of Texas, Inc.	JanPak of Texas, Inc. was acquired by the Borrower. On 12/23/2013, JanPak of Texas, Inc. was converted from a corporation to a limited liability company and was renamed JanPak of Texas, LLC.	12/11/2012	Texas
Interline Brands, Inc., a New Jersey Corporation	JanPak of South Carolina, Inc.	JanPak of South Carolina, Inc. was acquired by the Borrower. On 12/23/2013, JanPak of South Carolina, Inc. was converted from a corporation to a limited liability company and was renamed JanPak of South Carolina, LLC.	12/11/2012	South Carolina
Interline Brands, Inc., a New Jersey Corporation	Zip Technology, Inc.	Zip Technology, Inc. was acquired by the Borrower. On 12/23/2013, Zip Technology, Inc. was converted from a corporation to a limited liability company and was renamed Zip Technology, LLC.	12/11/2012	West Virginia
Interline Brands, Inc., a New Jersey Corporation	Wilmar Holdings, Inc.	Wilmar Holdings, Inc. a wholly owned subsidiary of the Borrower was merged with the Borrower, with the Borrower as the surviving corporation.	04/04/2013	New Jersey
Interline Brands, Inc., a New Jersey Corporation	CleanSource, Inc.	The assets of CleanSource, Inc. were purchased by the Borrower.	10/29/2010	California
Interline Brands, Inc., a New Jersey Corporation	Northern Colorado Paper, Inc.	The assets of Northern Colorado Paper, Inc. were purchased by the Borrower.	01/28/2011	Colorado

8

Borrower / Subsidiary	Name of Entity	Action	Date of Action	Jurisdiction of Formation
Interline Brands, Inc., a New Jersey Corporation	Pyramid II Janitorial Supplies and Equipment, Inc.	The assets of Pyramid II Janitorial Supplies and Equipment, Inc. were purchased by the Borrower.	07/01/2012	Florida

9

INFORMATION AND COLLATERAL LOCATIONS OF WILMAR FINANCIAL, INC.

I.	Name of Grantor: Wilmar Financial, Inc.

II.	State of Incorporation or Organization: Delaware

III.	Type of Entity: Corporation

IV.	Organizational Number assigned by State of Incorporation or Organization: 2727105

V.	Federal Identification Number:

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Wilmar Financial, Inc.

701 San Marco Boulevard

Jacksonville, FL 32207 U.S.A.

Attention: Treasurer

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor:

None.

(b)	Properties Leased by the Grantor (Include Landlord’s Name):

None.

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

None.

(d)	Vendor Managed Locations Under the Control of the Grantor:

None.

VIII.	Prior Names: During the five years prior to the First Amendment Effective Date, the Grantor has not been known by or used any other corporate or fictitious name, except:

None.

IX.	Prior Mergers or Other Acquisitions: In the five years preceding the First Amendment Effective Date, the Grantor has not been a party to any merger or consolidation or been a party to any acquisition except:

None.

10

INFORMATION AND COLLATERAL LOCATIONS OF IBI MERCHANDISING SERVICES, INC.

I.	Name of Grantor: IBI Merchandising Services, Inc.

II.	State of Incorporation or Organization: Delaware

III.	Type of Entity: Corporation

IV.	Organizational Number assigned by State of Incorporation or Organization: 5263667

V.	Federal Identification Number:

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Interline Brands, Inc.

701 San Marco Boulevard

Jacksonville, FL 32207 U.S.A.

Attention: Treasurer

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor:

None.

(b)	Properties Leased by the Grantor (Include Landlord’s Name):

None.

(c)	Public Warehouses or other Locations Pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

None.

(d)	Vendor Managed Locations Under the Control of the Grantor:

None.

VIII.	Prior Names: During the five years prior to the First Amendment Effective Date, the Grantor has not been known by or used any other corporate or fictitious name, except:

None.

IX.	Prior Mergers or Other Acquisitions: In the five years preceding the First Amendment Effective Date, the Grantor has not been a party to any merger or consolidation or been a party to any acquisition (other than the Merger), except:

None.

11

INFORMATION AND COLLATERAL LOCATIONS OF GLENWOOD ACQUISITION LLC

I.	Name of Grantor: Glenwood Acquisition LLC

II.	State of Incorporation or Organization: Delaware

III.	Type of Entity: Limited liability company

IV.	Organizational Number assigned by State of Incorporation or Organization: 3641125

V.	Federal Identification Number:

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Glenwood Acquisition LLC

701 San Marco Boulevard

Jacksonville, FL 32207 U.S.A.

Attention: Treasurer

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor:

None.

(b)	Properties Leased by the Grantor (Include Landlord’s Name):

None.

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

None.

(d)	Vendor Managed Locations Under the Control of the Grantor:

None.

VIII.	Prior Names: During the five years prior to the First Amendment Effective Date, the Grantor has not been known by or used any other corporate or fictitious name, except:

None.

IX.	Prior Mergers or Other Acquisitions: In the five years preceding the First Amendment Effective Date, the Grantor has not been a party to any merger or consolidation or been a party to any acquisition except:

None.

12

INFORMATION AND COLLATERAL LOCATIONS OF JANPAK, LLC

I.	Name of Grantor: JanPak, LLC

II.	State of Incorporation or Organization: West Virginia

III.	Type of Entity: Limited liability company

IV.	Organizational Number assigned by State of Incorporation or Organization: None.

V.	Federal Identification Number:

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Chief Executive Office and Mailing Address

701 San Marco Boulevard

Jacksonville, FL 32207 U.S.A.

Attention: Treasurer

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor:

1.	100 Bluefield Avenue, Bluefield, WV 24701 (3.84 acre property with one building of approx. 100,000 sq. ft.; JanPak, LLC owns 2.86 acres of the property)

2.	101 Industrial Park, Bristol, TN 37621 (5.11 acre property with one building of approx. 57,600 sq. ft.)

(b)	Properties Leased by the Grantor (Include Landlord’s Name):

Loan Party	Address	City	State	Zip Code	Landlord / Owner if Leased
JanPak, LLC	8075 Troon Circle, Suite A1	Austell	GA	30168	CRP-2 Holdings CC, LP
JanPak, LLC	Shelby West Commerce Center 175 Airview Lane, Suite 100	Alabaster	AL	35007	Shelby West Industrial Enterprises II, LLC
JanPak, LLC	1504 E 34th Street	Chattanooga	TN	37407	Advance Paper Company
JanPak, LLC	610 Kelsey Court, Suite 100	West Columbia	SC	29172	MV Southeast LLC
JanPak, LLC	705 Griffith Street	Davidson	SC	28036	The 705 Company LLC
JanPak, LLC	6356 Clara Road, Suite 100	Houston	TX	77041	ProLogis Texas III LLC
JanPak, LLC	1140 Jordan Road Northeast	Huntsville	AL	35811	West Huntsville Land Co.
JanPak, LLC	6600 Pritchard Road	Jacksonville	FL	32254	Welsh/Republic Pritchard Road LLC
JanPak, LLC	7780 Westside Industrial Drive[1]	Jacksonville	FL	32219	Stone Mountain Industrial Park, Inc.
JanPak, LLC	950 Gills Drive, Suite 100	Orlando	FL	32824	Liberty Property Limited Partnership

[1]	The property will be vacated and the lease terminated by December 14, 2012.

13

Loan Party	Address	City	State	Zip Code	Landlord / Owner if Leased
JanPak, LLC	1091 Gills Drive	Orlando	FL	32824	Auto Boat Storage Inc.
JanPak, LLC	3915 Twin City Highway	Port Arthur	TX	77642	Dr. James T. Shepherd
JanPak, LLC	550 Northridge Park Drive	Rural Hall	NC	27045	FAWN Industrial LLC
JanPak, LLC	110 Innovation Drive	Summerville	SC	29483	Quattlebaum Development Company, L.L.C.
JanPak, LLC	264 Proctor Road	Rossville	GA	30741	Highpoint Properties LLC
JanPak, LLC	185 North Gifford Lane	Richfield	NC	28137	W Lee Simmons and Associates; W. Lee Simmons & Sonya Simmons
JanPak, LLC	6144 Little Seven Mile Road	Huntington	WV	25702	James P. Mastrangelo

(c)	Public Warehouses or other Locations Pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

None.

(d)	Vendor Managed Locations Under the Control of the Grantor:

None.

VIII.	Prior Names: During the five years prior to the First Amendment Effective Date, the Grantor has not been known by or used any other corporate or fictitious name, except:

JanPak, Inc.

IX.	Prior Mergers or Other Acquisitions: In the five years preceding the First Amendment Effective Date, the Grantor has not been a party to any merger or consolidation or been a party to any acquisition (other than the Merger), except:

Borrower / Subsidiary	Name of Entity	Action	Date of Action	Jurisdiction of Formation
JanPak, LLC	M & P Industries, Inc.	Asset acquisition	08/18/2008	WV
JanPak, LLC	Alternative Packaging Source Inc.	Asset acquisition	10/01/2009	FL
JanPak, LLC	Royal Supply Co. Inc.	Asset acquisition	07/01/2010	WV
JanPak, LLC	Melillo Distributing Company, Inc.	Asset acquisition	11/01/2010	FL
JanPak, LLC	SSS Distribution, L.L.C.	Asset acquisition	04/21/2011	TX
JanPak, LLC	Advance Paper Company	Asset acquisition	04/01/2012	TN
JanPak, LLC	ABM Janitorial Services, Inc. and Southern Management ABM, LLC	Asset acquisition	09/30/2012	DE

14

INFORMATION AND COLLATERAL LOCATIONS OF JANPAK OF TEXAS, LLC

I.	Name of Grantor: JanPak of Texas, LLC

II	State of Incorporation or Organization: Texas

III.	Type of Entity: Limited liability company

IV.	Organizational Number assigned by State of Incorporation or Organization: 801904758

V.	Federal Identification Number:

VI,	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Chief Executive Office and Mailing Address

701 San Marco Boulevard

Jacksonville, FL 32207 U.S.A.

Attention: Treasurer

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor:

None.

(b)	Properties Leased by the Grantor (Include Landlord’s Name):

Loan Party	Address	City	State	Zip Code	Landlord / Owner if Leased
JanPak of Texas, LLC	3101 High River Road, Suite 101	Fort Worth	TX	76155	CPF River Park LLC

(c)	Public Warehouses or other Locations Pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

1. Murphy Bonded Warehouse, 2391 Levy Street, Shreveport, LA 71103

(d)	Vendor Managed Locations Under the Control of the Grantor:

None.

VIII.	Prior Names: During the five years prior to the First Amendment Effective Date, the Grantor has not been known by or used any other corporate or fictitious name, except:

JanPak of Texas, Inc.

IX.	Prior Mergers or Other Acquisitions: In the five years preceding the First Amendment Effective Date, the Grantor has not been a party to any merger or consolidation or been a party to any acquisition except:

None.

15

INFORMATION AND COLLATERAL LOCATIONS OF JANPAK OF SOUTH CAROLINA, LLC

I.	Name of Grantor: JanPak of South Carolina, LLC

II.	State of Incorporation or Organization: South Carolina

III.	Type of Entity: Limited liability company

IV.	Organizational Number assigned by State of Incorporation or Organization: None.

V.	Federal Identification Number:

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Chief Executive Office and Mailing Address

701 San Marco Boulevard

Jacksonville, FL 32207 U.S.A.

Attention: Treasurer

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor:

1.	134 Leader Drive, Greenville, SC 29602 (5.18 acres of property with one building measuring approx. 84,419 sq. ft.)

(b)	Properties Leased by the Grantor (Include Landlord’s Name)

None.

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

None.

(d)	Vendor Managed Locations Under the Control of the Grantor:

None.

VIII.	Prior Names: During the five years prior to the First Amendment Effective Date, the Grantor has not been known by or used any other corporate or fictitious name, except:

JanPak of South Carolina, Inc.

IX.	Prior Mergers or Other Acquisitions: In the five years preceding the First Amendment Effective Date, the Grantor has not been a party to any merger or consolidation or been a party to any acquisition except:

None.

16

INFORMATION AND COLLATERAL LOCATIONS OF ZIP TECHNOLOGY, LLC

I.	Name of Grantor: Zip Technology, LLC

II.	State of Incorporation or Organization: West Virginia

III.	Type of Entity: Limited liability company

IV.	Organizational Number assigned by State of Incorporation or Organization: None.

V.	Federal Identification Number:

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Chief Executive Office and Mailing Address

701 San Marco Boulevard

Jacksonville, FL 32207 U.S.A.

Attention: Treasurer

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor:

None.

(b)	Properties Leased by the Grantor (Include Landlord’s Name):

None.

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

None.

(d)	Vendor Managed Locations Under the Control of the Grantor:

None.

VIII.	Prior Names: During the five years prior to the First Amendment Effective Date, the Grantor has not been known by or used any other corporate or fictitious name, except:

ZIP Technology, Inc.

IX.	Prior Mergers or Other Acquisitions: In the five years preceding the First Amendment Effective Date, the Grantor has not been a party to any merger or consolidation or been a party to any acquisition except:

None.

17

EXHIBIT B

(See Sections 3.1, 3.5 and 7.1 of Security Agreement)

DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS, COMMODITIES ACCOUNTS

18

EXHIBIT B-1

DEPOSIT ACCOUNTS

*	Indicates Collateral Deposit Account.

ENTITY	ACCOUNT DESCRIPTION	BANK	ACCOUNT #	ADDRESS	TELEPHONE
IBI Merchandising Services, Inc. (DE)	IBI MerchCo.	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	MIdAtlantic RRC*	Wells Fargo		PO Box 63020 San Francisco, CA 94163	1-800-289-3557
Interline Brands, Inc. (NJ)	Investment Account	Oppenheimer		18 Columbia Turnpike, Florham Park, NJ 07932	1-800-620-6726
Interline Brands, Inc. (NJ)	IBI-REPO	JP. Morgan Chase		383 Madison Avenue, New York, New York 10179	1-212-270-6000
Interline Brands, Inc. (NJ)	DACA Account	JP. Morgan Chase		PO BOX 659754, San Antonio, TX 78265	1-800-242-7338
Interline Brands, Inc. (NJ)	365 USL – California*	Wells Fargo		PO Box 6995 Portland, OR 97228-6995	1-800-225-5935
Interline Brands, Inc. (NJ)	Barnett Merchant Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	US Lock Merchant Deposit*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	LeRan Merchant Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	JDE PAYABLES	Bank of America		P.O. Box 4899 Atlanta, GA 30302-4899	1-888-400-9009
Interline Brands, Inc. (NJ)	JACKSONVILLE-Pre-encoded*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	MAIN OPERATING A/C*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	Barnett Lockbox*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	LOCKBOX-WILMAR*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	US Lock Lockbox*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009

19

ENTITY	ACCOUNT DESCRIPTION	BANK	ACCOUNT #	ADDRESS	TELEPHONE
Interline Brands, Inc. (NJ)	Payroll	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	IBI Corporate Receipts	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	Interline Brands #123 Wilmar*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	LOCAL 190*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	AmSan Merchant Deposit*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	Copperfield Merchant Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	MUSA Merchant Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	Wilmar Merchant Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	AmSanLockbox Receipts*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	NCP Operating	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	CleanSource Collections*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	NCP Disbursements	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	NCP Collections*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	MAIN OPERATING A/C	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	Cash	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	CleanSource Disbursement	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	Trayco Merchant Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	Sexauer Merchant Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009

20

ENTITY	ACCOUNT DESCRIPTION	BANK	ACCOUNT #	ADDRESS	TELEPHONE
Interline Brands, Inc. (NJ)	SunStar Merchant Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	AF Lighting Merchant Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	JDE ACH*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	Pyramid Operating	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	Homeparts	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	MRO Local Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	JanSan Local Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	AmSan Herrin #471*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	Thailand Rep Office	Bangkok Bank		333 Silom Road Bangkok 10500, Thailand	+66-0-2645-5555
Interline Brands, Inc. (NJ)	Thailand Rep Office	Bangkok Bank		333 Silom Road Bangkok 10500, Thailand	+66-0-2645-5555
Interline Brands, Inc. (NJ)	Peoria*	Busey Bank		PO Box 4028 Champaign IL 61824	1-800-672-8739
Interline Brands, Inc. (NJ)	NEW ORLEANS*	Capital One		3939 W John Carpenter Way, Irving, TX 75063	(888)755-2172
Interline Brands, Inc. (NJ)	Paris*	Capital One		3939 W John Carpenter Way, Irving, TX 75063	(888)755-2172
Interline Brands, Inc. (NJ)	New Orleans*	Capital One		3939 W John Carpenter Way, Irving, TX 75063	(888)755-2172
Interline Brands, Inc. (NJ)	DALLAS*	CHASE		PO Box 659754 San Antonio, TX 78265-9754	1-800-242-7338
Interline Brands, Inc. (NJ)	SAM IRVINS*	Frost National		PO BOX 16509, Fort Worth, TX 76162	1-800-513-7678
Interline Brands, Inc. (NJ)	CINCINNATI*	Huntington		PO Box 1558 EA1W37 Columbus OH 43216-1558	1-800-480-2001
Interline Brands, Inc. (NJ)	Cleveland*	Key Bank		800 Superior Ave, Cleveland, OH 44114	1-800-539-2968
Interline Brands, Inc. (NJ)	Iowa*	Libertyville Savings Bank		PO Box 744 Fairfield, Iowa 52556	1-877-886-1600

21

ENTITY	ACCOUNT DESCRIPTION	BANK	ACCOUNT #	ADDRESS	TELEPHONE
Interline Brands, Inc. (NJ)	LOUISVILLE*	PNC BANK		PO Box 609 Pittsburgh, PA 15230-9738	1-877-287-2654
Interline Brands, Inc. (NJ)	PITTSBURGH PU*	PNC BANK		PO Box 609 Pittsburgh, PA 15230-9738	1-877-287-2654
Interline Brands, Inc. (NJ)	USL KENTUCKY*	PNC BANK		PO Box 609 Pittsburgh, PA 15230-9738	1-877-287-2654
Interline Brands, Inc. (NJ)	NATIONAL CITY-LVL REG- SX*	PNC BANK		PO Box 609 Pittsburgh, PA 15230-9738	1-877-287-2654
Interline Brands, Inc. (NJ)	BIRMINGHAM*	Regions Bank		8758 East 96th Street Fishers, IN 46038	1-800-734-4667
Interline Brands, Inc. (NJ)	INDIANAPOLIS*	Regions Bank		8758 East 96th Street Fishers, IN 46038	1-800-734-4667
Interline Brands, Inc. (NJ)	Atlanta*	Regions Bank		8758 East 96th Street Fishers, IN 46038	1-800-734-4667
Interline Brands, Inc. (NJ)	ST LOUIS*	St. Johns		PO BOX 149014, St Louis, MI 63114	1-314-423-2265
Interline Brands, Inc. (NJ)	Denver/ Denver South*	US Bank		PO Box 1800 Saint Paul, Minnesota 55101-0800	1-800-377-3053
Interline Brands, Inc. (NJ)	Denver/ Denver South*	US Bank		PO Box 1800 Saint Paul, Minnesota 55101-0800	1-800-377-3053
Interline Brands, Inc. (NJ)	Denver/ Denver South*	US Bank		PO Box 1800 Saint Paul, Minnesota 55101-0800	1-800-377-3053
Interline Brands, Inc. (NJ)	NDC West*	US Bank		PO Box 1800 Saint Paul, Minnesota 55101-0800	1-800-377-3053
Interline Brands, Inc. (NJ)	NDC East*	US Bank		PO Box 1800 Saint Paul, Minnesota 55101-0800	1-800-377-3053
Interline Brands, Inc. (NJ)	COLUMBUS*	US Bank		PO Box 1800 Saint Paul, Minnesota 55101-0800	1-800-377-3053
Interline Brands, Inc. (NJ)	Minn/ St Paul*	US Bank		PO Box 1800 Saint Paul, Minnesota 55101-0800	1-800-377-3053
Interline Brands, Inc. (NJ)	Davenport*	US Bank		PO Box 1800 Saint Paul, Minnesota 55101-0800	1-800-377-3053
Interline Brands, Inc. (NJ)	St Paul*	US Bank		PO Box 1800 Saint Paul, Minnesota 55101-0800	1-800-377-3053
Interline Brands, Inc. (NJ)	Omaha*	US Bank		PO Box 1800 Saint Paul, Minnesota 55101-0800	1-800-377-3053

22

ENTITY	ACCOUNT DESCRIPTION	BANK	ACCOUNT #	ADDRESS	TELEPHONE
Interline Brands, Inc. (NJ)	St. Paul / MN*	US Bank		PO Box 1800 Saint Paul, Minnesota 55101-0800	1-800-377-3053
Interline Brands, Inc. (NJ)	Columbus*	US Bank		PO Box 1800 Saint Paul, Minnesota 55101-0800	1-800-377-3053
Interline Brands, Inc. (NJ)	NDC West*	US Bank		PO Box 1800 Saint Paul, Minnesota 55101-0800	1-800-377-3053
Interline Brands, Inc. (NJ)	Pueblo*	US Bank		PO Box 1800 Saint Paul, Minnesota 55101-0800	1-800-377-3053
Interline Brands, Inc. (NJ)	Greeley*	US Bank		PO Box 1800 Saint Paul, Minnesota 55101-0800	1-800-377-3053
Interline Brands, Inc. (NJ)	Greeley 4th*	US Bank		PO Box 1800 Saint Paul, Minnesota 55101-0800	1-800-377-3053
Interline Brands, Inc. (NJ)	JanSan Deposits*	US Bank		PO Box 1800 Saint Paul, Minnesota 55101-0800	1-800-377-3053
Interline Brands, Inc. (NJ)	MRO Deposits*	US Bank		PO Box 1800 Saint Paul, Minnesota 55101-0800	1-800-377-3053
JanPak, LLC	JanPak CDA Account	Bank of America		P.O. Box 4899 Atlanta, GA 30302-4899	1-888-400-9009
JanPak, LLC	JanPak Operating	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
JanPak, LLC	JanPak Payroll Disbursement	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
JanPak, LLC	JanPak Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
JanPak, LLC	JanPak AP Disbursements	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
JanPak, LLC	JanPak Merchant Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
JanPak, LLC	Cash Collateral Account	Wells Fargo		401 South Tryon Charlotte, NC 28288	1-612-673-8635
JanPak, LLC	Operating / AP Account	Wells Fargo		401 South Tryon Charlotte, NC 28288	1-612-673-8635
JanPak, LLC	Merchant Account*	Wells Fargo		401 South Tryon Charlotte, NC 28288	1-612-673-8635
JanPak, LLC	A/P Account	Wells Fargo		401 South Tryon Charlotte, NC 28288	1-612-673-8635

23

ENTITY	ACCOUNT DESCRIPTION	BANK	ACCOUNT #	ADDRESS	TELEPHONE
JanPak, LLC	Payroll Account	Wells Fargo		401 South Tryon Charlotte, NC 28288	1-612-673-8635
JanPak, LLC	Field Support*	First Century, Bluefield WV		500 Federal St, Bluefield WV 24701	1-304-325-8181
JanPak, LLC	Bluefield DC*	First Century, Bluefield WV		500 Federal St, Bluefield WV 24701	1-304-325-8181
JanPak, LLC	Deposit Account*	First Sentry Bank, Huntington WV		823 8th St, Huntington WV 25721	1-304-522-6400
JanPak, LLC	Deposit Account*	AmSouth (now Regions), Huntsville, AL		1031 Winchester Rd NE Huntsville AL 35811	1-334-501-0293
Wilmar Financial, Inc.	Wilmar Financial, Inc. Money Market	US Bank		300 Delaware Avenue, Wilmington, DE 19801	1-302-576-3712
Wilmar Financial, Inc.	Wilmar Financial, Inc. Depository	Wells Fargo		PO Box 63020 San Francisco, CA 94163	1-800-289-3557
Zip Technology, LLC	Deposit Account	First Century, Bluefield WV		500 Federal St, Bluefield WV 24701	1-304-325-8181
Diversified Chemicals and Supply, Inc.[2]	Diversified Account	Wells Fargo		401 South Tryon Charlotte, NC 28288	1-612-673-8635

EXHIBIT B-II

ENTITY	ACCOUNT DESCRIPTION	BANK	ACCOUNT #	ADDRESS	TELEPHONE
Interline Brands, Inc. (NJ)	MIdAtlantic RRC*	Wells Fargo		PO Box 63020 San Francisco, CA 94163	1-800-289-3557
Interline Brands, Inc. (NJ)	365 USL – California*	Wells Fargo		PO Box 6995 Portland, OR 97228-6995	1-800-225-5935
Interline Brands, Inc. (NJ)	Barnett Merchant Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	US Lock Merchant Deposit*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009

[2]	This account is used as a deposit account pursuant to an Exclusive Supplier Agreement between Diversified Chemicals and Supply, Inc. and JanPak of Texas, Inc. dated September 17, 2012.

24

ENTITY	ACCOUNT DESCRIPTION	BANK	ACCOUNT #	ADDRESS	TELEPHONE
Interline Brands, Inc. (NJ)	LeRan Merchant Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	JACKSONVILLE-Pre-encoded*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	MAIN OPERATING A/C*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	Barnett Lockbox*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	LOCKBOX-WILMAR*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	US Lock Lockbox*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	Interline Brands #123 Wilmar*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	LOCAL 190*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	AmSan Merchant Deposit*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	Copperfield Merchant Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	MUSA Merchant Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	Wilmar Merchant Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	AmSanLockbox Receipts*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	CleanSource Collections*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	NCP Collections*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	Trayco Merchant Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	Sexauer Merchant Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	SunStar Merchant Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009

25

ENTITY	ACCOUNT DESCRIPTION	BANK	ACCOUNT #	ADDRESS	TELEPHONE
Interline Brands, Inc. (NJ)	AF Lighting Merchant Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	JDE ACH*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	MRO Local Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	JanSan Local Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
Interline Brands, Inc. (NJ)	AmSan Herrin #471*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
JanPak, LLC	JanPak Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
JanPak, LLC	JanPak Merchant Deposits*	Bank of America		P.O. Box 25118 Tampa, Florida 33622-5118	1-888-400-9009
JanPak, LLC	Merchant Account*	Wells Fargo		401 South Tryon Charlotte, NC 28288	1-612-673-8635
JanPak, LLC	Field Support*	First Century, Bluefield WV		500 Federal St, Bluefield WV 24701	1-304-325-8181
JanPak, LLC	Bluefield DC*	First Century, Bluefield WV		500 Federal St, Bluefield WV 24701	1-304-325-8181
JanPak, LLC	Deposit Account*	First Sentry Bank, Huntington WV		823 8th St, Huntington WV 25721	1-304-522-6400
JanPak, LLC	Deposit Account*	AmSouth (now Regions), Huntsville, AL		1031 Winchester Rd NE Huntsville AL 35811	1-334-501-0293

SECURITIES ACCOUNTS

None.

COMMIDITY ACCOUNTS

None.

26

EXHIBIT C

(See Section 3.7 of Security Agreement)

LETTER OF CREDIT RIGHTS

i) Standby Letters of Credit

None.

ii) Commercial Letters of Credit

None.

CHATTEL PAPER

None.

27

EXHIBIT D

(Sec Sections 3.10 and 3.11 of Security Agreement)

Patents and Patent Applications

Title	Patent No.	Issue Date	Record Owner	Status
Chimney Cover	6,152,817	11/28/2000	Interline Brands, Inc.	Issued
Chimney Damper With Locking Mechanism	5,556,329	09/17/1996	Interline Brands, Inc.	Issued
Light Switch Device	D457,145	05/14/2002	Interline Brands, Inc.	Issued
Liner Adaptor for Chimney	CA2455364	10/06/2009	Interline Brands, Inc.	Issued
Liner Adaptor for Chimneys	6,852,023	02/08/2005	Interline Brands, Inc.	Issued
Pivoting Recessed Light Fixture	8,444,302	05/21/2013	Interline Brands, Inc.	Issued
Top Sealing Chimney Cap	5,437,574	08/01/1995	Interline Brands, Inc.	Issued
Universal Chimney Cap	6,918,827	07/19/2005	Interline Brands, Inc.	Issued

Copyrights and Copyright Applications

Title	Registration Number
Ace Maintenance Mart	TX-4-153-802
One Source Supply, Inc.	TX-2-761-878
One Source Supply, Inc.	TX-3-090-373
One Source Supply, Inc.	TX-3-265-612
One Source Supply, Inc.	TX-3-824-524
One Source Supply, Inc.	TX-4-075-516
The Supply Depot, Inc., catalog ‘95	TX-4-061-009
The Supply Depot, Inc.	TX-2-293-655
The Supply Depot, Inc., Catalog, volume 1	TX-5-136-514
The Supply Depot, Inc.	TX-2-744-527
The Supply Depot, Inc.	TX-3-563-041 TX-3-563-040
Wilmar quality maintenance products master catalog : vol. 7.	TX-3-734-942
Wilmar quality maintenance products : vol. 10P.	TX-4-777-852
Wihnar master catalog : vol. 12P.	TX-4-777-853
Wilmar master catalog : vol. 9P.	TX-4-777-854
Wilmar quality maintenance products : vol. 11P.	TX-4-777-855

28

Title	Registration Number
Wilmar, the big book : vol. 13.	TX-4-777-856
Willmar multi-housing & lodging catalog.	TX-4-777-881
Wilmar buying guide : vol. 6.	TX-4-777-882
Wilmar Catalog, vol. 14	TX-5-136-540
Trayco, Inc., tools, cleaners, compounds, and fasteners: catalog section E	TX-2-464-014
Residential faucet & valve repairyarts : catalog section B	TX-2-464-713
Trayco, Inc., catalog section F.	TX-2-467-505
Trayco, Inc., commercial and institutional faucet & valve repair parts : OEM parts and quality Trayco replacements: catalog section C.	TX-2-469-423
Trayco, Inc.: flushometers and repair parts : catalog section G.	TX-2-478-400
Trayco, Inc., waste & supply products : catalog section D.	TX-2-596-036
Plumbing & heating specialties.	TX-2-664-040
Trayco, Inc., heating repair products catalog section K.	TX-2-779-067
Master Catalog	TX-3-524-I55
The Sexauer system of standardized repair service. By Harold Frederick Springhorn.	RE-347-421
Catalog, By J.A. Sexauer Manufacturing Co., Inc.	RE-586-821
Stem catalogue. By J.A. Sexauer Manufacturing Co., Inc.	RE-652-972
K-70 price list. By J.A. Sexauer Manufacturing Co., Inc.	RE-782-951
Supplement to Sexauer catalog edition “K.” By J.A. Sexauer Manufacturing Co., Inc.	RE-782-952
1971 price List-50th anniversary. By J.A. Sexauer Manufacturing Co., Inc.	RE-792-254
50th anniversary	RE-804-125
Sexauer master catalog, 1997.	PA-907-451
Plumbing & heating repair parts: catalog section 1: general maintenance.	TX-191-680
Tools, kits & chemicals : catalog section 2.	TX-192-815
Kitchen & utility sink repairs: catalog section 5.	TX-194-393
Toilet & tank repairs : catalog section 7.	TX-194-394
Lavatory repairs : catalog section 4.	TX-194-413
Commercial & institutional repairs : catalog section 3.	TX-194-580
Tub & shower repairs : catalog section 6.	TX-194-836
Take a look at what’s new from Sexauer]: Supplement to Master catalog/ 1st edition.	TX-348-827
Master catalog.	TX-589-452
Master catalog.	TX-792-694
Stem handbook: faucet stems, cartridges & bonnet assemblies	TX-1-206-527
Electrical maintenance products : catalog section 9.	TX-1-684-509
Stem handbook : faucet stems, cartridges & bonnet assemblies: catalog section 10.	TX-1-686-817
Electrical maintenance products : catalog section 9.	TX-2-398-521
Master catalog / J.A. Sexauer	TX-2-584-387

29

Title	Registration Number
Master catalog / J.A. Sexauer	TX-3-021-301
Master catalog	TX-3-518-677
Heating and air conditioning repair and maintenance products: catalog section 11.	TX-3-581-973
Faucet stems, handles, and bibb seats : catalog section 10.	TX-3-606-319
Faucet stems, handles, and bibb seats : catalog section 10.	TX-4-178-061
Electrical maintenance products : catalog section 9, rev. July, 1995.	TX-4-242-472
Home products.	TX-4-250-716
Maintenance Choice	TX-4-422-964
Maintenance choice	TX-4-691-586
Maintenance choice.	TX-4-901-157
Sexauer	TX-1-206-528
Sexauer	TX-1-688-620
Sexauer	TX-4-115-636
Sexauer	TX-4-619-198
Stem handbook	TX-2-022-382
Stem handbook	TX-2-394-386
Value Plus	TX-2-385-475
Value Plus	TX-2-532-178 Prev. reg. 1988,
Electrical maintenance products	TX-3-049-488
Electrical maintenance products	TX-3-254-289
Electrical maintenance products	TX-3-709-457
Heating and air conditioning repair and maintenance products.	TX-3-051-570
Barnett Brass & Copper, net price catalog K-179J, 1979.	TX-306750
Barnett Brass & Copper, net price catalog K-479J, 1979.	TX-306749
Barnett Brass & Copper, net price catalog K-779J, 1979.	TX-306748
Barnett, the contractor’s choice: 1958-1998.	TX-4790268
Barnett, plumbing, electrical, hardware: Jan., Feb., Mar., 1995	TX-4064429
Catalog Section 11	TX-1684489
Catalog Section 9	TX-1855090
Heating & A/C Repair & Maintenance Products Catalog Section 11	TX-3266913
Heating & Air Conditioning Repair & Maintenance Products	TX-2037172
Master Catalog 1999	TX-5032652
Master Catalog Sixth Edition	TX-2084000
Stem Handbook	TX-1848095
The Supply Depot: Repair and Maintenance Products for Apartment Buildings - Vol. 1	TX-5136514
Trayco Inc. Catalog Section G	TX-2478400

30

Title	Registration Number
Trayco Logo	TX-1954062
Value Plus Catalog Sec. 12	TX-3261768
k-70 price list	A250998
Supplement to Sexauer catalog edition “K”	A250999
Stem catalog	A311767
50th Anniversary	A437485, A437676
Catalog K	A687909
Sexauer Stem catalog for master plumbers and maintenance mechanics	A756033
Supplement to third edition catalog “P”	A875698
Sexauer plumbing products	R320523
Supplementary catalog of new products added to the famous quality Sexauer line	RE870259
Supplementary catalog price list	RE870258
Price list April 30, 1974	RE870260
Catalog	RE870261
Electrical maintenance products	TX2027996
Catalog Special Edition	A579-349
Industry, Intensity, Integrity & Intelligence (3rd Edition Catalog P)	A 894353
Mule-Kick	15713/R313192
Mule-Kick	40304/R226770
Plumbing and Heating Supplies	RE 2-879 / AA 160070
Price List April 30, 1974	A 579348
Price List Edition P	A 705092
Price List Edition P	A 875699
Quality Plumbing and Heating Specialties	RE 353-291 / A402577
Sexauer Plumbing Products	15903 / R320523
Sexauer Products Edition P (Catalog)	A 670029
Sexauer Stem Catalog for Master Plumbers and Maintenance Mechanics	A 756033
Sexauer System of Standardized Repair Service	A 279905
Supplement to Third Edition Catalog P	A 875698
Supplemental Catalog of New Product Added to Quality Sexauer Line	AA 519333
Supplementary Catalog Price List	AA 522439
Copperfield Chimney Supply, Inc.: wholesale catalog	TX-4-700-197
Copperfield Chimney Supply, Inc., 1999-2000 faIl/winter catalog	TX-5-384-447
Copperfield Chimney Supply, Inc., 2000-2001 wholesale catalog	TX-5-384-448
Copperfield Chimney Supply, Inc., 2001-2002 wholesale catalog	TX-5-384-449
Copperfield Chimney Supply, Inc., 1998-1999 wholesale catalog	TX-5-384-450
Sexauer 1999, main catalog	TX-5-121-967

31

Title	Registration Number
Maintenance Choice	TX-5-129-965
Maintenance Choice	TX-5-389-157
Maintenance Choice	TX-5-287-086
Master Catalog 3rd Edition	CA 412-503
Master Catalog 1999	CA 478-853
Master Catalog	CA 389-032
Sexauer Products; price list	RE 880-192
Sexauer Product Edition P (Catalog)	RE 880-193

Trademarks and Trademark Applications

Mark	Jurisdiction	Reg. No. (serial no.)	Registered (Filed)	Owner	Status - Liens
	Canada	1,363,815	02/10/2012	Interline Brands, Inc.	Registered
	Canada	0545553/ TMA322,379	01/02/1987	Interline Brands, Inc.	Registered
GELCO	Canada	1,239,026/ TMA667,438	07/12/2006	Interline Brands, Inc., Fairfield, Iowa	Registered
LIQUI-ZYME	Canada	0857706/ TMA533,706	09/28/2000	J.A. Sexauer, Inc.	Registered
LOCK-TOP	Canada	1,239,028/ TMA662,676	04/18/2006	Interline Brands, Inc., Fairfield, Iowa	Registered
LYEMANCE	Canada	1,239,027/ TMA669,037	07/31/2006	Interline Brands, Inc., Fairfield, Iowa	Registered
MAINTENANCE CHOICE	Canada	0823441/ TMA517,696	10/08/1999	J.A. Sexauer, Inc.	Registered
MULE KICK	Canada	0765010/ TMA446,798	08/25/1995	J.A. Sexauer, Inc.	Registered
PREMIERPLUS	Canada	1488959	07/16/2010	Interline Brands, Inc.	Pending
QUICK-PICK	Canada	0758134/ TMA473,783	03/26/1997	J.A. Sexauer, Inc.	Registered
SEXAUER	Canada	0545552/ TMA316,729	07/25/1986	J.A. Sexauer, Inc.	Registered
VALUE PLUS	Canada	0562063/ TMA334,336	11/20/1987	J.A. Sexauer, Inc.	Registered
VALUE PLUS logo	Canada	0562064/ TMA331,694	09/04/1987	J.A. Sexauer, Inc.	Registered
PREMIER (stylized)	China	6685999	04/28/2008	Interline Brands, Inc.	Pending
SEXAUER	Puerto Rico	18,023	03/08/1973	Interline Brands, Inc.	Registered
SEXAUER	Puerto Rico	18,017	03/08/1973	Interline Brands, Inc.	Registered

32

Mark	Jurisdiction	Reg. No. (serial no.)	Registered (Filed)	Owner	Status - Liens
SEXAUER	Puerto Rico	17,910	12/06/1972	Interline Brands, Inc.	Registered
SEXAUER	Puerto Rico	18,018	03/08/1973	Interline Brands, Inc.	Registered
	U.S. Federal	3910668	01/25/2011	Interline Brands, Inc.	Registered
	U.S. Federal	3903964	01/11/2011	Interline Brands, Inc.	Registered
	U.S. Federal	3916874	02/08/2011	Interline Brands, Inc.	Registered
	U.S. Federal	3988478	07/05/2011	Interline Brands, Inc.	Registered
	U.S. Federal	0558587	05/13/1952	Interline Brands, Inc.	Registered
	U.S. Federal	2369493	07/18/2000	Interline Brands, Inc.	Registered
	U.S. Federal	2541649	02/19/2002	Interline Brands, Inc.	Registered
	U.S. Federal	2942331	04/19/2005	Interline Brands, Inc.	Registered
	U.S. Federal	3844961	09/07/2010	Interline Brands, Inc.	Registered
	U.S. Federal	3505004	09/23/2008	Interline Brands, Inc.	Registered
	U.S. Federal	3504990	09/23/2008	Interline Brands, Inc.	Registered
	U.S. Federal	0439361	06/22/1948	Interline Brands, Inc.	Registered
	U.S. Federal	0224528	03/01/1927	Interline Brands, Inc.	Registered
	U.S. Federal	3442774	06/03/2008	Interline Brands, Inc.	Registered
	U.S. Federal	3544984	12/09/2008	Interline Brands, Inc.	Registered
	U.S. Federal	3623550	05/19/2009	Interline Brands, Inc.	Registered

33

Mark	Jurisdiction	Reg. No. (serial no.)	Registered (Filed)	Owner	Status - Liens
	U.S. Federal	2310694	01/25/2000	Interline Brands, Inc.	Registered
	U.S. Federal	1702822	07/28/1992	Interline Brands, Inc.	Registered
	U.S. Federal	2323254	02/29/2000	Interline Brands, Inc.	Registered
	U.S. Federal	2317422	02/15/2000	Interline Brands, Inc.	Registered
	U.S. Federal	2327939	03/14/2000	Interline Brands, Inc.	Registered
	U.S. Federal	2007761	10/15/1996	Interline Brands, Inc.	Registered
	U.S. Federal	0538820	03/06/1951	Interline Brands, Inc.	Registered
	U.S. Federal	0558236	04/29/1952	Interline Brands, Inc.	Registered
	U.S. Federal	1134409	05/06/1980	Interline Brands, Inc.	Registered
	U.S. Federal	1135759	05/20/1980	Interline Brands, Inc.	Registered
	U.S. Federal	1135402	05/20/1980	Interline Brands, Inc.	Registered
	U.S. Federal	1137747	07/15/1980	Interline Brands, Inc.	Registered
	U.S. Federal	1142351	12/09/1980	Interline Brands, Inc.	Registered
	U.S. Federal	1148671	03/24/1981	Interline Brands, Inc.	Registered
	U.S. Federal	1185370	01/12/1982	Interline Brands, Inc.	Registered
	U.S. Federal	1183470	12/29/1981	Interline Brands, Inc.	Registered
	U.S. Federal	0289929	12/15/1931	Interline Brands, Inc.	Registered
	U.S. Federal	3985227	06/28/2011	Interline Brands, Inc.	Registered
AF LIGHTING	U.S. Federal	3910664	01/25/2011	Interline Brands, Inc.	Registered

34

Mark	Jurisdiction	Reg. No. (serial no.)	Registered (Filed)	Owner	Status - Liens
AF LIGHTING	U.S. Federal	3903952	01/11/2011	Interline Brands, Inc.	Registered

ALL FIT	U.S. Federal	4278498	01/22/2013	Interline Brands, Inc.	Registered
ALL FIT	U.S. Federal	4330390	05/07/2013	Interline Brands, Inc.	Registered
ALL FIT	U.S. Federal	4221562	10/09/2012	Interline Brands, Inc.	Registered
ALL FIT	U.S. Federal	4221596	10/09/2012	Interline Brands, Inc.	Registered
AMSAN	U.S. Federal	2464679	06/26/2001	Interline Brands, Inc.	Registered
AMSAN	U.S. Federal	2565493	04/30/2002	Interline Brands, Inc.	Registered
AMSAN	U.S. Federal	3076262	04/04/2006	Interline Brands, Inc.	Registered
AMSAN	U.S. Federal	3844956	09/07/2010	Interline Brands, Inc.	Registered
AMSAN	U.S. Federal	2942331	04/19/05	Interline Brands, Inc.	Registered
AMSAN E-ACCESS	U.S. Federal	3308414	10/09/2007	Interline Brands, Inc.	Registered
AMSAN IN-SITE	U.S. Federal	(86049529)	(08/27/2013)	Interline Brands, Inc.	Pending
AMSAN IN-SITE	U.S. Federal	(86049755)	(08/28/2013)	Interline Brands, Inc.	Pending
AMSAN SELECTCARE	U.S. Federal	(86101325)	(10/24/2013)	Interline Brands, Inc.	Pending
AMSAN UNIVERSITY	U.S. Federal	3162068	10/24/2006	Interline Brands, Inc.	Registered
BALA	U.S. Federal	2308782	01/18/2000	Interline Brands, Inc.	Registered
BARNETT	U.S. Federal	3470979	07/22/2008	Interline Brands, Inc.	Registered
BARNETT	U.S. Federal	3479540	08/05/2008	Interline Brands, Inc.	Registered
BARNETT SELECTCARE	U.S. Federal	(86101348)	10/25/2013	Interline Brands, Inc.	Pending
BIG DUTY DEADBOLT	U.S. Federal	1947684	01/09/1996	Interline Brands, Inc.	Registered
BIG JERRY	U.S. Federal	0765650	02/25/1964	Interline Brands, Inc.	Registered
BLUE SPOT	U.S. Federal	0958856	05/15/1973	Interline Brands, Inc.	Registered
BRIDGE LIGHTING	U.S. Federal	3480660	08/05/2008	Interline Brands, Inc.	Registered
BULL DOG	U.S. Federal	0959791	05/29/1973	Interline Brands, Inc.	Registered
C2 LABORATORIES	U.S. Federal	2472992	07/31/2001	Interline Brands, Inc.	Registered
CALIBER	U.S. Federal	4255406	12/04/2012	Interline Brands, Inc.	Registered
CASTAWAY	U.S. Federal	3732623	12/29/2009	Interline Brands, Inc.	Registered
CASTOFF	U.S. Federal	3971266	05/31/2011	Interline Brands, Inc.	Registered
CLEAN SOURCE	U.S. Federal	2282778	10/05/1999	Interline Brands, Inc.	Registered
CLEAN SOURCE	U.S. Federal	2368001	07/18/2000	Interline Brands, Inc.	Registered
CLEAN SOURCE and design	U.S. Federal	2270441	08/17/1999	Interline Brands, Inc.	Registered
CLEANSOURCE	U.S. Federal	2122234	12/16/1997	Interline Brands, Inc.	Registered
CLEANSOURCE IN-SITE	U.S. Federal	(86067597)	(09/18/2013)	Interline Brands, Inc.	Pending
CLEANSOURCE IN-SITE	U.S. Federal	(86067771)	(09/18/2013)	Interline Brands, Inc.	Pending
COPPERFIELD	U.S. Federal	3980578	06/21/2011	Interline Brands, Inc.	Registered
COPPERFIELD	U.S. Federal	1583068	02/13/1990	Interline Brands, Inc.	Registered
DESIGNER’S TOUCH	U.S. Federal	(86127906)	(11/25/2013)	Interline Brands, Inc.	Pending

35

Mark	Jurisdiction	Reg. No. (serial no.)	Registered (Filed)	Owner	Status - Liens
DISTINCTIVE BY DESIGN	U.S. Federal	(85940932)	05/23/2013	Interline Brands, Inc.	Pending

DISTINCTIVE BY DESIGN	U.S. Federal	4462334	01/07/2014	Interline Brands, Inc.	Registered
DISTINCTIVE BY DESIGN (intent-to-use)	U.S. Federal	(85943220)	(05/28/2013)	Interline Brands, Inc.	Pending
DISTINCTIVE BY DESIGN	U.S. Federal	(85943413)	(05/28/2013)	Interline Brands, Inc.	Pending
DISTINCTIVE BY DESIGN	U.S. Federal	(85941065)	(05/23/2013	Interline Brands, Inc.	Pending
EAGLE MAINTENANCE SUPPLY	U.S. Federal	3,643,089	06/23/2009	Interline Brands, Inc.	Registered
EASY-TITE	U.S. Federal	0891583	05/26/1970	Interline Brands, Inc.	Registered
EASY-WRAP	U.S. Federal	1048507	09/21/1976	Interline Brands, Inc.	Registered
ECOSOURCE	U.S. Federal	4222099	10/09/2012	Interline Brands, Inc.	Registered
ENDURANCE 2000	U.S. Federal	3442742	06/03/2008	Interline Brands, Inc.	Registered
GARRISON	U.S. Federal	3544986	12/09/2008	Interline Brands, Inc.	Registered
GARRISON	U.S. Federal	3623499	05/19/2009	Interline Brands, Inc.	Registered
GELCO	U.S. Federal	2984849	08/16/2005	Interline Brands, Inc.	Registered
GET IT ALL WITH ONE CALL	U.S. Federal	2228253	03/02/1999	Interline Brands, Inc.	Registered
GSI	U.S. Federal	1768359	05/04/1993	Interline Brands, Inc.	Registered
HANDY ANDY	U.S. Federal	0288175	10/20/1931	Interline Brands, Inc.	Registered
HARDWARE EXPRESS	U.S. Federal	3985213	06/28/2011	Interline Brands, Inc.	Registered
HOMESAVER	U.S. Federal	1740848	12/22/1992	Interline Brands, Inc.	Registered
HOMESAVER	U.S. Federal	2328111	03/14/2000	Interline Brands, Inc.	Registered
HORSEPOWER	U.S. Federal	3859155	10/12/2010	Interline Brands, Inc.	Registered
IMPROVE MORE. EFFORT LESS	U.S. Federal	(85836719)	(01/30/2013)	Interline Brands, Inc.	Pending
IMPROVE MORE. EFFORT LESS	U.S. Federal	(85980983)	(01/30/2013)	Interline Brands, Inc.	Pending
INTERLINE	U.S. Federal	2759591	09/02/2003	Interline Brands, Inc.	Registered
INTERLINE BRANDS	U.S. Federal	3448685	06/17/2008	Interline Brands, Inc.	Registered
INTERLINE INSTITUTIONAL	U.S. Federal	(86101720)	(10/25/2013)	Interline Brands, Inc.	Pending
JANPAK	U.S. Federal	4388206	08/20/2013	Interline Brands, Inc.	Registered
	U.S. Federal	4388207	08/20/2013	Interline Brands, Inc.	Registered
JANPAK IN-SITE	U.S. Federal	(86049788)	(08/28/2013)	Interline Brands, Inc.	Pending
JANPAK IN-SITE	U.S. Federal	(86049903)	(08/28/2013)	Interline Brands, Inc.	Pending

LEGEND	U.S. Federal	4470,883	01/21/2014	Interline Brands, Inc.	Registered

36

Mark	Jurisdiction	Reg. No. (serial no.)	Registered (Filed)	Owner	Status - Liens
	U.S. Federal	4480679	02/11/2014	Interline Brands, Inc.	Registered
LIME TAMER	U.S. Federal	1539892	05/23/1989	Interline Brands, Inc.	Registered
LIQUI-ZYME	U.S. Federal	2258587	07/06/1999	Interline Brands, Inc.	Registered
LOCK-TOP	U.S. Federal	2947569	05/10/2005	Interline Brands, Inc.	Registered
LYEMANCE	U.S. Federal	2984827	08/16/2005	Interline Brands, Inc.	Registered
MAINTENANCE USA	U.S. Federal	3980581	06/21/2011	Interline Brands, Inc.	Registered
MONUMENT	U.S. Federal	4358295	06/25/2013	Interline Brands, Inc.	Registered
NATURE - GREEN	U.S. Federal	2107994	10/21/1997	Interline Brands, Inc.	Registered
NEO-TITE	U.S. Federal	1917954	09/12/1995	Interline Brands, Inc.	Registered
PREFERRED INDUSTRIES	U.S. Federal	3224101	04/03/2007	Interline Brands, Inc.	Registered
PREFERRED INDUSTRIES	U.S. Federal	(86135738)	(12/05/2013)	Interline Brands, Inc.	Pending
PREMIER	U.S. Federal	2215678	01/05/1999	Interline Brands, Inc.	Registered
PREMIER	U.S. Federal	3250866	06/12/2007	Interline Brands, Inc.	Registered
PREMIERPLUS	U.S. Federal	2945744	05/03/2005	Interline Brands, Inc.	Registered
PROFORMA	U.S. Federal	3372877	01/22/2008	Interline Brands, Inc.	Registered
PROFORMA	U.S. Federal	3394840	03/11/2008	Interline Brands, Inc.	Registered
PROPLUS	U.S. Federal	3978479	06/14/2011	Interline Brands, Inc.	Registered
PROPLUS	U.S. Federal	3716189	11/24/2009	Interline Brands, Inc.	Registered
PROPLUS	U.S. Federal	3814996	07/06/2010	Interline Brands, Inc.	Registered
QLSS	U.S. Federal	4466365	06/12/2013	Interline Brands, Inc.	Registered
RENOVATIONSPLUS	U.S. Federal	3118706	07/25/2006	Interline Brands, Inc.	Registered
RENOWN	U.S. Federal	3150579	10/03/2006	Interline Brands, Inc.	Registered
RENOWN	U.S. Federal	3158841	10/17/2006	Interline Brands, Inc.	Registered
RIPTIDE	U.S. Federal	4280534	01/22/2013	Interline Brands, Inc.	Registered
ROCHESTER	U.S. Federal	(86174399)	(01/24/2014)	Interline Brands, Inc.	Pending
SECURITY BOW	U.S. Federal	3573601	02/10/2009	Interline Brands, Inc.	Registered
SEXAUER	U.S. Federal	3917233	02/08/2011	Interline Brands, Inc.	Registered
SEXAUER	U.S. Federal	0533533	11/21/1950	Interline Brands, Inc.	Registered
SEXAUER	U.S. Federal	0536341	01/16/1951	Interline Brands, Inc.	Registered
SEXAUER	U.S. Federal	0848767	05/07/1968	Interline Brands, Inc.	Registered
SEXAUER	U.S. Federal	0880136	11/04/1969	Interline Brands, Inc.	Registered
SEXAUER	U.S. Federal	2197011	10/20/1998	Interline Brands, Inc.	Registered
SEXAUER IN-SITE	U.S. Federal	(86067557)	(09/18/2013)	Interline Brands, Inc.	Pending

37

Mark	Jurisdiction	Reg. No. (serial no.)	Registered (Filed)	Owner	Status - Liens
SEXAUER IN-SITE	U.S. Federal	(86067566)	(09/18/2013)	Interline Brands, Inc.	Pending
STEEL HARBOR	U.S. Federal	(86127073)	(11/22/2013)	Interline Brands, Inc.	Pending

SUNSTAR LIGHTING	U.S. Federal	(85819731)	(01/20/2013)	Interline Brands, Inc.	Pending
	U.S. Federal	(85819997)	(01/20/2013)	Interline Brands, Inc.	Pending
SUPPLIQ	U.S. Federal	(86187082)	(02/07/2014)	Interline Brands, Inc.	Pending

SUPPLYWARE	U.S. Federal	(86101575)	(10/25/2013	Interline Brands, Inc.	Pending
SURE-GRIP	U.S. Federal	0980821	03/26/1974	Interline Brands, Inc.	Registered
TKO	U.S. Federal	3826390	07/27/2010	Interline Brands, Inc.	Registered
TRAYCO	U.S. Federal	3917267	02/08/2011	Interline Brands, Inc.	Registered
TRAYCO	U.S. Federal	2473132	07/31/2001	Interline Brands, Inc.	Registered
TRAYCO IN-SITE	U.S. Federal	(86069993)	(09/20/2013)	Interline Brands, Inc.	Pending

TRAYCO IN-SITE	U.S. Federal	(86070011)	(09/20/2013)	Interline Brands, Inc.	Pending
TRAYCO logo	U.S. Federal	3917270	02/08/2011	Interline Brands, Inc.	Registered
U.S. LOCK	U.S. Federal	1163405	08/04/1981	Interline Brands, Inc.	Registered
U.S. LOCK	U.S. Federal	3992289	07/12/2011	Interline Brands, Inc.	Registered
VISIBLE STOCK CONTROL	U.S. Federal	0817247	10/25/1966	Interline Brands, Inc.	Registered
WHEN IT COMES TO KEEPING CRITTERS OUT OF CHIMNEYS, WE’RE ANIMALS!	U.S. Federal	3298445	09/25/2007	Interline Brands, Inc.	Registered
WILMAR	U.S. Federal	3904235	01/11/2011	Interline Brands, Inc.	Registered
WILMAR	U.S. Federal	2072965	06/24/1997	Interline Brands, Inc.	Registered
WILMAR (stylized)	U.S. Federal	3907454	01/18/2011	Interline Brands, Inc.	Registered
WILMAR SELECTCARE	U.S. Federal	(86101386)	(10/25/2013)	Interline Brands, Inc.	Pending

WOODFIELD	U.S. Federal	3909893	01/25/2011	Interline Brands, Inc.	Registered
WOODFIELD	U.S. Federal	3814074	07/06/2010	Interline Brands, Inc.	Registered
WOODFIELD	U.S. Federal	3814137	07/06/2010	Interline Brands, Inc.	Registered
WOODFIELD	U.S. Federal	3847356	09/14/2010	Interline Brands, Inc.	Registered
	U.S. Federal	(85843765)	(02/07/2013)	Interline Brands, Inc.	Pending

38

Mark	Jurisdiction	Reg. No. (serial no.)	Registered (Filed)	Owner	Status - Liens
	U.S. Federal	(85980984)	(02/07/2013	Interline Brands, Inc.	Pending
HOMEPARTS	U.S. Federal	(85837591)	(01/31/2013)	Interline Brands, Inc.	Pending

HOMEPARTS	U.S. Federal	(85980965)	(01/31/0213)	Interline Brands, Inc.	Pending

HOMEPARTS.COM	U.S. Federal	(85837667	(01/31/2013)	Interline Brands, Inc.	Pending

	U.S. Federal	(85474319)	(11/16/2011)	Interline Brands, Inc.	Pending
	U.S. Federal	(85474331)	(11/16/2011)	Interline Brands, Inc.	Pending
InterlineMRO	U.S. Federal	4176749	07/17/2012	Interline Brands, Inc.	Registered

	U.S. Federal	4176842	07/17/2012	Interline Brands, Inc.	Registered

DISTINCTIVE, RESPONSIBLE SOLUTIONS	U.S. Federal	3511747	10/07/2008	Interline Brands, Inc.	Registered
CLEAN ZONE	U.S. Federal	3780306	04/27/2010	Interline Brands, Inc.	Registered
OUR FOCUS IS YOUR ADVANTAGE	U.S. Federal	(86196470)	(02/18/2014)	Interline Brands, Inc.	Pending

39

EXHIBIT E

(See Section 3.13 of Security Agreement and Definition of “Pledged Collateral” in Section 1.3 of Security Agreement)

LIST OF PLEDGED COLLATERAL, SECURITIES AND OTHER INVESTMENT PROPERTY

STOCKS

Name of Grantor	Issuer	Certificate Number	Number of Shares	Class of Stock	Percentage of Outstanding Shares
Interline Brands, Inc., a New Jersey Corporation	IBI Merchandising Services, Inc.	1	100	Common	100%
Interline Brands, Inc., a New Jersey Corporation	Wilmar Financial, Inc., a Delaware Corporation	1	100	Common	100%
Interline Brands, Inc., a New Jersey Corporation	Glenwood Acquisition LLC, a limited liability company	N/A	N/A	N/A	100%
Interline Brands, Inc., a New Jersey Corporation	Barnett of the Caribbean, Inc., A Puerto Rico corporation	2	65	Common	65%
Interline Brands, Inc., a New Jersey Corporation	Sexauer Ltd., a Canada company	Com-3 Reissued	65	Common	65%
Interline Brands, Inc., a New Jersey Corporation	Interline Brands Hong Kong Limited, a Hong Kong company	1	650	Common	65%
Interline Brands Hong Kong Limited, a Hong Kong company	Interline Brands International Trading (Shenzhen) Co. Ltd., a China company	N/A	N/A	Common	100%
Glenwood Acquisition LLC, a limited liability company	Buyers Access LLC, a limited liability company	N/A	N/A	N/A	50%
JanPak, LLC	JanPak of South Carolina, LLC				100%
JanPak, LLC	JanPak of Texas, LLC				100%
JanPak, LLC	Zip Technology, LLC				100%
JanPak, LLC	JanPak Clean Solutions, LLC				100%

40

BONDS

None.

GOVERNMENT SECURITIES

None.

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Ownership of certain de minimis shares of stock acquired in the ordinary course of business in connection with certain acquisitions or the company’s required participation in certain retailer programs.

Name of Grantor	Issuer	Number of Shares	Class of Stock	Percentage of Outstanding Shares
JanPak, LLC	Evolution Insurance Company, Ltd.	1 unit consisting of 1 voting common share and 1 non-voting preference share	Voting Common Non-voting redeemable preference	0.1%

41

PLEDGED NOTES

Holder	Obligor	Original Principal Amount

Interline Brands, Inc., a New Jersey corporation	Interline Brands Hong Kong Limited, a Hong Kong company	Credit line with a maximum amount of $1,000,000, with $800,000 drawn

Wilmar Financials Inc., a Delaware corporation	Interline Brands, Inc. a New Jersey corporation	Intercompany loan in the amount of $40,000,000

Intercompany Subordinated Note, dated September 7, 2012.

42

EXHIBIT F

(See Section 3.1 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS WILL BE FILED

Grantor	Office
Interline Brands, Inc., a New Jersey corporation	New Jersey Department of Treasury/Office of the Treasurer/Division of Revenue, Uniform Commercial Code Section
IBI Merchandising Services, Inc.	Secretary of State of the State of Delaware
Wilmar Financial, Inc.	Secretary of State of the State of Delaware
Glenwood Acquisition LLC	Secretary of State of the State of Delaware
JanPak, LLC	Secretary of State of the State of West Virginia
JanPak of South Carolina, LLC	Secretary of State of the State of South Carolina
JanPak of Texas, LLC	Secretary of State of the State of Texas
Zip Technology, LLC	Secretary of State of the State of West Virginia

43

EXHIBIT G

(See Sections 4.4 and 4.8 of Security Agreement)

AMENDMENT

This Amendment, dated                  , 20         (this “Amendment”) is delivered pursuant to Section 4.4 of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in Article III of the Security Agreement are and continue to be true and correct. The undersigned further agrees that this Amendment may be attached to that certain Amended and Restated Pledge and Security Agreement, dated as of March [17], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the undersigned, as the Grantors, and Bank of America, N.A., as the Administrative Agent, and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in the Security Agreement, and the undersigned hereby grants a security interest to the Administrative Agent in all of the Collateral listed on Schedule I to this Amendment, and all such Collateral shall secure all Secured Obligations referred to in the Security Agreement.

By:
Name:
Title:

44

SCHEDULE I TO AMENDMENT

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest

45

PLEDGED NOTES

Holder	Obligor	Original Principal Amount

[Add description of custody accounts or arrangements with securities intermediary, if applicable]

COMMERCIAL TORT CLAIMS

Name of Grantor	Description of Claim	Parties	Case Number; Name of Court where Case was Filed

46

EXHIBIT H

FORM OF COPYRIGHT SECURITY AGREEMENT

47

EXHIBIT H

FORM OF COPYRIGHT SECURITY AGREEMENT

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (as it may be amended, restated, supplemented or modified from time to time, this “Agreement”) is entered into as of [            ], 20[    ] by and among [                    ], a [                    ] located at [                    ], and [                    ], a [                    ] located at [                    ] (each a “Grantor” and, collectively, “Grantors”), and Bank of America, N.A., a national banking association located at 300 Galleria Parkway, Suite 800 Atlanta, Georgia 30339, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for itself and the other Secured Parties (as defined in the Security Agreement referred to below) in connection with the Credit Agreement referred to below.

R E C I T A L S:

WHEREAS, pursuant to that certain Credit Agreement dated as of September 7, 2012 (as it may be amended, restated, supplemented or modified from time to time, the “Credit Agreement”), by and among Interline Brands, Inc., a New Jersey corporation (the “Company”), Interline Brands, Inc., a Delaware corporation, each subsidiary of the Company listed as a “Borrower” on the signature pages thereto or that subsequently joins as a “Borrower”, each entity listed as a “Loan Party” and a “Loan Guarantor” on the signature pages thereto or that subsequently joins as a “Loan Guarantor”, the Administrative Agent, and the Lenders from time to time party thereto, the Lenders have agreed to extend credit to the Borrowers on the terms and conditions specified therein;

WHEREAS, in accordance with the requirements of the Credit Agreement and in consideration of the credit extended by the Lenders to the Borrowers, the Grantors, and certain subsidiaries of the Company have executed and delivered that certain Amended and Restated Pledge and Security Agreement dated as of March 17, 2014 (as the same may be amended, restated, supplemented or modified from time to time, the “Security Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties, pursuant to which each Grantor pledged, assigned and granted to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under all of its Collateral, including the Copyright Collateral (as defined below), in each case whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located, to secure the prompt and complete payment and performance of the Secured Obligations; and

WHEREAS, pursuant to the Credit Agreement and the Security Agreement, the Grantors are required to execute and deliver this Agreement;

NOW, THEREFORE, for valuable consideration hereby acknowledged, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

Section 1. Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Security Agreement.

Section 2. Grant of Security Interest.

Each Grantor hereby pledges, assigns, and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in and Lien upon all of such Grantor’s right, title and interest in, to and under the following property, in each case, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor (including under any trade name or derivations thereof) and whether owned by or consigned by or to, or leased from or to, such Grantor, and regardless of where located (collectively, the “Copyright Collateral”):

(a) all copyright registrations and copyright registration applications set forth on Schedule I hereto;

(b) all mask works, as defined under 17 U.S.C. § 901, et seq, and applications and registrations thereof;

(c) all renewals or extensions of any of the foregoing;

(d) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing;

(e) all rights to sue for past, present and future infringements of any of the foregoing;

(f) all rights corresponding to any of the foregoing throughout the world;

(g) (i) all licensing agreements, consents to use, covenants not to sue or similar arrangements in and to any copyrights, (ii) all income, royalties, damages, claims and payments now or hereafter due or payable under and with respect thereto, including without limitation, damages and payments for past, present and future breaches thereof, and (iii) all rights to sue for past, present and future breaches thereof; and

(h) all accessions to, substitutions for and replacements, products, and cash and non-cash proceeds of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations.

Section 3. Security Agreement.

The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Administrative Agent pursuant to the Security Agreement, and each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Agreement and the terms of the Security Agreement, the Administrative Agent shall determine, in its discretion, which terms shall control.

Section 4. Release.

The Liens granted hereunder shall terminate concomitantly with the Liens granted under the Security Agreement in accordance with its terms.

Section 5. Modification of Agreement.

This Agreement or any provision hereof may not be changed, waived, or terminated except in accordance with the amendment provisions of the Security Agreement. Notwithstanding the foregoing, the Administrative Agent may modify this Agreement, after obtaining the applicable Grantor’s approval of or signature to such modification, by amending Schedule 1 to include reference to any right, title or interest in any Copyright Collateral currently owned by such Grantor or any Copyright Collateral acquired by such Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyright Collateral in which such Grantor no longer has or claims any right, title or interest.

Section 6. CHOICE OF LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO THE FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Section 7. Counterparts.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (including portable document format (“.pdf”) or similar format) shall be effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, intending to be legally bound, each Grantor has caused this COPYRIGHT SECURITY AGREEMENT to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

ACKNOWLEDGEMENT OF GRANTOR

STATE OF	)
	)	ss.
COUNTY OF	)

On this [     ] day of [            ], 20[    ] before me personally appeared [                    ], proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of [                    ], who being by me duly sworn did depose and say that he is an authorized officer of said [corporation/limited liability company], that the said instrument was signed on behalf of said [corporation/limited liability company] as authorized by its [Board of Directors/Member(s)/Manager(s)] and that he acknowledged said instrument to be the free act and deed of said [corporation/limited liability company].

Notary Public

My Commission Expires:

ACKNOWLEDGEMENT OF GRANTOR

STATE OF	)
	)	ss.
COUNTY OF	)

On this [    ] day of [            ], 20[    ] before me personally appeared [                    ], proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of [                    ], who being by me duly sworn did depose and say that he is an authorized officer of said [corporation/limited liability company], that the said instrument was signed on behalf of said [corporation/limited liability company] as authorized by its [Board of Directors/Member(s)/Manager(s)] and that he acknowledged said instrument to be the free act and deed of said [corporation/limited liability company].

Notary Public

My Commission Expires:

ACKNOWLEDGEMENT OF ADMINISTRATIVE AGENT

STATE OF	)
	)	ss.
COUNTY OF	)

On this [    ] day of [            ], 20[    ] before me personally appeared [                    ], proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of Bank of America, N.A., a national banking association, who being by me duly sworn did depose and say that he is an authorized officer of said bank, that the said instrument was signed on behalf of said bank as authorized by its bylaws or a resolution of its Board of Directors and that he acknowledged said instrument to be the free act and deed of said bank.

Notary Public

My Commission Expires:

SCHEDULE I

TO

COPYRIGHT SECURITY AGREEMENT

EXHIBIT I

FORM OF PATENT SECURITY AGREEMENT

48

EXHIBIT I

FORM OF PATENT SECURITY AGREEMENT

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (as it may be amended, restated, supplemented or modified from time to time, this “Agreement”) is entered into as of [            ], 20[    ] by and among [                    ], a [                    ] located at [                    ], and [                    ], a [                    ] located at [                    ] (each a “Grantor” and, collectively, “Grantors”), and Bank of America, N.A., a national banking association located at 300 Galleria Parkway, Suite 800 Atlanta, Georgia 30339, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for itself and the other Secured Parties (as defined in the Security Agreement referred to below) in connection with the Credit Agreement referred to below.

R E C I T A L S:

WHEREAS, pursuant to that certain Credit Agreement dated as of September 7, 2012 (as it may be amended, restated, supplemented or modified from time to time, the “Credit Agreement”), by and among Interline Brands, Inc., a New Jersey corporation (the “Company”), Interline Brands, Inc., a Delaware corporation, each subsidiary of the Company listed as a “Borrower” on the signature pages thereto or that subsequently joins as a “Borrower”, each entity listed as a “Loan Party” and a “Loan Guarantor” on the signature pages thereto or that subsequently joins as a “Loan Guarantor”, the Administrative Agent, and the Lenders from time to time party thereto, the Lenders have agreed to extend credit to the Borrowers on the terms and conditions specified therein;

WHEREAS, in accordance with the requirements of the Credit Agreement and in consideration of the credit extended by the Lenders to the Borrowers, the Grantors, and certain subsidiaries of the Company have executed and delivered that certain Amended and Restated Pledge and Security Agreement dated as of March 17, 2014 (as the same may be amended, restated, supplemented or modified from time to time, the “Security Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties, pursuant to which each Grantor pledged, assigned and granted to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under all of its Collateral, including the Patent Collateral (as defined below), in each case whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located, to secure the prompt and complete payment and performance of the Secured Obligations; and

WHEREAS, pursuant to the Credit Agreement and the Security Agreement, the Grantors are required to execute and deliver this Agreement;

NOW, THEREFORE, for valuable consideration hereby acknowledged, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

Section 1. Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Security Agreement.

Section 2. Grant of Security Interest.

Each Grantor hereby pledges, assigns, and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in and Lien upon all of such Grantor’s right, title and interest in, to and under the following property, in each case, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor (including under any trade name or derivations thereof) and whether owned by or consigned by or to, or leased from or to, such Grantor, and regardless of where located (collectively, the “Patent Collateral”):

(a) any and all patents and patent applications set forth on Schedule I hereto;

(b) all inventions and improvements claimed therein;

(c) all reissues, divisions, continuations, extensions and continuations-in-part of the foregoing;

(d) all income, royalties, damages, claims and payments now or hereafter due or payable under and with respect to the foregoing, including, without limitation, damages and payments for past, present and future infringements of the foregoing;

(e) all rights to sue for past, present and future infringements of the foregoing;

(f) all rights corresponding to any of the foregoing throughout the world;

(g) (i) all licensing agreements, consents to use, covenants not to sue or similar arrangements in and to any patents, (ii) all income, royalties, damages, claims and payments now or hereafter due or payable under and with respect thereto, including without limitation, damages and payments for past, present and future breaches thereof, and (iii) all rights to sue for past, present and future breaches thereof; and

(h) all accessions to, substitutions for and replacements, products, and cash and non-cash proceeds of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations.

Section 3. Security Agreement.

The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Administrative Agent pursuant to the Security Agreement, and each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Agreement and the terms of the Security Agreement, the Administrative Agent shall determine, in its discretion, which terms shall control.

Section 4. Release.

The Liens granted hereunder shall terminate concomitantly with the Liens granted under the Security Agreement in accordance with its terms.

Section 5. Modification of Agreement.

This Agreement or any provision hereof may not be changed, waived, or terminated except in accordance with the amendment provisions of the Security Agreement. Notwithstanding the foregoing, the Administrative Agent may modify this Agreement, after obtaining the applicable Grantor’s approval of or signature to such modification, by amending Schedule 1 to include reference to any right, title or interest in any Patent Collateral currently owned by such Grantor or any Patent Collateral acquired by such Grantor after the execution hereof or to delete any reference to any right, title or interest in any Patent Collateral in which such Grantor no longer has or claims any right, title or interest.

Section 6. CHOICE OF LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO THE FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Section 7. Counterparts.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (including portable document format (“.pdf”) or similar format) shall be effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, intending to be legally bound, each Grantor has caused this PATENT SECURITY AGREEMENT to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

ACKNOWLEDGEMENT OF GRANTOR

STATE OF	)
	)	ss.
COUNTY OF	)

On this [    ] day of [            ], 20[    ] before me personally appeared [                    ], proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of [                    ], who being by me duly sworn did depose and say that he is an authorized officer of said [corporation/limited liability company], that the said instrument was signed on behalf of said [corporation/limited liability company] as authorized by its [Board of Directors/Member(s)/Manager(s)] and that he acknowledged said instrument to be the free act and deed of said [corporation/limited liability company].

Notary Public

My Commission Expires:

ACKNOWLEDGEMENT OF GRANTOR

STATE OF	)
	)	ss.
COUNTY OF	)

On this [    ] day of [            ], 20[    ] before me personally appeared [                    ], proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of [                    ], who being by me duly sworn did depose and say that he is an authorized officer of said [corporation/limited liability company], that the said instrument was signed on behalf of said [corporation/limited liability company] as authorized by its [Board of Directors/Member(s)/Manager(s)] and that he acknowledged said instrument to be the free act and deed of said [corporation/limited liability company].

Notary Public

My Commission Expires:

ACKNOWLEDGEMENT OF ADMINISTRATIVE AGENT

STATE OF	)
	)	ss.
COUNTY OF	)

On this [    ] day of [            ], 20[    ] before me personally appeared [                    ], proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of Bank of America, N.A., a national banking association, who being by me duly sworn did depose and say that he is an authorized officer of said bank, that the said instrument was signed on behalf of said bank as authorized by its bylaws or a resolution of its Board of Directors and that he acknowledged said instrument to be the free act and deed of said bank.

Notary Public

My Commission Expires:

SCHEDULE I

TO

PATENT SECURITY AGREEMENT

EXHIBIT J

FORM OF TRADEMARK SECURITY AGREEMENT

49

EXHIBIT J

FORM OF TRADEMARK SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (as it may be amended, restated, supplemented or modified from time to time, this “Agreement”) is entered into as of [            ], 20[    ] by and among [                    ], a [                    ] located at [                    ], and [                    ], a [                    ] located at [                    ] (each a “Grantor” and, collectively, “Grantors”), and Bank of America, N.A., a national banking association located at 300 Galleria Parkway, Suite 800 Atlanta, Georgia 30339, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for itself and the other Secured Parties (as defined in the Security Agreement referred to below) in connection with the Credit Agreement referred to below.

R E C I T A L S:

WHEREAS, pursuant to that certain Credit Agreement dated as of September 7, 2012 (as it may be amended, restated, supplemented or modified from time to time, the “Credit Agreement”), by and among Interline Brands, Inc., a New Jersey corporation (the “Company”), Interline Brands, Inc., a Delaware corporation, each subsidiary of the Company listed as a “Borrower” on the signature pages thereto or that subsequently joins as a “Borrower”, each entity listed as a “Loan Party” and a “Loan Guarantor” on the signature pages thereto or that subsequently joins as a “Loan Guarantor”, the Administrative Agent, and the Lenders from time to time party thereto, the Lenders have agreed to extend credit to the Borrowers on the terms and conditions specified therein;

WHEREAS, in accordance with the requirements of the Credit Agreement and in consideration of the credit extended by the Lenders to the Borrowers, the Grantors and certain subsidiaries of the Company have executed and delivered that certain Amended and Restated Pledge and Security Agreement dated as of March 17, 2014 (as the same may be amended, restated, supplemented or modified from time to time, the “Security Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties, pursuant to which each Grantor pledged, assigned and granted to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under all of its Collateral, including the Trademark Collateral (as defined below), in each case whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located, to secure the prompt and complete payment and performance of the Secured Obligations; and

WHEREAS, pursuant to the Credit Agreement and the Security Agreement, the Grantors are required to execute and deliver this Agreement;

NOW, THEREFORE, for valuable consideration hereby acknowledged, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

Section 1. Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Security Agreement.

Section 2. Grant of Security Interest.

Each Grantor hereby pledges, assigns, and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in and Lien upon all of such Grantor’s right, title and interest in, to and under the following property, in each case, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor (including under any trade name or derivations thereof) and whether owned by or consigned by or to, or leased from or to, such Grantor, and regardless of where located (collectively, the “Trademark Collateral”):

(a) all trademarks (including service marks), and the registrations and applications for registration thereof including, but not limited to, U.S. registered trademarks and service marks and U.S. trademarks and service marks applications, set forth on Schedule I hereto;

(b) all goodwill of the business connected with the use of and symbolized by the foregoing;

(c) all renewals of the foregoing;

(d) all income, royalties, damages, claims and payments now or hereafter due or payable under and with respect to the foregoing, including, without limitation, damages, claims and payments for past, present and future infringements thereof;

(e) all rights to sue for past, present and future infringements of the foregoing, including, without limitation, all rights to settle suits involving claims and demands for royalties owing;

(f) all rights corresponding to any of the foregoing throughout the world;

(g) (i) all licensing agreements, consents to use, covenants not to sue or similar arrangements in and to any trademarks, (ii) all income, royalties, damages, claims and payments now or hereafter due or payable under and with respect thereto, including without limitation, damages and payments for past, present and future breaches thereof, and (iii) all rights to sue for past, present and future breaches thereof; and

(h) all accessions to, substitutions for and replacements, products, and cash and non-cash proceeds of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations. Notwithstanding the foregoing, the Trademark Collateral shall not include any trademark application filed in the USPTO on the basis of a Grantor’s intent-to-use such trademark prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent, and only for so long as, the granting by a Grantor of a security interest therein would result in the loss by such Grantor of any material rights therein, or impair the validity or enforceability of any registration that issues therefrom under applicable federal law.

Section 3. Security Agreement.

The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Administrative Agent pursuant to the Security Agreement, and each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Agreement and the terms of the Security Agreement, the Administrative Agent shall determine, in its discretion, which terms shall control.

Section 4. Release.

The Liens granted hereunder shall terminate concomitantly with the Liens granted under the Security Agreement in accordance with its terms.

Section 5. Modification of Agreement.

This Agreement or any provision hereof may not be changed, waived, or terminated except in accordance with the amendment provisions of the Security Agreement. Notwithstanding the foregoing, the Administrative Agent may modify this Agreement, after obtaining the applicable Grantor’s approval of or signature to such modification, by amending Schedule 1 to include reference to any right, title or interest in any Trademark Collateral currently owned by such Grantor or any Trademark Collateral acquired by such Grantor after the execution hereof or to delete any reference to any right, title or interest in any Trademark Collateral in which such Grantor no longer has or claims any right, title or interest.

Section 6. CHOICE OF LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO THE FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Section 7. Counterparts.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (including portable document format (“.pdf”) or similar format) shall be effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, intending to be legally bound, each Grantor has caused this TRADEMARK SECURITY AGREEMENT to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

ACKNOWLEDGEMENT OF GRANTOR

STATE OF	)
) ss.
COUNTY OF	)

On this [    ] day of [            ], 20[    ] before me personally appeared [                    ], proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of [                    ], who being by me duly sworn did depose and say that he is an authorized officer of said [corporation/limited liability company], that the said instrument was signed on behalf of said [corporation/limited liability company] as authorized by its [Board of Directors/Member(s)/Manager(s)] and that he acknowledged said instrument to be the free act and deed of said [corporation/limited liability company].

Notary Public

My Commission Expires:

ACKNOWLEDGEMENT OF GRANTOR

STATE OF	)
) ss.
COUNTY OF	)

On this [    ] day of [            ], 20[    ] before me personally appeared [                    ], proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of [                    ], who being by me duly sworn did depose and say that he is an authorized officer of said [corporation/limited liability company], that the said instrument was signed on behalf of said [corporation/limited liability company] as authorized by its [Board of Directors/Member(s)/Manager(s)] and that he acknowledged said instrument to be the free act and deed of said [corporation/limited liability company].

Notary Public

My Commission Expires:

ACKNOWLEDGEMENT OF ADMINISTRATIVE AGENT

STATE OF	)
) ss.
COUNTY OF	)

On this [    ] day of [            ], 20[    ] before me personally appeared [                    ], proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of Bank of America, N.A., a national banking association, who being by me duly sworn did depose and say that he is an authorized officer of said bank, that the said instrument was signed on behalf of said bank as authorized by its bylaws or a resolution of its Board of Directors and that he acknowledged said instrument to be the free act and deed of said bank.

Notary Public

My Commission Expires:

SCHEDULE I

TO

TRADEMARK SECURITY AGREEMENT

EXHIBIT K

COMMERCIAL TORT CLAIMS

None.

50

EXHIBIT B-I

(See Sections 3.5 and 7.1 of Security Agreement)

DEPOSIT ACCOUNTS

Name of Grantor	Name of Institution	Account Number	Check here if Deposit Account is a Collateral Deposit Account	Description of Deposit Account if not a Collateral Deposit Account

SECURITIES ACCOUNTS

Name of Grantor	Name of Institution

COMMODITIES ACCOUNTS

Name of Grantor	Name of Institution

EXHIBIT B-II

(See Section 3.1 of Security Agreement)

CONTROL AGREEMENTS

EXHIBIT C

(See Section 3.7 of Security Agreement)

LETTER OF CREDIT RIGHTS

CHATTEL PAPER

EXHIBIT D

(See Sections 3.10 and 3.11 of Security Agreement)

INTELLECTUAL PROPERTY RIGHTS

PATENTS

Name of Grantor	Patent Title	Patent Number	Issue Date

PATENT APPLICATIONS

Name of Grantor	Patent Application	Application Filing Date	Application Serial Number

TRADEMARKS

Name of Grantor	Trademark	Registration Date	Registration Number

TRADEMARK APPLICATIONS

Name of Grantor	Trademark	Application Filing Date	Application Serial Number

COPYRIGHTS

Name of Grantor	Title of Work	Registration Date	Registration Number

COPYRIGHT APPLICATIONS

Name of Grantor	Title of Work	Application Filing Date	Application Serial Number

INTELLECTUAL PROPERTY LICENSES

Name of Grantor	Name of Agreement	Date of Agreement	Parties to Agreement

EXHIBIT E

(See Section 3.13 of Security Agreement and Definition of “Pledged Collateral” in Section 1.3 of Security Agreement)

LIST OF PLEDGED COLLATERAL, SECURITIES AND OTHER INVESTMENT PROPERTY

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest

PLEDGED NOTES

Holder	Obligor	Original Principal Amount

[Add description of custody accounts or arrangements with securities intermediary, if applicable]

EXHIBIT F

(See Section 3.1 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

Grantor	Office

EXHIBIT G

(See Sections 4.4 and 4.8 of Security Agreement)

AMENDMENT

This Amendment, dated             , 20     (this “Amendment”) is delivered pursuant to Section 4.4 of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in Article III of the Security Agreement are and continue to be true and correct. The undersigned further agrees that this Amendment may be attached to that certain Amended and Restated Pledge and Security Agreement, dated as of March 17, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the undersigned, as the Grantors, and Bank of America, N.A., as the Administrative Agent, and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in the Security Agreement, and the undersigned hereby grants a security interest to the Administrative Agent in all of the Collateral listed on Schedule I to this Amendment, and all such Collateral shall secure all Secured Obligations referred to in the Security Agreement.

By:
Name:
Title:

SCHEDULE I TO AMENDMENT

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest

PLEDGED NOTES

Holder	Obligor	Original Principal Amount

[Add description of custody accounts or arrangements with securities intermediary, if applicable]

COMMERCIAL TORT CLAIMS

Name of Grantor	Description of Claim	Parties	Case Number; Name of Court where Case was Filed

EXHIBIT H

FORM OF COPYRIGHT SECURITY AGREEMENT

EXHIBIT I

FORM OF PATENT SECURITY AGREEMENT

EXHIBIT J

FORM OF TRADEMARK SECURITY AGREEMENT

EXHIBIT K

(See Definition of “Commercial Tort Claims” in Section 1.3 of Security Agreement)

COMMERCIAL TORT CLAIMS

Name of Grantor	Description of Claim	Parties	Case Number; Name of Court where Case was Filed